UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	98-0178683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

33 Harbour Square, Suite 202

Toronto, Ontario

Canada M5J 2G2

(416) 364-2551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Fletcher, Esquire

Chief Executive Officer & President

33 Harbour Square, Suite 202

Toronto, Ontario

Canada M5J 2G2

(416) 364-2551

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Gary A. Miller

Eckert Seamans Cherin & Mellott, LLC

Two Liberty Place

50 South 16th Street, 22nd Floor

Philadelphia, Pennsylvania 19102

(215) 851-8400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by the Selling Stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of each Class of Security Being Registered	Amount Being Registered (1) (2)(3)	Proposed Maximum Offering Price Per Security (4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee

Common Stock, $0.001 par value	110,934,409	$0.146	$16,196,424	$1,856

(1)      All of the shares of common stock registered hereunder are held by, or issuable upon conversion or exercise of securities held by, the Selling Security Holders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)      Includes 1.20 times the number of shares issuable upon exercise of certain warrants issued by the registrant on March 31, 2008, January 25, 2011, July 7, 2011 and February 1, 2012 and preferred stock issued by the registrant on February 1, 2012, which include a price protection feature. The registrant is registering an additional 13,696,373 shares of common stock, which is a good faith estimate of the maximum number of shares of common stock issuable upon exercise or conversion of such warrants and preferred stock if the price protection feature is triggered.

(3)      Includes an estimated 6,000,0000 shares of common stock which may be issued as payment for dividends payable on the Series B 9% Convertible Preferred Stock through February 2, 2015 and “make-whole payments” upon conversion of the Series B 9% Convertible Preferred Stock prior to February 1, 2015 in an amount equal to $270 per $1,000 of stated value of the Series B 9% Convertible Preferred Stock, less the amount of all prior quarterly dividends paid thereon before the relevant conversion date.

(4)      Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the last sales (closing) price for our common stock as reported on the OTC Bulletin Board on March 12, 2012, which was $0.146 per share.

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form S-1 (“Amendment”) is being filed solely to furnish interactive data relating to the financial statement information contained in the registration statement in XBRL format. The Amendment does not reflect events occurring after the filing of the registration statement on March 16, 2012 and, other than the furnishing of the information identified above, does not modify or update the disclosure in the Form S-1 in any way.

PROSPECTUS

GENEREX BIOTECHNOLOGY CORPORATION

Resale of 110,934,409 Shares of Common Stock

This prospectus relates to the resale of our common stock by certain of our stockholders, or Selling Security Holders.  The shares offered for resale by this prospectus include the following:

•              34,481,866 shares of common stock issuable upon exercise of certain warrants sold in our March 31, 2008 offering which may be exercised at a price of $0.15 per share,

•              8,844,926 shares of common stock issuable upon exercise of certain warrants sold in our June 15, 2009 offering which may be exercised at a price of $0.76 per share,

•              3,572,971 shares of common stock issuable upon exercise of certain warrants sold in our August 6, 2009 offering which may be exercised at a price of $0.79 per share,

•              6,022,651 shares of common stock issuable upon exercise of certain warrants sold in our September 14, 2009 offering which may be exercised at a price of $1.00 per share,

•              4,000,000 shares of common stock issuable upon exercise of certain warrants sold in our January 25, 2011 offering which may be exercised at a price of $0.15 per share,

•             3,333,331 shares of common stock issuable upon exercise of the warrants sold in our July 7, 2011 offering which may be exercised at a price of $0.15 per share,

•             32,666,666 shares of common stock issuable (i) upon conversion of the Series B 9% Convertible Preferred Stock sold in our February 1, 2012 offering, (ii) upon exercise of the warrants sold in our February 1, 2012 offering which may be exercised at a price of $0.15 per share, and (iii) in lieu of the cash payment of dividends on the preferred stock sold in our February 1, 2012 offering payable through February 2, 2015, and

•             13,696,373 shares of common stock issuable upon (i) exercise of additional warrants that may be issuable upon the triggering of ratchet provisions of 55,148,530 currently outstanding warrants that were issued in our March 31, 2008, January 25, 2011, July 7, 2011 and February 1, 2012 offerings and (ii) triggering of ratchet provisions of the Series B 9% Convertible Preferred Stock.

This Prospectus also relates to:

•	an aggregate of 865,625 shares of common stock issuable upon the exercise of warrants issued to employees, placement agents and consultants which may be exercised at prices ranging from $0.33 to $1.25; and

•	an aggregate of 3,450,000 shares of common stock issued to placement agents and consultants.

This prospectus may only be used where it is legal to offer and sell the shares covered by this prospectus. We have not taken any action to register or obtain permission for this offering or the distribution of this prospectus in any country other than the United States.

Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Security Holders. We will, however, to the extent the warrants are exercised for cash, receive proceeds from such exercises; to the extent we receive such proceeds, they will be used for general corporate and working capital purposes.

The Selling Security Holders may sell these securities from time to time at the prevailing market price or in negotiated transactions or in any other manner specified under “Plan of Distribution” in this prospectus.

Our common stock is presently quoted for trading on the OTC Bulletin Board under the symbol “GNBT.OB”. On March 12, 2012, the last sales price of the common stock was $0.146 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.  You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus before making a decision to purchase our common stock.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
THE OFFERING	6
RISK FACTORS	8
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	16
SELLING SECURITY HOLDERS	16
MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	23
BUSINESS AND PROPERTY	25
SELECTED FINANCIAL DATA	44
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	45
MANAGEMENT	63
EXECUTIVE COMPENSATION	69
CERTAIN TRANSACTIONS	81
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	82
DESCRIPTION OF SECURITIES TO BE REGISTERED	84
PLAN OF DISTRIBUTION	90
LEGAL MATTERS	92
EXPERTS	92
WHERE YOU CAN FIND MORE INFORMATION	92
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
PART II	II-1

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PROSPECTUS SUMMARY

This summary highlights information set forth in greater detail elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” beginning on page 8, the financial statements and the notes to the financial statements. Unless the context requires otherwise, references to the “Company,” “Generex,” “we,” “our,” and “us,” refer to Generex Biotechnology Corporation and its subsidiaries.

Our Company

We are engaged primarily in the research and development of drug delivery systems and technologies. Our primary focus at the present time is our proprietary technology for the administration of formulations of large molecule drugs to the oral (buccal) cavity using a hand-held aerosol applicator. Through our wholly-owned subsidiary, Antigen Express, Inc. (“Antigen”), we have expanded our focus to include immunomedicines incorporating proprietary vaccine formulations.

We believe that our buccal delivery technology is a platform technology that has application to many large molecule drugs and provides a convenient, non-invasive, accurate and cost-effective way to administer such drugs. We have identified several large molecule drugs as possible candidates for development, including estrogen, heparin, monoclonal antibodies, human growth hormone and fertility hormones, but to date have focused our development efforts primarily on one pharmaceutical product, Generex Oral-lyn™, an insulin formulation administered as a fine spray into the oral cavity using our proprietary hand-held aerosol spray applicator known as RapidMist™.

Our wholly-owned subsidiary, Antigen, concentrates on developing proprietary vaccine formulations that work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e., self proteins and allergens). Our immunomedicine products are based on two platform technologies and are in the early stages of development. We continue clinical development of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer in a Phase II clinical trial and patients with prostate cancer and against avian influenza in two Phase I clinical trials. We recently initiated an additional Phase I clinical trial in patients with either breast or ovarian cancer. The synthetic vaccine technology has certain advantages for pandemic or potentially pandemic viruses, such as the H5N1 avian and H1N1 swine flu. In addition to developing vaccines for pandemic influenza viruses, we have vaccine development efforts underway for seasonal influenza virus, HIV, HPV, melanoma, ovarian cancer, allergy and Type I diabetes mellitus. We have established collaborations with clinical investigators at academic centers to advance these technologies.

To date, we have received regulatory approval in Ecuador, India (subject to further study), Lebanon and Algeria for the commercial marketing and sale of Generex Oral-lyn™. We have previously submitted regulatory dossiers for Generex Oral-lyn™ in a number of other countries, including Bangladesh, Kenya, Jordan and Armenia. While we believe these countries will ultimately approve our product for commercial sale, we do not anticipate recognizing revenues in any of these jurisdictions in the next twelve months. No dossier related activities or product shipments have taken place to these countries during 2011, nor are any expected during 2012.

In March 2008, we initiated Phase III clinical trials for Generex Oral-lyn™ in the U.S. with the first patient screening for such trials at a clinical study site in Texas in April 2008. Approximately 450 patients have been enrolled to date at approximately 70 clinical sites around the world, including sites in the United States, Canada, Bulgaria, Poland, Romania, Russia, Ukraine and Ecuador. The final subjects completed the trial in August 2011, and we are in the process of finalizing the analysis of the results from the trial. Once the analysis is complete, we plan to submit the results to the FDA and pending their review, we will determine what additional trials may be required.

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Using our buccal delivery technology, we have also launched a consumer/over-the-counter glucose spray called Glucose RapidSpray™. We do not plan to expend significant resources to market this product in the future. Revenues will not likely be significant unless we engage a major marketing partner to manufacture, distribute, market and sell this product. In fiscal 2011, 2010 and 2009, we received modest revenues from sales of our commercially available consumer/over-the-counter products. We are currently seeking a global purchaser or licensee for the Glucose Rapid Spray Product.

We face competition from other providers of alternate forms of insulin. Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have announced that they will discontinue development and/or sale of their inhalable forms of insulin. Generex Oral-lyn™ is not an inhaled insulin; rather, it is a buccally absorbed formulation with no residual pulmonary deposition. We believe that our buccal delivery technology offers several advantages, including the ease of use, portability, avoidance of pulmonary inhalation and safety profile. Furthermore, insulin administered through the Generex Oral-lyn™ RapidMist™ technology is absorbed directly into the blood stream and not only acts rapidly, but returns to baseline quickly, thereby minimizing the chance of developing hypoglycemia.

Large pharmaceutical companies, such as Merck & Co., Inc., GlaxoSmithKline PLC, Novartis, Inc., MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.) and others, also compete against us in the oncology, immunomedicine and vaccine markets. These companies have competing experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields who are considered to be competitors of Generex.

We are a development stage company with a limited history of operations, and do not expect sufficient revenues to support our operation in the immediately foreseeable future. To date, we have not been profitable and our accumulated net loss available to shareholders was $356,527,053 at January 31, 2012. As of January 31, 2012, our current cash position is not sufficient to meet our working capital needs for the next twelve months. To continue operations, we will require additional funds to support our working capital requirements and any development activities, or will need to suspend operations. Management is seeking various alternatives to ensure that we can meet some of our operating cash flow requirements through financing activities, such as private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. In addition, management is actively seeking strategic alternatives, including strategic investments and divestitures. Management has sold, and is also seeking further sales of, non-essential real estate assets which are classified as Assets Held for Investment to augment its cash position. We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

We operate in only one segment: the research and development of drug delivery systems and technologies for metabolic and immunological diseases.

We were incorporated in the State of Delaware in 1997.  Our principal offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. Our telephone number is (416) 364-2551 and our Internet address is www.generex.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.   Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov.

5

THE OFFERING

Securities offered

We are registering up to an aggregate of 110,934,409 shares of common stock issued and outstanding, issuable upon conversion or exercise, as applicable, of outstanding preferred stock and warrants, and issuable in lieu of cash payments of dividends on such preferred stock.  The following shares may be offered, from time to time, for resale under this prospectus:

•              34,481,866 shares of common stock issuable upon exercise of certain warrants sold in our March 31, 2008 offering which may be exercised at a price of $0.15 per share,

•              8,844,926 shares of common stock issuable upon exercise of certain warrants sold in our June 15, 2009 offering which may be exercised at a price of $0.76 per share,

•              3,572,971  shares of common stock issuable upon exercise of certain warrants sold in our August 6, 2009 offering which may be exercised at a price of $0.79 per share,

•              6,022,651 shares of common stock issuable upon exercise of certain warrants sold in our September 14, 2009 offering which may be exercised at a price of $1.00 per share,

•              4,000,000 shares of common stock issuable upon exercise of certain warrants sold in our January 25, 2011 offering which may be exercised at a price of $0.15 per share,

•              3,333,331 shares of common stock issuable upon exercise of the warrants sold in our July 7, 2011 offering which may be exercised at a price of $0.15 per share,

•              32,666,666 shares of common stock issuable (i) upon conversion of the Series B 9% Convertible Preferred Stock sold in our February 1, 2012 offering , (ii) upon exercise of the warrants sold in our February 1, 2012 offering which may be exercised at a price of $0.15 per share, and (iii) in lieu of the cash payment of dividends on the Series B 9% Convertible Preferred Stock payable through February 2, 2015, and

•             13,696,373 shares of common stock issuable upon (i) exercise of additional warrants that may be issuable upon the triggering of ratchet provisions of 55,148,530 currently outstanding warrants that were issued in our March 31, 2008, January 25, 2011, July 7, 2011 and February 1, 2012 offerings and (ii) triggering of ratchet provisions of the Series B 9% Convertible Preferred Stock.

This Prospectus also relates to:

           •        an aggregate of 865,625 shares of common stock issuable upon the exercise of warrants issued to employees, placement agents and consultants which may be exercised at prices ranging from $0.33 to $1.25 and

           •        an aggregate of 3,450,000 shares of common stock issued to placement agents and consultants.

6

Common stock offering by the Company	None.

Common stock to be outstanding after this offering	437,537,446 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the Selling Security Holders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash. See “Use of Proceeds”.

Principal market; trading symbol	OTC Bulletin Board; “GNBT.OB”

Risk factors	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

7

RISK FACTORS

Investment in our company involves a high degree of risk. You should carefully consider the following risks, together with the financial and other information contained in this prospectus. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Our business and results of operations are subject to numerous risks, uncertainties and other factors that you should be aware of, some of which are described below. The risks, uncertainties and other factors described below are not the only ones facing our company. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair our business operations.

Any of the risks, uncertainties and other factors could have a materially adverse effect on our business, financial condition or results of operations and could cause the trading price of our common stock to decline substantially.

Risks Related to Our Financial Condition

We will require additional financing to continue our operations.

As of January 31, 2012, our current cash position is not sufficient to meet our working capital needs for the next twelve months based on the pace of our planned activities. To continue operations, we will require additional funds to support our working capital requirements and any expansion or other activities, or will need to significantly reduce our clinical trials and other planned activities or suspend operations. Management is seeking various alternatives to ensure that we can meet some of our operating cash flow requirements through financing activities, such as private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. The securities purchase agreement that we entered into on January 31, 2012 with certain investors limits the financing activities that we may undertake in the near future as it prohibits us from (i) issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise of the warrants and conversion of the preferred stock sold in that transaction and (ii) issuing additional debt or equity securities with variable a conversion or exercise price until February 1, 2013. In addition, management is actively seeking strategic alternatives, including strategic investments and divestitures. Management has sold, and is also seeking further sales of, non-essential real estate assets which are classified as Assets Held for Investment to augment its cash position.

We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

We have a history of losses and will incur additional losses.

We are a development stage company with a limited history of operations, and do not expect sufficient revenues to support our operation in the immediately foreseeable future. We do not expect to receive significant revenues in Ecuador, Algeria and Lebanon where we have been approved for commercial sale in the next twelve months. While we have entered into a licensing and distribution agreement with a leading Indian-based pharmaceutical company and insulin distributor, we do not anticipate recognizing revenue from sales of Generex Oral-lyn™ in India in 2012, as we have to complete an in-country clinical study before the product can be offered for commercial sale in India.

To date, we have not been profitable and our accumulated net loss available to shareholders was $356,527,053 at January 31, 2012. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations. While we seek to attain profitability, we cannot be sure that we will ever achieve product and other revenue sufficient for us to attain this objective.

8

With the exception of Generex Oral-lyn™, which has received regulatory approval in Ecuador, India (subject to the completion of an in-country study), Lebanon and Algeria, our product candidates are in research or early stages of pre-clinical and clinical development. We will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances both in the United States and foreign countries and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We must also complete further clinical trials and seek regulatory approvals for Generex Oral-lyn™ in countries outside of Ecuador, India, Lebanon and Algeria. We cannot be sure that we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern as of July 31, 2011.

To date, we have not been profitable and our accumulated net loss available to shareholders was $347,744,756 at July 31, 2011, and our consolidated balance sheet reflected a stockholders’ deficiency of $8,442,136 at that date. Our accumulated net loss available to shareholders was $356,527,053 at January 31, 2012. At January 31, 2012, our consolidated balance sheet reflects a stockholders’ deficiency of $11,831,495. We received a report from our independent auditors for the year ended July 31, 2011 that includes an explanatory paragraph describing an uncertainty as to Generex’s ability to continue as a going concern. We must secure financing to continue our operations.

Our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators.

Because we have limited resources, we have sought to enter into collaboration agreements with other pharmaceutical companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products using our buccal delivery and immunomedicine technologies. We may be unable to achieve commercialization of any of our products until we obtain a large pharmaceutical partner to assist us in such commercialization efforts. To date, we have not entered into any such collaborative arrangements. Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Risks Related to Our Technologies

With the exception of Generex Oral-lyn™, our technologies and products are at an early stage of development and we cannot expect significant revenues in respect thereof in the foreseeable future.

We have no products approved for commercial sale at the present time with the exception of Generex Oral-lyn™ in Ecuador, Lebanon, Algeria and India (subject to further study). To be profitable, we must not only successfully research, develop and obtain regulatory approval for our products under development, but also manufacture, introduce, market and distribute them once development is completed or find a partner that can perform these activities on our behalf. We have yet to manufacture, market and distribute these products on a large-scale commercial basis, and we expect to receive only modest revenues, if any, from product sales in fiscal year 2012. We may not be successful in one or more of these stages of the development or commercialization of our products, and/or any of the products we develop may not be commercially viable. Until we can establish that they are commercially viable products, we will not receive significant revenues from ongoing operations.

9

Until we receive regulatory approval to sell our pharmaceutical products in additional countries, our ability to generate revenues from operations may be limited and those revenues may be insufficient to sustain operations. Many factors impact our ability to obtain approvals for commercially viable products.

Our only pharmaceutical product that has been approved for commercial sale by drug regulatory authorities is our oral insulin spray formulation, and that approval was obtained in Ecuador, Lebanon, Algeria and India (subject to the completion of an in-country study). We have begun the regulatory approval process for our oral insulin, buccal morphine and fentanyl products in other countries, and we have initiated late stage clinical trials of Generex Oral-lyn™ at clinical trial sites in North America and other countries according to the initial Phase III clinical plan. The final subjects completed the trial in August 2011, and we are in the process of finalizing the analysis of the results from the trial. Once the analysis is complete, we plan to submit the results to the FDA and pending their review, we will determine what additional trials may be required. If the results fail to demonstrate the required level of efficacy and safety, regulatory agencies, including the FDA, could require us to conduct additional trials or specific safety and efficacy studies.

Our immunomedicine products are in the pre-clinical stage of development, with the exception of a Phase II trial in human patients with stage II HER-2/neu positive breast cancer (U.S.), a Phase I trial in human patients with prostate cancer (Athens, Greece) completed in August 2009, a Phase I trial in human patients with breast or ovarian cancer (U.S.) and a Phase I trial in human volunteers of a peptide vaccine for use against the H5N1 avian influenza virus (Beirut, Lebanon). Preliminary results from the Phase II breast cancer trial suggest a 46% reduction in breast cancer recurrence in low HER2 expressing tumors, together with an excellent safety profile. We expect to complete the trial and finalize results in the second half of the 2012 calendar year and while preliminary results are promising, they are not statistically significant and final results could deviate.

Pre-clinical and clinical trials of our products, and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities in the United States, Canada and other countries. The process of obtaining required regulatory approvals from the FDA and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product candidates. For these reasons, it is possible we will not receive regulatory approval for any prescription pharmaceutical product candidate in any countries other than Ecuador, Lebanon, Algeria and India.

In addition, we cannot be sure when or if we will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements in this prospectus or our reports filed with the SEC regarding the expected timing of clinical trials cannot be regarded as actual predictions of when we will obtain regulatory approval for any "phase" of clinical trials.

Delays in obtaining United States or other foreign approvals for our oral insulin product could result in substantial additional costs to us, and, therefore, could adversely affect our ability to continue operations. If regulatory approval is ultimately granted in any countries other than Ecuador, Lebanon, Algeria and India, the approval may place limitations on the intended use of the product we wish to commercialize, and may restrict the way in which we are permitted to market the product.

Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents have been issued in the field of alternative drug delivery and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented, invalidated or expire.

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Also because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

Risks Related to Marketing of Our Potential Products

We may not become, or stay, profitable even if our pharmaceutical products are approved for sale.

Even if we obtain regulatory approval to market our oral insulin product outside of Ecuador, India, Lebanon and Algeria or to market any other prescription pharmaceutical product candidate, many factors may prevent the product from ever being sold in commercial quantities. Some of these factors are beyond our control, such as:

•	acceptance of the formulation or treatment by health care professionals and diabetic patients;

•	the availability, effectiveness and relative cost of alternative diabetes or immunomedicine treatments that may be developed by competitors; and

•	the availability of third-party (i.e. insurer and governmental agency) reimbursements.

We will not receive significant revenues from Generex Oral-lyn™ or any of our other pharmaceuticals products that may receive regulatory approval until we can successfully manufacture, market and distribute them in the relevant markets.

We have to depend upon others for marketing and distribution of our products, and we may be forced to enter into contracts limiting the benefits we may receive and the control we have over our products. We intend to rely on collaborative arrangements with one or more other companies that possess strong marketing and distribution resources to perform these functions for us. We may not be able to enter into beneficial contracts, and we may be forced to enter into contracts for the marketing and distribution of our products that substantially limit the potential benefits to us from commercializing these products. In addition, we will not have the same control over marketing and distribution that we would have if we conducted these functions ourselves.

We may not be able to compete with treatments now being marketed and developed, or which may be developed and marketed in the future by other companies.

Our products will compete with existing and new therapies and treatments. We are aware of a number of companies currently seeking to develop alternative means of delivering insulin, as well as new drugs intended to replace insulin therapy at least in part. We are also aware of a number of companies currently seeking to develop alternative means of enhancing and suppressing peptides. In the longer term, we also face competition from companies that seek to develop cures for diabetes and other malignant, infectious, autoimmune and allergic diseases through techniques for correcting the genetic deficiencies that underlie some of these diseases.

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Numerous pharmaceutical, biotechnology and drug delivery companies, hospitals, research organizations, individual scientists and nonprofit organizations are engaged in the development of alternatives to our technologies. Some of these companies have greater research and development capabilities, experience, manufacturing, marketing, financial and managerial resources than we do. Collaborations or mergers between large pharmaceutical or biotechnology companies with competing drug delivery technologies could enhance our competitors’ financial, marketing and other resources. Developments by other drug delivery companies could make our products or technologies uncompetitive or obsolete. Accordingly, our competitors may succeed in developing competing technologies, obtaining FDA approval for products or gaining market acceptance more rapidly than we can.

Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have discontinued development and/or sale of their inhalable forms of insulin. Unlike inhaled insulin formulations, Generex Oral-lyn™ is a buccally absorbed formulation with no residual pulmonary deposition.

If government programs and insurance companies do not agree to pay for or reimburse patients for our pharmaceutical products, our success will be impacted.

Sales of our oral insulin formulation in Ecuador, Lebanon, Algeria and India and our other potential pharmaceutical products in other markets will depend in part on the availability of reimbursement by third-party payers such as government health administration authorities, private health insurers and other organizations. Third-party payers often challenge the price and cost-effectiveness of medical products and services. Governmental approval of health care products does not guarantee that these third-party payers will pay for the products. Even if third-party payers do accept our product, the amounts they pay may not be adequate to enable us to realize a profit. Legislation and regulations affecting the pricing of pharmaceuticals may change before our products are approved for marketing and any such changes could further limit reimbursement.

Risks Related to Potential Liabilities

We face significant product liability risks, which may have a negative effect on our financial condition.

The administration of drugs or treatments to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs or treatments are actually at fault for causing an injury. Furthermore, our pharmaceutical products may cause, or may appear to have caused, serious adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug or treatment has been administered to patients for some time. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a severe negative effect on our financial condition. We maintain product liability insurance in amounts we believe to be commercially reasonable for our current level of activity and exposure, but claims could exceed our coverage limits. Furthermore, due to factors in the insurance market generally and our own experience, we may not always be able to purchase sufficient insurance at an affordable price. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

Risks Related to the Market for Our Common Stock

Our stock price is below $5.00 per share and is treated as a “penny stock”, which places restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as “penny stock” under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules promulgated thereunder. The SEC has adopted regulations that define “penny stock” to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

•	broker-dealers must deliver, prior to the transaction a disclosure schedule prepared by the SEC relating to the penny stock market;
•	broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;
•	broker-dealers must disclose current quotations for the securities;

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•	if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and
•	a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer’s account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our common stock remains subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result, fewer broker-dealers may be willing to make a market in our stock, which could affect a shareholder’s ability to sell their shares.

The price of our common stock may be affected by a limited trading volume, may fluctuate significantly and may not reflect the actual value of our business.

There may be a limited public market for our common stock on the over the counter bulletin board market, and there can be no assurance that an active trading market will continue. An absence of an active trading market could adversely affect our stockholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors, such as our sale of securities in connection with capital raising activities, could cause the price of our common stock to fluctuate substantially. Thus, the price at which shares of our common stock may trade from time to time may not reflect the actual value of our business or the actual value of our common stock.

From time to time, we may hire companies to assist us in pursuing investor relations strategies to generate increased volumes of investment in our common stock. Such activities may result, among other things, in causing the price of our common stock to increase on a short-term basis.

Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small biopharmaceutical companies, like us, have from time to time experienced, and likely will again experience significant price and volume fluctuations that are unrelated to the operating performance of a particular company.  During the third calendar quarter of 2008 and continuing to date, we, like many other publicly traded companies, have experienced a sharp decline in the price of our stock attributable to concerns about the current global recession.

Risks Related to Ownership of Our Common Stock

If an exemption under state securities laws is not available for resales of shares of common stock, state securities regulators have the authority to seek rescission of such resales and, in some instances, may seek restitution or disgorgement of amounts received on such resales.

Because the shares of common stock registered under this registration statement on Form S-1 have not been registered or qualified for resale under the securities laws of any state, an exemption from registration or qualification under state law is necessary for compliance with state securities laws. Generex has taken no steps to register or qualify, nor seek an exemption for, the resale of the shares of common stock under the securities laws of any state. The availability of exemptions will depend on the laws of the particular state in which a holder of the shares resides and the circumstances under which such holder seeks to sell the shares. If an exemption is not available but a resale of the shares is effected, state securities laws give state securities regulators authority to seek rescission (or cancellation) of transactions involving sales of securities that are not registered, qualified or exempted and, in some instances, authority to require restitution or disgorgement of profits from the sales of such securities and to impose statutory interest or penalties on disgorged amounts. While we are not aware of any state securities regulator taking action with respect to the resales of shares of our common stock, we cannot provide any assurance that regulators will refrain from taking such action in the future.

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Provisions of our Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our Restated Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

Provisions of the Delaware General Corporation Law may prohibit us from making required payments with respect to our Series B 9% convertible preferred stock, which default may constitute a violation of our certificate of incorporation or a breach of our contractual obligations to the holders of our preferred stock.

We are incorporated in the State of Delaware and are subject to the provisions of the Delaware General Corporation Law (the “DGCL”). Section 170 of the DGCL provides, among other things, that a Delaware corporation may declare and pay dividends upon shares of its capital stock out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the DGCL.  As of the date hereof, we have 2,000 shares of our Series B 9% convertible preferred stock outstanding. As of the date hereof, we have sufficient surplus to make dividend payments with respect to our outstanding Series B 9% convertible preferred stock, as well as sufficient surplus to make the make-whole payments that may be due to the holders of our Series B 9% convertible preferred stock, should such make-whole payments be deemed a dividend under the DGCL.   However, our surplus will decrease as we spend our capital on operational activities, unless our spending is offset by capital-raising transactions. If our surplus is less than then-due dividend payments, including make-whole payments if they are deemed a dividend under the DGCL, we will be prohibited by the DGCL from making the dividend or make-whole payment, which may constitute a violation of our certificate of incorporation or a breach of our contractual obligations to the holders of our Series B 9% convertible preferred stock.

Our recent equity financings have and will dilute current stockholders and could prevent the acquisition or sale of our business.

The equity financing transactions into which we have recently entered have and will dilute current stockholders. At January 31, 2012, there were 55,648,532 shares of common stock issuable upon exercise of the warrants that we issued in a private placement in March 2008, in the registered direct offerings conducted in June, August and September 2009, in connection with the sales to Seaside 88, LP in April, May and June 2010, in the registered direct offering in January to April 2011 and in the registered direct offering in July 2011. In addition, in connection with the private placement that closed on February 1, 2012, an additional 13,333,333 shares of common stock are issuable upon conversion of the recently issued Series B 9% Convertible Preferred Stock, as well as 13,333,333 shares of common stock issuable upon exercise of the warrants in connection with such preferred stock. Together the shares of common stock issuable upon exercise or conversion of the above-mentioned warrants and preferred stock represent approximately 25% of the shares of common stock currently outstanding.   Assuming the holders of the warrants convert and exercise all of the warrants into shares of common stock, the number of shares of issued and outstanding common stock will increase significantly, and current stockholders will own a smaller percentage of the outstanding common stock of Generex. The issuance of shares of common stock pursuant to the warrants will also have a dilutive effect on earnings per share and may adversely affect the market price of the common stock.

In addition, the issuance of shares of common stock upon exercise of the warrants issued in the March 2008 private placement, the registered direct offerings in June, August and September 2009 and in connection with the sales to Seaside in April, May and June 2010, in the registered direct offering in January to April 2011, the registered direct offering in July 2011 and the private placement in February 2012, could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of Generex by tender offer or other means. The issuance of common stock upon the exercise of the warrants will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the company, and dilute the interest of a party attempting to obtain control of the company.

If we raise funds through one or more additional equity financings in the future, it will have a further dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we are in need of the funds. This will dilute existing holders more than if our stock price was higher. In addition, equity financings normally involve shares sold at a discount to the current market price. Most of our outstanding warrants have price protection provisions, which decrease the exercise price of the warrant and increase the number of shares which may be purchased upon exercise o the warrants, if we sell additional equity at an effective price per common share less than the current exercise price of the warrant. Therefore, equity financings at a low price per share will result in even more dilution to existing shareholders.

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FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act limits our liability in any lawsuit based on forward-looking statements that we have made. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements can be identified by introductory words such as "expects," “anticipates,” "plans," "intends," "believes," "will," "estimates," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements address, among other things:

•	our expectations concerning product candidates for our technologies;

•	our expectations concerning existing or potential development and license agreements for third-party collaborations and joint ventures;

•	our expectations of when different phases of clinical activity may commence and conclude;

•	our expectations of when regulatory submissions may be filed or when regulatory approvals may be received; and

•	our expectations of when commercial sales of our products may commence and when actual revenue from the product sales may be received.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

•	the inherent uncertainties of product development based on our new and as yet not fully proven technologies;

•	the risks and uncertainties regarding the actual effect on humans of seemingly safe and efficacious formulations and treatments when tested clinically;

•	the inherent uncertainties associated with clinical trials of product candidates;

•	the inherent uncertainties associated with the process of obtaining regulatory approval to market product candidates;

•	the inherent uncertainties associated with commercialization of products that have received regulatory approval;

•	the further decline in our stock price;

•	our ability to pay dividends on our recently issued preferred stock;

•	our ability to obtain the necessary financing to fund our operations.

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Additional factors that could affect future results are set forth above under the caption “Risk Factors.”   We caution investors that the forward-looking statements contained in this prospectus must be interpreted and understood in light of conditions and circumstances that exist as of the date of this prospectus. We expressly disclaim any obligation or undertaking to update or revise forward-looking statements to reflect any changes in management's expectations resulting from future events or changes in the conditions or circumstances upon which such expectations are based.  You are advised, however, to consult any further disclosures we make on related subjects in our 10-K, 10-Q and 8-K reports to the SEC.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock in this offering. However, we may receive up to approximately $24,146,412 upon exercise of the warrants covered by this prospectus in the event the warrants are exercised for cash. Of this amount, $8,272,280 relates to warrants that have an exercise price of $0.15 per share, while the balance of $15,874,132 relates to warrants that have exercise prices ranging from $0.33 to $1.25, that are unlikely to be exercised for cash based on current market prices. We intend to use any proceeds from the exercise of warrants for general corporate and working capital purposes.

SELLING SECURITY HOLDERS

This prospectus relates to the resale of our common stock issued to certain employees, consultants and placement agents, issuable upon exercise, of certain warrants issued in the March 31, 2008, June 15, 2009, August 6, 2009, September 14, 2009, January 25, 2011, July 7, 2011 and February 1, 2012 offerings, issuable upon conversion of shares of preferred stock issued in the February 1, 2012 offering, and issuable in lieu of the cash payment of dividends and “make-whole” payments on such preferred stock payable through February 2, 2015. In addition, we are registering 1.20 times the number of shares issuable upon exercise of certain warrants originally issued by us on March 31, 2008, January 25, 2011, July 7, 2011 and February 1, 2012, which represents a good faith estimate of the maximum number of shares of common stock issuable upon exercise of additional warrants that may be issuable if the price protection feature of the original warrants is triggered, as well as 1.20 times the number of common shares underlying the Series B 9% Convertible Preferred Stock that may be issuable upon conversion if the price protection feature of the preferred stock is triggered.

The following table, based upon information currently known by us, sets forth as of March 12, 2012: (i) the number of shares held of record or beneficially by the Selling Security Holders as of such date and assuming conversion or exercise (as the case may be) of all warrants held by the Selling Security Holders as of such date, (ii) the number of shares that may be offered under this prospectus, and (iii) a footnote reference to any material relationship between us and the Selling Security Holder. The table below includes 100% (not 120%) of the shares issuable upon exercise of the outstanding warrants originally issued on March 31, 2008, January 25, 2011, July 7, 2011 and February 1, 2012 and conversion of the Series B 9% Convertible Preferred Stock, which include a price protection feature; therefore, the sum of the shares listed in the “Shares That May Be Offered and Sold Hereby” column does not reflect the additional 13,696,373 shares we are registering under this prospectus based upon our good faith estimate of the maximum number of shares of common stock issuable pursuant to such warrants and preferred stock. In addition, the sum of the shares listed in the “Shares That May Be Offered and Sold Hereby” column does not reflect the additional 6,000,000 shares of common stock which may be issued as payment for dividends payable on the Series B 9% Convertible Preferred Stock through February 2, 2015 and “make-whole payments” upon conversion thereof prior to February 1, 2015 in an amount equal to $270 per $1,000 of stated value of such preferred stock, less the amount of all prior quarterly dividends paid thereon before the relevant conversion date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and other securities beneficially owned by them. The inclusion of any securities in this table does not constitute an admission of beneficial ownership for the person named below.

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  The percentage of outstanding shares beneficially owned is based on 346,299,410 shares outstanding as of March 12, 2012. The Selling Security Holders are not making any representation that any securities registered by this prospectus will be offered for sale. Selling Security Holders reserve the right to accept or reject, in whole or in part, any proposed sale registered pursuant to this prospectus.  The following table assumes that all of the securities being registered pursuant to this prospectus will be sold.

Selling Security Holder	Beneficial Ownership Prior to this Offering (1), (2)	Shares that may be Offered and Sold Hereby (2),(3)	Beneficial Ownership After this Offering	% Holding After Completion of this Offering
Jeda Services Corp. (4)	150,000	150,000	150,000	*
Warrant Strategies Fund LLC (5)	156,519	156,519	156,519	*
Richard Galterio (6)	477,390	477,390	477,390	*
Yuejian Wang (7)	157,500	157,500	157,500	*
Harborview Value Master Fund LP (8)	150,000	150,000	150,000	*
Harborview Capital Management (9)	25,000	25,000	25,000	*
Richard David (10)	150,000	150,000	150,000	*
Hudson Bay Master Fund, Ltd (11)	469,557	469,557	469,557	*
Midtown Partners & Co., LLC (12)	1,696,030	1,696,030	1,696,030	*
Peter Einersen (13)	53,014	53,014	53,014	*
Vicis Capital (14)	4,713,212	4,713,212	4,713,212	1.3%
2035718 Ontario Inc. (JVAR Capital) (15)	1,237,500	1,237,500	1,237,500	*
Double U Master Fund Ltd. (16)	412,500	412,500	412,500	*
Harborview Master Fund Ltd. (17)	412,500	412,500	412,500	*
Maxim Group LLC (18)	254,571	254,571	254,571	*
Seahawk Capital Partners, Inc. (19)	5,647,142	3,957,142	5,647,142	1.6%
Dr. Craig Eagle (20)	500,000	200,000	500,000	*
Cranshire Capital, L.P. (21)	20,824,976	20,824,976	20,824,976	5.7%
Iroquois Master Fund (22)	4,603,267	4,603,267	4,603,267	1.3%
Iroquois Capital, LP (23)	6,592,720	6,592,720	6,592,720	1.9%
Rockmore Investment Master Trust (24)	9,428,062	9,428,062	9,428,062	2.7%
Alpha Capital Anstalt (25)	24,431,044	18,132,536	24,431,044	6.6%
Ellis International Ltd. (26)	3,017,634	2,825,000	3,017,634	*
Momona Capital LLC (27)	1,239,344	1,000,000	1,239,344	*
Lane Ventures, Inc. (28)	1,000,000	1,000,000	1,000,000	*
Osher Capital Partners LLC (29)	1,000,000	1,000,000	1,000,000	*
Assameka Capital Inc. (30)	778,674	666,666	778,674	*
Whalehaven Opportunities Fund (31)	555,555	555,555	555,555	*
Whalehaven Capital Fund Limited (32)	9,936,819	9,936,819	9,936,819	2.8%

	100,070,530	91,238,036	100,070,530	22.4%

*	Less than 1.0%

(1)	Includes all shares beneficially owned by the Selling Security Holders as of March 12, 2012.

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(2)	Includes shares of common stock issuable upon exercise of the warrants March 31, 2008, June 15, 2009, August 6, 2009, September 14, 2009, January 25, 2011, July 7, 2011 and February 1, 2012 offerings and issuable upon conversion of shares of the Series B 9% Convertible Preferred Stock issued on February 1, 2012. The warrants and preferred stock contain exercise and conversion limitations providing that a holder thereof may not exercise or convert (as the case may be) to the extent (but only to the extent) that, if after giving effect to such conversion or exercise (as the case may be), the holder or any of its affiliates would beneficially own in excess of 4.99% or 9.99%, as applicable (the “Maximum Percentage”) of the outstanding shares of common stock immediately after giving effect to such exercise or conversion (as the case may be). To the extent the above limitation applies, the determination of whether a warrant or share of preferred stock shall be exercisable or convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to Generex for conversion, exercise or exchange (as the case may be).

Accordingly, the number of shares of common stock set forth in the table as being registered for a Selling Security Holder may exceed the number of shares of common stock that the Selling Security Holder could own beneficially at any given time through its ownership of the warrants and preferred stock. Additionally, for purposes of calculating the “Beneficial Ownership After This Offering,” the registered shares are being treated as though they were all sold on the same day, and therefore because of the foregoing conversion and exercise limitations, the number of shares reflected as being owned after the sale of the registered shares may be less than the shares underlying other remaining warrants, if any, held by the Selling Security Holder. The number of shares offered by the Selling Security Holders in the table above reflects 100% of the shares issuable upon conversion of the Series B 9% Convertible Preferred Stock and upon exercise of the warrants issued in connection with the March 31, 2008, June 15, 2009, August 6, 2009, September 14, 2009, January 25, 2011, July 7, 2011 and February 1, 2012 offerings; we are registering 120% of such number of shares issuable upon conversion of the preferred stock and exercise of the warrants with a price protection feature issued on March 31, 2008, January 25, 2011, July 7, 2011 and February 1, 2012, which is a good faith estimate of the maximum number of shares of common stock that may be issuable pursuant to such preferred stock and warrants. In the event such additional shares become issuable, the additional shares shall be allocated among the Selling Security Holders holding such warrants proportionally with their holdings.

(3)	Assumes that the Selling Security Holders dispose of all the shares of common stock covered by this prospectus and do not acquire or dispose of any additional shares of common stock. The Selling Security Holders are not representing, however, that any of the shares covered by this prospectus will be offered for sale, and the Selling Security Holders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. We have entered into registration rights agreements with certain of the Selling Security Holders pursuant to we are required to file a resale registration statement for the shares underlying the warrants and Series B 9% Convertible Preferred Stock to enable the resale of such shares by such Selling Security Holder on a delayed or continuous basis under Rule 415 of the Securities Act. Pursuant to the terms of the Series B 9% Convertible Preferred Stock, we also may make dividend and “make-whole” payments with shares of our common stock.

(4)	Includes warrants to purchase 150,000 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014. David Stein, President of Jeda Services Corp ("Jeda") has voting control over Jeda. As a result of the foregoing, Mr. Stein may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Jeda.

(5)	Includes warrants to purchase 156,519 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014. Hull Capital Management, LLC (“Hull Capital”) is the sole member of Warrant Strategies Fund LLC ("Warrant Strategies"). Mitch Hull, President of Hull Capital has sole voting and investment control over the securities beneficially owned by Warrant Strategies. As a result of the foregoing, each of Mr. Hull and Hull Capital may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Warrant Strategies.

(6)	Includes warrants to purchase 374,265 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014 and warrants to purchase 103,125 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015.

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(7)	Includes warrants to purchase 157,500 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014.

(8)	Includes warrants to purchase 150,000 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014. David Stefansky and Richard Rosenblum are the principals of Harborview Advisors, LLC, the investment manager for Harborview Value Master Fund, L.P. and, as such, have voting and investment control over the securities beneficially owned by Harborview Value Master Fund, L.P. As a result of the foregoing, each of Harborview Advisors, LLC, Mr. Stefansky and Mr. Rosenblum may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Harborview Value Master Fund, L.P. Harborview Advisors, LLC, Mr. Stefansky and Mr. Rosenblum disclaim beneficial ownership of such securities.

(9)	Includes warrants to purchase 25,000 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014. David Stefansky and Richard Rosenblum are the principals of Harborview Advisors, LLC, the investment manager for Harborview Capital Management LLC and as such have voting and investment control over the securities beneficially owned by Harborview Capital Management LLC. As a result of the foregoing, each of Harborview Advisors, LLC, Mr. Stefansky and Mr. Rosenblum may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Harborview Capital Management LLC. Harborview Advisors, LLC, Mr. Stefansky and Mr. Rosenblum disclaim beneficial ownership of such securities.

(10)	Includes warrants to purchase 150,000 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014.

(11)	Includes warrants to purchase 469,557 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. As a result of the foregoing, Mr. Gerber may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Hudson Bay. Mr. Gerber disclaims beneficial ownership of such securities.

(12)	Midtown Partners & Co., LLC (“Midtown”) acted as placement agent for Generex financings between June 2009 and June 2010 and as partial consideration for these services, Midtown was issued the warrants as follows: i) warrants to purchase 244,926 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014, ii) warrants to purchase 577,666 shares of common stock granted on August 6, 2009 with an exercise price of $0.79 and an expiration date of February 4, 2015, iii) warrants to purchase 207,813 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015, iv) warrants to purchase 365,625 shares of common stock granted on June 15, 2009 with an exercise price of $0.33 and an expiration date of May 12, 2012 and v) warrants to purchase 300,000 shares of common stock granted between April and June 2010 with exercise prices ranging from $0.35 to $0.47 and an expiration date of February 9, 2015. John Clarke is CEO & Managing Director of Midtown and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Midtown. As a result of the foregoing, Mr. Clarke may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Midtown.

(13)	Includes warrants to purchase 53,014 shares of common stock granted on August 6, 2009 with an exercise price of $0.79 and an expiration date of February 4, 2015.

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(14)	Includes warrants to purchase 2,650,712 shares of common stock granted on August 6, 2009 with an exercise price of $0.79 and an expiration date of February 4, 2015 and warrants to purchase 2,062,500 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015. Vicis Capital LLC acts as investment advisor to Vicis Capital Master Fund (“Vicis”) and therefore has voting and dispositive power over all the foregoing shares. As a result of the foregoing, Vicis Capital LLC may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Vicis. Vicis Capital LLC disclaims beneficial ownership of such securities.

(15)	Includes warrants to purchase 1,237,500 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015. Rick Kung, president of 2035718 Ontario Inc., has sole voting and investment control over the securities beneficially owned by 2035718 Ontario Inc. As a result of the foregoing, Mr. Kung may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by 2035718 Ontario Inc.

(16)	Includes warrants to purchase 412,500 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015. B&W Equities, LLC (“B&W”) serves as the general partner of Double U Master Fund LP (“Double U”). Isaac Winehouse is the manager of B&W and has voting and dispositive power over Double U. As a result of the foregoing, Mr. Winehouse and B&W may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Double U.

(17)	Includes warrants to purchase 412,500 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015. David Stefansky and Richard Rosenblum are the principals of Harborview Advisors, LLC, the investment manager for Harborview Master Fund, L.P. and as such have voting and investment control over the securities beneficially owned by Harborview Master Fund, L.P. As a result of the foregoing, each of Harborview Advisors, LLC, Mr. Stefansky and Mr. Rosenblum may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Harborview Master Fund, L.P. Harborview Advisors, LLC, Mr. Stefansky and Mr. Rosenblum disclaim beneficial ownership of such securities.

(18)	Includes warrants to purchase 254,571 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015 issued to Maxim Group LLC (“Maxim”) as partial consideration for services as a placement agent for Generex in connection with the September 14, 2009 financing. Michael Rabinowitz is the Chairman and CEO of Maxim and may be deemed to have voting and dispositive power over Maxim. As a result of the foregoing, Mr. Rabinowitz may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Maxim.

(19)	Includes warrants to purchase 507,142 shares of common stock related to a placement agent agreement for Generex’s June 2009 financing with an exercise price of $0.76 and an expiration date of December 15, 2014, in addition to 2,400,000 shares issuable to Seahawk Capital Partners Inc. (“Seahawk”) pursuant to finder’s fee agreements, as well as 2,140,000 shares of common stock held by Seahawk which were earned under a consulting agreement. Joseph Moscato and Michael Caridi are the principals of Seahawk and, as such, have voting and investment control over the securities beneficially owned by Seahawk. As a result of the foregoing, each of Mr. Moscato and Mr. Caridi may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Seahawk.

(20)	Includes warrants to purchase 200,000 shares of common stock and 300,000 shares of common stock granted on March 8, 2010 as partial consideration for services as a member of the Generex scientific advisory board per a consulting agreement. The warrants to purchase shares of common stock have an exercise price of $1.25 and an expiration date of March 7, 2015.

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(21)	Includes warrants to purchase 2,989,630 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014, warrants to purchase 15,108,074 shares of common stock granted on March 31, 2008 with an exercise price of $0.15 and an expiration date of March 31, 2016; and warrants to purchase 2,727,272 shares of common stock granted on March 31, 2008 with an exercise price of $0.15 and an expiration date of September 30, 2016. Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital, LP (“Cranshire”) and has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire.

(22)	Includes warrants to purchase 2,183,257 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014 and warrants to purchase 2,420,010 shares of common stock granted on March 31, 2008 with an exercise price of $0.15 and an expiration date of March 31, 2016. Joshua Silverman, indirectly through respective investment management companies, has voting control and investment discretion over securities held by Iroquois Master Fund Ltd and may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund Ltd.

(23)	Includes warrants to purchase 597,679 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014 and warrants to purchase 5,995,041 shares of common stock granted on March 31, 2008 with an exercise price of $0.15 and an expiration date of March 31, 2016. Joshua Silverman, indirectly through respective investment management companies, has voting control and investment discretion over securities held by Iroquois Capital, LP and may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Iroquois Capital, LP. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital, LP.

(24)	Includes warrants to purchase 1,196,593 shares of common stock granted on June 15, 2009 with an exercise price of $0.76 and an expiration date of December 15, 2014, warrants to purchase 5,504,197 shares of common stock granted on March 31, 2008 offering with an exercise price of $0.15 and an expiration date of March 31, 2016 and warrants to purchase 2,727,272 shares of common stock granted on March 31, 2008 with an exercise price of $0.15 and an expiration date of September 30, 2016. Rockmore Capital, LLC (“Rockmore Capital”) serves as the investment manager to Rockmore Investment Master Fund Ltd (“Rockmore Master Fund”) and in such capacity has investment discretion to vote and dispose of these shares. Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of Rockmore Master Fund and may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Rockmore. Each of Rockmore Capital, Messrs. Bernstein and Daly, disclaims beneficial ownership of these shares.

(25)	Includes warrants to purchase 132,536 shares of common stock granted on August 6, 2009 with an exercise price of $0.79 and an expiration date of February 4, 2015 and warrants to purchase 9,000,000 shares of common stock acquired in the February 2012 offering with an exercise price of $0.15 and an expiration date of January 31, 2017 and 9,000, 000 shares of common stock underlying 1,350 shares of convertible preferred stock having a face value of $1,000 each, also acquired in the February 2012 offering, in addition to 6,298,508 shares of common stock. Konrad Ackerman (“Mr. Ackerman”) is the director of Alpha Capital Anstalt (“Alpha”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Alpha. As a result of the foregoing, Mr. Ackerman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Alpha.

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(26)	Includes warrants to purchase 825,000 shares of common stock granted on September 14, 2009 with an exercise price of $1.00 and an expiration date of March 15, 2015 and warrants to purchase 1,000,000 shares of common stock acquired in the February 2012 offering with an exercise price of $0.15 and an expiration date of January 31, 2017 and 1,000, 000 shares of common stock underlying 150 shares of convertible preferred stock having a face value of $1,000 each, also acquired in the February 2012 offering, in addition to 192,634 shares of common stock. Mendy Sheen (“Mr. Sheen”) is the president of Ellis International Ltd. (“Ellis”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Ellis. As a result of the foregoing, Mr. Sheen may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Ellis.

(27)	Includes warrants to purchase 500,000 shares of common stock acquired in the February 2012 offering with an exercise price of $0.15 an expiration date of January 31, 2017 and 500, 000 shares of common stock underlying 75 shares of convertible preferred stock having a face value of $1,000 each, also acquired in the February 2012 offering, in addition to 239,344 shares of common stock. Arie Rabinowitz is the president of Momona Capital LLC. (“Momona”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Momona. As a result of the foregoing, Mr. Rabinowitz may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Momona.

(28)	Includes warrants to purchase 500,000 shares of common stock acquired in the February 2012 offering with an exercise price of $0.15 and an expiration date of January 31, 2017and 500, 000 shares of common stock underlying 75 shares of convertible preferred stock having a face value of $1,000 each, also acquired in the February 2012 offering. Joseph Hammer is the president of Lane Ventures Inc. (“Lane”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Lane. As a result of the foregoing, Mr. Hammer may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Lane.

(29)	Includes warrants to purchase 500,000 shares of common stock acquired in the February 2012 offering with an exercise price of $0.15 and an expiration date of January 31, 2017 and 500, 000 shares of common stock underlying 75 shares of convertible preferred stock having a face value of $1,000 each, also acquired in the February 2012 offering. Ari Kluger is the president of Osher Capital Partners LLC. (“Osher”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Osher. As a result of the foregoing, Mr. Kluger may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Osher.

(30)	Includes warrants to purchase 333,333 shares of common stock granted on February 1, 2012 with an exercise price of $0.15 and an expiration date of January 31, 2017 and 333,333 shares of common stock underlying 50 shares of convertible preferred stock having a face value of $1,000 each, also acquired in the February 2012 offering, in addition to 112,008 shares of common stock. Asher Brand is the president of Assameka Capital Inc. (“Assameka”) and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Assameka. As a result of the foregoing, Mr. Brand may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Assameka.

(31)	Includes warrants to purchase 555,555 shares of common stock granted on July 7, 2011 with an exercise price of $0.15 and an expiration date of July 6, 2016. Eric Weisblum is the president of Whalehaven Opportunities Fund and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Whalehaven Opportunities Fund. As a result of the foregoing, Mr. Weisblum may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Whalehaven Opportunities Fund.

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(32)	Includes warrants to purchase 159,043 shares of common stock granted on August 6, 2009 with an exercise price of $0.79 an expiration date of February 4, 2015, warrants to purchase 4,000,000 shares of common stock granted on January 25, 2011 with an exercise price of $0.15 an expiration date of January 24, 2016, warrants to purchase 2,777,776 shares of common stock granted on July 7, 2011 with an exercise price of $0.15 and an expiration date of July 6, 2016 and warrants to purchase 1,500,000 shares of common stock acquired in the February 2012 offering with an exercise price of $0.15 and an expiration date of January 31, 2017, in addition to 1,500,000 shares of common stock underlying 225 shares of convertible preferred stock having a face value of $1,000 each, also acquired in the February 2012 offering. Eric Weisblum is the president of Whalehaven Capital Fund Limited and in such capacity may be deemed to have voting control and investment discretion over the securities held for the account of Whalehaven Capital Fund Limited. As a result of the foregoing, Mr. Weisblum may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of any shares of common stock of Generex deemed to be beneficially owned by Whalehaven Capital Fund Limited.

 MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol "GNBT.OB." Our common stock was listed on the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) on June 5, 2003. On October 21, 2010, our common stock was delisted due to our failure to regain compliance with the $1.00 bid price requirement for continued listing set forth in NASDAQ Listing Rule 5550(a)(2).  From May 5, 2000 to June 4, 2003, our common stock was listed on the NASDAQ National Market. From February 1998 to May 2000, the "bid" and "asked" prices for our common stock were quoted on the OTC Bulletin Board operated by the National Association of Securities Dealers. Prior to February 1998, there was no public market for our common stock.

The table below sets forth prices for our common stock for each fiscal quarter in the prior two years ended July 31, 2011 and in the two quarters in our current fiscal year. The prices below reflect the high and low sales prices for our common stock reported on the NASDAQ Capital Market for each fiscal quarter of fiscal 2010 and the first quarter of fiscal 2011, and the high and low bid information for the second, third and fourth quarters of fiscal 2011 and the two quarters of fiscal 2012. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

	Sales/Bid Prices
	High	Low
Fiscal 2012
First Quarter	$0.14	$0.08
Second Quarter	$0.28	$0.08

Fiscal 2011
First Quarter	$0.56	$0.26
Second Quarter	$0.35	$0.24
Third Quarter	$0.33	$0.20
Fourth Quarter	$0.25	$0.12

Fiscal 2010
First Quarter	$1.01	$0.51
Second Quarter	$0.73	$0.45
Third Quarter	$0.70	$0.36
Fourth Quarter	$0.47	$0.31

As of March 12, 2012, the last sales price of our common stock was $0.146 per share.

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Holders

As of March 12, 2012, there were approximately 589 holders of record of our common stock.  Record holders do not include owners whose shares are held in street name by a broker or other nominee.

Dividends

We have not paid dividends on our common stock in the past and have no present intention of paying dividends on our common stock in the foreseeable future. The Certificate of Designations pertaining to our Series B 9% Convertible Preferred Stock imposes certain restrictions on our ability to pay dividends on our common stock. For information about these restrictions and the dividend that we paid on our Series A 9% Convertible Preferred Stock and will pay on our Series B 9% Convertible Preferred Stock, see the discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Financial Condition, Liquidity and Resources” and the subheading “Financing – July 2011” and “Financing – February 2012” in this prospectus.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

Equity Compensation Plan Information

The following table sets forth information as of July 31, 2011 regarding all of our existing compensation plans and individual compensation arrangements pursuant to which equity securities are authorized for issuance to employees, non-employee directors or non-employees (such as directors, consultants and advisors) in exchange for consideration in the form of services:

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders
2000 Stock Option Plan	0		$0	2,000,000
2001 Stock Option Plan	4,390,182		$0.45	3,617,194
2006 Stock Plan	2,950,000		$0.48	15,096,290	(1)
Total	7,340,182		$0.46	20,713,484

Equity compensation plans not approved by security holders (2)	3,072,743	(2)	$0.97	0
Total	10,412,925		$0.61	20,713,484
(1)	Such shares are available for future issuance under the 2006 Stock Plan as options or restricted stock.
(2)	Includes 490,625 warrants issued to various consultants pursuant to the agreements with them, 2,092,118 warrants issued to placement agents as commission, and 490,000 warrants issued to various employees as part of their compensation arrangements. Please see Management Discussion and Analysis of Financial Condition and Results of Operations under the heading Financial Condition, Liquidity and Resources, and Note 14 of the Consolidated Financial Statements in Part II of this prospectus for more information on such warrants.

BUSINESS AND PROPERTY

Corporate History and Structure

We were incorporated in Delaware in September 1997 for the purpose of acquiring Generex Pharmaceuticals Inc., a Canadian corporation formed in November 1995 to engage in pharmaceutical and biotechnological research and development and other activities. Our acquisition of Generex Pharmaceuticals was completed in October 1997 in a transaction in which the holders of all outstanding shares of Generex Pharmaceuticals exchanged their shares for shares of our common stock.

In January 1998, we participated in a "reverse acquisition" with Green Mt. P. S., Inc., an inactive Idaho corporation formed in 1983. As a result of this transaction, our shareholders (the former shareholders of Generex Pharmaceuticals) acquired a majority (approximately 90%) of the outstanding capital stock of Green Mt., we became a wholly-owned subsidiary of Green Mt., Green Mt. changed its corporate name to Generex Biotechnology Corporation ("Generex Idaho"), and we changed our corporate name to GB Delaware, Inc. Because the reverse acquisition resulted in our shareholders becoming the majority holders of Generex Idaho, we were treated as the acquiring corporation in the transaction for accounting purposes. Thus, our historical financial statements, which essentially represented the historical financial statements of Generex Pharmaceuticals, were deemed to be the historical financial statements of Generex Idaho.

In April 1999, we completed a reorganization in which we merged with Generex Idaho. In this transaction, all outstanding shares of Generex Idaho were converted into our shares, Generex Idaho ceased to exist as a separate entity, and we changed our corporate name back to "Generex Biotechnology Corporation." This reorganization did not result in any material change in our historical financial statements or current financial reporting.

Subsidiaries

Following our reorganization in 1999, Generex Pharmaceuticals Inc., which is incorporated in Ontario, Canada, remained as our wholly-owned subsidiary. All of our Canadian operations are performed by Generex Pharmaceuticals. Generex Pharmaceuticals is the 100% owner of 1097346 Ontario Inc., which is also incorporated in Ontario, Canada.

In August 2003, we acquired Antigen Express, Inc. Antigen is engaged in the research and development of technologies and immunomedicines for the treatment of malignant, infectious, autoimmune and allergic diseases. Antigen also does business under the names Generex Oncology and Generex Infectious Diseases.

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We formed Generex (Bermuda), Inc., which is organized in Bermuda, in January 2001 in connection with a joint venture with Elan International Services, Ltd., a wholly-owned subsidiary of Elan Corporation, plc, to pursue the application of certain of our and Elan's drug delivery technologies, including our platform technology for the buccal delivery of pharmaceutical products. In December 2004, we and Elan agreed to terminate the joint venture. Under the termination agreement, we retained all of our intellectual property rights and obtained full ownership of Generex (Bermuda). Generex (Bermuda) currently does not conduct any business activities.

We formed Generex Pharmaceuticals (USA) LLC, which is organized in North Carolina, USA, in February 2006 as a wholly-owned subsidiary. Generex Pharmaceuticals (USA) LLC has not yet commenced any business operations. We formed Generex Marketing & Distribution Inc., which is organized in Ontario, Canada, in September 2006. Generex Marketing & Distribution Inc. has not yet commenced any business operations. We formed Generex Biotechnology BALTIC, a limited liability company, in the Republic of Latvia in June 2009. Generex Biotechnology BALTIC has not yet commenced any business operations. We formed Generex Biotechnology Limited, a private limited company, in the United Kingdom in March 2010. Generex Biotechnology Limited has not yet commenced any business operations.

Overview of Business

We are engaged primarily in the research and development of drug delivery systems and technologies. Our primary focus at the present time is our proprietary technology for the administration of formulations of large molecule drugs to the oral (buccal) cavity using a hand-held aerosol applicator. Through our wholly-owned subsidiary, Antigen, we have expanded our focus to include immunomedicines incorporating proprietary vaccine formulations.

We believe that our buccal delivery technology is a platform technology that has application to many large molecule drugs and provides a convenient, non-invasive, accurate and cost-effective way to administer such drugs. We have identified several large molecule drugs as possible candidates for development, including estrogen, heparin, monoclonal antibodies, human growth hormone and fertility hormones, but to date have focused our development efforts primarily on one pharmaceutical product, Generex Oral-lyn™, an insulin formulation administered as a fine spray into the oral cavity using our proprietary hand-held aerosol spray applicator known as RapidMist™.

Our wholly-owned subsidiary, Antigen, concentrates on developing proprietary vaccine formulations that work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e., self proteins and allergens). Our immunomedicine products are based on two platform technologies and are in the early stages of development. We continue clinical development of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer in a Phase II clinical trial and patients with prostate cancer and against avian influenza in two Phase I clinical trials. We recently initiated an additional Phase I clinical trial in patients with either breast or ovarian cancer.  The synthetic vaccine technology has certain advantages for pandemic or potentially pandemic viruses, such as the H5N1 avian and H1N1 swine flu.  In addition to developing vaccines for pandemic influenza viruses, we have vaccine development efforts underway for seasonal influenza virus, HIV, HPV, melanoma, ovarian cancer, allergy and Type I diabetes mellitus. We have established collaborations with clinical investigators at academic centers to advance these technologies.

To date, we have received regulatory approval in Ecuador, India (subject to further study), Lebanon and Algeria for the commercial marketing and sale of Generex Oral-lyn™. We have previously submitted regulatory dossiers for Generex Oral-lyn™ in a number of other countries, including Bangladesh, Kenya, Jordan and Armenia. While we believe these countries will ultimately approve our product for commercial sale, we do not anticipate recognizing revenues in any of these jurisdictions in the next twelve months. No dossier related activities or product shipments have taken place during 2011, nor are any expected to these countries during 2012.

In March 2008, we initiated Phase III clinical trials for this product in the U.S. with the first patient screening for such trials at a clinical study site in Texas in April 2008. Approximately 450 patients have been enrolled to date at approximately 70 clinical sites around the world, including sites in the United States, Canada, Bulgaria, Poland, Romania, Russia, Ukraine and Ecuador. The final subjects completed the trial in August 2011, and we are in the process of finalizing the analysis of the results from the trial. Once the analysis is complete, we plan to submit the results to the FDA and pending their review, we will determine what additional trials may be required.

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In November 2008 we, together with our marketing partner Shreya Life Sciences Pvt. Ltd., officially launched Generex Oral-lyn™ in India under marketing name of Oral Recosulin™. Each package of Oral Recosulin™ contains two canisters of our product along with one actuator. The product received regulatory price approval in India in January 2009. Per the requirements of the regulatory approval in India, an in-country clinical study must be completed in India with Oral Recosulin™ before commercial sales can commence. The study is currently under way, and, when concluded, the outcomes will be submitted to the Indian regulatory agency for approval. Completion of the study and regulatory agency approval is not currently expected until at least the third quarter of calendar year 2012, after which time commercial sales can commence. We have not recognized any revenue from the Indian market to date.

In December 2008, we, together with our marketing partner Benta S.A., received an approval to market Generex Oral-lyn™ in Lebanon. The official product launch in Lebanon took place in May 2009. In May 2009, the Algerian health authorities granted us permission to import and sell Generex Oral-lyn™ for the treatment of diabetes in Algeria. The official product launch in Algeria took place in October 2009. To date, we have not recognized any revenue from the sales of Generex Oral-lyn™ in Algeria and very minimal revenues in Lebanon. We do not anticipate significant revenues (if any) to be recognized from these jurisdictions in the next twelve months.

Using our buccal delivery technology, we have also launched a consumer/over-the-counter glucose spray called Glucose RapidSpray™. We do not plan to expend significant resources to market this product in the future. Revenues will not likely be significant, unless we engage a major marketing partner to manufacture, distribute, market and sell this product. In fiscal 2011, 2010 and 2009, we received modest revenues from sales of our commercially available consumer/over-the-counter products. We are currently seeking a global purchaser or licensee for the Glucose Rapid Spray Product.

In October 2008, we announced the enrollment of subjects in our bioequivalence clinical trial of MetControl™, our proprietary Metformin medicinal chewing gum product, conducted in the United States. The protocol for the study is an open-label, two-treatment, two-period, randomized, crossover study comparing MetControl™ and immediate release Metformin™ tablets in healthy volunteers. The study results that we received and analyzed in December 2008 demonstrated bioequivalence. We have, however, determined that the economics of proceeding with this product do not warrant the expenditure of further resources. We have not expended resources to further develop this product during the fiscal years ended July 31, 2011 and 2010 or in the first two quarters of fiscal 2012.

We face competition from other providers of alternate forms of insulin. Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have announced that they will discontinue development and/or sale of their inhalable forms of insulin. Generex Oral-lyn™ is not an inhaled insulin; rather, it is a buccally absorbed formulation with no residual pulmonary deposition. We believe that our buccal delivery technology offers several advantages, including the ease of use, portability, avoidance of pulmonary inhalation and safety profile. Furthermore, insulin administered through the Generex Oral-lyn™ RapidMist™ technology is absorbed directly into the blood stream and not only acts rapidly, but returns to baseline quickly, thereby minimizing the chance of developing hypoglycemia.

Large pharmaceutical companies, such as Merck & Co., Inc., GlaxoSmithKline PLC, Novartis, Inc., MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.) and others, also compete against us in the oncology, immunomedicine and vaccine markets. These companies have competing experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields who are considered to be competitors of Generex.

We are a development stage company. From inception through January 31, 2012, we have received only limited revenues from operations. In the six months ended January 31, 2012, we generated $14,889 in revenue and in the fiscal years ended July 31, 2011, 2010 and 2009, we generated $291,628, $1,172,611 and $1,118,509 in revenue, respectively. The revenue in fiscal 2009 included $500,000 relating to an upfront license fee for the signing of a license and distribution agreement for Generex Oral-lyn™, while the remainder of the revenue in each of the fiscal periods pertained primarily to the sale of our consumer/over-the-counter products. These numbers do not reflect deferred sales to customers during the respective periods with the right of return.

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We operate in only one segment: the research and development of drug delivery systems and technologies for metabolic and immunological diseases.

Our Business Strategy

Our business model focuses on the research and development of diabetes, oncology and infectious diseases drugs.  This business model leverages the expertise of our management team, scientific advisory board and the history of our company.   Our goal is to develop next generation drugs for diabetes, oncology and infectious disease by leveraging our buccal delivery technology to administer large and small molecule drugs, including insulin, and proprietary vaccine formulations based upon two Antigen platform technologies to provide innovative biopharmaceutical products that offer the potential for superior efficacy and safety over existing products.  To achieve these goals, the key elements of our strategy include:

•	Completing current and planned Phase III clinical trials of Generex Oral-lyn™, as well as any additional studies or trials which may be required in order to obtain regulatory approval in major and other jurisdictions;

•	Developing a proprietary portfolio of products for the treatment of diabetes through strategic partnerships licensing and acquisitions;

•	A keystone of Generex’s strategy, announced at the annual meeting of stockholders in June 2011 is the proposed spin-out of Antigen Express as a separate company from Generex. Management believes that this action would allow Antigen to establish value for its immunotherapeutic vaccine technologies separate from the Generex buccal drug delivery platform technologies. The spin-out would be accomplished by the issuance of one or more dividends of Antigen Express stock to Generex stockholders;

•	Completing the ongoing Phase II clinical trials of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer, conducting a Phase II prostate cancer trial and a Phase I trial in patients with breast or ovarian cancer;

•	Conducting further clinical trials of Antigen’s synthetic peptide vaccines against avian (H5N1) influenza and initiating clinical trial of such vaccines against swine (H1N1) influenza; and

•	Exploring other applications for our RapidMist platform buccal technology; morphine, LWH, fentanyl (all of which have undergone Phase I clinical studies), as well as cell therapy for late stage diabetes.

Buccal Delivery Technology and Products

Our buccal delivery technology involves the preparation of proprietary formulations in which an active pharmaceutical agent is placed in a solution with a combination of absorption enhancers and other excipients classified “generally recognized as safe” ("GRAS") by the United States Food and Drug Administration (the "FDA") when used in accordance with specified quantities and other limitations. The resulting formulations are aerosolized with a pharmaceutical grade chemical propellant and are administered to patients using our proprietary RapidMist™ brand metered dose inhaler. The device is a small, lightweight, hand-held, easy-to-use aerosol applicator comprised of a container for the formulation, a metered dose valve, an actuator and dust cap. Using the device, patients self-administer the formulations by spraying them into the mouth. The device contains multiple applications, the number being dependent, among other things, on the concentration of the formulation. Absorption of the pharmaceutical agent occurs in the buccal cavity, principally through the inner cheek walls. In clinical studies of our flagship oral insulin product Generex Oral-lyn™, insulin absorption in the buccal cavity has been shown to be efficacious and safe.

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Buccal Insulin Product – Generex Oral-Lyn™

Insulin is a hormone that is naturally secreted by the pancreas to regulate the level of glucose, a type of sugar, in the bloodstream. The term “diabetes” refers to a group of disorders that are characterized by the inability of the body to properly regulate blood glucose levels. When glucose is abundant, it is converted into fat and stored for use when food is not available. When glucose is not available from food, these fats are broken down into free fatty acids that stimulate glucose production. Insulin acts by stimulating the use of glucose as fuel and by inhibiting the production of glucose. In a healthy individual, a balance is maintained between insulin secretion and glucose metabolism.

There are two major types of diabetes. Type 1 diabetes (juvenile onset diabetes or insulin dependent diabetes) refers to the condition where the pancreas produces little or no insulin. Type 1 diabetes accounts for 5-10 percent of diabetes cases. It often occurs in children and young adults. Type 1 diabetics must take daily insulin injections, typically three to five times per day, to regulate blood glucose levels. Generex Oral-lyn™ provides a needle-free means of delivering insulin for these patients.

In Type 2 diabetes (adult onset or non-insulin dependent diabetes mellitus), the body does not produce enough insulin, or cannot properly use the insulin produced. Type 2 diabetes is the most common form of the disease and accounts for 90-95 percent of diabetes cases. In addition to insulin therapy, Type 2 diabetics may take oral drugs that stimulate the production of insulin by the pancreas or that help the body to more effectively use insulin. Generex Oral-lyn™ provides a simple means of delivering needed insulin to this major cohort of individuals.

Current studies in diabetes have identified a new condition closely related to diabetes, called impaired glucose tolerance (IGT). People with IGT do not usually meet the criteria for the diagnosis of diabetes mellitus. They have normal fasting glucose levels but two hours after a meal their blood glucose level is far above normal. With the increase use of glucose tolerance tests the number of people diagnosed with this pre-diabetic condition is expanding exponentially. Per the 2011 Diabetes Atlas, published by the International Diabetes Federation (IDF), approximately 26 million people in the United States and 280 million people world-wide suffer from IGT. Generex Oral-lyn™ is an ideal solution to providing meal-time insulin to the millions of IGT sufferers. This therapeutic area is currently being investigated.

If not treated, diabetes can lead to blindness, kidney disease, nerve disease, amputations, heart disease and stroke. Each year, between 12,000 and 24,000 people suffer vision impairment or complete blindness because of diabetes. Diabetes is also the leading cause of end-stage renal disease (kidney failure), accounting for about 40 percent of new cases.

In addition, about 60-70 percent of people with diabetes have mild to severe forms of diabetic nerve damage, which, in severe forms, can lead to lower limb amputations. Diabetics are also two to four times more likely to have heart disease, which is present in 75 percent of diabetes-related deaths, and are two to four times more likely to suffer a stroke.

There is no known cure for diabetes. The IDF estimates that there are currently almost 366 million diabetics worldwide per their 2011 Diabetes Atlas and is expected to affect over 552 million people by the year 2030. There are estimated to be over 37 million people suffering from diabetes in North America alone and diabetes is the second largest cause of death by disease in North America.

A substantial number of large molecule drugs (i.e., drugs composed of molecules with a high molecular weight and fairly complex and large spatial orientation) have been approved for sale in the United States or are presently undergoing clinical trials as part of the process to obtain such approval, including various proteins, peptides, monoclonal antibodies, hormones and vaccines. Unlike small molecule drugs, which generally can be administered by various methods, large molecule drugs historically have been administered predominately by injection. The principal reasons for this have been the vulnerability of large molecule drugs to digestion and the relatively large size of the molecule itself, which makes absorption into the blood stream through the skin inefficient or ineffective. The RapidMist technology provides a recognized and proved drug delivery system for the delivery of large molecules directly into the blood stream with the attendant advantages.

In May 2005, we received approval from the Ecuadorian Ministry of Public Health for the commercial marketing and sale of Generex Oral-lyn™ for treatment of Type 1 and Type 2 diabetes. We have successfully completed the delivery and installation of a turnkey Generex Oral-lyn™ production operation at the facilities of PharmaBrand in Quito, Ecuador. The first commercial production run of Generex Oral-lyn™ in Ecuador was completed in May, 2006. While Ecuador production capability may be sufficient to meet the needs of South America, it is believed to be insufficient for worldwide production for future commercial sales and clinical trials.

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On the basis of the test results in Ecuador and other pre-clinical data, we made an IND submission to Health Canada (Canada's equivalent to the FDA) in July 1998, and received permission from the Canadian regulators to proceed with clinical trials in September 1998. We filed an Investigational New Drug application with the FDA in October 1998, and received FDA approval to proceed with human trials in November 1998. Annual reports have been filed with the FDA each year since that time.

We began our clinical trial programs in Canada and the United States in January 1999. Between January 1999 and September 2000, we conducted clinical trials of our insulin formulation involving approximately 200 subjects with Type 1 and Type 2 diabetes and healthy volunteers. The study protocols in most trials involved administration of two different doses of our insulin formulation following either a liquid Sustacal meal or a standard meal challenge. The objective of these studies was to evaluate our insulin formulation's efficacy in controlling post-prandial (meal related) glucose levels. These trials demonstrated that our insulin formulation controlled post-prandial hyperglycemia in a manner comparable to injected insulin. In April 2003, a Phase II-B clinical trial protocol was approved in Canada. In September 2006, a Clinical Trial Application relating to our Generex Oral-lyn™ protocol for late-stage trials was approved by Health Canada. The FDA’s review period for the protocol lapsed without objection in July 2007.

In late April 2008, we initiated Phase III clinical trials in North America for Generex Oral-lyn™ with the first subject screening in Texas. Other clinical sites participating in the study are located in the United States (Texas, Maryland, Minnesota and California), Canada (Alberta), European Union (Romania, Poland and Bulgaria), Eastern Europe (Russia and Ukraine),) and Ecuador. At present, approximately 450 subjects have been enrolled in the program at approximately 70 clinical sites around the world. The Phase III protocol called for a six-month trial with a six-month follow-up with the primary objective to compare the efficacy of Generex Oral-lyn™ and the RapidMist™ Diabetes Management System with that of standard regular injectable human insulin therapy as measured by HbA1c, in patients with Type-1 diabetes mellitus. The final subjects completed the trial in August 2011, and we are in the process of finalizing the analysis of the results from the trial. Once the analysis is complete, we plan to submit the results to the FDA and pending their review, we will determine what additional trials may be required. We expect to use the data collected from these trials in future Marketing Applications along with any additional late-stage Phase III or other trials deemed necessary for FDA, Health Canada and European Union (EMA) approval.

We engaged a global clinical research organization to provide many study related site services, including initiation, communication with sites, project management and documentation; a global central lab service company to arrange for the logistics of kits and blood samples shipment and testing; an Internet-based clinical electronic data management company to assist us with global data entry, project management and data storage/processing of the Phase III clinical trial and regulatory processes. We contracted with our third-party manufacturers to produce sufficient quantities of the RapidMist™ components, the insulin, and the raw material excipients required for the production of clinical trial batches of Generex Oral-lyn™.

As described above, we have obtained regulatory approval for the commercial marketing and sale of Generex Oral-lyn™ in Ecuador, India (subject to further study), Lebanon and Algeria.

Consumer/Over-the-Counter Glucose Product Line

Using our proprietary buccal delivery technology, we have developed several formulations of glucose sprays. In the first quarter of fiscal year 2007, we introduced, Glucose RapidSpray™. This product uses our proprietary RapidMist™ brand metered dose inhaler platform technology to provide an alternative for people who require or want additional glucose in their diet and delivers a fat-free, low-calorie glucose formulation directly into the mouth. In fiscal 2011, 2010 and 2009, we received modest revenues from sales of our commercially available consumer/over-the-counter products, but do not intend to expend significant resources to market these products in 2012 or in future years. Revenues will not likely be significant, unless we engage a major marketing partner to manufacture, distribute, market and sell this product. We had entered into a preliminary marketing and distribution agreement with Merck, S.A. de C.V. in Mexico for the distribution of, Glucose RapidSpray™ brand formulated glucose spray product. Merck was considering the potential to produce, market, and distribute the product in Mexico as Diabion® GlucoShot®. Merck has since decided not to pursue this opportunity. To date, we have received modest revenues from sales of these products which were available in retail stores and independent pharmacies in the United States and Canada. We are currently seeking a global purchaser or licensee for the Glucose Rapid Spray Product who is also capable of manufacturing and distributing the product on a global scale.

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Other Potential Buccal Products

We have had discussions regarding possible research collaborations with various pharmaceutical companies concerning use of our large molecule drug delivery technology with other compounds, including monoclonal antibodies, human growth hormone, fertility hormones, estrogen and heparin, and a number of vaccines. We are currently pursuing development opportunities to complement our insulin therapy. Amarantus BioSciences and Generex Biotechnology announced in June 2011 that they are working towards establishing a collaboration on cell therapy for late stage diabetes, but as of the date of this report, no definitive agreements have been signed.

In October 2008, we announced the enrollment of subjects in our bioequivalence clinical trial of MetControl™, our proprietary Metformin medicinal chewing gum product, conducted in the United States. The protocol for the study is an open-label, two-treatment, two-period, randomized, crossover study comparing MetControl™ and immediate release Metformin™ tablets in healthy volunteers. The study results that we received and analyzed in December 2008 demonstrated bioequivalence. We have, however, determined that the economics of proceeding with this product do not warrant the expenditure of further resources. We have not expended resources to further develop this product during the fiscal years ended July 31, 2011 and 2010 or in the first two quarters of fiscal 2012 and do not currently plan to expend any further resources on this product.

Immunomedicine Technology and Products

Our wholly-owned subsidiary Antigen Express is developing proprietary vaccine formulations based upon two platform technologies that were discovered by its founder, the Ii-Key hybrid peptides and Ii-Suppression. These technologies are applicable for either antigen-specific immune stimulation or suppression, depending upon the dosing and formulation of its products. Using active stimulation, we are focusing on major diseases such as breast, prostate and ovarian cancer, melanoma, influenza (including H5N1 avian and H1N1 swine flu) and HIV. Autoimmune diseases such as diabetes and multiple sclerosis are the focus of our antigen-specific immune suppression work.

Antigen’s immunotherapeutic vaccine AE37 is currently in Phase II clinical trials for patients with HER-2/neu positive breast cancer. The trial is being conducted with the United States Military Cancer Institute's (USMCI) Clinical Trials Group and will examine the rate of relapse in patients with node-positive or high-risk node-negative breast cancer after two years. The study is randomized and will compare patients treated with AE37 plus the adjuvant GM-CSF versus GM-CSF alone. The Phase II trial follows a Phase I trial that demonstrated safety, tolerability, and immune stimulation of the AE37 vaccine in breast cancer patients.

Based on positive results in trials of the AE37 vaccine in breast cancer patients, we entered into an agreement in August 2006 with the Euroclinic, a private center in Athens, Greece, to commence clinical trials with the same compound as an immunotherapeutic vaccine for prostate cancer. A Phase I trial involving 29 patients was completed in August 2009, which similarly showed safety, tolerability and induction of a specific immune response. Agreements, as well as a protocol, are in place for initiation of a Phase II clinical trial once additional funding is available.

The same technology used to enhance immunogenicity is being applied in the development of a synthetic peptide vaccine for H5N1 avian influenza and the 2009 H1N1 swine flu. In April 2007, a Phase I clinical trial of Antigen’s proprietary peptides derived from the hemagglutinin protein of the H5N1 avian influenza virus was initiated in healthy volunteers in the Lebanese-Canadian Hospital in Beirut, Lebanon. We have completed the first portion of the Phase I trial. Modified peptide vaccines for avian influenza offer several advantages over traditional egg-based or cell-culture based vaccines. Modified peptide vaccines can be manufactured by an entirely synthetic process which reduces cost and increases both the speed and quantity of vaccine relative to egg- or cell-culture based vaccines. Another advantage is that the peptides are derived from regions of the virus that are similar enough in all H5N1 and H1N1 virus strains such that they would not have to be newly designed for the specific strain to emerge in a pandemic.

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A Physician’s Investigational New Drug (“IND”) application for the Phase I and Phase II trials in patients with stage II HER-2/neu positive breast cancer has been filed with the FDA. The Phase I trial was completed at the Walter Reed Army Medical Center in Washington, D.C., and the Phase II trial is taking place at 13 sites, including 11 in the U.S., one in Germany and one in Greece. A Physician’s Investigational New Drug application for a Phase I trial in patients with breast or ovarian cancer also has been filed with the FDA and this Phase I trial is being conducted in Dallas, Texas at the Mary Crowley Cancer Center. Applications were filed and approvals obtained for a Phase I prostate cancer trial using AE37 in Athens, Greece from the Hellenic Organization of Drugs, and this Phase I trial was completed in August 2009. The Ministry of Health in Lebanon gave approval for Phase I trial of our experimental H5N1 prophylactic vaccine in Beirut, Lebanon following submission of an application. All other immunomedicine products are in the pre-clinical stage of development.

Government Regulation

Our research and development activities and the manufacturing and marketing of our pharmaceutical products are subject to extensive regulation by the FDA in the United States, Health Canada in Canada and comparable designated regulatory authorities in other countries. Among other things, extensive regulations require us to satisfy numerous conditions before we can bring products to market. While these regulations apply to all competitors in our industry, having a technology that is unique and novel extends the requisite review period by the various divisions within the FDA and other regulators. Also, other companies in our industry are not limited primarily to products which still need to be approved by government regulators, as we are now.

If requisite regulatory approvals are not obtained and maintained, our business will be substantially harmed. In many cases, we expect that extant and prospective development partners will participate in the regulatory approval process. The following discussion summarizes the principal features of food and drug regulation in the United States and other countries as they affect our business.

United States

All aspects of our research, development and foreseeable commercial activities relating to pharmaceutical products are subject to extensive regulation by the FDA and other regulatory authorities in the United States. United States federal and state statutes and regulations govern, among other things, the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of pharmaceutical products. The regulatory approval process, including clinical trials, usually takes several years and requires the expenditure of substantial resources. If regulatory approval of a product is granted, the approval may include significant limitations on the uses for which the product may be marketed.

The steps required before a pharmaceutical product may be marketed in the United States include:

•	Conducting appropriate pre-clinical laboratory evaluations, including animal studies, in compliance with the FDA’s Good Laboratory Practice (“GLP”) requirements, to assess the potential safety and efficacy of the product, and to characterize and document the product’s chemistry, manufacturing controls, formulation and stability;

•	Submitting the results of these evaluations and tests to the FDA, along with manufacturing information, analytical data, and protocols for clinical studies, in an IND Application, and receiving approval from the FDA that the clinical studies proposed under the IND are allowed to proceed;

•	Obtaining approval of Institutional Review Boards (“IRBs”) to administer the product to humans in clinical studies; conducting adequate and well-controlled human clinical trials in compliance with the FDA’s Good Clinical Practice (“GCP”) requirements that establish the safety and efficacy of the product candidate for the intended use;

•	Developing manufacturing processes which conform to the FDA’s current Good Manufacturing Practices, or cGMPs, as confirmed by FDA inspection;

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•	Submitting to the FDA the results of pre-clinical studies, clinical studies, and adequate data on chemistry, manufacturing and control information to ensure reproducible product quality batch after batch, in an NDA or Biologics License Application (“BLA”); and

•	Obtaining FDA approval of the NDA, including inspection and approval of the product manufacturing facility as compliant with cGMP requirements, prior to any commercial sale or shipment of the pharmaceutical agent.

Quality and pre-clinical tests and studies include: laboratory evaluation of Drug Substance and Drug Product chemistry, formulation/manufacturing, and stability profiling, as well as a large number of animal studies to assess the potential safety and efficacy of each product. Typically, the pre-clinical studies consist of the following:

Pharmacology

•	Primary and Secondary Pharmacodynamics
•	Safety Pharmacology
•	Other Pharmacodynamics

Pharmacokinetics (“PK”)

•	Single and Multiple Dose Kinetics
•	Tissue Distribution
•	Metabolism
•	PK Drug Interactions
•	Other PK studies

Toxicology

•	Single and Multiple Dose Toxicity
•	Genotoxicity
•	Carcinogenicity
•	Reproduction Toxicity
•	Other Toxicity

The results of the quality and pre-clinical tests/studies, in addition to any non-clinical pharmacology, are submitted to the FDA along with the initial clinical study protocol (see descriptive of process below) as part of the initial IND and are reviewed by the FDA before the commencement of human clinical trials. Unless the FDA objects to it, the IND becomes effective 30 days following its receipt by the FDA. The FDA reviews all protocols, protocol amendments, adverse event reports, study reports, and annual reports in connection with a new pharmacological product.

The IND for our oral insulin formulation became effective in November 1998. Amendments are also subsequently filed as new Clinical Studies and their corresponding Study Protocols are proposed. In July 2007, we received a no objection clearance to initiate our Phase III study protocol for our oral insulin product. The Physician’s Investigational New Drug Application for the Phase 1 and Phase II trial of AE37, Antigen’s synthetic peptide vaccine designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene, in patients with stage II HER-2/neu positive breast cancer became effective in March 2006.

Clinical trials involve the administration of a new drug to humans under the supervision of qualified investigators. The protocols for the trials must be submitted to the FDA as part of the IND. Also, each clinical trial must be approved and conducted under the auspices of an IRB, which considers, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution conducting the clinical trials.

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Clinical trials are typically conducted in three sequential phases (Phase I, Phase II, and Phase III), but the phases may overlap. Phase I clinical trials test the drug on healthy human subjects for safety and other aspects, but usually not effectiveness. Phase II clinical trials are conducted in a limited patient population to gather evidence about the efficacy of the drug for specific purposes, to determine dosage tolerance and optimal dosages, and to identify possible adverse effects and safety risks. When a compound has shown evidence of efficacy and acceptable safety in Phase II evaluations, Phase III clinical trials are undertaken to evaluate and confirm clinical efficacy and to test for safety in an expanded patient population at clinical trial sites in different geographical locations.  The FDA and other regulatory authorities require that the safety and efficacy of therapeutic product candidates be supported through at least two adequate and well-controlled Phase III clinical trials (known as “Pivotal Trials”).  The successful completion of Phase III clinical trials is a mandatory step in the approval process for the manufacturing, marketing, and sale of products.

In the United States, the results of quality, pre-clinical studies and clinical trials, if successful, are submitted to the FDA in an NDA to seek approval to market and commercialize the drug product for a specified use. The NDA is far more specific than the IND and must also include proposed labeling and detailed technical sections based on the data collected. The FDA is governed by the Prescription Drug User Fee Act (“PDUFA”) regarding response time to the application, which is generally 12 months (and shorter for a priority application). It may deny a NDA if it believes that applicable regulatory criteria are not satisfied. The FDA also may require additional clarifications on the existing application or even additional testing for safety and efficacy of the drug. We cannot be sure that any of our proposed products will receive FDA approval. The multi-tiered approval process means that our products could fail to advance to subsequent steps without the requisite data, studies, and FDA approval along the way. Even if approved by the FDA, our products and the facilities used to manufacture our products will remain subject to review and periodic inspection by the FDA.

To supply drug products for use in the United States, foreign and domestic manufacturing facilities must be registered with, and approved by, the FDA. Manufacturing facilities must also comply with the FDA's cGMPs, and such facilities are subject to periodic inspection by the FDA. Products manufactured outside the United States are inspected by regulatory authorities in those countries under agreements with the FDA.  To comply with cGMPs, manufacturers must expend substantial funds, time and effort in the area of production and quality control.  The FDA stringently applies its regulatory standards for manufacturing. Discovery of previously unknown problems with respect to a product, manufacturer or facility may result in consequences with commercial significance. These include restrictions on the product, manufacturer or facility, suspensions of regulatory approvals, operating restrictions, delays in obtaining new product approvals, withdrawals of the product from the market, product recalls, fines, injunctions and criminal prosecution.

One final hurdle that is closely associated with the cGMP inspections is the pre-approval inspection that the FDA carries out prior to the issuance of a marketing license. FDA inspectors combine cGMP compliance with a review of research and development documents that were used in the formal NDA. A close inspection of historic data is reviewed to confirm data and to demonstrate that a company has carried out the activities as presented in the NDA. This is generally a long inspection and requires a team of individuals from the company to “host” the FDA inspector(s).

Foreign Countries

Before we are permitted to market any of our products outside of the United States, those products will be subject to regulatory approval by foreign government agencies similar to the FDA.  These requirements vary widely from country to country. Generally, however, no action can be taken to market any drug product in a country until an appropriate application has been submitted by a sponsor and approved by the regulatory authorities in that country. Again, similar to the FDA, each country will mandate a specific financial consideration for the Marketing Application dossiers being submitted. Although an important consideration, FDA approval does not assure approval by other regulatory authorities. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. The Canadian regulatory process is substantially similar to that of the United States. To date, we have received the following foreign regulatory approval for our product candidates:

•	We obtained regulatory approval to begin clinical trials of our oral insulin formulation in Canada in November 1998. In April 2003, we received approval of an Oral-lyn™ Phase II-B clinical trial protocol in Canada. In September 2006 Health Canada approved our Clinical Trial Application in respect of our proposed Generex Oral-lyn™ protocol for late-stage trials; we expect to use the data collected from these trials in the New Drug Submission that will be prepared concurrently with the progression of the late-stage trials.

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•	We obtained regulatory approval in Canada to begin clinical trials of our buccal morphine product in March 2002 and our fentanyl product in October 2002.

•	In May 2005, we received approval from the Ecuadorian Ministry of Public Health for the commercial marketing and sale of Generex Oral-lyn™ for treatment of Type 1 and Type 2 diabetes. To date we have not recognized any revenue from the sale of Generex Oral-lyn™ in Ecuador and we are not currently expending any resources to further commercialization in this country.

•	In November 2007, we obtained approval for the importation and commercial marketing and sale in India of Generex Oral-lyn™ under the marketing name of Oral Recosulin™ from the Central Drugs Standard Control Organization (CDSCO), Directorate General of Health Services, Government of India, which is responsible for authorizing marketing approval of all new pharmaceutical products in India. Per the requirements of the approval, an in-country clinical study must be completed in India with Oral Recosulin™ before commercial sales can commence. That study is currently underway and completion is expected in the second half of 2012.

•	Applications were filed and approvals obtained in May 2007 for a Phase I prostate cancer trial using AE37 in Athens, Greece from the Hellenic Organization of Drugs. This Phase I trial was completed in August 2009.

•	The Ministry of Health in Lebanon gave approval for the Phase I trial of our experimental H5N1 prophylactic vaccine in Beirut, Lebanon following submission of an application. In December 2008, we, together with our marketing partner Benta SA., received an approval to market Generex Oral-lyn™ in Lebanon. The official product launch in Lebanon took place in May 2009. We are not currently expending any resources to further commercialization in this country.

•	In May 2009, the Algerian health authorities granted us permission to import and sell Generex Oral-lyn™ for the treatment of diabetes in Algeria. To date we have not recognized any revenue from the sale of Generex Oral-lyn™ in Algeria and we are not currently expending any resources to further commercialization in this country.

Marketing and Distribution

We market our products through collaborative arrangements with companies that have well-established pharmaceutical marketing and distribution capabilities, including expertise in the regulatory approval processes in their respective jurisdictions.

We have entered into licensing and distribution agreements with a number of multinational distributors to assist us with the process of gaining regulatory approval for the registration, marketing, distribution, and sale of Generex Oral-lyn™ in countries throughout the world, including:

•	Shreya Life Sciences Pvt. Ltd. for India, Pakistan, Bangladesh, Nepal, Bhutan, Sri Lanka, and Myanmar;
•	Adcock Ingram Limited and Adcock Ingram Healthcare (Pty) Ltd. for South Africa, Lesotho, Swaziland, Botswana; Namibia, Mozambique and Zimbabwe;
•	E&V Alca Distribution Corp. for Albania, Montenegro, and Kosovo;
•	Medrey S.A.L. (formerly MedGen Corp.) and Benta S.A.L. for Lebanon;
•	SciGen, Ltd. for China, Hong Kong, Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam;
•	Pharmaris Perus S.A.C. for Peru;
•	MediPharma SA for Argentina;

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•	PMG S.A. for Chile;
•	Dong Sung Pharm. Co. Ltd. for South Korea; and
•	Benta S.A. for Lebanon.

Under these licensing and distribution agreements excluding the one with Dong Sung Pharm Co., we will not receive an upfront license fee, but the distributor will bear any and all costs associated with the procurement of governmental approvals for the sale of Generex Oral-Lyn™, including any clinical and regulatory costs. We possess the worldwide marketing rights to our oral insulin product. We do not currently plan to expend significant resources on additional clinical trials or to further the commercialization of Generex Oral-lyn™ until after such time that we secure additional financing.

Manufacturing

In December 2000, we completed our pilot manufacturing facility for Generex Oral-lyn™ in Toronto, Canada in the same commercial complex in which our laboratories are located. In the first quarter of fiscal year 2006, we initiated a scale-up commercial production run of several thousand canisters of Generex Oral-lyn™ at this facility. We will need to significantly increase our manufacturing capability or engage contract manufacturers in order to manufacture any product in significant quantities for any future commercial sales and clinical trials.

In March 2006, we successfully completed the delivery and installation of a turnkey Generex Oral-lyn™ filling operation at the facilities of PharmaBrand, in Quito, Ecuador for the purposes of commercial supply and sales in Ecuador and other countries that can procure registrations and import licenses. We anticipate that the capacity of this facility will be sufficient to support commercial sales in Ecuador and other countries in Latin America, it is believed to be insufficient for worldwide production for future commercial sales and clinical trials.

In anticipation of undertaking late-stage clinical trials of Generex Oral-lyn™ in Canada, we entered into an agreement with Cardinal Health PTS, LLC, now known as Catalent Pharma Solutions (Catalent), in June 2006, pursuant to which Catalent manufactured clinical trial batches of Generex Oral-lyn™. Pursuant to pre-extant supply arrangements, our third-party suppliers have been manufacturing the quantities of the RapidMist™ brand metered dose inhaler components (valves, canisters, actuators, and dust caps), the insulin, and the formulary excipients that will be required for the Catalent production. In addition, our Regulatory Affairs, Quality Control and R&D personnel have worked with Catalent to prepare and validate the Catalent production processes. We are not currently manufacturing product under this agreement and we expect that any agreements regarding the manufacturing of Generex Oral-lyn™ for any future trials or commercial sales will need to be renegotiated at such time.

Our subsidiary Antigen leases office and laboratory space in Worcester, Massachusetts, which is sufficient for its present needs. The laboratory has permission to store and use biohazardous (including recombinant DNA materials) and flammable chemicals.

Raw Material Supplies

The excipients used in our formulation are available from numerous sources in sufficient quantities for clinical purposes, and we believe that they will be available in sufficient quantities for commercial purposes when required, although we have not yet attempted to secure a guaranteed commercial supply of any such products. Components suitable for our RapidMist™ brand metered dose inhaler are available from a limited number of potential suppliers, as is the chemical propellant used in the device. The components which now comprise the device are expected to be used in the commercial version of our insulin product in Ecuador, India, Lebanon and Algeria. We have secured supply arrangements with manufacturers for each of the components and the propellant that we presently use in our RapidMist™ brand metered dose inhaler for commercial quantities of such components. All such suppliers are prominent, reputable and reliable suppliers to the pharmaceutical industry. Because we now have a single supplier for many of these, however, we are more vulnerable to supply interruptions than would be the case if we had multiple suppliers for each component. We do not believe that the risk of supply for proprietary raw materials or device components is unusual in the pharmaceutical industry.

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Insulin is available worldwide from only a few sources. However, alternative supplies of insulin are under development. We currently procure recombinant human insulin crystals for clinical trials and commercial production in Ecuador from time to time from a European supplier whose production facility is GMP certified by the FDA and European health authorities. On December 7, 2009, we entered into a long-term agreement with sanofi-aventis Deutschland GmbH (“sanofi-aventis”).  Under this agreement, sanofi-aventis will manufacture and supply recombinant human insulin to us in the territories specified in the agreement.  Through this agreement, we will procure recombinant human insulin crystals for use in the production of Generex Oral-lyn™.  The terms of the supply agreement required us to make certain minimum purchases of insulin from sanofi-aventis through the period ending December 31, 2011. As we did not meet the minimum purchase requirements by December 31, 2011, sanofi-aventis may terminate the agreement. Upon termination, we would be obligated to pay sanofi-aventis for all materials and components that it has acquired or ordered to manufacture insulin based on our forecasts or minimum purchase commitments, all related work-in-progress (at cost) and all finished insulin in inventory.

Raw materials for our pre-clinical development stage immunomedicine products include amino acids (for peptide therapeutics) and oligonucleotides (for genetic constructs). These materials are readily available from commercial suppliers. We utilize the services of several commercial laboratories for the manufacturing of our pre-clinical development stage immunomedicine products.

Intellectual Property

We hold a number of patents in the United States and foreign countries covering our buccal and other delivery technologies. We also have developed brand names and trademarks for products in appropriate areas. We consider the overall protection of our patent, trademark and other intellectual property rights to be of material value and acts to protect these rights from infringement.

Patents are a key determinant of market exclusivity for most branded pharmaceutical products. Protection for individual products or technologies extends for varying periods, in accordance with the expiration dates of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent, its scope of coverage and the availability of meaningful legal remedies in the country.

We currently have twenty-two issued U.S. patents and two pending U.S. patent applications pertaining to various aspects of drug delivery technology, including oral administration of macromolecular formulations (such as insulin) as well as pain relief medications such as morphine and fentanyl. We currently hold seven issued Canadian patents and three pending Canadian patent applications also relating to various aspects of drug delivery technology. We also hold thirty-six issued patents and nine pending patent applications covering our drug delivery technology in jurisdictions other than the U.S. and Canada, including Brazil, Argentina, Israel, Australia and several European countries.

The expiration dates of the U.S. issued patents range from 2016 to 2022. The expiration dates of the patents issued in Canada range from 2015 to 2021. The expiration dates of the patents issued in other jurisdictions range from 2015 to 2028.

We had an indirect interest in eighteen drug delivery patents held by another company, Centrum Biotechnologies, Inc. The expiration dates of these patents ranged from 2014 to 2016 and as it was unlikely that we could make commercial use of the patents prior to their expiration dates, we have let these patents lapse.

In addition to patents, we hold intellectual property in the form of trademark applications or registrations for GENEREX BIOTECHNOLOGY (Design), GENEREX BIOTECHNOLOGY (Logo), GENEREX ORAL-LYN, ORAL LYN, ORAL-LYN and RAPIDMIST in various jurisdictions in the world. Trademarks have no effect on market exclusivity for a product, but are considered to have marketing value. Trademark protection continues in some countries as long as used; in other countries, as long as registered. Registration is for fixed terms and can be renewed indefinitely.

Our subsidiary Antigen Express currently holds ten issued U.S. patents and twenty-three other foreign patents. There are also twenty-three pending patent applications worldwide concerning technology for modulating the immune system via activation of antigen-specific helper T lymphocytes, including nine in the U.S. and fourteen in other countries. Some of these patents are held under exclusive licenses from the University of Massachusetts. Dr. Robert Humphreys, a retired officer of Antigen, is the listed inventor or co-inventor on many of these patents and patent applications, including those licensed from the University of Massachusetts.

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The expiration dates of the Antigen U.S. issued patents range from 2013 to 2028. The expiration dates of the patents issued in other jurisdictions range from 2014 to 2023.

We possess the worldwide manufacturing and marketing rights to our oral insulin product.

Our long-term success will substantially depend upon our ability to obtain patent protection for our technology and our ability to protect our technology from infringement, misappropriation, discovery and duplication. We cannot be sure that any of our pending patent applications will be granted, or that any patents which we own or obtain in the future will fully protect our position. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. We believe that our existing technology and the patents which we hold or for which we have applied do not infringe anyone else's patent rights. We believe our patent rights will provide meaningful protection against others duplicating our proprietary technologies. We cannot be sure of this, however, because of the complexity of the legal and scientific issues that could arise in litigation over these issues. See the discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Legal Proceedings” in this prospectus.

We also rely on trade secrets and other unpatented proprietary information. We seek to protect this information, in part, by confidentiality agreements with our employees, consultants, advisors and collaborators.

Competition

We expect that products based upon our buccal delivery technology and any other products that we may develop will compete directly with products developed by other pharmaceutical and biotechnology companies, universities, government agencies and public and private research organizations.

Products developed by our competitors may use a different active pharmaceutical agent or treatment to treat the same medical condition or indication as our product or may provide for the delivery of substantially the same active pharmaceutical ingredient as our products using different methods of administration. For example, a number of pharmaceutical and biotechnology companies are engaged in various stages of research, development and testing of alternatives to insulin therapy for the treatment of diabetes, as well as new methods of delivering insulin. These methods, including nasal, transdermal, needle-free (high pressure) injection and pulmonary, may ultimately successfully deliver insulin to diabetic patients. Some biotechnology companies also have developed different technologies to enhance the presentation of peptide antigens. Some of our competitors and potential competitors have substantially greater scientific research and product development capabilities, as well as financial, marketing and human resources, than we do.

Where the same or substantially the same active ingredient is available using alternative delivery means or the same or substantially the same result is achievable with a different treatment or technology, we expect that competition among products will be based, among other things, on product safety, efficacy, ease of use, availability, price, marketing and distribution. When different active pharmaceutical ingredients are involved, these same competitive factors will apply to both the active agent and the delivery method.

We consider other drug delivery and biotechnology companies to be direct competitors for the cooperation and support of major drug and biotechnology companies that own or market proprietary pharmaceutical compounds and technologies, as well as for the ultimate patient market. Of primary concern to us are the competitor companies that are known to be developing delivery systems for insulin and other pharmaceutical agents that we have identified as product candidates and technologies to enhance the presentation of peptide antigens.

Large pharmaceutical companies, such as Merck & Co., Inc., GlaxoSmithKline PLC, Novartis, Inc., MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.) and others, also compete in the oncology, immunomedicine and vaccine markets. These companies have greater experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields and are considered to be competitors of Generex.

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The following descriptions of our competitors and their products were obtained from their filings with the Securities and Exchange Commission, information available on their web sites and industry research reports.

Buccal Insulin Product

•	MannKind Corporation’s product candidates include AFREZZA®, a mealtime insulin therapy being studied for use in adult patients with type 1 and type 2 diabetes. It is a drug-device combination product which administers insulin through inhalation to the lungs. MannKind submitted an NDA to the FDA requesting approval to market AFRESA in May 2009. In January 2011, MannKind announced that it had received a complete response letter from the FDA for AFREZZA®. In August 2011, MannKind announced that it has confirmed with the FDA the design of the two additional clinical studies which are required for AFREZZA®.

•	Nektar Therapeutics and Pfizer terminated their collaborative development and licensing agreement for Exubera® and Nektar’s next-generation inhaled insulin product in November 2007. Exubera® was the first inhaled insulin formulation to receive FDA approval. In April 2008, Nektar announced that it had ceased all negotiations with potential partners for Exubera® and the next-general inhaled insulin product as a result of new data analysis from ongoing clinical trials conducted by Pfizer which indicated an increased risk of lung cancer in certain patients.

•	Novo Nordisk A/S, one of the two leading manufacturers of insulin in the world, announced in May 2008 the termination of clinical testing of the pulmonary delivery system for inhaled insulin, the AERx® insulin Diabetes Management System (AERx iDMS), initially developed by Aradigm Corporation. The product was in Phase III clinical trials at the time of Novo Nordisk’s announcement. In December 2010, it was announced that Novo Nordisk had entered into an exclusive Development and License Agreement with Emisphere for its oral insulin formulation.

•	Alkermes, Inc. and Eli Lilly and Company entered into a licensing agreement in 2001 for the development of an AIR® inhaled insulin system based upon Alkermes’ AIR® pulmonary drug delivery system for large molecule drugs to the lungs with a dry power formulation. In March 2008, Eli Lilly announced its termination of development work relating to this product.

•	In May 2009, Alkermes, Amylin Pharmaceuticals, Inc. and Eli Lilly and Company submitted a NDA for exenatide once weekly, an extended-release injectable formulation, to the FDA. The NDA was accepted for review by the FDA in July 2009. If approved, exenatide once weekly would be the first once-a-week therapy for the treatment of type 2 diabetes.

•	CPEX Pharmaceuticals, Inc.’s proprietary permeation enhancer, CPE-215®, provides skin, mouth, nose and eye membrane absorption of a variety of pharmaceuticals. CPEX has applied this technology to Nasulin™, through which insulin is absorbed via nasal mucosa. In April 2010, CPEX announced that it decided not to proceed with any further development activities of Nasulin™, which was currently in Phase II clinical trials.

•	There are several companies that are working on developing products which involve the oral delivery of analogs of insulin. Oramed Pharmaceuticals is developing an orally ingestible insulin capsule which is currently in Phase II clinical trials. Biocon Limited has developed IN-105, a tablet for the oral delivery of insulin, which is currently in phase II trials. Diabetology has developed Capsulin IR, an insulin capsule which is currently in Phase II clinical trials. Access Pharmaceuticals has developed Cobalamin, an oral insulin which is currently in pre-clinical trials. Dance Pharmaceuticals is developing an inhaled insulin product based on Aerogen’s proprietary OnQ Aerosol Generator technology.

There are also a number of companies developing alternative means of delivering insulin in the form of oral pills, transdermal patches, and intranasal methods, which are at early stages of development. In addition to other delivery systems for insulin, there are numerous products, such as sulfonylureas (Amaryl®and Glynase®), biguanides (branded and generic metformin products), thiazolidinediones (Avandia®and Actos®), glucagon-like peptide 1 (Byetta®and Victoza®), and dipeptidyl peptidase IV inhibitors (Januvia® and Onglyza™), which have been approved for use in the treatment of Type 2 diabetics in substitution of, or in addition to, insulin therapy. These products may also be considered to compete with insulin products.

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Immunomedicine Technology and Products

•	Novavax, Inc. is a clinical-stage biotechnology company which is developing vaccines to address a broad range of infectious diseases, including H1N1, seasonal influenza and respiratory syncytial virus (RSV) using proprietary virus-like particle technology. Novavax’s season flu vaccine is in Phase II clinical trials and its H5N1 influenza virus-like particle vaccine is in Phase 1 clinical trials.

•	Advaxis, Inc. uses a proprietary technique to bioengineer Listeria bacteria to create a specific antigen that can stimulate an immune response after recognition by the recipient’s immune system. Advaxis’ most advanced product candidate is ADXS-HPV, which is in Phase II trials for HPV-associated CIN (cervical intraepithelial neoplasia) and recurrent cervical cancer.

•	Micromet, Inc. uses two platform technologies to treat cancers, autoimmune diseases and inflammation: (i) the creation of Single-Chain Antibodies (SCAs) through the use of the antigen-binding region of a full-sized antibody, held together by a linker; and (ii) BiTE® technology which utilizes the body’s CTLs to attack tumor cells. Micromet’s lead product candidate blinatumomab (MT103) is currently the subject of a European pivotal trial in patients with minimal residual disease positive acute lymphoblastic leukemia.

•	Sanofi Pasteur Inc., the vaccine division of sanofi-aventis and one of the largest vaccines companies in the world, has product candidates including inoculations against 20 varieties of infectious diseases. It received FDA approval for an H5N1 avian influenza vaccine in April 2007 and for an H1N1 vaccine in September 2009.

•	Dendreon Corporation’s product portfolio includes therapeutic vaccines, monoclonal antibodies and small molecules. Its most advanced product candidate, Provenge® (sipuleucel-T), an investigational autologous (patient-specific) active cellular immunotherapy (ACI) for the treatment of prostate cancer received FDA approval in April 2010. Dendreon is exploring the application of additional active cellular immunotherapy product candidates and small molecules for the potential treatment of a variety of cancers.

•	Galena Biopharma’s (formerly Rxi Pharmaceuticals Corporation) NeuVax™, is currently in Phase III clinical trials to evaluate NeuVax™ for the treatment of early stage, HER2-positive breast cancer. Clinical trials are currently underway to test NeuVax™ as a treatment for prostate cancer, and to use NeuVax™ in combination with Herceptin® to target breast cancer.

•	Cell Genesys, Inc. was developing products for the treatment of prostate cancer using the GVAX™ cancer treatments, which are composed of tumor cells that are genetically modified to secrete an immune-stimulating cytokine and are irradiated for safety. Cell Genesys and Takeda Pharmaceutical Co. entered into an exclusive licensing agreement for GVAX in March 2008. In late 2008, Cell Genesys announced it was terminating the Phase III trials for the GVAX™ prostate cancer products. In May 2010, BioSante Pharmaceuticals, Inc. announced that development of the GVAX vaccine for the treatment of prostate cancer has been reinitiated and is in Phase II human clinical trials. In addition to GVAX prostate product, BioSante has several other cancer vaccines which are in Phase II clinical development including vaccines for leukemia, breast cancer and pancreatic cancer.

•	Pharmexa-Epimmune, Inc., the U.S. subsidiary of Pharmexa A/S, was sold to Korean company, VaxOnco, Inc., a Korean company specializing in peptide based vaccines, in April 2009. Pharmexa-Epimmune has in its product pipeline a peptide vaccine, GV1001, which is in Phase III clinical trials for pancreatic cancer and Phase II clinical trials for liver and non-small cell lung cancer and two vaccines against HER/2-positive breast cancer in Phase I and Phase II clinical trials. Pharmexa-Epimmune has received significant NIH funding for vaccines against malaria and HIV, some of which are currently in Phase I testing.

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•	CEL-SCI Corporation’s main product is Multikine® an immunotherapeutic agent being developed as a cancer treatment. Multikine®’s goal is to harness the body's natural ability to fight tumors. Multikine® has been cleared in the U.S. and Canada for study in a global Phase III clinical trial in advanced primary (not yet treated) head and neck cancer patients.

Environmental Compliance

Our manufacturing, research and development activities involve the controlled use of hazardous materials and chemicals. We believe that our procedures for handling and disposing of these materials comply with all applicable government regulations. However, we cannot eliminate the risk of accidental contamination or injury from these materials. If an accident occurred, we could be held liable for damages, and these damages could severely impact our financial condition. We are also subject to many environmental, health and workplace safety laws and regulations, particularly those governing laboratory procedures, exposure to blood-borne pathogens, and the handling of hazardous biological materials. Violations and the cost of compliance with these laws and regulations could adversely affect us. However, we do not believe that compliance with the United States, Canadian or other environmental laws will have a material effect on us in the foreseeable future.

Research and Development Expenditures

A substantial portion of our activities to date have been in research and development. In the period from inception to January 31, 2012, our expenditures on research and development were $129,917,614. This included $2,708,668 in the six months ended January 31, 2012, $10,250,397 in the year ended July 31, 2011, $13,361,156 in the year ended July 31, 2010 and $13,561,681 in the year ended July 31, 2009. Research and development activities in the first half of 2012 and in 2011 decreased from 2010, as we neared completion of the global Phase III clinical trial of our oral insulin product. The slight decrease in our research and development activities in 2010 compared to 2009 is due primarily to the continuation of our expenses in connection to global Phase III clinical trials of our oral insulin product compared to the previous year.

Financial Information About Geographic Areas

The regions in which we had identifiable assets and revenues and the amounts of such identifiable assets and revenues for each of the last three fiscal years are presented in Note 19 in the Notes to Consolidated Financial Statements in this prospectus. Identifiable assets are those that can be directly associated with a geographic area.

Employees

At March 1, 2012, we had sixteen full-time employees, including our employees at Antigen. Eight of our employees are executive and administrative, seven are scientific and technical personnel who engage primarily in development activities and in preparing formulations for testing and clinical trials, and one is engaged in corporate and product promotion. We believe our employee relations are good. None of our employees is covered by a collective bargaining agreement.

We will continue to need qualified scientific personnel and personnel with experience in clinical testing, government regulation and manufacturing. We may have difficulty in obtaining qualified scientific and technical personnel as there is strong competition for such personnel from other pharmaceutical and biotechnology companies, as well as universities and research institutions. Our business could be materially harmed if we are unable to recruit and retain qualified scientific, administrative and executive personnel to support our expanding activities, or if one or more members of our limited scientific and management staff were unable or unwilling to continue their association with us. We have fixed-term agreements with only certain members of our key management and scientific staff, Mark Fletcher, President and CEO, Eric von Hofe, President of Antigen, and Nikoletta Kallinteris, Senior Research Associate of Antigen.

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We use non-employee consultants to assist us in formulating research and development strategy, in preparing regulatory submissions, in developing protocols for clinical trials, and in designing, equipping and staffing our manufacturing facilities. We also use non-employee consultants to assist us in business development. These consultants and advisors usually have the right to terminate their relationship with us on short notice. Loss of some of these key advisors could interrupt or delay development of one or more of our products or otherwise adversely affect our business plans.

Properties.

Our executive and principal administrative offices occupy approximately 5,000 square feet of office space in the Business Centre at 33 Harbour Square in downtown Toronto, Ontario, Canada. We own the Business Centre, which comprises approximately 9,100 square feet of usable space. The space in the Business Centre that is not used by us is leased or available for lease to third parties.

We own facilities in Toronto that we have used for laboratory research and limited production of our oral insulin formulation for clinical purposes. Our laboratory facility is approximately 2,650 square feet and the pilot manufacturing facility is approximately 4,000 square feet. We also own all additional units in the same building where the manufacturing facility is located. These units are currently leased to third parties with the exception of two units being used by us for packaging and storage. These units are reflected in Assets Held for Investments on the accompanying consolidated balance sheets.

We have mortgages on our Toronto properties totaling $4,716,227 at January 31, 2012. These mortgages require the payment of interest, with minimal principal reduction, prior to their due dates. These mortgages currently require an aggregate approximately $41,000 in monthly debt service payments. Aggregate principal maturities for these mortgages will be $4,012,078 up to January 31, 2013.

We lease approximately 4,336 square feet of office and laboratory space in Worcester, Massachusetts that Antigen uses for its research and development activities at an annual rent of approximately $180,000. This space is sufficient for Antigen’s present activities.

We do not expect to need additional manufacturing capabilities in Canada related to our insulin product beyond our pilot facility, as it is likely that we will contract out the manufacturing of product requirements for any future clinical trials and commercial sales.

Legal Proceedings.

Subash Chandarana et al. v. Generex Biotechnology Corporation. In February 2001, a former business associate of Pankaj Modi ("Modi") (a former officer of Generex) and an entity called Centrum Technologies Inc. ("CTI") commenced an action in the Ontario Superior Court of Justice against us and Modi seeking, among other things, damages for alleged breaches of contract and tortious acts related to a business relationship between this former associate and Modi that ceased in July 1996. The plaintiffs’ statement of claim also seeks to enjoin the use, if any, by us of three patents allegedly owned by CTI. The three patents are entitled Liquid Formulations for Proteinic Pharmaceuticals, Vaccine Delivery System for Immunization, Using Biodegradable Polymer Microspheres, and Controlled Releases of Drugs or Hormones in Biodegradable Polymer Microspheres. It is our position that the buccal drug delivery technologies which are the subject matter of our research, development, and commercialization efforts, including Generex Oral-lyn™ and the RapidMist™ Diabetes Management System, do not make use of, are not derivative of, do not infringe upon, and are entirely different from the intellectual property identified in the plaintiffs’ statement of claim. On July 20, 2001, we filed a preliminary motion to dismiss the action of CTI as a nonexistent entity or, alternatively, to stay such action on the grounds of want of authority of such entity to commence the action. The plaintiffs brought a cross motion to amend the statement of claim to substitute Centrum Biotechnologies, Inc. ("CBI") for CTI. CBI is a corporation of which 50 percent of the shares are owned by the former business associate and the remaining 50 percent are owned by us. Consequently, the shareholders of CBI are in a deadlock. The court granted our motion to dismiss the action of CTI and denied the plaintiffs’ cross motion without prejudice to the former business associate to seek leave to bring a derivative action in the name of or on behalf of CBI. The former business associate subsequently filed an application with the Ontario Superior Court of Justice for an order granting him leave to file an action in the name of and on behalf of CBI against Modi and us. We opposed the application. In September 2003, the Ontario Superior Court of Justice granted the request and issued an order giving the former business associate leave to file an action in the name of and on behalf of CBI against Modi and us. A statement of claim was served in July 2004. Since that time, the plaintiffs have not taken any steps in furtherance of the proceeding. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

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On April 6, 2010, we commenced legal proceedings against TheStreet.com, Inc. and Adam Feuerstein in the Supreme Court of the State of New York (New York, NY) seeking $250,000,000 in damages for business defamation, product disparagement, and injurious falsehood. The claims arose out of articles authored by Mr. Feuerstein and published on TheStreet.com website on March 19 and March 26, 2010. On November 17, 2011, the parties agreed to discontinue the action with prejudice, and a Stipulation of Discontinuance was filed by the parties with the Supreme Court of the State of New York on November 21, 2011, with each party bearing its own attorney's fees and costs. Pursuant to the settlement agreement, no payments were made to or by the respective parties in connection with this resolution.

Disputes with Former Officer

In May 2011, Rose C. Perri, our former Chief Operating Officer and Chief Financial Officer, commenced two proceedings against us. On May 11, 2011, Ms. Perri filed a notice of application in the Ontario Superior Court of Justice, Commercial List, against Generex, two of our affiliates (1097346 Ontario, Inc. and Generex Pharmaceuticals Inc.), three of our independent directors (John P. Barratt, Nola Masterson and Brian T. McGee), our President and Chief Executive Officer (Mark A. Fletcher), our Chief Operating Officer (David Brusegard) and our Acting Chief Financial Officer (Stephen Fellows). The application has since been abandoned.

On May 20, 2011, Ms. Perri filed a statement of claim (subsequently amended) in the Ontario Superior Court of Justice, naming the following as defendants: Generex, Mr. Barratt, Ms. Masterson, Mr. McGee, and Mr. Fletcher. In this action, Ms. Perri has alleged that the defendants engaged in discrimination, harassment, bad faith and infliction of mental distress in connection with the termination of her employment with Generex. Ms. Perri is seeking damages in this action in excess of $7,000,000 for, among other things, breach of contract, breach of fiduciary duty, violations of the Ontario Human Rights Code and aggravated and punitive damages. On September 20, 2011, the defendants filed a statement of defense and counterclaim, also naming Time Release Corp., Khazak Group Consulting Corp., and David Khazak, C.A. as defendants by counterclaim, and seeking damages of approximately $2.3 million in funds that the defendants allege Ms. Perri wrongly caused Generex to pay to third parties in varying amounts over several years and an accounting of certain third-party payments, plus interests and costs. The factual basis for the counterclaim involves payments made by Generex to third parties believed to be related to Ms. Perri. For a discussion of certain of these related party transactions, see the disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Certain Related Party Transactions” in this prospectus. We intend to defend this action and pursue our counterclaim vigorously. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

On June 1, 2011, Golden Bull Estates Ltd. filed a claim in the Ontario Superior Court of Justice, naming Generex, 1097346 Ontario, Inc. and Generex Pharmaceuticals Inc. as defendants. The plaintiff, Golden Bull Estates, is controlled by Ms. Perri. The plaintiff alleges damages in the amount of $550,000 for breach of contract and $50,000 for punitive damages, plus interest and costs. The plaintiff’s claims relate to an alleged contract between the plaintiff and Generex for property management services for certain Ontario properties owned by Generex. Generex terminated the plaintiff’s property management services in April 2011. Following the close of pleadings, we served a motion for summary judgment. The plaintiff responded by amending its statement of claim to include a claim to our interest in certain of our real estate holdings. The plaintiff has brought a motion for leave to issue and register a Certificate of Pending Litigation in respect of this real estate. We are responding to the motion which is scheduled to be heard on March 22, 2012. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In August 2011, the estate of Antonio Perri, the late father of Ms. Perri, commenced an action against Generex Pharmaceuticals, Inc., the law firm of Brans, Lehun, Baldwin LLP and William Lehun in the Ontario Superior Court of Justice, claiming that the estate is entitled to the proceeds of sale (approximately $1,730,000) received by Generex on its sale of two properties to Golden Bull Estates, a company controlled by Ms. Perri. The suit alleges that no consideration was received when Generex purchased the two properties from Antonio Perri in 1998. We have responded to this statement of claim and intend to defend this action vigorously. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

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In December 2011, a vendor commenced an action against Generex Biotechnology Corporation and its subsidiary, Generex Pharmaceuticals, Inc., in the Ontario Superior Court of Justice claiming damages for unpaid invoices including interest in the amount of $429,000, in addition to costs and further interest. We have responded to this statement of claim and intend to defend this action vigorously. We have also asserted a counterclaim in the proceeding for $200,000 arising from the vendor’s breach of contract and detinue, together with interest and costs. We are not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

We are involved in certain other legal proceedings in addition to those specifically described herein. Subject to the uncertainty inherent in all litigation, we do not believe at the present time that the resolution of any of these legal proceedings is likely to have a material adverse effect on our financial position, operations or cash flows.

With respect to all litigation matters, as additional information concerning the estimates used by us becomes known, we reassess each matter’s position both with respect to accrued liabilities and other potential exposures.

SELECTED FINANCIAL DATA

The following selected financial data are derived from and should be read in conjunction with our consolidated financial statements and related notes, which appear elsewhere in this prospectus. Our consolidated financial statements for the years ended July 31, 2011, 2010, 2009 and 2008 were audited by MSCM LLP, and our consolidated financial statements for the year ended July 31, 2007 were audited by Danziger Hochman Partners LLP (formerly known as Danziger & Hochman, Chartered Accountants which merged with MSCM LLP effective as of August 1, 2008).

	Fiscal year ended July 31,					Six months ended January 31,
In thousands (except per share data)	2011	2010	2009	2008	2007	2012	2011
						Unaudited
Operating Results:
Revenue	$292	$1,173	$1,118	$125	$180	$15	$204
Net Loss	(21,676)	(25,280)	(45,812)	(36,229)	(23,505)	(8,782)	(12,114)
Net Loss Available to Common Stockholders	(22,442)	(25,280)	(45,812)	(36,229)	(23,505)	(8,782)	(12,114)
Cash Dividends per share	—	—	—	—	—	—	—

Loss per Common Share:
Basic and Diluted Net Loss Per Common Share	(0.08)	(0.10)	(0.32)	(0.33)	(0.22)	(0.03)	(0.04)

	As of July 31,					As of
In thousands (except per share data)	2011	2010	2009	2008	2007	January 31, 2012
						Unaudited
Financial Positions:
Total Assets	$12,006	$24,575	$24,814	$38,148	$46,404	$9,142
Long-Term Debt	$1,870	$1,824	$1,854	$1,355	$3,059	$721
Convertible Debentures	$—	$—	$—	$4,719	$—	$—
Preferred Stock*	$—	$—	$—	$—	$—	$—
Stockholder's (Deficiency)/Equity	$(8,442)	$8,971	$14,224	$22,647	$36,071	$(11,831)

* At July 31, 2011, there were 1,287 shares of Series A convertible preferred stock outstanding which have a face value of $1,000 per share ($1,287,000 in aggregate), but which have an accounting value of zero. See Note 12 to the Notes to Consolidated Financial Statements included elsewhere in this prospectus. There was no preferred stock outstanding in any of the fiscal years 2007 through 2010, inclusive. As of January 31, 2012, all outstanding Series A convertible preferred stock outstanding had been converted to common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus. The discussion in this section regarding our business and operations include "forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “ anticipate”, “estimate”, or “continue”,  or the negative thereof or other variations thereof or comparable terminology. You are cautioned that all forward looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the ""Risk Factors’’ section and elsewhere in this prospectus. We assume no obligation to update any such forward-looking statements. The following should be read in conjunction with the audited financial statements and the notes thereto included elsewhere herein. Certain numbers in this section have been rounded for ease of analysis.

The following discussion and analysis by management provides information with respect to our financial condition and results of operations for the fiscal years ended July 31, 2011, 2010 and 2009 and the six months ended January 31, 2012. This discussion should be read in conjunction with the information in the consolidated financial statements and the notes pertaining thereto and l under the caption “Risk Factors” included elsewhere in this prospectus.

Overview of Business

We are engaged primarily in the research and development of drug delivery systems and technologies. Our primary focus at the present time is our proprietary technology for the administration of formulations of large molecule drugs to the oral (buccal) cavity using a hand-held aerosol applicator. Through our wholly-owned subsidiary, Antigen, we have expanded our focus to include immunomedicines incorporating proprietary vaccine formulations.

We believe that our buccal delivery technology is a platform technology that has application to many large molecule drugs and provides a convenient, non-invasive, accurate and cost-effective way to administer such drugs. We have identified several large molecule drugs as possible candidates for development, including estrogen, heparin, monoclonal antibodies, human growth hormone and fertility hormones, but to date have focused our development efforts primarily on one pharmaceutical product, Generex Oral-lyn™, an insulin formulation administered as a fine spray into the oral cavity using our proprietary hand-held aerosol spray applicator known as RapidMist™.

Our subsidiary, Antigen Express, concentrates on developing proprietary vaccine formulations that work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e. self proteins and allergens). Our immunomedicine products are based on two platform technologies and are in the early stages of development. We continue clinical development of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer in a Phase II clinical trial and patients with prostate cancer and against avian influenza in two Phase I clinical trials. We recently initiated an additional Phase I clinical trial in patients with either breast or ovarian cancer.  The synthetic vaccine technology has certain advantages for pandemic or potentially pandemic viruses, such as the H5N1 avian and H1N1 swine flu.  In addition to developing vaccines for pandemic influenza viruses, we have vaccine development efforts underway for seasonal influenza virus, HIV, HPV, melanoma, ovarian cancer, allergy and Type I diabetes mellitus. We have established collaborations with clinical investigators at academic centers to advance these technologies.

To date, we have received regulatory approval in Ecuador, India (subject to further study), Lebanon and Algeria for the commercial marketing and sale of Generex Oral-lyn™. We have previously submitted regulatory dossiers for Generex Oral-lyn™ in a number of other countries, including Bangladesh, Kenya, Jordan and Armenia. While we believe these countries will ultimately approve our product for commercial sale, we do not anticipate recognizing revenues in any of these jurisdictions in the next twelve months. No dossier related activities or product shipments have taken place during 2011, nor are any expected to these countries during 2012.

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In March 2008, we initiated Phase III clinical trials for this product in the U.S. with the first patient screening for such trials at a clinical study site in Texas in April 2008. Approximately 450 patients have been enrolled to date at approximately 70 clinical sites around the world, including sites in the United States, Canada, Bulgaria, Poland, Romania, Russia, Ukraine and Ecuador. The final subjects completed the trial in August 2011, and we are in the process of finalizing the analysis of the results from the trial. Once the analysis is complete, we plan to submit the results to the FDA and pending their review, we will determine what additional trials may be required.

We are a development stage company. From inception through January 31, 2012, we have received only limited revenues from operations. In the six months ended January 31, 2012, we generated $14,889 in revenue and in the fiscal years ended July 31, 2011, 2010 and 2009, we generated $291,628, $1,172,611 and $1,118,509 in revenue, respectively. The revenue in fiscal 2009 included $500,000 relating to an upfront license fee for the signing of a license and distribution agreement for Generex Oral-lyn™, while the remainder of the revenue in each of the fiscal periods pertained primarily to the sale of our consumer/over-the-counter products. These numbers do not reflect deferred sales to customers during the respective periods with the right of return.

As of January 31, 2012, our current cash position is not sufficient to meet our working capital needs for the next twelve months. To continue operations, we will require additional funds to support our working capital requirements and any development activities, or will need to suspend operations.

We operate in only one segment: the research and development of drug delivery systems and technologies for metabolic and immunological diseases.

Accounting for Research and Development Projects

Our major research and development projects are the refinement of our platform buccal delivery technology, our buccal insulin project (Generex Oral-lyn™) and Antigen’s peptide immunotherapeutic vaccines.

During the six months ended January 31, 2012, we expended resources on the clinical testing of our buccal insulin product, Generex Oral-lyn™. The completion of late-stage trials in Canada and eventually the United States may require significantly greater funds than we currently have on hand.

During the six months ended January 31, 2012, we expended resources on research and development relating to Antigen’s peptide immunotherapeutic vaccines and related technologies. One Antigen vaccine is currently in Phase II clinical trials in the United States involving patients with HER-2/neu positive breast cancer, and we have completed a Phase I clinical trial for an Antigen vaccine for H5N1 avian influenza which was conducted at the Lebanese-Canadian Hospital in Beirut. Antigen’s prostate cancer vaccine based on AE37 has been tested in a completed (August 2009) Phase I clinical trial in Greece.

Because of various uncertainties, we cannot predict the timing of completion and commercialization of our buccal insulin or Antigen’s peptide immunotherapeutic vaccines or related technologies. These uncertainties include the success of current studies, our ability to obtain the required financing and the time required to obtain regulatory approval even if our research and development efforts are completed and successful, our ability to enter into collaborative marketing and distribution agreements with third-parties, and the success of such marketing and distribution arrangements. For the same reasons, we cannot predict when any products may begin to produce net cash inflows.

Most of our buccal delivery research and development activities to date have involved developing our platform technology for use with insulin. As a result, we have not made significant distinctions in the accounting for research and development expenses among products, as a significant portion of all research has involved improvements to the platform technology in connection with insulin, which may benefit all of our potential buccal products. During the six months ended January 31, 2012, approximately 64% of our $2,708,668 in research expenses was attributable to insulin and platform technology development, and we did not have any research expenses related to other buccal projects. During the fiscal year ended July 31, 2011, approximately 75% or $7,669,139 of our $10,250,397 in research expenses was attributable to insulin and platform technology development, and we did not have any research expenses related to other buccal projects. During the fiscal year ended July 31, 2010, approximately 86% or $11,516,050 of our $13,361,156 in research expenses was attributable to insulin and platform technology development, and we did not have any research expenses related to other buccal projects. During the fiscal year ended July 31, 2009, approximately 84% or $11,424,702 of our $13,561,681 in research expenses was attributable to insulin and platform technology development, and we did not have any research expenses related to other buccal projects.

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During the six months ended January 31, 2012, approximately 36% of our $2,708,668 in research expenses was attributable to Antigen's immunomedicine products . Approximately 25% or $2,581,258 of our research and development expenses for the fiscal year ended July 31, 2011 was related to Antigen's immunomedicine products, compared to approximately 14% or $1,845,106 of our research and development expenses for the fiscal year ended July 31, 2010 and approximately 16% or $2,136,979 of our research and development expenses for the fiscal year ended July 31, 2009. Because these products are in initial phases of clinical trials or early, pre-clinical stage of development (with the exception of the Phase II clinical trials of Antigen HER-2/neu positive breast cancer vaccine that are underway), all of the expenses were accounted for as basic research and no distinctions were made as to particular products. Due to the early stage of development, we cannot predict the timing of completion of any products arising from this technology, or when products from this technology might begin producing revenues.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which have been prepared in conformity with accounting principles generally accepted in the United States of America. It requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We consider certain accounting policies related to impairment of long-lived assets, intangible assets and accrued liabilities to be critical to our business operations and the understanding of our results of operations:

Going Concern.  As shown in the accompanying consolidated financial statements, we have not been profitable and have reported recurring losses from operations.  These factors raise substantial doubt about our ability to continue to operate in the normal course of business.  The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Revenue Recognition. Net sales of our over-the-counter consumer products are generally recognized in the period in which the products are delivered. Delivery of the products generally completes the criteria for revenue recognition for us. In the event where the customers have the right of return, sales are deferred until the right of return lapses, the product is sold to a third party or a provision for returns can be reasonably estimated based on historical experience.

Inventory. Inventories are stated at the lower of cost or market with cost determined using the first-in first-out method. Management considers such factors as the amount of inventory on hand and in the distribution channel, estimated time to sell such inventory, inventories shelf life and current market conditions when determining whether the lower cost or market is used. As appropriate, a provision is recorded to reduce inventories to their net realizable value.  Inventory also includes the cost of products sold to the customers with the rights of return.

Impairment of Long-Lived Assets. Management reviews for impairment whenever events or changes in circumstances indicate that the carrying amount of property and equipment may not be recoverable under the provisions of accounting for the impairment of long-lived assets." If it is determined that an impairment loss has occurred based upon expected future cash flows, the loss is recognized in the Consolidated Statement of Operations.

Intangible Assets. We have intangible assets related to patents. The determination of the related estimated useful lives and whether or not these assets are impaired involves significant judgments. In assessing the recoverability of these intangible assets, we use an estimate of undiscounted operating income and related cash flows over the remaining useful life, market conditions and other factors to determine the recoverability of the asset. If these estimates or their related assumptions change in the future, we may be required to record impairment charges against these assets.

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Estimating accrued liabilities, specifically litigation accruals. Management's current estimated range of liabilities related to pending litigation is based on management's best estimate of future costs. While the final resolution of the litigation could result in amounts different than current accruals, and therefore have an impact on our consolidated financial results in a future reporting period, management believes the ultimate outcome will not have a significant effect on our consolidated results of operations, financial position or cash flows.

Share-based compensation. Management determines value of stock-based compensation to employees in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation. Management determines value of stock-based compensation to non-employees and consultants in accordance with and ASC 505, Equity-Based Payments to Non-Employees.

Derivative warrant liability.  FASB ASC 815, Derivatives and Hedging, requires all derivatives to be recorded on the consolidated balance sheet at fair value for fiscal years beginning after December 15, 2008.  As a result, certain derivative warrant liabilities (namely those with a price protection feature) are now separately valued as of August 1, 2009 and accounted for on our balance sheet, with any changes in fair value recorded in earnings.  On our consolidated balance sheets as of January 31, 2012, July 31, 2011 and July 31, 2010, we used the binomial lattice model to estimate the fair value of these warrants. Key assumptions of the binomial lattice option-pricing model include the market price of our stock, the exercise price of the warrants, applicable volatility rates, risk-free interest rates, expected dividends and the instrument’s remaining term.  These assumptions require significant management judgment.  In addition, changes in any of these variables during a period can result in material changes in the fair value (and resultant gains or losses) of this derivative instrument.

Results of Operations

Six Months Ended January 31, 2012 Compared to Six Months Ended January 31, 2011

We had a net loss for the two quarters ended January 31, 2012 of $8,782,297 versus a net loss of $12,114,173 in the corresponding two quarters of the prior fiscal year. The $3.3 million improvement in net loss in this fiscal year versus the corresponding period of the prior fiscal year is primarily due to an $8.6 million reduction in operating expenses in all major categories, offset by a $4.2 million loss due to the the change in fair value of the derivative liabilities in the current fiscal year.  Our operating loss for the two quarters ended January 31, 2012 decreased to $5,256,009 compared to $13,741,378 in the comparative two fiscal quarters of 2011.  The decrease in operating loss resulted from a decrease in selling expense (to $149,058 from $598,950), a decrease in research and development expenses (to $2,708,668 from $6,105,057), and a decrease in general and administrative expenses (to $2,406,280 from $7,152,996). Our revenues in the two quarters ended January 31, 2012 decreased to $14,889 from $203,503 for the two quarters ended January 31, 2011 reflecting lower sales of our over-the-counter products due to a decision not to focus resources on the sale of these products going forward.

The decrease in research and development expenses in the current fiscal year period versus the comparative period in the previous fiscal year, is primarily due to the field portion of the global Phase III clinical trials of our oral insulin product and platform technology being completed last fiscal quarter in August 2011, resulting in significantly lower costs on an ongoing basis related to this trial. The company’s efforts to significantly reduce expenses in all categories also contributed to the decrease in this category. The decrease in general and administrative expenses is primarily related to a decrease in professional services expenses including legal, consulting and financial services of over $3.8 million in the two quarters ended January 31, 2012, as compared to the previous year period ended January 31, 2011, as well as reductions of expenses in most other categories due to management’s efforts to reduce expenses and conserve cash. The decrease in selling expenses for the quarter ended January 31, 2012 versus the prior year comparative quarter is associated with decreased advertising and promotion relating to our over-the-counter products.

Our interest expense in the first two quarters of fiscal 2012 decreased to $94,832, compared to interest expense of $101,084 in the first two quarters of fiscal 2011, as we discharged mortgages related to two properties held for investment which were sold on August 26, 2011.   Our interest income decreased to $765 in the first two quarters of fiscal 2012, compared to $4,831 in the comparable period for last fiscal year, due to lower average cash balances.  We recognized higher income from assets held for investment (net of expense) of $780,324 in the first two quarters of fiscal 2012 compared to $166,282 in the same quarter of the previous fiscal year due primarily to an accounting gain on sale of $639,680 related to the sale of the two properties held for investment, while rental income remained at roughly the same level as the comparative prior fiscal year period. Change in fair value of derivative liabilities caused a loss of $4,212,545 in the first two quarters of fiscal 2012 versus a gain of $1,068,217 in the comparative prior fiscal year period. The change in fair value of the warrants carried as a derivative liability contributed a loss of $3,644,328 in this category in the current year, compared to a gain of $1,068,217 in the comparable period last year, while the change in fair value of the additional investment rights contributed a loss in fiscal 2012 only, of $568,217.

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Year Ended July 31, 2011 Compared to Year Ended July 31, 2010

Our net loss available to shareholders for the fiscal year ended July 31, 2011 (fiscal 2011) was $22,442,284 versus $25,279,940 in the fiscal year ended July 31, 2010 (fiscal 2010). The decrease in net loss in fiscal 2011 versus fiscal 2010 is primarily due to the decrease in operating expenses by over $5 million in fiscal 2011, offset by a smaller gain due to the revaluation of the derivative warrants in fiscal 2011 of $2,220,916 versus a gain of $4,125,590 in fiscal 2010. Our operating loss for fiscal 2011 decreased to $24,533,082 compared to $29,429,817 in fiscal 2010. The decrease resulted primarily from a decrease in research and development expenses to $10,250,397 from $13,361,156, a decrease in selling expense to $1,025,774 from $3,709,767 offset by a slight increase in general and administrative expenses to $13,392,920 from $12,719,239. Revenue decreased to $291,628 from $1,172,611, while gross profits decreased to $136,009 from $360,345. The decrease in revenue and gross profit is attributable to lower sales of our consumer/over-the-counter products in North America, as well as the Middle East North African region.

The increase in general and administrative expenses is primarily related an increase in professional expenses, including the issuance of stock in exchange for financial and consulting services which amounted to $1,856,505 in fiscal 2011 versus $961,862 in fiscal 2010.  The decrease in selling expenses for fiscal 2011 versus fiscal 2010 is associated with a reduction in advertising and promotion related to our consumer/over-the-counter products, as well as a reduction of costs associated with our MENA sales office in Dubai. Research and development expenses decreased by over $3 million in fiscal 2011 from fiscal 2010, as expenditures relating to the Phase III trials for our Generex Oral-lyn™ product decreased significantly in fiscal 2011 versus fiscal 2010, which was partially offset by increases in the cost of Phase II trials for Antigen’s immunomedicine products.

Our interest expense in fiscal 2011 decreased slightly to $208,906, compared to interest expense of $210,083 in fiscal 2010.  Our interest income decreased to $6,455 in fiscal 2011from $27,045 in fiscal 2010 primarily due to lower average cash balances. We received higher income from rental operations (net of expense) of $349,458 in fiscal 2011 compared to $206,575 in fiscal 2010 due to higher tenancies in fiscal 2011, in addition to the positive impacts of a stronger Canadian dollar.

Our net loss available to shareholders was increased by $766,417 in fiscal 2011 relating to a preferred stock dividend as a result of the accounting treatment of our convertible preferred stock financing in July 2011. This amount represents a deemed dividend to the investors as a result of this financing, as further described in Note 12 to the Notes to Consolidated Financial Statements included elsewhere in this prospectus.  There was no preferred stock dividend in fiscal 2010.

Year Ended July 31, 2010 Compared to Year Ended July 31, 2009

Our net loss for the fiscal year ended July 31, 2010 (fiscal 2010) was $25,279,940 versus $45,812,228 in the fiscal year ended July 31, 2009 (fiscal 2009). The decrease in net loss in fiscal 2010 versus fiscal 2009 is primarily due to the decrease in interest expense to $210,083 from $20,114,595. The interest expense in fiscal 2009 consisted primarily of the non-cash interest expense related to the amortization of the discount on the secured convertible notes issued in March 2008 of $15,931,481. The decrease in fiscal 2010 interest expense was offset by an increase in operating expenses of $2,943,225. In addition, there was a non-cash gain of $4,125,590 in fiscal 2010 relating to the fair valuation of the derivative warrant liability as of July 31, 2010. Our operating loss for fiscal 2010 increased to $29,429,817 compared to $26,256,160 in fiscal 2009. The increase resulted primarily from an increase in selling expense to $3,709,767 from $2,120,903, an increase in general and administrative expenses to $12,719,239 from $11,164,352, offset by a slight reduction in research and development expenses to $13,361,156 from $13,561,861. Revenue increased marginally to $1,172,611 from $1,118,509, while gross profits decreased to $360,345 from $590,776. The decrease in gross profit is attributable to a non-refundable license fee relating to the signing of a licensing and distribution agreement in Korea for Generex Oral-lyn™ being included in fiscal 2009 revenues, while in fiscal 2010 revenue consisted primarily of sales of our consumer/over-the-counter consumer products in North America, as well as the Middle East North African region.

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The increase in general and administrative expenses is primarily related to the non-cash, one time stock option modification charge of $875,773 in fiscal 2010, charges of $767,373 related to the executive options granted in fiscal 2010, as well as an increase in professional expenses, including the issuance of warrants in exchange for financial services resulting in a non-cash expense of $591,000 versus fiscal 2009.  The increase in selling expenses for fiscal 2010 versus fiscal 2009 is associated with increased advertising and promotion of our consumer/over-the-counter products, as well as the costs associated with our MENA sales office in Dubai. Research and development expenses remained fairly static from fiscal 2010 and fiscal 2009, as expenditures relating to the Phase III trials for our Generex Oral-lyn™ product, as well as Antigen’s early stage trials for its immunomedicine products, remained at roughly the same levels as the prior year.

Our interest income decreased to $27,045 in fiscal 2010 compared to $237,977 in fiscal 2009 primarily due to lower market interest rates. We received lower income from rental operations (net of expense) of $206,575 in fiscal 2010 compared to $320,547 in fiscal 2009.

Financial Condition, Liquidity and Resources

Sources of Liquidity

To date we have financed our development stage activities primarily through private placements of our common stock and securities convertible into our common stock.

As of January 31, 2012, our current cash position is not sufficient to meet our working capital needs for the next twelve months. Therefore, we will require additional funds to support our working capital requirements and any development or other activities, or will need to curtail our clinical trials and other planned activities or suspend operations.

While we have financed our development stage activities to date primarily through private placements of our common stock and securities convertible into our common stock and raised approximately $6.5 million during fiscal 2011 and approximately $4.0 million during fiscal 2012, our cash balances have been extremely low thus far in fiscal 2012.

On March 30, 2011, our realigned management team announced its strategic development plan for Generex’s future growth. The plan included the spin-out of Antigen Express, a reverse stock split for Generex and a rights offering to Generex stockholders. As proposed, we would spin out Antigen Express as a separate DTC-eligible company, register its shares with the Securities and Exchange Commission (the “SEC”), and seek to list its shares on a national securities exchange. Management believes that the spin-out would increase value for stockholders and provide Antigen Express with ready access to capital markets to finance its on-going clinical and regulatory initiatives. Management further believes that the spin-out would benefit Generex, by allowing Generex to hold a controlling interest in a publicly-traded company while continuing to focus on maximizing opportunities for its buccal drug delivery platform. The spin-out would be accomplished by the issuance of one or more dividends of Antigen Express stock to Generex stockholders. No determination has been made as to the timing of the proposed spin-out. This prospectus does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities related to these planned transactions.

Although stockholders approved a reverse stock split proposal at the June 8, 2011 annual meeting of stockholders, our Board of Directors will only seek to implement a reverse stock split in conjunction with an effort to list our common stock on a national stock exchange. The terms of the securities purchase agreement that we entered into on January 31, 2012 also prohibit us from undertaking a reverse or forward stock split or reclassification of our common stock except for a reverse stock split made in conjunction with a listing of the common stock on a national securities exchange. As there are significant conditions, in addition to the minimum share price, which must be met before we can be considered for listing, management does not anticipate that the Board of Directors will move forward with a reverse stock split in the near future. Management’s contemplated rights offering of common stock and warrants to our stockholders is contingent upon the occurrence of the reverse stock split and listing of our common stock.

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Management may seek to meet all or some of our operating cash flow requirements through financing activities, such as private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. The securities purchase agreement that we entered into on January 31, 2012 with certain investors prohibits us from (i) issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise of the warrants and conversion of the preferred stock sold in that transaction and (ii) issuing additional debt or equity securities with variable a conversion or exercise price until February 1, 2013.

Through the shelf registration statement (File No. 333-164591) that we filed on January 29, 2010 and which was declared effective on February 9, 2010, we raised an aggregate of $4,056,000 in gross proceeds between January and April 2011 and raised an additional $2,575,000 in gross proceeds in July 2011 pursuant to a convertible preferred stock purchase agreement with takedowns from the shelf registration statement as described below. Upon the filing of our Annual Report on Form 10-K on October 14, 2011, we were no longer eligible to use the shelf registration statement as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75 million. As we are required under the registration rights agreement that we entered into on January 31, 2012 with certain investors to register shares of our common stock issuable upon conversion or exercise of the securities purchased by the investors, we have filed a registration statement on Form S-1 because we are not eligible to use Form S-3. We will incur additional legal and accounting fees in connection with the preparation of the Form S-1 registration statement.

In addition, management is actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities, and potential strategic partners. Management has sold, and is also seeking further sales of, non-essential real estate assets which are classified as Assets Held for Investment to augment its cash position.

We believe that the Phase III clinical trial for Oral-lyn™ in the United States and Canada represents a significant milestone event. We believe that the successful commercial launch of Oral-lyn™ in countries where we have approval would enhance our ability to access additional sources of funding.  We will continue to require substantial funds to continue research and development, including preclinical studies and clinical trials of our product candidates, further clinical trials for Oral-lyn™ and to commence sales and marketing efforts if the FDA or other regulatory approvals are obtained.

Unforeseen problems with the conduct or results of Phase III clinical trials for Oral-lyn™ or further negative developments in general economic conditions could interfere with our ability to raise additional capital as needed, or materially adversely affect the terms upon which such capital is available.   We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

Equity Financings

Following is a summary of the equity financing activities that we completed in fiscal 2011 and at the beginning of the third quarter of fiscal 2012.

Financing – January to April 2011

On January 24, 2011, we and certain institutional investors entered into a securities purchase agreement relating to the offering and sale of up to $6 million of shares of our common stock and warrants to purchase shares of our common stock. The initial closing occurred on January 25, 2011, at which time the investors purchased an aggregate of 12,000,000 shares of common stock together with warrants to purchase an aggregate of 12,000,000 shares of common stock for a total purchase price of $3,000,000. The five-year warrants were immediately exercisable and have an exercise price of $0.25 per share. The net proceeds to us from this offering, after deducting finders’ fees and our offering expenses, were approximately $2,925,000.

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Under the securities purchase agreement, the investors also had the option to purchase up to an additional $3,000,000 of shares of our common stock and warrants to purchase shares of common stock during the 60 days following the initial closing. On March 25, 2011, we agreed to extend the option period through April 25, 2011 and entered into an amendment to the securities purchase agreement with the investors. On April 13, 2011, we agreed to further extend the option period through June 3, 2011 and entered into the second amendment to the securities purchase agreement with the investors. During the period from March 25 to April 8, 2011, the investors purchased an additional 4,056,000 shares of our common stock together with warrants to purchase 4,056,000 shares of our common stock pursuant to this option. The purchase price per share was $0.25, and the exercise of price of such additional warrants will be $0.25 per share. We received aggregate gross proceeds of $1,014,000 for the purchases from March 25 to April 8, 2011. As of June 2, 2011, an additional $1,986,000 of shares of our common stock and warrants to purchase shares of our common stock remained available for purchase by the investors under the second amendment.

The exercise price of the warrants issued to the investors in the initial closing and pursuant to the option is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercise price of the warrants is also subject to an adjustment upon the occurrence of certain events, including the issuance by us of securities at a price per share less than the exercise price then in effect. If we issue shares of common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance. Certain issuances of common stock, warrants or options are permitted without triggering the anti-dilution provisions. These permitted issuances are described in Note 14 to the Notes to Consolidated Financial Statements included elsewhere in this prospectus. In addition, with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each warrant will be increased, so that after such adjustment the aggregate warrant exercise price payable for the adjusted number of shares issuable upon exercise will be the same as the aggregate warrant exercise price in effect immediately prior to such adjustment. Due to the anti-dilution adjustment provision of these warrants, they have been reclassified on Generex’s balance sheet as a liability under the caption “Derivative Warrant Liability” with any changes in fair value at each reporting period recorded in earnings in accordance with ASC 815, as described in Note 13 to the Notes to Consolidated Financial Statements included elsewhere in this prospectus.

In addition, with very limited exceptions, the investors will have a pro rata right of first refusal in respect of participation in any private debt or equity financings undertaken by us during the 12 months following the initial closing.

In consideration for introducing us to the investors that entered into the January 24, 2011 securities purchase agreement, we paid Seahawk Capital Partners, Inc., a finders’ fee equal to 8% of the gross proceeds from the initial closing, consisting of 2% in cash ($60,000) and 6% in shares of common stock based on a per share price of $0.25 (720,000 shares).

The offering and sale, including the issuance of shares to Seahawk, was made pursuant to our shelf registration statement on Form S-3 (File No. 333-164591).

Financing– July 2011

Series A 9% Convertible Preferred Stock and Warrants

On July 8, 2011, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell an aggregate of 2,575 shares of our non-voting Series A 9% Convertible Preferred Stock and warrants to purchase up to an aggregate of 100% of the shares of our common stock issuable upon conversion of the convertible preferred stock at the initial closing. The convertible preferred stock and warrants were sold in units, with each unit consisting of one share of convertible preferred stock and a warrant to purchase 100% of the shares of our common stock issuable upon conversion of such share of convertible preferred stock. Each unit was sold at a negotiated price of $1,000, for an aggregate purchase price of $2,575,000 at the initial closing. An aggregate of 34,333,334 shares of our common stock were issuable upon conversion of, or exercise of, the convertible preferred stock and warrants issued at the initial closing.

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Subject to certain ownership limitations, the convertible preferred stock was convertible at the option of the holder at any time into shares of the our common stock at an effective conversion price of $0.15 per share, and provided for accrual of a 9% dividend until July 8, 2014 and, beginning on July 8, 2014 and on each one year anniversary thereafter, such dividend rate would increase by an additional 3%. The dividend was payable quarterly on September 30, December 31, March 31 and June 30, beginning on September 30, 2011 and on each conversion date in cash, or at the our option, in shares of common stock. In the event that the convertible preferred stock was converted prior to July 8, 2014, we agreed to pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” could be made in cash or, at our option, in shares of our common stock. In addition, beginning July 8, 2014, we were obligated to pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, and if such dividends are paid. Unpaid dividends would incur a late fee of 18% per annum.

The conversion price of the convertible preferred stock was subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price would also be adjusted if we sold or granted any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock had the right to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock would be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of our common stock pursuant to the fundamental transaction.

The Series A convertible preferred stock required mandatory redemption upon the occurrence of certain triggering events, including the failure to provide an effective registration statement covering shares of common stock issuable upon conversion of the convertible preferred stock, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control, the occurrence of certain insolvency events, or the failure of our common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock.

In conjunction with the issuance of the convertible preferred stock, we also issued 17,166,667 warrants to the investors. Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.25 per share (price adjusted to $0.15 on February 1, 2012 in connection with the financing below) of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of its common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of our common stock pursuant to the fundamental transaction.

In addition, until the first anniversary of date of the securities purchase agreement, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $2,575,000, which units will be identical to the units of convertible preferred stock and warrants issued in connection with the July 2011 closing. As described below, the investors exercised this right in the transaction that closed on February 1, 2012. See the discussion below under the subheading Financing – February 2012 - Series B 9% Convertible Preferred Stock and Warrants.

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As of January 31, 2012, 17,166,666 shares of common stock had been issued upon the conversion of all 2,575 shares of the Series A convertible preferred stock and 6,129,666 shares of common stock were issued as “make whole payments” on such conversions of the Series A convertible preferred stock. As of March 12, 2012, 3,333,331 warrants issued in connection with this transaction were outstanding as follows:

Date Issued	Aggregate No. of Shares Unexercised	Exercise Price	Expiration Date
July 11, 2011*	3,333,331	0.15	July 11, 2016

*Upon issuance of securities at a price per share of common stock less than the then applicable exercise price, the warrants are subject to anti-dilution adjustment of the exercise price and to the number of shares of common stock that may be purchased upon exercise of each warrant such that the aggregate exercise price payable upon exercise of the warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment. Due to the anti-dilution adjustment provision of these warrants, they have been reclassified on Generex’s balance sheet as a liability under the caption “Derivative Warrant Liability” with any changes in fair value at each reporting period recorded in earnings in accordance with ASC 815. On February 1, 2012, in connection with the financing below, the exercise price was adjusted from $0.25 to $0.15 per share.

Financing – February 2012

Series B 9% Convertible Preferred Stock and Warrants

On January 31, 2012, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell an aggregate of 2,000 shares of our newly designated non-voting Series B 9% Convertible Preferred Stock and warrants to purchase up to an aggregate of 100% of the shares of our common stock issuable upon conversion of the convertible preferred stock. The purchase closed on February 1, 2012. We sold the convertible preferred stock and warrants in units, with each unit consisting of one share of convertible preferred stock and a warrant to purchase 100% of the shares of our common stock issuable upon conversion of such share of convertible preferred stock. Each unit was sold at a negotiated price of $1,000, for an aggregate purchase price of $2,000,000. An aggregate of 26,666,666 shares of our common stock are issuable upon conversion of, or exercise of, the convertible preferred stock and warrants. We received net proceeds of approximately $1,975,000 from this transaction, which will be reflected in the financial statements for the fiscal quarter ending April 30, 2012. We entered into this securities purchase agreement pursuant to the investors’ additional investment rights existing under the securities purchase agreement dated July 8 2011.

Subject to certain ownership limitations, the Series B convertible preferred stock will be convertible at the option of the holder at any time into shares of our common stock at an effective conversion price of $0.15 per share, and will accrue a 9% dividend until February 1, 2015 and, beginning on February 1, 2015 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend will be payable quarterly on September 30, December 31, March 31 and June 30, beginning on the first such date after the original issue date and on each conversion date in cash, or at our option, in shares of common stock. In the event that the convertible preferred stock is converted prior to February 1, 2015, we will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at our option, in shares of our common stock. In addition, beginning February 1, 2015, we will pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends are paid. We will incur a late fee of 18% per annum on unpaid dividends.

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The conversion price of the Series B convertible preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of our common stock pursuant to the fundamental transaction.

We may become obligated to redeem the Series B convertible preferred stock in cash upon the occurrence of certain triggering events, including, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of Generex, the occurrence of certain insolvency events relating to Generex, or the failure of our common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock. Late fees will apply on all redemption amounts not paid within five trading days of the payment date.

Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.15 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of common stock pursuant to the fundamental transaction.

The securities purchase agreement and the certificate of designation authorizing the Series B convertible preferred stock include certain agreements and covenants for the benefit of the holders of the convertible preferred stock, including restrictions on our ability to amend the certificate of incorporation and bylaws, pay cash dividends or distributions with respect to our common stock or other junior securities, repurchase more than a de minimis number of shares of our common stock or other junior securities.

With very limited exceptions, the investors will have a pro rata right of first refusal in respect of participation in any private debt or equity financings undertaken by us during the 12 months following the closing of the transaction.

We offered these securities privately pursuant to Rule 506 of Regulation D under the Securities Act of 1933. We entered into a registration rights agreement with the investors pursuant to which we agreed to file a registration statement with the SEC covering the public resale of the common stock issuable upon conversion of the preferred stock, issuable as dividends on the preferred stock, issuable upon exercise of the warrants and issued as a finders’ fee. We agreed to file the registration statement by March 16 and to use our best efforts to have the registration statement declared effective within 120 days after closing. If these deadlines are not met, we will liable for liquidated damages up to 6% of the purchase price under the securities purchase agreement.

In addition, if, during the six-month period after the issuance of the warrants and continuing until such time that all of the securities may be sold without our meeting the current public information requirement under Securities Act rule 144(c)(1), we fail to meet such requirement, we will pay liquidate damages equal to 2.0% of the purchase price paid by each investor, payable in cash every 30 days until current public information for Generex is available or is no longer required for the investors to rely on Rule 144 to transfer the securities (including underlying securities) acquired under the securities purchase agreement.

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Contemporaneous with entering into the securities purchase agreement, we and the investors also agreed to certain clarifications to the exercise price adjustment provisions under the outstanding warrants issued in July 2011. Under that agreement, the parties agreed to an exercise price of $0.15 per share for the warrants to purchase 14,500,000 shares of common stock (24,166,664 shares after the anti-dilution adjustment required under the terms of the warrants), which were in the process of being exercised prior to the parties entering into the securities purchase agreement, and unexercised outstanding warrants to purchase 2,666,666 shares of common stock (4,444,442 shares following the required anti-dilution adjustment).

Proceeds from Warrant Exercises

We may receive additional proceeds from the exercise of warrants issued in the registered direct offerings conducted in June, August and September 2009, the sales to Seaside 88, LP in April, May and June 2010, the warrants issued in connection with the January 2011 registered direct offering and option thereunder, and the warrants issued in the July 2011 and February 2012 offerings although some of the warrants include a cashless exercise feature.

•	In the transaction that closed on June 15, 2009, we sold shares of common stock and warrants exercisable for up to 8,600,000 shares of our common stock to investors and issued Midtown Partners & Co., LLC, our exclusive placement agent for the transaction, a warrant to purchase up to 244,926 shares of our common stock.

•	In the August 6, 2009 registered direct offering, we sold shares of common stock and warrants exercisable for up to 2,995,305 shares of our common stock to investors and issued a warrant to purchase 577,666 shares of our common stock to Midtown, which acted as our exclusive placement agent for the August 2009 transaction.

•	In the transaction that closed on September 14, 2009, we sold an aggregate of 15,312,500 shares of our common stock and warrants exercisable for up to 5,053,125 shares of our common stock to investors and issued warrants to purchase up to 969,526 shares of our common stock to the two placement agents and a consultant in relation to the transaction.

•	In the closings under the common stock purchase agreement that occurred in April, May and June 2010, we sold Seaside 12,000,000 shares of our common stock and issued to Midtown, as placement agent, warrants to purchase an aggregate of 300,000 shares of our common stock.

•	In connection with the securities purchase agreement dated January 24, 2011 and option thereunder, we sold an aggregate of 16,056,000 shares of our common stock and issued warrants exercisable for up to 16,056,000 shares of our common stock to investors.

•	In connection with the securities purchase agreement dated July 7, 2011 and option thereunder, we sold an aggregate of 2,575 shares of our Series A 9% Convertible Preferred Stock and issued warrants exercisable for up to 17,166,666 shares of our common stock to investors.

•	In connection with the securities purchase agreement dated January 31, 2012, we sold an aggregate of 2,000 shares of our Series B 9% Convertible Preferred Stock and issued warrants exercisable for up to 13,333,333 shares of our common stock to investors.

As of March 12, 2012, all of the warrants issued in the aforementioned registered direct offerings were exercisable.   At March 12, 2012, outstanding warrants issued in connection with the June, August and September 2009 registered direct offerings, the April, May and June 2010 sales to Seaside, the January 2011 and July 2011 registered direct offerings and the private placement in February 2012 were as follows:

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Date Issued	Aggregate No. of Shares Unexercised		Exercise Price	Expiration Date
June 15, 2009	8,844,926		0.76	December 15, 2014

August 6, 2009	3,572,971		0.79	February 4, 2015

September 14, 2009	6,022,651		1.00	March 15, 2015

April 8, 2010	50,000		0.47259	February 9, 2015

April 21, 2010	50,000		0.4258	February 9, 2015

April 30, 2010	50,000		0.415	February 9, 2015

May 14, 2010	50,000		0.3496	February 9, 2015

May 28, 2010	50,000		0.351	February 9, 2015

June 11, 2010	50,000		0.3543	February 9, 2015

January 25 – April 8, 2011*	4,000,000		0.15	January 25, 2016

July 7, 2011*	3,333,331	**	0.15	July 7, 2016

February 1, 2012*	13,333,333		0.15	January 31, 2017

*Upon issuance of securities at a price per share of common stock less than the then applicable exercise price, the warrants are subject to anti-dilution adjustment of the exercise price and to the number of shares of common stock that may be purchased upon exercise of each warrant such that the aggregate exercise price payable upon exercise of the warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment. Due to the anti-dilution adjustment provision of these warrants, they have been reclassified on Generex’s balance sheet as a liability under the caption “Derivative Warrant Liability” with any changes in fair value at each reporting period recorded in earnings in accordance with ASC 815.

**On February 1, 2012, in connection with the issuance of the Series B convertible preferred stock, the exercise price of these warrants was adjusted down to $0.15 (from $0.25), with a corresponding increase in warrants from 17,166,666 to 28,611,111 warrants of which 25,277,780 were exercised immediately on a cashless basis leaving 3,333,331 warrants remaining unexercised.

In addition, we may receive additional proceeds from the exercise of warrants issued in connection with the securities purchase agreement and related documents that we entered into on March 31, 2008 with existing institutional investors relating to a private placement of 8% secured convertible notes (the “Notes”) and warrants (the “Series Warrants”) for aggregate gross proceeds to us of $20,650,000.  As of June 1, 2009, the outstanding principal balance and accrued interest on the Notes were satisfied in full.

The Series Warrants issued in connection with the March 2008 securities purchase agreement included:

(i)	Series A and A-1 Warrants, which are exercisable for a period of 7 years into an aggregate of 75% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series A Warrants being exercisable into 5,257,729 shares immediately upon issuance and the Series A-1 warrants being exercisable into 7,541,857 shares as of October 1, 2008;

(ii)	Series B Warrants, which became exercisable on October 1, 2008 into 100% of the shares of our common stock initially issuable upon conversion of the Notes (initially 17,066,166 shares) and remain exercisable for a period of 18 months after the registration statement covering the shares of common stock issuable upon conversion or exercise of the Notes and Warrants was declared effective by the SEC; and

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(iii)	Series C Warrants, which are exercisable for a period of 7 years as of October 1, 2008, but only to the extent that the Series B Warrant are exercised and only in the same percentage that the Series B Warrants are exercised, up to a maximum percentage of 75% of the number of shares of our common stock initially issuable upon conversion of the Notes (initially a maximum of 12,799,580 shares).

The initial exercise price of each Series Warrant was $1.21.  The Series Warrants include a cashless exercise feature. The exercise price of the Series Warrants was subsequently reduced initially to $0.50, then to $0.33, to $0.25 and currently to $0.15 as a result of a price protection provision triggered by our offering of stock in private placements in May 2009 and January and July 2011.  This price protection feature allows for the reduction in the exercise price of the Series Warrants in the event we subsequently issue common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the Series Warrant exercise price then in effect. In addition, with any reduction to the Series Warrant exercise price, the number of shares of common stock that may be purchased upon exercise of each Series Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate Series Warrant exercise price payable for the adjusted number of shares issuable upon exercise will be the same as the aggregate Series Warrant exercise price in effect immediately prior to such adjustment. We account for these warrants with price protection in accordance with ASC 815 as described in Note 13 to the Notes to Consolidated Financial Statements included elsewhere in this prospectus.

As of March 12, 2012, outstanding Series Warrants were as follows:

Date Issued	Aggregate No. of Shares Unexercised	Exercise Price*	Expiration Date
March 31, 2008	29,027,322	$0.15	March 31, 2016

March 31, 2008	5,454,544	$0.15	September 30, 2016

*Upon issuance of securities at a price per share of common stock less than the then applicable exercise price, the warrants are subject to anti-dilution adjustment of the exercise price and to the number of shares of common stock that may be purchased upon exercise of each warrant such that the aggregate exercise price payable upon exercise of the warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment. Due to the anti-dilution adjustment provision of these warrants, they have been reclassified on Generex’s balance sheet as a liability under the caption “Derivative Warrant Liability” with any changes in fair value at each reporting period recorded in earnings in accordance with ASC 815.

Cash Flows for the Six Months Ended January 31, 2012

For the six months ended January 31, 2012, we used $4,612,080 in cash to fund our operating activities. The use for operating activities included a net loss of $8,782,297, changes to working capital including an increase related to other current assets of $116,509, a decrease of $11,426 in deferred revenue and a decrease related to accounts payable and accrued expenses of $617,777, offset by a decrease of $8,472 in accounts receivable, and a decrease of $215,834 in inventory.

The use of cash was offset by non-cash expenses of $320,127 related to depreciation and amortization, write-offs related to abandoned patents of $88,582, stock-based compensation to employees of $56,198, stock-based compensation issued in exchange for services rendered by consultants of $393,145 and common stock issued for interest on our convertible preferred stock of $347,490. There was also a year-to-date non-cash loss of $4,212,545 related to the fair valuation of the derivative liabilities at January 31, 2012 and an accounting gain of $726,464 related to the sale of fixed assets.

We had net cash provided by investing activities of $1,703,608 in the six months ended January 31, 2012, representing primarily the net proceeds after real estate commissions of $1,669,115 related to the sale of two properties held as investments as well as sale of other fixed assets for $119,439, offset by payments for property and equipment of $2,416 and costs incurred for patents of $82,530.

We had cash provided by financing activities in the six months ended January 31, 2012 of $680,109, which pertained to funds (net of amounts held in escrow) raised from mortgage loans, offset by principal repayments related to our long-term debt of $701,363, which included $659,288 related to the discharge of mortgages related to the sale of two properties held for investment, while the remainder pertained to regular monthly principal payments. There was also $30,000 received for warrant exercises during the six months ended January 31, 2012.

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Our net working capital at January 31, 2012 decreased to negative $8,916,470 from negative $5,568,217 at July 31, 2011, which was attributed largely to our cash used in operations for the six-month period ended January 31, 2012, offset by the net proceeds from the sale of two properties held for investment in August 2011 and the mortgage financing in January 2012.

Cash Flows for the Year Ended July 31, 2011

For the fiscal 2011 year, we used $16,931,368 in cash to fund our operating activities. The use for operating activities included a net loss of $21,675,867. Cash used in operating activities decreased due to an increase of $1,811,120 related to accounts payable and accrued expenses, a decrease in inventory of $1,197,768, a decrease related to other current assets of $116,171 and a decrease of $62,200 in accounts receivable, which were offset by a $28,152 decrease in deferred revenue.

The use of cash was offset by non-cash increases of approximately $742,961 related to depreciation and amortization, $1,037,464 in stock-based compensation, amortization of options and option modifications related to employees, executives and directors, $1,990,005 in stock-based compensation for services rendered and $35,878 related to a loss on disposal of property and equipment. These non-cash increase adjustments to reconcile the net loss to net cash used, were offset by a non-cash gain of $2,220,916 related to the revaluation of the derivative warrants.

We had net cash outflows from investing activities of $287,367 in fiscal 2011, primarily consisting of payments for property and equipment of $52,383 and costs incurred for patents of $234,984.

We had net cash flows from financing activities of $6,130,127 in fiscal 2011. We received net proceeds of $3,939,000 from issuances of common stock in our January to April registered direct offerings.  We received $2,315,000 in net proceeds from sales of convertible preferred stock in July 2011. We received $577 in cash proceeds from exercises of stock options. We made principal payments on our capital leases and long-term debt of $124,450.

Our net working capital at July 31, 2011 decreased to negative $5,568,217 from $8,096,206 at July 31, 2010, which was attributed largely to our net cash outflows from our operating activities, offset by our fiscal 2011 financing activities.

Conversion of Outstanding Series A 9% Convertible Preferred Stock

As of January 31, 2012, all outstanding shares of our Series A 9% Convertible Preferred Stock were converted into shares of our common stock. As of January 31, 2012, 17,166,666 shares of common stock had been issued upon the conversion of 2,575 shares of convertible preferred stock. The Series A convertible preferred stock earned dividends at the rate of 9% per annum, payable quarterly on September 30, December 31, March 31 and June 30. Upon conversion, we paid the holders of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. We issued 6,129,666 additional shares of common stock on such conversions of the convertible preferred stock. Dividends accrued and paid on the Series A Convertible Preferred Stock were $12,383 during the six months ended January 31, 2012.

Funding Requirements

We expect to devote substantial resources to obtaining regulatory approval of Generex Oral-lyn™ in the U.S., Canada and Europe.  We may also devote resources to obtaining approval for the importation, marketing and commercialization of Generex Oral-lyn™ in other countries where we have licensed distributors, including countries where we currently have approval or have submitted regulatory dossiers for approval.

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Under the long-term agreement that we signed with sanofi-aventis in December 2009, sanofi-aventis will manufacture and supply recombinant human insulin to us in the territories specified in the agreement.  Through this agreement, we will procure recombinant human insulin crystals for use in the production of Generex Oral-lyn™.  The terms of the supply agreement require us to make certain minimum purchases of insulin from sanofi-aventis through the period ended December 31, 2011.  To date, we have not met the minimum purchase commitments under this agreement. After December 31, 2011, sanofi-aventis may terminate the agreement due to our failure to meet such purchase commitments. Upon termination, we would be obligated to pay sanofi-aventis for all materials and components that it has acquired or ordered to manufacture insulin based on our forecasts or minimum purchase commitments, all related work-in-progress (at cost) and all finished insulin in inventory.  We did not provide any forecasts to sanofi-aventis and have not included any accruals related to the purchase commitments in our interim financial statements for the period ended January 31, 2012 or earlier fiscal periods.

On June 6, 2011, we announced that we, together with Global Medical Direct, Inc. ("GMD") and its stockholders, mutually decided not to proceed with our previously announced acquisition of a 51% interest in GMD. GMD is a DME and pharmaceutical provider specializing in direct-to-consumer diabetes supplies and medications. Management determined that the acquisition was premature in light of the continuing regulatory approval process for Generex Oral-lyn™. GMD and its stockholders agreed to waive payment of the break-up fee under the terms of the purchase agreement.

In addition to the resources that we will dedicate to regulatory approval and commercialization of Generex Oral-lyn™, we will expend resources on further clinical development of our immunotherapeutic vaccines.

Our future funding requirements and our ability to raise additional capital will depend on factors that include:

•	the timing and amount of expense incurred to complete our clinical trials, including any additional trials which are required;

•	the costs and timing of the regulatory process as we seek approval of our products in development;

•	the advancement of our products in development;

•	our ability to generate new relationships with industry partners throughout the world that will provide us with regulatory assistance and long-term commercialization opportunities;

•	opportunities to pursue strategic partnerships through alliances or acquisitions in the consumer market for diabetes-related products;

•	the timing, receipt and amount of sales, if any, from Generex Oral-lyn™;

•	the cost of manufacturing (paid to third parties) of our licensed products, and the cost of marketing and sales activities of those products;

•	the costs of prosecuting, maintaining, and enforcing patent claims, if any claims are made;

•	our ability to maintain existing collaborative relationships and establish new relationships as we advance our products in development; and

•	the receptivity of the financial market to biopharmaceutical companies.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors, and we do not have any non-consolidated special purpose entities.

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Contractual Obligations

The following table of contractual obligations as of January 31, 2012 includes interest obligations.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	$5,133,483	$4,319,237	$311,845	$502,401	$-
Convertible Debt Obligations	-	-	-	-	-
Capital Lease Obligations	-	-	-	-	-
Operating Lease Obligations	123,768	104,282	19,486	-	-
Purchase Obligations *	-	-	-	-	-
Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP	-	-	-	-	-

Total	$5,257,251	$4,423,519	$331,331	$502,401	$-

*	Although there are no minimum purchase requirements for any of the remaining contract years under Generex’s supply agreement with sanofi-aventis entered into on December 7, 2009, Generex has not fully satisfied the minimum purchase requirements for the contract years ended December 31, 2010 and 2011. To the extent that Generex has any continuing long-term obligations to purchase insulin under this agreement, such obligations are not included in the table above because the quantities and prices relating to Generex’s obligations are subject to confidential treatment.

Certain Related Party Transactions

On December 9, 2005, our Board of Directors approved the grant to Ms. Perri of a right of first refusal in respect of any sale, transfer, assignment or other disposition of either or both real properties municipally known as 1740 Sismet Road, Mississauga, Ontario and 98 Stafford Drive, Brampton, Ontario (collectively, the “Properties”). We granted Ms. Perri this right in recognition of the fair market value transfer to us during the fiscal year ended July 31, 1998 by Ms. Perri (or parties related to her) of the Properties. In June 2011, we listed these real properties for sale and received third party offers for such properties which we accepted conditionally based on Ms. Perri’s existing right of first refusal. Ms. Perri exercised her right of first refusal and the sale of these real properties to Ms. Perri closed on August 26, 2011 on the same terms as the original third party offer.

Through April 20, 2011, we used a management company to manage all of our real properties. The property management company is owned by Rose Perri, Anna Gluskin and the estate of Mark Perri.  Ms. Perri and Ms. Gluskin are former executive officers of Generex.  In the nine-month period ended April 30, 2011 and the fiscal years ended July 31, 2010 and July 31, 2009, we paid the management company $40,778, $55,691 and $47,981, respectively, in management fees. We believe that the amounts paid to the management company approximate the rates that would be charged by a non-affiliated property management company.  On April 20, 2011, we formally terminated the relationship, and no further property management fees will be paid to this company.

During the period from June 2005 to November 2010, Generex paid Time Release Corp. an aggregate amount of approximately $1,030,000.  During the period from 2006 to 2008, Time Release, at the direction of Ms. Perri, made payments of at least $285,000 of the funds received from Generex to Angara Investments Limited and directed certain additional payments to Golden Bull Estates Ltd.  Angara Investments is believed to be owned and controlled by Ms. Perri and Ms. Gluskin, former executive officers and directors of Generex.  Golden Bull Estates is controlled by Ms. Perri.  The payments to Time Release were discovered following the termination of Ms. Perri and were not approved by the Board of Directors of Generex, or any committee thereof, at any time.

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During the period from September 2006 through February 2010, Generex made payments in excess of $700,000 to an Ecuadorian corporation, MediExpress S.A., at the direction of Ms. Perri.  Generex also paid approximately $385,000 to the principal of MediExpress during the period from August 2004 to December 2010 at the direction of Ms. Perri.  We are aware that Ms. Perri had other business relationships with Medi-Express’ principal, and we have not been able to determine what business purpose of Generex was served by these payments

The Special Committee of independent members of the Board of Directors retained outside counsel to investigate the foregoing payments. Based on the foregoing payments and other actions of Ms. Perri discovered following her termination, Generex has filed a counterclaim to litigation commenced by Ms. Perri against Generex. See the discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Legal Proceedings” and the subheading “Dispute with Former Officer” in this prospectus.

Recently Adopted Accounting Pronouncements

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition —Multiple Deliverable Revenue Arrangements (“ASU 2009-13”) (now codified within FASB ASC 605).  ASU 2009-13 eliminates the residual method of allocation and requires the relative selling price method when allocating deliverables of a multiple-deliverable revenue arrangement. The determination of the selling price for each deliverable requires the use of a hierarchy designed to maximize the use of available objective evidence including, vendor specific objective evidence, third party evidence of selling price, or estimated selling price.  ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and must be adopted in the same period using the same transition method. If adoption is elected in a period other than the beginning of a fiscal year, the amendments in these standards must be applied retrospectively to the beginning of the fiscal year. Full retrospective application of these amendments to prior fiscal years is optional. Early adoption of these standards may be elected. This guidance is effective for our fiscal year beginning August 1, 2010. The adoption of this guidance did not have a significant impact on our consolidated financial statements.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued additional guidance on fair value measurements and disclosures which requires reporting entities to provide information about movements of assets among Level 1 and 2 of the three-tier fair value hierarchy established by the existing guidance.  The guidance is effective for any fiscal year that begins after December 15, 2010, and it should be used for quarterly and annual filings.  We are currently evaluating the impact of this new accounting guidance on our consolidated financial statements.

In May 2011, the FASB issued further guidance on fair value measurements and disclosures which requires the categorization by level for items that are only required to be disclosed at fair value and information about transfers between Level 1 and Level 2. In addition, the update provides guidance on measuring the fair value of financial instruments managed within a portfolio and the application of premiums and discounts on fair value measurements. The guidance requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The guidance is effective for interim and annual periods beginning after December 15, 2011. We are currently evaluating the impact of this new accounting guidance on our consolidated financial statements.

In June 2011, the FASB issued guidance regarding the presentation of Comprehensive Income within financial statements. The guidance is effective for interim and annual periods beginning after December 15, 2011. We are currently evaluating the impact of this new accounting guidance on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks associated with changes in the exchange rates between U.S. and Canadian currencies and with changes in the interest rates related to our fixed rate debt. We do not believe that any of these risks will have a material impact on our financial condition, results of operations and cash flows.

At the present time, we maintain our cash in short-term government or government guaranteed instruments, short-term commercial paper, and interest bearing bank deposits or demand bank deposits which do not earn interest. A substantial majority of these instruments and deposits are denominated in U.S. dollars, with the exception of funds denominated in Canadian dollars on deposit in Canadian banks to meet short-term operating needs in Canada. We do not presently employ any hedging or similar strategy intended to mitigate against losses that could be incurred as a result of fluctuations in the exchange rates between U.S. and Canadian currencies.

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As of January 31, 2012, we had fixed rate debt totaling $4,716,227. This amount consists of the following:

Loan Amount	Interest Rate per Annum
$1,058,967	5.91%
598,569	6.75%
2,489,750	10.00%
398,360	8.50%
170,581	10.00%
$4,716,227	Total

These debt instruments mature from August 2011 through May 2015. As our fixed rate debt instruments mature, we will likely refinance such debt at the existing market interest rates which may be more or less than interest rates on the maturing debt. Since this debt is fixed rate debt, if interest rates were to increase 100 basis points prior to maturity, there would be no impact on earnings or cash flows. On February 1, 2012, we secured an additional $1,095,490 in mortgage financing with a 10% annual interest rate, the proceeds of which were used to discharge the $1,058,968 in debt which carried an annual interest rate of 5.91%.

We have neither issued nor own any long-term debt instruments, or any other financial instruments, for trading purposes and as to which we would be subject to material market risks.

We have warrants outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event we subsequently issue common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the warrant exercise price then in effect. In addition, with any reduction to the warrant exercise price, the number of shares of common stock that may be purchased upon exercise of each warrant will be increased proportionately, so that after such adjustment the aggregate warrant exercise price payable for the adjusted number of shares issuable upon exercise will be the same as the aggregate warrant exercise price in effect immediately prior to such adjustment. We account for the warrants with price protection in accordance with FASB ASC 815. We recognize the warrants with price protection in our consolidated balance sheet as liabilities. The warrant liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations under the caption Change in fair value of derivative warrant liability. While the change in fair value of the derivative warrant liability has no effect on our cash flows, the gains or losses can have a significant impact on non-operating income and expenses and thus the net income or loss. As of January 31, 2012, there were 55,648,532 warrants outstanding subject to price protection provisions with an estimated fair value of $8,580,025 or $0.154 per warrant. If the estimated fair value of the warrants increases, there will be a corresponding non-operating expense equal to the change in the value of the liability. Likewise, if the estimated fair value of the warrants decreases, there will be a corresponding non-operating gain equal to the change in the value of the liability. There is a directly proportional relationship between the fair value of the warrants and the market price of the stock; therefore increases or decreases in the market price will lead to corresponding increases or decreases in the value of the warrant liability and result in losses or gains, respectively, on our consolidated statements of operations.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE REGISTRANT

Name	Age	Position Held with Generex

Mark Fletcher, Esquire	46	President & Chief Executive Officer, General Counsel

Stephen Fellows	46	Acting Chief Financial Officer

David Brusegard	68	Chief Operating Officer, Secretary

John P. Barratt	67	Chairman of the Board

Brian T. McGee	51	Director

Nola E. Masterson	64	Director

Eric von Hofe	57	Director

James H. Anderson	65	Director

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There are no family relationships among the directors and executive officers. All directors are elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

Mark A. Fletcher, Esq. has served as our President and Chief Executive Officer since March 2011. Mr. Fletcher was elected to serve as a member of the Board of Directors at our annual meeting of stockholders held on June 8, 2011. Mr. Fletcher was appointed interim President and Chief Executive Officer on September 29, 2010 to succeed Anna E. Gluskin, who was terminated as President and Chief Executive Officer on that date. On September 29, 2010, Mr. Fletcher was also appointed Secretary and served as such until June 8, 2011. He served as Executive Vice President and General Counsel since April 2003, and he continues in his role as General Counsel. From October 2001 to March 2003, Mr. Fletcher was engaged in the private practice of law as a partner at Goodman and Carr LLP, a leading Toronto law firm. From March 1993 to September 2001, Mr. Fletcher was a partner at Brans, Lehun, Baldwin LLP, a law firm in Toronto. Mr. Fletcher received his LL.B. from the University of Western Ontario in 1989 and was admitted to the Ontario Bar in 1991. The Board believes that Mr. Fletcher’s wide-ranging legal knowledge and extensive experience as a practicing lawyer, his years of experience in the biotech industry, combined with his managerial skills, and business acumen and judgment, provide our Board with valuable legal and operational expertise and leadership skills.

Stephen Fellows has served as our Acting Chief Financial Officer since March 2011. Mr. Fellows has served as our Vice President, Finance since June 2009. From August 2005 to December 2008, Mr. Fellows was employed by Sona Mobile Holdings Corporation, a publicly held software company which developed software applications for mobile devices, where he served as Chief Financial Officer. From September 1996 to August 2005, Mr. Fellows worked at 3Com Corporation, where he served in several positions including as the Director of Finance of the corporate accounting group in Marlborough, MA and Director of Finance & Operations of 3Com’s Canadian subsidiary. From January 1992 to August 1996, Mr. Fellows worked at Pennzoil Corporation where he spent time in the international mergers and acquisitions group in Houston, Texas, as well as four years as Controller for Pennzoil Canada. Mr. Fellows received a Bachelor of Business Administration degree from Wilfrid Laurier University in 1988 and earned his Chartered Accountants designation while articling with Arthur Andersen & Company in Toronto in 1990. The Board believes that Mr. Fellows’ business and financial experience, including his previous experience as a Chief Financial Officer of a public company, combined with his educational background and business judgment provide our Board with valuable financial expertise and leadership skills.

David Brusegard, Ph.D. has served as Chief Operating Officer since March 2011 and was appointed Secretary on June 8, 2011. Dr. Brusegard served as a consultant to Generex from March 2010 to March 2011. From 2007 to March 29, 2011, Dr. Brusegard held the position of President of The OSLO Group, his consulting firm. He served as Chief Executive Officer of the Pentius Group from 2004 to 2007. The Pentius Group was a five-company group which designed, sold, and marketed health insurance, and operated a managed care facility staffed with nurses supervised by physician directors. Pentius Group’s company assets were sold in 2007 to Canam Insurance of Windsor, Ontario. Dr. Brusegard has a breadth of experience in several fields, including, medical record design, health informatics, health insurance, digital mapping, database design, global positioning systems applications, business management and strategic planning. He was a senior economist at Statistics Canada for a decade, an adjunct professor at the University of Toronto and taught information ethics and information law at Ryerson University. He has consulted internationally on information management for the World Bank as well as major consumer packaged goods companies, hospitals, municipalities, and all levels of government. Other recent positions of note include; Vice President, Analytics for ICOM Communication and Information, President of Geographic Decision Support Systems, and CEO, Tristar Software. Dr. Brusegard performed his graduate work at The University of North Carolina at Chapel Hill, and the University of Calgary from which he holds a Ph.D. Phil., awarded in 1976. The board believes that Dr. Brusegard’s extensive experience in corporate management, his prior work experience with medical records, health insurance, data analysis and marketing, combined with his managerial skills and business acumen and judgment, provide our Board with valuable operational expertise and leadership skills.

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John P. Barratt. Independent Director since March 2003 and Chairman of the Board since September 2010. Mr. Barratt is currently a member of the Generex Compensation Committee, the Generex Audit Committee and the Generex Corporate Governance and Nominating Committee. Mr. Barratt served as the Board Liaison Officer of The Caldwell Partners International from July 2006 until May 2009. From April 2005 to July 2006, Mr. Barratt served as Chief Operating Officer of The Caldwell Partners International. The Caldwell Partners International is a Canadian-based human capital professional services company. Mr. Barratt from January 2002 until February 2007 served as the court-appointed Responsible Person and Liquidation Manager of Beyond.com Corporation, Debtor-in-Possession, a U.S. Chapter 11 Bankruptcy case, in which capacity Mr. Barratt reported to the bankruptcy court and to the U.S. Trustee’s Office. From September 2000 to January 2002, Mr. Barratt acted in the capacity of Chief Operating Officer of Beyond.com Corporation, an electronic fulfillment provider. Between 1996 and 2000, Mr. Barratt was partner-in-residence with the Quorum Group of Companies, an international investment partnership specializing in providing debt and/or equity capital coupled with strategic direction to emerging technology companies. Between 1988 and 1995, Mr. Barratt held a number of positions with Coscan Development Corporation, a real estate development company, the last position of which was Executive Vice-President and Chief Operating Officer. Mr. Barratt currently serves on a number of Boards of Directors, including Brookfield Investments Corporation and BAM Split Corporation, and is a member of the Board of Directors and Chairman of the Risk Policy Committee of the Bank of China (Canada). Mr. Barratt also serves as Chairman of the Independent Review Committees of BAM Split Corp. and Brookfield Soundvest Capital Management Ltd. Mr. Barratt is currently the Chief Financial Officer and a member of the Advisory Board of Crystal Fountains Holdings Inc. and also served as interim Chief Financial Officer of its subsidiary, Crystal Fountains Inc. from September 2008 to May 2009 and from May 2011 to present. The Board believes that Mr. Barratt’s wide-ranging business experience in various industries, his extensive service as an executive officer and director in various companies, and his knowledge of finance, combined with his leadership skills and business judgment, provide our Board with valuable financial and operational expertise and leadership skills.

Nola E. Masterson. Independent Director since May 2007. Ms. Masterson is currently the Chair of the Generex Compensation Committee and a member of the Generex Audit Committee and the Generex Corporate Governance and Nominating Committee. Since 1982, she has been the chief executive officer of Science Futures Inc., an investment and advisory firm. Ms. Masterson is currently Managing Member and General Partner of Science Futures Management Co. LLC, which administers several venture funds invested in life science fund of funds and life science companies. She also serves as Chairwoman of the Board of Directors of Repros Therapeutics Inc. and serves as Chair of the Compensation Committee and Nominating and Corporate Governance Committee and is a member of the Audit Committee. Repros is a development stage biopharmaceutical company formerly known as Zonagen, Inc. (currently trading on The NASDAQ Global Market under the symbol “RPRX”). Ms. Masterson was the first biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder and first president of Sequenom, Inc., a genetic analysis company located in San Diego and Hamburg, Germany. She also started the BioTech Meeting in Laguna Nigel, CA, the annual Biopharmaceutical Conference in Europe, and was nominated to the 100 Irish American Business List in 2003. Ms. Masterson began her career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management. Ms. Masterson has 34 years of experience in the life science industry. She sits on the Board of Directors for the American Diabetes Society Silicon Valley chapter, and is Chair Emeritus of the BayBio Institute. She received her Masters in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida. The Board believes that Ms. Masterson’s extensive experience in the life science industry and venture capital and investment industry, her business experience, including her experience as an executive officer of an investment advisory company and as a director of a publicly-traded biopharmaceutical company, combined with her business judgment, provide our Board with valuable scientific and operational expertise.

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Brian T. McGee. Independent Director since March 2004. Mr. McGee is currently the Chairman of the Generex Audit Committee and a member of the Generex Compensation Committee and the Generex Corporate Governance and Nominating Committee. Mr. McGee has been a partner of Zeifmans LLP ("Zeifmans") since 1995. Mr. McGee began working at Zeifmans shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifmans is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifmans’ business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants. Mr. McGee has received a certificate in International Financial Reporting Standards issued by The Institute of Chartered Accountants in England and Wales in 2010. The Board believes that Mr. McGee’s knowledge and understanding of accounting and finance, his education and training in accounting and corporate governance, and his extensive experience in the accounting industry, combined with his business acumen and judgment, provide our Board with valuable accounting and financial expertise.

James H. Anderson, Jr., M.D. Independent Director since June 2011. Dr. Anderson is currently Chairman of the Corporate Governance and Nominating Committee and a member of the Generex Compensation Committee, and has served on the Generex Scientific Advisory Board since October 2010. Dr. Anderson is a diabetologist and endocrinologist who has been in the pharmaceutical industry for over 25 years. He is currently CEO and President of Symcopeia, a private drug discovery and development company focused on new mechanisms of action for the treatment of diabetes mellitus, and diabetes related obesity and cardiovascular diseases. From 2005 to 2009, Dr. Anderson served as Senior Medical Director for Diabetes and Cardiometabolic Medicine with Eli Lilly and Company and had medical responsibility for diabetes and cardiometabolic drug development, and drove the clinical development, registration and launch of two families of diabetes care products, Humulin® and Humalog. At Eli Lilly, Dr. Anderson contributed to the inventions of the first recombinant DNA produced human insulin analog products, led multiple clinical drug development projects, was responsible for 6 US NDAs and had clinical responsibility for all insulin products worldwide. Dr. Anderson is an elected Fellow of the Faculty of Pharmaceutical Medicine of the Royal Colleges of Physicians of the UK, was a founding board member of the American Association of Pharmaceutical Physicians and is a Fellow of the American College of Endocrinology. Dr. Anderson has been active in the American Diabetes Association and is a member of the International Diabetes Federation, the European Association for the Study of Diabetes, and the Endocrine Society. Dr. Anderson is a founding editorial board member of two journals for diabetes, and serves on the editorial boards or as a reviewer for 5 other diabetes/endocrine journals. Dr. Anderson is a Clinical Associate Professor of Medicine for the Division of Endocrinology and Metabolism at the Indiana University School of Medicine and was awarded an M.D. from the LSU School of Medicine. Dr. Anderson attained the rank of Lieutenant Colonel in the US Army Medical Corps and during his military career, he served as the Chairman, Department of Clinical Investigation at the Army’s largest healthcare center, and Chief of the Medical Division of the US Army Medical Research Institute for Infectious Diseases. Dr. Anderson also serves on the Medical/Scientific Advisory Boards of Elona Biotechnologies, Inc. and Zimmerman Biotechnologies, LLC. The Board believes that Dr. Anderson’s extensive experience in the pharmaceutical industry, his experience in the diabetes and endocrinology fields, combined with his business experience and judgment, provide our Board with valuable scientific and operational expertise.

Eric von Hofe, Ph.D. Director since June 2011. Dr. von Hofe is currently President of Antigen Express, Inc., a wholly-owned subsidiary of Generex. He has held this position since 2005. Since 2005, he has also been a Vice President of Generex. He has extensive experience with technology development projects, including his previous position at Millennium Pharmaceuticals as Director of Programs & Operations, Discovery Research. Prior to that, Dr. von Hofe was Director, New Targets at Hybridon, Inc., where he coordinated in-house and collaborative research that critically validated gene targets for novel antisense medicines. Dr. von Hofe also held the position of Assistant Professor of Pharmacology at the University of Massachusetts Medical School, where he received a National Cancer Institute Career Development Award for defining mechanisms by which alkylating carcinogens create cancers. He received his Ph.D. from the University of Southern California in Experimental Pathology and was a postdoctoral fellow at both the University of Zurich and Harvard School of Public Health. His work has been published in forty-eight articles in peer-reviewed journals, and he has been an inventor on four patents. The Board believes that Dr. von Hofe 's experience in private and publicly traded companies in the biotechnology industry, including leadership and management positions and his scientific expertise, together with his practical understanding of the requirements for success of both therapeutic and technology development, provide the Board with valuable scientific, business and strategic expertise.

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Scientific Advisory Board

In addition to Dr. James H. Anderson, Jr., M.D., the following individuals are members of the Generex Scientific Advisory Board:

Dr. Gerald Bernstein, M.D., F.A.C.P. has served on the Scientific Advisory Board since 2001. Dr. Bernstein graduated from Dartmouth College and Tufts University School of medicine. He is board certified in internal medicine (1966) and endocrinology and metabolism (1973). He entered practice in 1966 after completing a research fellowship. Dr. Bernstein is an associate clinical professor at Albert Einstein College of Medicine in New York. He is an attending physician at Beth Israel Medical Center, Lenox Hill Hospital (1974) and Montefiore Medical Center (1966). He served on the National Board of Directors of the American Diabetes Association, its research foundation and many national committees. Dr. Bernstein is a past president of the American Diabetes Association and was Director of the Beth Israel Health Care Systems Diabetes Management Program. He is currently Director of the Diabetes Management Program of The Friedman Diabetes Institute at Beth Israel Hospital in New York. He served as Vice President for Medical Affairs at Generex Biotechnology Corp. from 2001 to 2011, and served as a Director of Generex from October 2002 to May 2008.

Dr. Craig Eagle attended medical school at the University of New South Wales, Sydney, Australia and received his general internist training at Royal North Shore Hospital in Sydney. He completed his hemato-oncology and laboratory hematology training at Royal Prince Alfred Hospital in Sydney. He was granted Fellowship in the Royal Australasian College of Physicians (FRACP) and the Royal College of Pathologists Australasia (FRCPA). After his training he performed basic research at the Royal Prince of Wales hospital to develop a new monoclonal antibody to inhibit platelets. He joined Pfizer Australia in 2001 as part of the medical group. In Australia, his role involved leading and participating in scientific research, regulatory and pricing & re-imbursement negotiations for compounds in therapeutic areas including oncology, anti-infectives, respiratory, arthritis and pain management. In 2003, Pfizer relocated Dr. Eagle to the United States where he was appointed as the world wide lead for development of celecoxib in oncology to oversee the global research program. Since that time he has had increasing responsibility for overseeing the global research plans and teams for irinotecan and dalteparin. In 2007, he became head of the oncology therapeutic area global medical group for Pfizer, including the US oncology business. Dr. Eagle has led, or been directly involved with, teams that resulted in eight new products or indications. As part of his current role at Pfizer, he has led the integration of the Pfizer/Wyeth oncology businesses and portfolio.

Director and Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company. There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, director nominee or executive officer of the Company:

•	any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar Officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

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(i)  acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or

(ii)  engaging in or continuing any conduct or practice in connection with such activity;

(iii) engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Director Independence

The Board of Directors currently consists of six members, four of whom are “independent” as defined under applicable rules of the SEC and The NASDAQ Stock Market LLC. The four independent members of the Board of Directors are John P. Barratt, Brian T. McGee, Nola E. Masterson and James H. Anderson.

For a director to be considered independent, the Board must determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee must be independent directors under NASDAQ rules. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

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EXECUTIVE COMPENSATION

Compensation, Discussion & Analysis

Compensation Philosophy

We are a development stage company focused on research, development, and commercialization of our proprietary drug delivery platform for administration of large molecule drugs to the oral cavity through a hand-held aerosol spray applicator. We are in the process of developing proprietary formulations of drugs that can be delivered through an oral spray thereby eliminating the need for injections and have focused on our Oral-lyn™ insulin formulation, which is administered as a spray into the oral cavity. We also have a subsidiary, Antigen Express, which focuses on developing proprietary immunomedicines.

As a development stage company, our future depends on the ability of our executives to obtain necessary regulatory approvals to launch Oral-lyn™ in key markets such as the United States, Canada, and Europe, as well as furthering the development of other products in our pipeline through the clinical trial and regulatory process. Attracting, retaining, and motivating key executives who can lead Generex through this process is critical to our success. We have a small executive team that works together closely. Our executives perform multiple roles and need to be able to respond to changing market dynamics quickly.

For these reasons, we seek to ensure that our compensation programs are competitive with similarly sized companies with which we compete for executive talent. The goals of our executive compensation program are to attract and retain top executives, to motivate executives to achieve our business objectives, to align executive and shareholder interests, and to recognize individual contributions and overall business success.

During the fiscal year ended July 31, 2011, the Compensation Committee of the Board of Directors evaluated the types and amounts of compensation that it believed were appropriate for our President and Chief Executive Officer, our Chief Operating Officer and our Acting Chief Financial Officer, who are considered Generex’s policy making executives and who are listed in the Summary Compensation Table. We refer herein to these executives as the “named executives.”

In addition to the compensation of our named executives, the Compensation Committee also reviews and approves the compensation of members of our senior management, including our Vice President, Regulatory Affairs and our Controller, as well as the President of our subsidiary, Antigen Express, Inc.

The Board of Directors appointed three of the four current members of the Compensation Committee on May 28, 2008 following the 2008 Annual Meeting of the Stockholders and all three of these members served throughout fiscal 2011. The fourth member was appointed on June 8, 2011 following the 2011 Annual Meeting of the Stockholders. During fiscal 2011, the Compensation Committee convened once to evaluate and discuss compensation for the named executives with respect to stock awards during the fiscal year ended July 31, 2011, bonuses for the fiscal year ended July 31, 2010 and base salaries for the calendar year ended December 31, 2011. During the majority of fiscal 2011, the three members of the Compensation Committee also comprised the Special Committee of the board of directors and met several times as the Special Committee to discuss various compensation and executive personnel matters, including the terminations of Ms. Gluskin and Ms. Perri and the appointments of Mr. Fletcher, Mr. Fellows and Dr. Brusegard to their respective positions.

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our named executives annually and at the discretion of the Compensation Committee as warranted by our financial condition and achievement of our business goals. While the elements of compensation are considered separately, the Compensation Committee ultimately considers the value of the total compensation package provided to the individual named executive.

The Compensation Committee believes the company’s compensation program must take into account the following factors:

•	past levels of compensation adjustments;
•	the expected transition of the company from a development stage company to an operating company;
•	the nature of the regulatory approval process for the company’s products; and
•	the potential for growth of the company in the event that regulatory approvals are obtained.

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In fiscal 2011, the Compensation Committee reviewed and implemented changes in base salaries for certain of the named executives, upon their appointment to new positions in fiscal 2011 and awarded equity incentive awards to the named executives primarily in recognition of efforts made to stabilize the company and effect the company’s reorganization plan. The Compensation Committee did not award any of the named executives cash bonuses during fiscal 2011 for fiscal 2010 performance and contributions. The Compensation Committee has not made any determinations as to bonuses or equity awards for the named executives with respect to performance or contributions for the fiscal year ended July 31, 2011, but the Compensation Committee expects to consider the matter in the future during fiscal 2012.

In administering the executive compensation program, our Compensation Committee has relied upon market data provided on a periodic basis by external consultants, as well as its own understanding and assessment of executive compensation trends. In its consideration of compensation for the named executives, the Compensation Committee has reviewed compensation data for pharmaceutical and biotechnology companies, market data provided by external compensation consultants, compensation data compiled by a third-party compensation data firm and publicly available executive compensation data for publicly traded companies.

Use of Compensation Consultant and Benchmarking

In the fiscal year ended July 31, 2011, the Compensation Committee did not engage any compensation consultants or engage in benchmarking activities, however in November 2009, the Compensation Committee undertook a comprehensive review of compensation for the then named executives which has been considered when making salary recommendations in the fiscal year ended July 31, 2011. As part of the previous fiscal year review the Compensation Committee engaged a compensation consultant, J. Thelander Consulting. A significant portion of the consultant’s review consisted of benchmarking Generex’s then named executive compensation against similar positions at public companies in the biotechnology and pharmaceutical industry. The list of companies considered primarily had market capitalizations between $80 and $160 million which was considered comparable to Generex’s market capitalization at that time. In addition, one other company was considered which had a market capitalization in excess of $1 billion, as it had been considered in past compensation studies and as its primary product is somewhat similar to Generex’s Oral-lyn™, in that it is also a drug delivery system for insulin. The companies considered in the consultant’s report included the following:

Market capitalization between $80 and $160 million

•	ArQule (ARQL)
•	Progenix Pharmaceuticals, Inc. (PGNX)
•	Idenix Pharmaceuticals, Inc. (IDIX)
•	Discovery Laboratories, Inc. (DSCO)
•	Ideera Pharmaceuticals, Inc. (IDRA)

Market capitalization greater than $1 billion

•	Mannkind (MNKD)

The consultant’s report concluded that base salaries for the then named executives were at or above average compared to the benchmarked companies, while bonus targets, equity incentive compensation and overall total compensation (i.e. base salary, bonuses and equity compensation combined) were below average. The Compensation Committee reviewed and considered the consultant’s fiscal 2010 report when making decisions regarding compensation changes and levels for the new named executives in fiscal 2011, but the Compensation Committee members exercised discretion and formulated their own conclusions when the Committee determined the compensation components discussed below.

Determination of Compensation

The Compensation Committee typically makes compensation determinations, including any increases in base salary for the next calendar year and any bonuses in respect of the prior fiscal year, before or during the first calendar quarter of each year. The Compensation Committee follows such a schedule in order to eliminate the need to award retroactive salary increases. In addition, the Compensation Committee intends to review compensation arrangements in the first calendar quarter to ensure that compensation levels are appropriate in light of Generex’s financial position and performance at that time. Due to the changes in management in fiscal 2011, including the terminations of the previous President and Chief Executive Officer and the Chief Financial Officer and Chief Operations Officer, as well as the appointment of our Executive Vice President and General Counsel to interim President and Chief Executive Officer in September 2010 and to President and Chief Executive Officer in March 2011, the appointment of our VP Finance to Acting Chief Financial Officer in March 2011 and the appointment of our Chief Operating Officer in March 2011, the Committee did not follow such a schedule in fiscal 2011.

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In considering whether to award bonuses in respect of fiscal year 2010 or to make changes to base compensation for calendar year 2011, in addition to the compensation consultant’s report from fiscal 2010, the Compensation Committee also reviewed publicly available executive compensation information for Generex’s peer companies, executive compensation information as reported in biotechnology and pharmaceutical industry publications, unique aspects of each executive’s roles within Generex, including multiple roles performed by each named executive, as well as contribution and performance of individual named executives towards achievement of overall company performance, and alignment with shareholder expectations.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation necessary to attract and retain key executives. It is guaranteed compensation to the named executives for performance of core duties. Base salaries for the named executives may be adjusted upon recommendation by the Compensation Committee and ratification by the Board of Directors. Historically, annual base salaries for the named executives have been reviewed periodically relative to the base pay levels for each executive’s position based on the peer group. The Compensation Committee last undertook such a review in November 2009. Levels of base salary are generally targeted at the market’s second quartile (51% – 75%), but also reflect the compensation goals adopted by the Compensation Committee, operational goals determined by management, the named executive’s individual performance, contribution of the named executive to overall corporate performance, and the level of responsibility of the named executive with respect to his or her specific position. The level of base salary also reflects multiple titles and additional responsibilities of the named executives driven by the operational needs of the company.

Salary adjustments for the President and Chief Executive Officer and the Acting Chief Financial Officer were last made to base salary compensation in March 2010, which were made effective retroactive to January 1, 2010. No salary adjustments were made in calendar year 2009. In determining the levels of the base salary adjustments for the named executives, if any, the Compensation Committee considered the achievement of certain performance goals by the named executives, including those considered in connection with the award of cash bonuses and enumerated below.

In September 2010, in connection with the termination of our former President and Chief Executive Officer, our Executive Vice President and General Counsel was appointed to interim President and Chief Executive Officer. The Compensation Committee recommended, and the Special Committee of the Board of Directors approved a base salary adjustment of $150,000 or 46% to $475,000 effective immediately. The increase was considered appropriate in relation to the assumption of the additional duties and responsibilities of the new role, in addition to his duties as General Counsel, as well as based on the comparison to peer companies prepared by the compensation consultant in fiscal 2010.

In March 2011, the Compensation Committee recommended, and the Special Committee of the Board of Directors approved a base salary adjustment of 12.5% for our VP Finance from $200,000 to $225,000, effective retroactive to January 1, 2011, in connection with his appointment to Acting Chief Financial Officer. The increase was considered appropriate in relation to the assumption of the additional duties and responsibilities of the new role.

In March 2011, the Compensation Committee recommended, and the Special Committee of the Board of Directors approved the hiring and appointment of our Chief Operating Officer at an annual base salary of $225,000 effective immediately. The base salary was considered appropriate in relation to the salaries of our other executives.

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Cash Bonuses

Performance-based compensation is a key component of our compensation philosophy. Historically, cash bonuses have been provided to attract, motivate, and retain highly qualified executives on a competitive basis and provide financial incentives that promote company success. From time to time in the past, the Compensation Committee has granted bonuses to reward achievement relative to specific performance objectives. In awarding bonuses, the Compensation Committee considers various factors, including the named executive’s position within Generex, attainment of specific business objectives and performance milestones, and the named executive’s individual contributions thereto. The Committee exercises discretion with respect to the weight that it gives to these and other factors in determining bonuses. The Compensation Committee also retains discretion with respect to whether any bonuses are paid to the named executives, the amounts of any such bonuses, and the form of any such bonuses.

The Compensation Committee did not grant or accrue any bonuses in fiscal 2011, with respect to the fiscal year ended July 31, 2010, due to the recent appointments of all the named executives to their current positions, as well as in consideration of the current financial position of the company.

Long-Term Incentives and Equity Awards

Our compensation program also includes long-term incentive compensation in the form of equity grants subject to a vesting schedule. We believe such incentive compensation further aligns the interests of management with those of stockholders and enhances shareholder value. Currently, we do not have any long-term cash incentive programs in place for the named executives.

Long-term equity incentive grants are discretionary. In determining whether such grants are warranted, the Compensation Committee considers our compensation strategy, market practice concerning long-term incentives provided to executives at peer companies and within the broader market, and the named executive’s specific roles within Generex. At the present, equity incentive awards are subject to vesting over a period of time and are not tied to specific performance measures.

Equity grants have historically been made through stock options under our various plans, including Generex’s 2000 Stock Option Plan, 2001 Stock Option Plan, as amended, and Amended and Restated 2006 Stock Plan, which also allows grants of restricted stock. We consider the costs to the company of granting stock options under Statement of Financial Accounting Standard (SFAS) 123(R) as compared to the costs to named executives of higher income tax liabilities associated with the granting of restricted stock.

In March 2011, the Compensation Committee recommended, and the Special Committee of the board of directors approved, the following discretionary awards of options to purchase shares of our common stock to our named executives:

Named Executive	No. of Shares Underlying Options
Mr. Fletcher	1,500,000
Mr. Fellows	200,000
Dr. Brusegard	200,000

The award to Mr. Fletcher were made pursuant to the 2006 Stock Plan (1,100,000 options) and pursuant to the 2001 Stock Option Plan (400,000 options). The awards to Mr. Fellows and Dr. Brusegard were made pursuant to the 2001 Stock Option Plan. The stock options have an exercise price equal to $0.282 per share, the closing price of the Company’s common stock on the OTC Bulletin Board on March 25, 2011. The options awarded were fully vested at the date of grant and shall expire on the fifth anniversary of the date of grant, subject to earlier termination under the terms set forth in the 2001 Stock Option Plan or subject to truncation upon cessation of employment as specified in the 2006 Stock Plan (as applicable).

The Compensation Committee recommended these option grants in recognition of efforts made to stabilize the Corporation and create a reorganization plan involving, among other possible actions, a reverse stock split of the common stock of the Corporation, par value $0.001 per share (the “Common Stock”), listing of the Corporation’s Common Stock on a national stock exchange, spin-out of Antigen Express, Inc., and a rights offering to the Corporation’s stockholders (the “Reorganization Plan”) and as an incentive for the successful implementation of the Reorganization Plan.

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Benefits and Perquisites

Named executives may participate in benefit plans that are offered generally to salaried employees such as short and long term disability, health and welfare benefits, and paid time off.

We provide very limited perquisites. During fiscal 2011, subsequent to his appointment as interim President and Chief Executive Office on September 29, 2010, we provided our President and Chief Executive Officer a car allowance with an estimated value of $800 per month to compensate use of his car for business purposes. During fiscal 2011, up to the dates of their respective terminations on September 29, 2010 and March 25, 2011, respectively, we provided our former President and Chief Executive Officer and our former Chief Operating Officer and Chief Financial Officer a car allowance with an estimated value of $800 per month to compensate use of their cars for business purposes.

We do not offer deferred compensation plans, defined benefit plans, supplemental executive retirement plans, supplemental life insurance, benefit restoration plans, or tax gross-ups on change-in-control benefits.

Employment and Severance Agreements

During fiscal 2011, we had terms of employment covering our President and Chief Executive Officer, as described in “Employment Agreements and Potential Payments Upon Termination or Change-In-Control”, which clarify the terms and conditions of his employment. These terms provide clarity concerning the employment relationship and provide a competitive benefit level to the executive, thus promoting stability at the President and Chief Executive Officer position.

We have agreed to provide severance benefits to the President and Chief Executive Officer as set forth in the terms of his employment. The intent of such severance is to provide the President and Chief Executive Officer with financial security in the event of a covered termination (including change in control) and to thus support executive retention. To be eligible for certain benefits, including cash payments, under these arrangements, a named executive must experience a covered termination, which may include a change in control, a material reduction in executive compensation, a material change in duties, or a material breach in the agreement by Generex. The benefits payable to our President and Chief Executive Officer upon a change in control of Generex require two conditions, or “double triggers,” to be satisfied: the change in control must occur, and the named executive’s employment must be terminated, voluntarily or involuntarily, as a result of such event. Under the terms of employment, our President and Chief Executive Officer would receive a benefit upon a change in control only if he terminates his employment in connection with such event.

As of the end of fiscal 2011, each of the current named executive officers held stock options or restricted stock granted pursuant to either the 2001 Stock Option Plan or the 2006 Stock Plan. The 2001 Plan provides that outstanding options will become immediately exercisable and vested upon a change in control, unless the Board of Directors or its designee determines otherwise. In the event that Generex will not be the surviving corporation, the Board or its designee has flexibility under the 2001 Plan to determine how to treat stock options. The 2001 Plan does not condition the acceleration and vesting of stock options in such an event upon an option holder’s termination of employment; however, the terms of the 2001 Plan provide that, unless otherwise provided by the Board or its designee, an option holder can exercise outstanding options after the date of his or her termination of employment only if the option holder voluntarily terminated employment with Generex or was terminated without cause by Generex. Under the terms of the 2006 Plan, unvested stock options and restricted stock will become exercisable or unrestricted, as applicable, thirty days prior to the change-in-control event and such acceleration is not conditioned upon the termination of a participant’s employment with Generex. The 2006 Plan further provides that if Generex is not the surviving corporation as a result of a change in control, all outstanding options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation, and outstanding grants of restricted stock will be converted to similar grants of equity in the surviving corporation.

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Tax and Accounting Considerations

The Compensation Committee considers implications of tax and accounting requirements impacting compensation programs from the perspective of the company and the individual named executive officers. The Compensation Committee may also consider sections of the tax code which impact Generex or individual taxpayers. For U.S. taxpayers, the Committee structures its programs to comply with Section 409A of the Internal Revenue Code.

Given the high individual income tax liabilities which result from the awarding of restricted stock to our executives who are all tax residents of Canada, the Compensation Committee expects to grant future equity awards in the form of stock options for the foreseeable future.

Compensation Committee Report

The Compensation Committee of Generex Biotechnology Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Generex’s Annual Report on Form 10-K for the year ended July 31, 2011 and in Generex’s 2012 Proxy Statement.

THE COMPENSATION COMMITTEE

Nola E. Masterson, Chairperson

John P. Barratt

Brian T. McGee

James H. Anderson, Jr.

Executive Compensation Tables

The following executive compensation tables pertain to the fiscal year ended July 31, 2011. Therefore, the tables contain information relating to the named executives who served as of the fiscal year end and refer to the positions held by such named executives as of July 31, 2011. On September 29, 2010, the Board of Directors terminated Mrs. Gluskin in her employment as President and Chief Executive and appointed Mark A. Fletcher as interim President and Chief Executive Officer and Secretary. On that date, the Board also appointed John P. Barratt as Chairman of the Board. On March 25, 2011, the Board of Directors terminated Ms. Perri in her employment as Chief Financial Officer and Chief Operations Officer and appointed Mark A. Fletcher as President and Chief Executive Officer, appointed Stephen Fellows as Acting Chief Financial Officer and appointed David Brusegard as Chief Operations Officer.

Summary Compensation Table

The following table provides information concerning compensation of Generex’s named executives for Generex’s last three completed fiscal years ending July 31, 2009, 2010 and 2011. In respect of fiscal years 2009, 2010 and 2011, the named executives did not receive compensation in the form of non-equity incentive plan compensation or changes in pension value or non-qualified deferred compensation earnings. Therefore, the table below does not include columns for these types of compensation.

Name and Principal Position	Year	Salary ($)			Bonus ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Anna E. Gluskin	2011	S	87,500		$0	$0		$1,324	(2)	$20,389	(3)	S	109,213
Former President and	2010	S	525,000		$0	$0		$324,468	(2)	$27,846	(3)	S	877,314
Chief Executive Officer	2009		$525,000		$0	$37,750	(1)	$9,219	(2)	$23,991	(3)		$595,960

Rose C. Perri	2011	S	403,992		$0	$0		$28,603	(2)	$20,389	(3)	S	452,984
Former Chief Operating Officer,	2010	S	420,000		$0	$0		$284,739	(2)	$27,846	(3)	S	732,585
Chief Financial Officer,	2009	S	420,000		$0	$33,031	(1)	$24,583	(2)	$23,991	(3)	S	501,605
Treasurer and Secretary

Mark A. Fletcher	2011	S	479,642	(4)	$0	$0		$356,660	(2)(6)	$0		S	836,302
President and	2010	S	320,833	(4)	$225,000	$0		$233,970	(2)	$0		S	779,803
Chief Executive Officer	2009		$315,000	(5)	$0	$18,875	(1)	$0		$0			$333,875

Stephen Fellows	2011	S	212,788	(7)	$0	$0		$81,338	(2)(6)	$0		S	294,126
Acting Chief	2010	S	198,179	(7)	$0	$0		$112,865	(2)(8)	$0		S	311,044
Financial Officer	2009		$24,821	(7)	$0	$0		$0		$0			$24,821

David Brusegard	2011	S	161,465	(9)	$0	$0		$41,940	(6)	$0		S	203,405
Chief Operating	2010	S	34,857	(9)	$0	$0		$0		$0		S	34,857
Officer	2009		$0	(9)	$0	$0		$0		$0			$0

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*Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the average Canadian/U.S. dollar exchange rate for the years ended July 31, 2011, July 31, 2010 and July 31, 2009.

(1) This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the fiscal years ended July 31, 2010, 2009 and 2008 for restricted stock awards granted in August 2007, a portion of which was in respect of fiscal 2007 and was immediately vested. The fair value is calculated using the closing price of Generex stock on the date of grant. For additional information, refer to Note 15 to our Consolidated Financial Statements included elsewhere in this prospectus. This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the named executives.

(2) This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for option awards granted in May 2008 and March 2010. Such awards were made pursuant to the 2006 Stock Plan. Specifically, amounts reflected in this column relate to options to purchase shares of common stock granted to Ms. Gluskin (50,000 shares) and Ms. Perri (125,000 shares) on May 27, 2008 and options to purchase shares of common stock granted to Ms. Gluskin (500,000 shares), Ms. Perri (400,000 shares), Mr. Fletcher (300,000 shares) and Mr. Fellows (250,000 shares) on March 8, 2010. The options vest incrementally over two years. The total fair values of the respective option grants are being expensed over the two-year vesting periods for the options. We utilize a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 0.12%, expected dividend yield of 0.0%, 10 year expected life of options and expected volatility rate of 105.7%. Also included in this column is the incremental fair value, computed as of October 20, 2009 in accordance with FASB ASC Topic 718, with respect to the modified options. While these amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, they may not correspond to the actual value that will be recognized by the option holders. See Grants of Plan-Based Awards in Fiscal 2011 for a list of the options for which the expiration dates were extended.

(3) Represent 50% of the management fee paid to the property management company that manages all of our real estate properties and is owned by Ms. Perri, Ms. Gluskin and the estate of Mark Perri, our former Chairman of the Board. In addition, Ms. Gluskin and Ms. Perri each received a car allowance with an estimated value of $800 per month to compensate use of their cars for business purposes, but such amounts have not been included in this column as the total value of such perquisites is less than $10,000 per named executive for fiscal years 2011, 2010 and 2009.

(4) This amount reflects a base salary of $325,000 earned by the named executive up until September 28, 2010 and a salary increase to $475,000 as approved by the Special Committee of the Board on September 29, 2011. The amount also reflects a car allowance of approximately $11,000 USD per year paid to the executive in Canadian currency.

(5) This amount reflects a base salary of $315,000 earned by the named executive, as approved by the Board on May 6, 2008 effective retroactively to January 1, 2008.

(6) This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for option awards granted in March 2011. Such awards were made pursuant to the 2001 and 2006 Stock Plans. Specifically, amounts reflected in this column relate to options to purchase shares of common stock Mr. Fletcher (400,000 shares under 2001 Stock Option Plan and 1,100,000 shares under 2006 Stock option Plan), Dr. Brusegard and Mr. Fellows (200,000 shares each under 2001 Stock Option Plan) on March 29, 2011. The options vested upon the grant. We utilize a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 0.013%, expected dividend yield of 0.0%, 5 year expected life of options and expected volatility rate of 101%.

(7) This amount reflects a base salary of $175,000 earned by the named executive until December 31, 2009, a salary of $200,000 earned by the named executive from January 1, 2010 until December 31, 2010 and a salary increase to $225,000 retroactive as of January 1, 2011 as approved by the Special Committee of the Board on March 25, 2011.

(8) This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the fiscal years ended July 31, 2011, 2010 and 2009 for options awards granted in October 2009. The total fair values of the respective option grants are being expensed over the four-year vesting periods for the options. We utilize a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 0.14%, expected dividend yield of 0.0%, 5 year expected life of options and expected volatility rate of 104%.

(9) This amount reflects a base salary of $225,000 earned by the named executive from March 25, 2011, as approved by the Special Committee of the Board on March 25, 2011. Also includes consulting fees paid to named executive in respect to fiscal years ended July 31, 2011 and 2010, prior to his appointment to the position of Chief Operating Officer on March 25, 2011.

Grants of Plan-Based Awards in Fiscal 2011

The following table provides information about equity awards granted to the named executives or modified in the fiscal year ended July 31, 2011, including: (1) the grant date; (2) the number of shares underlying stock options awarded to the named executives, (3) the number of shares underlying existing stock options the terms of which were extended, (4) the exercise price of the stock options awarded or extended, and (5) the grant date fair value of each equity award computed under FASB ASC 718.

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Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards
Mark Fletcher, President & Chief Executive Officer	March 25, 2011	1,500,000	(1)	$0.282	(2)	$0.2097	(3)
Stephen Fellows, Acting Chief Financial Officer	March 25, 2011	200,000	(4)	$0.282	(2)	$0.2097	(3)
David Brusegard, Chief Operating Officer	March 25, 2011	200,000	(4)	$0.282	(2)	$0.2097	(3)

(1)	The options were granted on March 25, 2011 pursuant to the terms of our 2006 Stock Plan (1,100,000 options) and pursuant to the terms of our 2001 Stock Option Plan (400,000). The options vested immediately upon the date of the grant.

(2)	The options have an exercise price equal to the official closing price of our common stock on OTC bulletin board on the date of grant ($0.282 per share).

(3)	This column shows fair value of the options calculated using the Black Scholes value on the grant date of $0.2097. See note 6 of the Summary Compensation Table for a discussion of fair value calculation related to the options and the valuation assumptions made with respect to the options.

(4)	The options were granted on March 25, 2011 pursuant to the terms of our 2001 Stock Option Plan. The options vested immediately upon the date of the grant.

Compensation Elements; Employment Agreements and Agreements Providing Payments Upon Retirement, Termination or Change in Control for Named Executives

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our executive management team from time to time and at the discretion of the Compensation Committee when warranted by our financial condition and achievement of our business goals.

Set forth below are the material terms of employment for the President and Chief Executive Officer as of the end of fiscal 2011. The terms of employment provide for certain payments upon retirement, termination or change in control. Such benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2011, such as distributions under the 401(k) savings plan, disability and death benefits and accrued vacation pay.

Terms of Employment for Mr. Fletcher

On March 17, 2003, our Board of Directors approved the terms and conditions of Mr. Fletcher’s employment, prior to his joining Generex on or about April 21, 2003. Pursuant to the terms of his employment, Mr. Fletcher holds the position of Executive Vice President and General Counsel. Subject to termination in accordance with the terms and conditions of his employment, Mr. Fletcher's term of service extends through March 16, 2008, which term has not been formally extended to date. Mr. Fletcher is entitled to receive annual base compensation and may receive additional cash bonuses at the discretion of the Board of Directors.

On September 29, 2010, Generex and Mr. Fletcher agreed to amend the terms of Mr. Fletcher’s employment to provide that the replacement of Ms. Gluskin as a director or Chief Executive Officer will not constitute a “change of control” and to provide for an increase in Mr. Fletcher’s base salary (to $475,000) upon his appointment as interim Chief Executive Officer.  Under the terms of his employment with Generex, Mr. Fletcher is entitled to receive annual base compensation and may receive additional cash bonuses at the discretion of the Board.

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The terms of his employment provide that Mr. Fletcher will be bound by standard restrictive covenants prohibiting him from disclosing confidential information about Generex. Either party may give at least 12 months’ notice of non-renewal of the term; if such notice is not given, the term of employment will be indefinite.

Generex may terminate its obligations with respect to Mr. Fletcher’s employment as follows:

(i)	upon 30 days written notice;
(ii)	for “cause”;
(iii)	in the event of Mr. Fletcher’s disability;
(iv)	in the event of Mr. Fletcher’s death; or
(v)	in the event of Mr. Fletcher voluntarily resigning.

Mr. Fletcher may terminate his obligations upon 30 days written notice upon:

(a)	a material change in his duties,
(b)	a material reduction in compensation,
(c)	a material breach or default by Generex, or
(d)	a change in control of Generex.

In the event that Mr. Fletcher terminates his employment voluntarily (and not under the circumstances described in (a), (b), (c) or (d) above) or Generex terminates his employment under the circumstances described in (ii), (iii), (iv) or (v) above, Mr. Fletcher will be entitled only to that portion of his base salary due and owing as of his last day worked, less any amounts owed to Generex. Under these circumstances, he will not be entitled to any bonus or incentive compensation.

If Generex terminates Mr. Fletcher’s employment under the circumstance described in (i) above (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to (a), (b), (c) or (d) above, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date. Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options, and all unvested options that he holds will accelerate and fully vest on the termination date. He has no duty to mitigate his damages based on the termination of employment.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information on the current holdings of stock option by the named executives. This table includes unexercised and unvested option awards as of July 31, 2011. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is set forth in the footnotes to the table. We do not have any current “stock awards” or “equity incentive plans” as defined in Regulation S-K Item 402(a)(6)(iii); thus, the columns relating to stock awards and equity incentive awards are not included in the table below.

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	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Mark E. Fletcher,	3-25-2011	1,500,000	(1)	0	$0.282	3-25-2016
Executive Vice President	3-8-2010	300,000	(2)	0	$0.64	3-8-2020
and General Counsel	12-13-2004	250,000	(3)	0	$0.61	10-26-2014
	4-5-2005	327,869	(4)	0	$0.001	10-26-2014
	4-5-2005	142,857	(5)	0	$0.001	10-26-2014
Stephen Fellows, Acting	3-25-2011	200,000	(1)	0	$0.282	3-25-2016
Chief Financial Officer	3-8-2010	250,000	(2)	0	$0.64	3-8-2020
	10-10-2009	35,000	(6)	26,250	$0.642	10-10-2014
David Brusegard, Chief Operating Officer	3-25-2011	200,000	(1)	0	$0.282	3-25-2016

(1) These options were granted on March 25, 2011. The grants were made pursuant to the terms of our 2001 and 2006 Stock Plans. Specifically, amounts reflected in this column relate to options to purchase shares of common stock Mr. Fletcher (400,000 shares under 2001 Stock Option Plan and 1,100,000 shares under 2006 Stock option Plan), Dr. Brusegard and Mr. Fellows (200,000 shares each under 2001 Stock Option Plan). The exercise price per share is equal to the closing price of Generex common stock on March 25, 2011. These options were exercisable immediately upon their grant.

(2) These options were granted on March 8, 2010. The grants were made pursuant to the terms of our 2006 Stock Plan. The exercise price per share is equal to the closing price of Generex common stock on March 8, 2010. The options vested as follows: 33% of the options were exercisable on the date of grant; 33% of the options became exercisable on August 1, 2010, and the remaining 33% of the options became exercisable on August 1, 2011.

(3) These stock options were approved by the Board of Directors on April 5, 2005 with an effective grant date of December 13, 2004. The exercise price per share is equal to the closing price of Generex common stock on December 13, 2004. These options were exercisable immediately upon their grant. The fair value of Generex common stock on April 5, 2005 was $0.56 per share. The expiry date of these options was extended in October 2009 to October 26, 2014.

(4) These options were granted to Mr. Fletcher representing a bonus of $200,000 awarded to Mr. Fletcher on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan. The fair value of Generex common stock on April 5, 2005 was $0.56 per share. The expiry date of these options was extended in October 2009 to October 26, 2014.

(5) These options were issued to Mr. Fletcher on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($80,000). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan. The expiry date of these options was extended in October 2009 to October 26, 2014.

(6) These options were granted on October 10, 2009. The grants were made pursuant to the terms of our 2006 Stock Plan. The exercise price per share is equal to the closing price of Generex common stock on October 10, 2009. The options vest equally over a four-year period starting with the first anniversary of the grant on October 10, 2010.

Option Exercises and Stock Vested in Fiscal Year 2011

In January 2011, Ms. Perri exercised 576,752 options with an exercise price of $0.001 per share which were granted on December 13, 2004. None of the named executive officers exercised any outstanding options in fiscal year 2011.

The following table sets forth the number of shares acquired and the value realized upon the vesting of restricted stock awards during fiscal year 2011 for each of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Stephen Fellows Acting Chief Financial Officer	8,750	$0

(1)	Value realized on vesting is based on the fair market value of our common stock on the date of vesting and does not necessarily reflect proceeds actually received by the named executive.

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Nonqualified Deferred Compensation

Other Benefit Plans

We have no defined benefit or actuarial pension plans.

Potential Payments Upon Termination or Change-in-Control

The following table shows potential payments to our named executives under existing employment agreements, plans or arrangements, whether written or unwritten, for various scenarios involving termination of employment or a change in control, assuming termination on July 31, 2011 and, if applicable, based upon the closing stock price of Generex common stock on that date. These benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2011, such as distributions under the 401(k) savings plan, disability and death benefits and accrued vacation pay.

The following table provides the intrinsic value (that is, the value based upon Generex’s stock price, and in the case of options minus the exercise price) of equity awards that would become exercisable or vested if the named executive had died or become disabled or been terminated as of July 31, 2011.

The terms of employment for Mr. Fletcher do not provide specific definitions for the various termination events. For the purposes of the table, below are the standard definitions for certain termination events as defined in the Amended Generex 2001 Stock Option Plan, which we refer to as the “2001 Plan,” and the Amended and Restated 2006 Stock Plan, which refer to as the “2006 Plan.”

"Cause" means that a named executive has:

(i)	breached his or her employment or service contract with Generex;
(ii)	engaged in disloyalty to Generex, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service;
(iii)	disclosed trade secrets or confidential information of Generex to persons not entitled to receive such information;
(iv)	breached any written confidentiality, non-competition or non-solicitation agreement between the named executive and Generex; or
(v)	has engaged in such other behavior detrimental to the interests of Generex as determined by the Compensation Committee.

“Change in Control” means any of the following:

(i)	a liquidation or dissolution of Generex,
(ii)	a sale of all or substantially all of Generex’s assets,
(iii)	a merger in which Generex’s stockholders hold less than a majority of the voting stock in the surviving corporation, or
(iv)	when a person or group acquires control of a significant percentage of the voting stock without the approval of the Board of Directors (20% under the 2001 Plan and 50% or more under the 2006 Plan).

“Disability" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

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Potential Payments Upon Termination or Change in Control for Named Executives as of July 31, 2011

Name	Benefit		Cause		Without Cause/Non- Renewal		Voluntary Termination by Executive		Breach by Generex (1)		Change in Control		Disability		Death
Mark A. Fletcher	Cash Payment		$0		$1,015,745	(4)	$0		$1,015,745	(4)	$1,015,745	(4)	$0	(10)	$0	(10)
	Stock		$0		$0		$0		$0		$0		$0		$0
	Stock Options		$67,031	(2)	$67,031	(3),(9)	$67,031	(3)	$67,031	(3),(9)	$67,031	(8)	$67,031	(5)	$67,031	(6)
	Restricted Stock	(11)	$0		$0		$0		$0		$0		$0		$0
	Benefits		$0		$0	(7),(4)	$0	(7)	$0	(7),(4)	$0	(7),(4)	$0		$0
	Total		$67,031		$1,082,776		$67,031		$1,082,776		$1,082,776		$67,031		$67,031

(1)	This termination event includes a material change in duties or material reduction in remuneration of such named executive.
(2)	The options granted on April 5, 2005 (including those effective as of December 13, 2004) survive termination of the named executive’s employment. Other options granted to the named executive pursuant to the 2001 Plan and any options granted pursuant to the 2006 Plan would terminate immediately - and shares underlying such options forfeited - upon the named executive’s termination for cause.
(3)	The 2001 and 2006 Plans permit a named executive who voluntarily terminates employment with Generex or whose employment is terminated without cause to exercise vested options outstanding at the date of termination for a period of up to 90 days thereafter or the expiration date of the option, whichever is earlier.
(4)	Pursuant to his employment arrangement, if Generex terminates Mr. Fletcher’s employment upon written notice (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to a material change in duties, reduction of remuneration, material default or breach by Generex or change in control of Generex, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date.
(5)	The 2001 and 2006 Plans permit a named executive to exercise vested options outstanding at the time of the named executive’s cessation of employment due to disability for a period of up to one year thereafter or the expiration of the option, whichever is earlier.
(6)	The 2001 and 2006 Plans permit a named executive’s beneficiary to exercise vested options outstanding at the time of the named executive’s death for a period of up to one year after death or the expiration date of the option, whichever is earlier.
(7)	The named executive would be entitled to receive health benefits for a period of 18 months after termination of employment. Since these benefits are widely available to salaried employees of Generex, they are excluded from the table above. The total aggregate value of these benefits in each case is below $8,000.
(8)	Upon a change of control, the 2001 and 2006 Plans provide for the acceleration of exercisability and vesting of any outstanding options and removal of all restrictions and conditions on outstanding restricted stock awards, unless otherwise determined by the Board of Directors or its designee. We have assumed for purposes of this column that the named executive will exercise all of his/her fully exercisable and vested options and will receive all shares underlying restricted stock awards in connection with a change of control of Generex, which we have assumed occurred on July 31, 2011.
(9)	Pursuant to the terms of his employment with Generex, if Generex terminates Mr. Fletcher’s employment upon written notice (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to a material change in duties, reduction of remuneration, material default or breach by Generex or change in control of Generex, Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options.
(10)	Each named executive is entitled to receive monthly disability payments and his/her survivor(s) are entitled to receive a lump sum payment upon such named executive’s death, in either case up to an amount equal to his/her annual base salary or $100,000, whichever is less. Insurance premiums are paid by Generex and such insurance coverage is widely available to all salaried employees at Generex. Thus, the amounts payable upon the disability or death of the named executive (as well as the premiums paid by Generex) are excluded from the table above.
(11)	The restricted stock award agreement with the named executive officers provides that in the event the named executive ceases to be employed by, or provide service to, us, any unvested shares of restricted stock will be immediately forfeited. There was no unvested restricted stock as of July 31, 2011.

Non-Employee Directors' Compensation

In fiscal 2011, our policy for compensation of non-employee directors was as follows.

•	Non-employee directors (other than the non-executive chairman of the board) receive an annual cash based retainer. Each non-employee director serving on the Board of Directors as of May 27, 2008 is entitled to an annual cash retainer of $40,000. Each new non-employee director will initially receive a cash retainer of $20,000, increasing to $30,000 for the second year, and $40,000 thereafter.

•	The non-executive chairman of the board receives an annual cash based retainer of $100,000 per year.

•	At the discretion of the full Board of Directors, nonemployee directors may receive stock options to purchase shares of our common stock or shares of restricted stock each fiscal year. The number and terms of such options or shares is within the discretion of the full Board of Directors.

•	Non-employee directors serving on committees of the Board of Directors receive additional cash compensation as follows:

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Committee	Chairperson	Member
Audit Committee	$15,000	$5,000
Compensation Committee	$15,000	$5,000
Governance & Nominating Committee	$5,000	$2,000

On June 8, 2011, the board amended the policy regarding the cash-based retainer for non-employee directors such that all non-employee directors will receive an annual retainer of $40,000 effective in the first year they are appointed and in subsequent years of service, effective as of that date.

Directors who are officers or employees of Generex or its subsidiaries do not receive separate consideration for their service on the Board of Directors. The compensation received by Mr. Fletcher as an employee of Generex is show in the Summary Compensation Table above. The compensation received by Mr. von Hofe as an employee of our subsidiary Antigen is shown in the Director Compensation Table below under “All Other Compensation”.

Fiscal Year 2011 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation		Total
John P. Barratt	$93,666	$0	$104,850	$0		$198,516
Brian T. McGee	$62,000	$0	$41,940	$0		$103,940
Nola E. Masterson	$55,000	$0	$41,940	$0		$96,940
James H. Anderson	$8,400	$0	$0	$40,000	(4)	$48,400
Eric von Hofe	$0	$0	$41,940	$260,480	(5)	$302,420

(1) Includes the annual retainer and additional fees for directors who chair a Board committee or who serve on a Board committee.

(2) There were no restricted stock awards to directors in fiscal year 2011. As of July 31, 2011, the aggregate number of shares underlying stock awards previously granted to each non-employee director was as follows: Mr. Barratt (150,000), Ms. Masterson (100,000) and Mr. McGee (150,000).

(3) Includes the grant date fair value for options to purchase 200,000 shares of common stock granted to each of Mr. McGee, Ms. Masterson and Dr. von Hofe and options to purchase 500,000 shares of common stock granted to Mr. Barratt on March 25, 2011, calculated in accordance with FASB ASC Topic 718. The grant date fair value for these options is based on the Black-Scholes model valuation of $0.2097 per share. The following assumptions were used in the calculation: expected term of 5 years; a risk-free interest rate of 0.013%; and expected price volatility of 101%. The options granted on March 25, 2011 vested immediately on the date of grant.

At fiscal year end, the total number of stock options held by each non-employee director was as follows: : Mr. Barratt (805,714), Mr. McGee (505,714), Ms. Masterson (300,000) and Dr. Anderson (0). Dr. von Hofe, who is an employee of our subsidiary Antigen held, 435,000 at fiscal year end.

(4) Includes payments received as a member of the Scientific Advisory Board of $5,000 per month for the period from December 2010 through July 2011.

(5) Represents employment income earned as president of Antigen for the fiscal year ended July 31, 2011.

 CERTAIN TRANSACTIONS

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in the change in control of Generex.

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Related Transactions

Review of Related Party Transactions

We presently follow an unwritten practice requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex. We also presently follow a practice requiring the approval by the Audit Committee for any transactions in which a director or an executive officer has a material interest apart from such director's or officer’s interest in Generex.

Related Transactions

On December 9, 2005, our Board of Directors approved the grant to Ms. Perri of a right of first refusal in respect of any sale, transfer, assignment or other disposition of either or both real properties municipally known as 1740 Sismet Road, Mississauga, Ontario and 98 Stafford Drive, Brampton, Ontario (collectively, the “Properties”). We granted Ms. Perri this right in recognition of the fair market value transfer to us during the fiscal year ended July 31, 1998 by Ms. Perri (or parties related to her) of the Properties. In June 2011, we listed these real properties for sale and received third party offers for such properties which we accepted conditionally based on Ms. Perri’s existing right of first refusal. Ms. Perri exercised her right of first refusal and the sale of these real properties to Ms. Perri closed on August 26, 2011 on the same terms as the original third party offer.

Through April 20, 2011, we used a management company to manage all of our real properties. The property management company is owned by Rose Perri, Anna Gluskin and the estate of Mark Perri. Ms. Perri and Ms. Gluskin are former executive officers of Generex. In the nine-month period ended April 30, 2011 and the fiscal years ended July 31, 2010 and July 31, 2009, we paid the management company $40,778, $55,691 and $47,981, respectively, in management fees. We believe that the amounts paid to the management company approximate the rates that would be charged by a non-affiliated property management company. On April 20, 2011, we formally terminated the relationship, and no further property management fees will be paid to this company.

During the period from June 2005 to November 2010, Generex paid Time Release Corp. an aggregate amount of approximately $1,030,000. During the period from 2006 to 2008, Time Release, at the direction of Ms. Perri, made payments of at least $285,000 of the funds received from Generex to Angara Investments Limited and directed certain additional payments to Golden Bull Estates Ltd. Angara Investments is believed to be owned and controlled by Ms. Perri and Ms. Gluskin, former executive officers and directors of Generex. Golden Bull Estates is controlled by Ms. Perri. The payments to Time Release were discovered following the termination of Ms. Perri and were not approved by the Board of Directors of Generex, or any committee thereof, at any time.

During the period from September 2006 through February 2010, Generex made payments in excess of $700,000 to an Ecuadorian corporation, MediExpress S.A., at the direction of Ms. Perri. Generex also paid approximately $385,000 to the principal of MediExpress during the period from August 2004 to December 2010 at the direction of Ms. Perri. We are aware that Ms. Perri had other business relationships with Medi-Express’ principal, and we have not been able to determine what business purpose of Generex was served by these payments

The Special Committee of independent members of the Board of Directors retained outside counsel to investigate the foregoing payments.  Based on the foregoing payments and other actions of Ms. Perri discovered following her termination, Generex has filed a counterclaim to litigation commenced by Ms. Perri against Generex.  See the discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Legal Proceedings” and the subheading “Dispute with Former Officer” in this prospectus.

Security Ownership of Certain Beneficial Owners and Management

The table on the following pages sets forth information regarding the beneficial ownership of the common stock by our directors and named executive officers (including persons who served as principal executive officer and principal financial officer during a portion of the fiscal year ended July 31, 2011) and all the named executives and directors as a group. We are not aware of any person or group that beneficially owns more than five percent of our outstanding shares of common stock.

The information contained in this table is as of March 12, 2011. At that date, we had 346,299,410 shares of common stock outstanding.

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A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

Except as otherwise indicated, the address of each person named in the table below is c/o Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Canada M5J 2G2.

Beneficial Ownership

Name of Beneficial Owner	Number of Shares	Percent of Class

Named Executives, Directors and Nominees

John P. Barratt (1)	1,025,714	*
Mark Fletcher (2)	2,806,803	0.9%
Anna E. Gluskin (3)	1,179,794	*
Nola Masterson (4)	350,000	*
Brian T. McGee (5)	755,714	*
Rose C. Perri (6)	4,690,554	1.5%
Dr. James Anderson	0	*
Eric von Hofe, Ph.D. (7)	395,000	*
Dr. David Brusegard (8)	231,295	*
Stephen Fellows (9)	467,500	*
Named Executives and Directors as a group (10 persons)	11,912,374	3.8%

* Less than 1%.

(1) Includes 70,000 shares, 70,000 shares issuable upon stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation, 100,000 options which were granted on March 8, 2010 under 2006 Plan and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan. Also includes 400,000 options issued March 25, 2011 under the 2001 Stock Option Plan and 100,000 options issued March 25, 2011 under the 2006 Stock Option Plan.

(2) Includes 286,077 shares, 250,000 shares issuable upon exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004 under the 2001 Plan , 470,726 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 300,000 options which were granted on March 8, 2010 under 2006 Plan and 175,000 shares of restricted stock granted in August 2007 under the 2006 Stock Plan, which shares were vested as of August 17, 2009. Also includes 400,000 options issued March 25, 2011 under the 2001 Stock Option Plan and 1,100,000 options issued March 25, 2011 under the 2006 Stock Option Plan.

(3) Includes 26,127 shares held by Ms. Gluskin, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Gluskin, 200,000 shares of restricted stock granted in August 2007 under the 2006 Stock Plan, which shares were vested as of August 17, 2009.

(4) Includes 100,000 options which were granted on March 8, 2010 under 2006 Plan, 50,000 shares of restricted common stock granted to Ms. Masterson on August 17, 2007 under the 2006 Plan and 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan.

(5) Includes 70,000 shares issuable upon exercise of stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation, 100,000 options which were granted on March 8, 2010 under the 2006 Plan and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan. Also includes 100,000 shares acquired in February and March 2006 and 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan.

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(6) Includes 238,726 shares held by Ms. Perri, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Perri, 576,752 shares issued upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 175,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan that were vested as of August 17, 2009. Also includes the shares that are owned by the estate of Mr. Mark Perri, of which Ms. Perri is executor and beneficiary, but is not considered to beneficially own for some purposes: 45,914 shares previously owned of record by Mr. Mark Perri; 1,100,000 shares owned of record by EBI, Inc. (of which Mr. Mark Perri was beneficial owner); 305,332 shares held of record by brokerage accounts. Also includes 341,496 shares owned of record by EBI, Inc., which Ms. Perri may be deemed to beneficially own because of the power to vote the shares but which are beneficially owned by other stockholders because they are entitled to the economic benefits of the shares. Ms. Perri is also deemed to beneficially own an additional 953,667 shares owned of record by GHI, Inc. by holding the right to vote such shares. These shares are also beneficially owned by Ms. Gluskin.

(7) Includes 10,000 shares of common stock held by Dr. von Hofe awarded on March 5, 2007 under the 2006 Plan. Also includes 100,000 shares issuable upon exercise of stock options granted on October 26, 2004, 35,000 shares issuable upon exercise of stock options granted on July 29, 2005, 50,000 vested options of 100,000 options which were granted on October 10, 2009 under the 2006 Plan and 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan.

(8) Includes 31,295 shares of common stock held by Dr. Brusegard and 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan.

(9) Includes 250,000 options which were granted on March 8, 2010 under the 2006 Plan, 17,500 vested options of 35,000 options which were granted on October 10, 2009 under the 2006 Plan and 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are registering shares of our common stock hereunder which are issued and outstanding, issuable upon conversion of the Series B 9% Convertible Preferred Stock, issuable upon exercise of warrants issued in connection with the Series B 9% Convertible Preferred Stock and in other offerings, and issuable in lieu of cash payments on the Series B 9% Convertible Preferred Stock. Therefore, we have provided below a description of our common stock, Series B 9% Convertible Preferred Stock and related warrants.

Description of Our Capital Stock

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws that we have previously filed with the SEC. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of: (i) 750,000,000 shares of common stock, par value $.001 per share, of which 346,299,410 shares were outstanding as of March 12, 2012, (ii) 5,500 shares of Series A 9% Convertible Preferred Stock, of which 0 shares were outstanding as of March 12, 2012 (iii) 2,000 shares of Series B 9% Convertible Preferred Stock, of which 2,000 shares were outstanding as of March 12, 2012 and (iv) 992,500 shares of undesignated preferred stock, par value $.001 per share.

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Common Stock

Holders of common stock are entitled to one vote for each share owned as of record on all matters on which shareholders may vote.  Holders of common stock do not have cumulative voting rights in the election of directors.  Therefore, the holders of more than 50% of the outstanding shares can elect the entire Board of Directors.  The holders of common stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all remaining assets available for distribution to stockholders after payment to any preferred shareholders who may have preferential rights.  The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and nonassessable.

Series B Preferred Stock

The Series B convertible preferred stock is convertible at the option of the holder at any time into shares of common stock at a conversion ratio determined by dividing the stated value of the Series B convertible preferred stock, or $1,000, by a conversion price of $0.15 per share. As of March 12, 2012, an aggregate of 13,333,333 shares of our common stock are issuable upon conversion of the Series B convertible preferred stock. The conversion price of the Series B convertible preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. Subject to limited exceptions, a holder of the Series B convertible preferred stock will not have the right to convert any portion of its Series B convertible preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

In addition, the holders of Series B convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had converted all of their shares of Series B convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of Series B convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of our common stock pursuant to the fundamental transaction.

We may become obligated to redeem the Series B convertible preferred stock in cash upon the occurrence of certain triggering events, including the failure to provide an effective registration statement covering shares of common stock issuable upon conversion of the Series B convertible preferred stock, material breach of certain contractual obligations to the holders of the Series B convertible preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of our common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of Series B convertible preferred stock will have the option to redeem such holder’s shares of Series B convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding Series B convertible preferred stock. Late fees will apply on all redemption amounts not paid within five trading days of the payment date.

The Series B convertible preferred stock will accrue a 9% dividend until February 1, 2015 and, beginning on February 1, 2015 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend will be payable quarterly on September 30, December 31, March 31 and June 30, beginning on the first such date after the original issue date and on each conversion date in cash, or at our option, in shares of common stock. In the event that the Series B convertible preferred stock is converted prior to February 1, 2015, we will pay the holder of the converted Series B convertible preferred stock an amount equal to $270 per $1,000 of stated value of the Series B convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted Series B convertible preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at our option, in shares of common stock.

Except as required by law, holders of the Series B convertible preferred stock are not entitled to voting rights, except that the affirmative vote of the holders of a majority of the outstanding shares of Series B convertible preferred stock is required to take certain actions that may adversely affect the rights or preferences of the holders of Series B convertible preferred stock.

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The securities purchase agreement and the certificate of designation authorizing the Series B convertible preferred stock include certain agreements and covenants for the benefit of the holders of the Series B convertible preferred stock, including restrictions on our ability to amend our certificate of incorporation and bylaws, pay cash dividends or distributions with respect to our common stock or other junior securities, repurchase more than a de minimis number of shares of our common stock or other junior, securities, issue additional equity securities for a period of 60 days after the initial closing, issue additional debt or equity securities with variable a conversion or exercise price for a period of 12 months after the initial closing, and undertake a reverse or forward stock split or reclassification of our common stock (unless such reverse split is made in conjunction with the listing of the common stock on a national securities exchange), and a requirement to use our reasonable best efforts to maintain the listing or trading of our common stock on one or more specified United States securities exchanges or regulated quotation service.

Undesignated Preferred Stock

Our Board of Directors has the authority to issue up to 992,500 shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to our Restated Certificate of Incorporation, as amended, or on any other proposed corporate action, including business combinations and other transactions.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred and may include, among other things:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative);

•	terms and amount of any sinking fund;

•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the company to exercise such redemption and repurchase rights;

•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on sale, transfer and assignment, if any;

•	the relative ranking and preferences of the preferred stock; and

•	any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

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Warrants

An aggregate of 13,333,333 shares of our common stock are issuable upon exercise of the warrants issued on February 1, 2012 in connection with the issuance of the Series B convertible preferred stock.

Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.15 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if we sell or grant any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of common stock pursuant to the fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants.

The warrant holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the warrants. If at any time after the six month anniversary of the initial exercise date (February 1, 2012), there is no effective registration statement registering, or no current prospectus available for the resale of the shares issuable upon exercise of the warrants, then the warrants may only be exercised on a “net” or “cashless” basis. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Anti-Takeover Provisions

We are not aware of any pending takeover attempt or interest in making such an attempt. Our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws contain certain provisions which may be deemed to be "anti-takeover" in that they may deter, discourage or make more difficult the assumption of control of Generex by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

Authorized but Unissued Shares: The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. The Board of Directors may set the rights, preferences and terms of new preferred stock, without shareholder approval. Shares of preferred stock could be issued quickly without shareholder approval, with terms calculated to delay or prevent a change in control of Generex. Our stockholders do not have preemptive rights with respect to the purchase of these shares. Therefore, such issuance could result in a dilution of voting rights and book value per share of the common stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our Amended and Restated Bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder’s notice must be received not less than 60 days nor more than 90 days prior to the meeting at which such proposal or candidate is to be considered. However, if we do not give prior notice or make public disclosure of the date of the meeting at least 70 days prior to the meeting date, notice by the stockholder is considered timely if it is received no later than the close of business on the 10th day following the day on which such notice was mailed or public disclosure was made. If a stockholder desires to have a proposal included in Generex’s proxy statement, notice of such proposal must be received not less than 120 days prior to the first anniversary of the date of Generex’s notice of the previous year’s annual meeting. These advance notice provisions may preclude stockholders from bringing matters before a meeting or from making nominations for directors.

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Special Meetings of Stockholders: Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or the President, and may be called by the Board upon the request of the holders of a majority of the outstanding shares of stock of the company entitled to vote at the meeting. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting.

General Effect of Anti-Takeover Provisions: The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests at that time. In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of our business.

Stockholder Rights Plan

On May 30, 2006, our stockholders approved the adoption of a stockholder rights plan that will allow our Board of Directors to declare a dividend of one share purchase right for each outstanding share of our common stock. Our Board of Directors has considered adoption of this plan but has not yet approved its adoption. We expect that any stockholder rights plan adopted by our Board will contain terms substantially as described below:

The terms of the rights plan will provide for a dividend distribution of one preferred share purchase right, which we refer to as a “Right,” for each outstanding share of our common stock. The dividend will be payable on a date established by the Board to the stockholders of record on that date. Each Right will entitle the registered holder to purchase from Generex one one-hundredth of a share of preferred stock (each a “Preferred Share” and, collectively, the “Preferred Shares”) at a price of $.01 per one one-hundredth of a share of preferred stock, subject to certain adjustments. Each Preferred Share will have designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of one share of our common stock.

The Rights will not be exercisable until the earlier to occur of:

(i)	the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of our outstanding shares of common stock, which we refer to as an "Acquiring Person", or

(ii)	10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

Until the Distribution Date, the Rights will be transferable with and only with shares of our common stock. The Rights will expire ten years after adoption of the stockholders rights plan unless the Rights are earlier redeemed or exchanged by Generex.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each Preferred Share will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights will be protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one share of common stock. The Preferred Shares would rank junior to any other series of our preferred stock.

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In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of Preferred Stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, Generex may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

The rights plan will contain certain exceptions to the characterization of a person or group as an "Acquiring Person." That term shall not be deemed to include:

•	Generex,

•	a subsidiary of Generex,

•	any employee benefit or compensation plan of Generex,

•	any entity holding shares of common stock for or pursuant to the terms of any such employee benefit or compensation plan or

•	any officer, director or current 5% holder as of the date the rights plan is implemented.

The rights plan may also except certain institutional shareholders from the definition of “Acquiring Person.” In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of shares of common stock by Generex which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 20% or more of the shares of common stock then outstanding.

The stockholders rights plan may also contain what is commonly known as a “flip-over” provision. In the event that Generex is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, the plan will require that proper provision be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Generex’s common stock, our Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a Preferred Share, per Right (or, at our election, Generex may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the final expiration date of the rights, our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

The Rights would have certain anti-takeover effects. The Rights would cause substantial dilution to a person or group that attempts to acquire Generex on terms not approved by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors since the Rights could be amended to permit such acquisition or redeemed by us at $.001 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 20% or more of our shares of common stock or (ii) the final expiration date of the rights.

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Dividend Policy

Holders of our common stock are entitled to receive such dividends as the Board of Directors may from time to time declare. The Board may declare dividends only when dividends are legally available. Under the Delaware General Corporation Law, the Board may only declare dividends out of our capital surplus (generally the amount of its paid-in capital above the par value of the outstanding stock) or out of net profits for the fiscal year with respect to which the dividends are paid.  We have never paid any dividends on our common stock and do not anticipate paying dividends on the common stock in the foreseeable future. The Certificate of Designations pertaining to our Series B 9% Convertible Preferred Stock impose certain restrictions on our ability to pay dividends on our common stock. For information about these restrictions, see the discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Financial Condition, Liquidity and Resources” and the subheading “Financing – February 2012” in this prospectus. The dividends payable on our Series B 9% Convertible Preferred Stock are described under the caption “Description of Securities To Be Registered” under the heading “Description of Our Capital Stock” and the subheading “Series B Preferred Stock.”

Transfer Agent

Broadridge Corporate Issuer Solutions, Inc (formerly StockTrans, Inc.), 1717 Arch St. Suite 1300 Philadelphia, PA  19103, is the transfer agent and registrar for our common stock.

Quotation

Our common stock is quoted on the OTC Bulletin Board under the symbol "GNBT.OB."

PLAN OF DISTRIBUTION

We are registering shares of common stock that are issued and outstanding, issuable upon conversion of outstanding shares of our Series B convertible preferred stock, issuable upon exercise of outstanding warrants issued in connection with such preferred stock and outstanding warrant issued in connection with prior offerings, and issuable in lieu of cash payments of dividends on such preferred stock. Our registration will permit the resale of these shares of common stock by the holders of our common stock, Series B convertible preferred stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Security Holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Security Holders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Security Holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

90

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC, subject to any applicable limitations on short sales contained in any agreement between a selling shareholder and us;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Security Holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Security Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Security Holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Security Holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Security Holders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Security Holder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $47,500 in total, including, without limitation, SEC filing fees; provided, however, that a Selling Security Holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Security Holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Security Holders will be entitled to contribution. We may be indemnified by the Selling Security Holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Security Holders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable under U.S. federal securities laws in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Eckert Seamans Cherin & Mellott, LLC, Two Liberty Place, 50 South 16th Street, 22nd Floor, Philadelphia, PA 19102.  Certain members of the firm of Eckert Seamans Cherin & Mellott, LLC own additional shares (less than one percent in total) that they purchased from time to time for cash, either from us or in the public market.

EXPERTS

The consolidated financial statements of Generex Biotechnology Corporation for the years ended July 31, 2010 and 2011 have been so included in reliance on the report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Generex Biotechnology Corporation’s ability to continue as a going concern as described in Note [1] to such consolidated financial statements), of MSCM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

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GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Financial Statements (Audited)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets July 31, 2011 and 2010	F-3

Consolidated Statements of Operations For the Years Ended July 31, 2011, 2010 and 2009 and Cumulative From November 2, 1995 (Date of Inception) to July 31, 2011	F-4

Consolidated Statements of Changes in Stockholders’ (Deficiency)/Equity For the Period November 2, 1995 (Date of Inception) to July 31, 2011	F-5

Consolidated Statements of Cash Flows For the Years Ended July 31, 2011, 2010 and 2009 and Cumulative From November 2, 1995 (Date of Inception) to July 31, 2011	F-21

Notes to Consolidated Financial Statements	F-22

Financial Statements (unaudited)

Consolidated Balance Sheets - January 31, 2012 (unaudited) and July 31, 2011	F-42

Consolidated Statements of Operations — For the three and six-month periods ended January 31, 2012 and 2011, and cumulative from November 2, 1995 to January 31, 2012 (unaudited)	F-43

Consolidated Statements of Cash Flows — For the six-month periods ended January 31, 2012 and 2011, and cumulative from November 2, 1995 to January 31, 2012 (unaudited)	F-44

Notes to Consolidated Financial Statements (unaudited)	F-45

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Generex Biotechnology Corporation

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Generex Biotechnology Corporation (a Development Stage Company) (the “Company”) as of July 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ (deficiency)/equity and cash flows for each of the years in the three year period ended July 31, 2011, and for the period November 2, 1995 (date of inception) to July 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Generex Biotechnology Corporation as of July 31, 2011 and 2010 and the results of its operations and its cash flows for each of the years in the three year period ended July 31, 2011, and for the period November 2, 1995 (date of inception) to July 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company’s experience of negative cash flows from operations since inception and its dependency upon future financing raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of July 31, 2011, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated October 14, 2011 expressed an unqualified opinion thereon.

/s/ MSCM LLP

MSCM LLP

Toronto, Canada

October 14, 2011

F-2

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	July 31, 2011	July 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$2,798,797	$13,880,870
Accounts receivable	8,690	70,585
Inventory (see Note 7)	717,442	1,911,883
Other current assets	225,052	333,456
Total Current Assets	3,749,981	16,196,794

Property and Equipment, Net (see Note 3)	1,271,867	1,341,408
Assets Held for Investment, Net (see Note 4)	3,634,929	3,503,110
Patents, Net (see Note 5)	3,349,588	3,533,688

TOTAL ASSETS	$12,006,365	$24,575,000

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY)/EQUITY
Current Liabilities:
Accounts payable and accrued expenses (see Note 8)	$7,738,179	$6,554,714
Deferred revenue	369,748	396,195
Current maturities of long-term debt (see Note 11)	1,210,271	1,141,861
Current maturities of obligations under capital lease	—	7,818
Total Current Liabilities	9,318,198	8,100,588

Long-Term Debt, Net (see Note 11)	1,869,795	1,824,071

Derivative Warrant Liability (see Note 13)	8,745,508	5,679,721

Derivative Additional Investment Rights Liability (see Note 13)	515,000	—

Total Liabilities	20,448,501	15,604,380

Commitments and Contingencies (see Note 9)

Stockholders’ (Deficiency)/Equity (see Notes 12 and 14):
Series A 9% Convertible Preferred Stock, $1,000 par value; authorized 5,500 and -0- shares at July 31, 2011 and 2010, respectively ; 1,287 and -0- shares issued and outstanding at July 31, 2011 and 2010, respectively	—	—
Common stock, $.001 par value; authorized 750,000,000 shares at July 31, 2011 and 2010, respectively; 308,519,768 and 269,599,615 shares issued and outstanding at July 31, 2011 and 2010, respectively	308,520	269,600
Additional paid-in capital	338,124,525	333,219,309
Deficit accumulated during the development stage	(347,744,756)	(325,302,472)
Accumulated other comprehensive income	869,575	784,183
Total Stockholders’ (Deficiency)/Equity	(8,442,136)	8,970,620

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY)/EQUITY	$12,006,365	$24,575,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-3

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

				Cumulative From
				November 2, 1995
	For the Years Ended July 31,			(Date of Inception)
	2011	2010	2009	to July 31, 2011

Revenues, net	$291,628	$1,172,611	$1,118,509	$5,082,133

Cost of Goods Sold	155,619	812,266	527,733	1,609,266

Gross profit	136,009	360,345	590,776	3,472,867

Operating Expenses:
Research and development	10,250,397	13,361,156	13,561,681	126,988,728
Research and development - related party	—	—	—	220,218
Selling and marketing	1,025,774	3,709,767	2,120,903	9,168,039
General and administrative	13,392,920	12,719,239	11,164,352	142,912,977
General and administrative - related party	—	—	—	314,328
Total Operating Expenses	24,669,091	29,790,162	26,846,936	279,604,290

Operating Loss	(24,533,082)	(29,429,817)	(26,256,160)	(276,131,423)

Other Income (Expense):
Miscellaneous income (expense)	489,292	750	3	686,303
Income from rental operations, net	349,458	206,575	320,547	2,128,041
Interest income	6,455	27,045	237,977	7,780,374
Interest expense	(208,906)	(210,083)	(20,114,595)	(68,416,157)
Change in fair value of derivative warrant liability	2,220,916	4,125,590	—	365,463 (1)
Loss on extinguishment of debt	—	—	—	(14,134,068)

Net Loss Before Undernoted	(21,675,867)	(25,279,940)	(45,812,228)	(347,721,467)

Minority Interest Share of Loss	—	—	—	3,038,185

Net Loss	(21,675,867)	(25,279,940)	(45,812,228)	(344,683,282)

Preferred Stock Dividend	766,417	—	—	3,061,474

Net Loss Available to Common Stockholders	$(22,442,284)	$(25,279,940)	$(45,812,228)	$(347,744,756)

Basic and Diluted Net Loss Per Common Share (see Note 17)	$(.08)	$(.10)	$(.32)

Weighted Average Number of Shares of Common Stock Outstanding - basic and diluted (Note 17)	284,818,486	250,949,333	144,409,840

(1) - includes $5,981,403 as adjustment related to the adoption of FASB ASC Topic 815 in "Cumulative from November 2, 1995 (Date of Inception) to July 31, 2011" column. See Note 13 - Derivative Warrant Liability.

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-4

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance November 2, 1995 (Inception)	-	$-	-	$-	-	$-	$-	$-	$-	$-	$-
Issuance of common stock for cash, February 1996, $.0254	-	-	321,429	321	-	-	7,838	-	-	-	8,159
Issuance of common stock for cash, February 1996, $.0510	-	-	35,142	35	-	-	1,757	-	-	-	1,792
Issuance of common stock for cash, February 1996, $.5099	-	-	216,428	216	-	-	110,142	-	-	-	110,358
Issuance of common stock for cash, March 1996, $10.2428	-	-	2,500	3	-	-	25,604	-	-	-	25,607
Issuance of common stock for cash, April 1996, $.0516	-	-	489,850	490	-	-	24,773	-	-	-	25,263
Issuance of common stock for cash, May 1996, $.0512	-	-	115,571	116	-	-	5,796	-	-	-	5,912
Issuance of common stock for cash, May 1996, $.5115	-	-	428,072	428	-	-	218,534	-	-	-	218,962
Issuance of common stock for cash, May 1996, $10.2302	-	-	129,818	130	-	-	1,327,934	-	-	-	1,328,064
Issuance of common stock for cash, July 1996, $.0051	-	-	2,606,528	2,606	-	-	10,777	-	-	-	13,383
Issuance of common stock for cash, July 1996, $.0255	-	-	142,857	143	-	-	3,494	-	-	-	3,637
Issuance of common stock for cash, July 1996, $.0513	-	-	35,714	36	-	-	1,797	-	-	-	1,833
Issuance of common stock for cash, July 1996, $10.1847	-	-	63,855	64	-	-	650,282	-	-	-	650,346
Costs related to issuance of common stock	-	-	-	-	-	-	(10,252)	-	-	-	(10,252)
Founders Shares transferred for services rendered	-	-	-	-	-	-	330,025	-	-	-	330,025
Comprehensive Income (Loss):
Net loss	-	-	-	-	-	-	-	-	(693,448)	-	(693,448)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(4,017)	(4,017)
Total Comprehensive Income (Loss)									(693,448)	(4,017)	(697,465)
Balance, July 31, 1996	-	$-	4,587,764	$4,588	-	$-	$2,708,501	$-	$(693,448)	$(4,017)	$2,015,624

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-5

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 1996	-	$-	4,587,764	$4,588	-	$-	$2,708,501	$-	$(693,448)	$(4,017)	$2,015,624
Issuance of common stock for cash, September 1996, $.0509	-	-	2,143	2	-	-	107	-	-	-	109
Issuance of common stock for cash, December 1996, $10.2421	-	-	1,429	1	-	-	14,635	-	-	-	14,636
Issuance of common stock for cash, January 1997, $.0518	-	-	1,466	1	-	-	75	-	-	-	76
Issuance of common stock for cash, March 1997, $10.0833	-	-	12	-	-	-	121	-	-	-	121
Issuance of common stock for cash, May 1997, $.0512	-	-	4,233	4	-	-	213	-	-	-	217
Issuance of common stock for cash, May 1997, $.5060	-	-	4,285,714	4,286	-	-	2,164,127	-	-	-	2,168,413
Costs related to issuance of common stock, May 1997	-	-	-	-	-	-	(108,421)	-	-	-	(108,421)
Issuance of common stock for cash, May 1997, $10.1194	-	-	18,214	18	-	-	184,297	-	-	-	184,315
Issuance of common stock for cash, June 1997, $.0504	-	-	10,714	11	-	-	529	-	-	-	540
Issuance of common stock for cash, June 1997, $.5047	-	-	32,143	32	-	-	16,190	-	-	-	16,222
Issuance of common stock for cash, June 1997, $8.9810	-	-	29,579	30	-	-	265,618	-	-	-	265,648
Issuance of common stock for cash, June 1997, $10.0978	-	-	714	1	-	-	7,209	-	-	-	7,210
Issuance of common stock for cash, July 1997, $10.1214	-	-	25,993	26	-	-	263,060	-	-	-	263,086
Costs related to issuance of common stock	-	-	-	-	-	-	(26,960)	-	-	-	(26,960)
Founders Shares transferred for services rendered	-	-	-	-	-	-	23,481	-	-	-	23,481
Comprehensive Income (Loss):
Net loss	-	-	-	-	-	-	-	-	(1,379,024)	-	(1,379,024)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	3,543	3,543
Total Comprehensive Income (Loss)									(1,379,024)	3,543	(1,375,481)
Balance, July 31, 1997	-	$-	9,000,118	$9,000	-	$-	$5,512,782	$-	$(2,072,472)	$(474)	$3,448,836

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-6

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 1997	-	$-	9,000,118	$9,000	-	$-	$5,512,782	$-	$(2,072,472)	$(474)	$3,448,836
Issuance of warrants in exchange for services rendered, October 1997, $.50	-	-	-	-	-	-	234,000	-	-	-	234,000
Issuance of common stock in exchange for services rendered, December 1997, $0.05	-	-	234,000	234	-	-	10,698	-	-	-	10,932
Issuance of SVR Preferred Stock in exchange for services rendered, January 1998, $.001	1,000	1	-	-	-	-	99	-	-	-	100
Shares issued pursuant to the January 9, 1998 reverse merger between GBC-Delaware, Inc. and Generex Biotechnology Corporation	-	-	1,105,000	1,105	-	-	(1,105)	-	-	-	-
Issuance of common stock for cash, March 1998, $2.50	-	-	70,753	71	-	-	176,812	-	-	-	176,883
Issuance of common stock for cash, April 1998, $2.50	-	-	60,000	60	-	-	149,940	-	-	-	150,000
Issuance of common stock in exchange for services rendered, April 1998, $2.50	-	-	38,172	38	-	-	95,392	-	-	-	95,430
Issuance of common stock for cash, May 1998, $2.50	-	-	756,500	757	-	-	1,890,493	-	-	-	1,891,250
Issuance of common stock in exchange for services rendered, May 1998, $2.50	-	-	162,000	162	-	-	404,838	-	-	-	405,000
Issuance of warrants in exchange for services rendered, May 1998, $.60	-	-	-	-	-	-	300,000	-	-	-	300,000
Issuance of common stock for cash, June 1998, $2.50	-	-	286,000	286	-	-	714,714	-	-	-	715,000
Exercise of warrants for cash, June 1998, $0.0667	-	-	234,000	234	-	-	15,374	-	-	-	15,608
Issuance of common stock in exchange for services rendered, June 1998, $2.50	-	-	24,729	24	-	-	61,799	-	-	-	61,823
Comprehensive Income (Loss):
Net loss	-	-	-	-	-	-	-	-	(4,663,604)	-	(4,663,604)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(198,959)	(198,959)
Total Comprehensive Income (Loss)									(4,663,604)	(198,959)	(4,862,563)
Balance, July 31, 1998	1,000	$1	11,971,272	$11,971	-	$-	$9,565,836	$-	$(6,736,076)	$(199,433)	$2,642,299

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-7

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 1998	1,000	$1	11,971,272	$11,971	-	$-	$9,565,836	$-	$(6,736,076)	$(199,433)	$2,642,299
Issuance of common stock for cash, August 1998, $3.00	-	-	100,000	100	-	-	299,900	-	-	-	300,000
Issuance of common stock for cash, August 1998, $3.50	-	-	19,482	19	-	-	68,168	-	-	-	68,187
Redemption of common stock for cash, September 1998, $7.75	-	-	(15,357)	(15)	-	-	(119,051)	-	-	-	(119,066)
Issuance of common stock for cash, September - October 1998, $3.00	-	-	220,297	220	-	-	660,671	-	-	-	660,891
Issuance of common stock for cash, August - October 1998, $4.10	-	-	210,818	211	-	-	864,142	-	-	-	864,353
Issuance of common stock in exchange for services rendered, August - October 1998, $2.50	-	-	21,439	21	-	-	53,577	-	-	-	53,598
Issuance of common stock in exchange for services rendered, August - October 1998, $4.10	-	-	18,065	18	-	-	74,048	-	-	-	74,066
Issuance of common stock in exchange for services rendered, September 1998, $4.10	-	-	180,000	180	-	-	737,820	-	-	-	738,000
Issuance of warrants in exchange for services rendered, October 1998, $.26	-	-	-	-	-	-	2,064	-	-	-	2,064
Issuance of stock options in exchange for services rendered, November 1998, $1.85	-	-	-	-	-	-	92,500	-	-	-	92,500
Issuance of warrants in exchange for services rendered, November 1998, $1.64	-	-	-	-	-	-	246,000	-	-	-	246,000
Issuance of common stock for cash, November 1998 - January 1999, $3.50	-	-	180,000	180	-	-	629,820	-	-	-	630,000
Issuance of common stock for cash, November 1998 - January 1999, $4.00	-	-	275,000	275	-	-	1,099,725	-	-	-	1,100,000
Issuance of common stock for cash, November 1998 - January 1999, $4.10	-	-	96,852	97	-	-	397,003	-	-	-	397,100
Issuance of common stock in exchange for services rendered, November 1998 - January 1999, $4.10	-	-	28,718	29	-	-	117,715	-	-	-	117,744
Issuance of common stock for cash, November 1998 - January 1999, $5.00	-	-	20,000	20	-	-	99,980	-	-	-	100,000
Issuance of common stock for cash, November 1998 - January 1999, $5.50	-	-	15,000	15	-	-	82,485	-	-	-	82,500
Issuance of common stock in exchange for services rendered, January 1999, $5.00	-	-	392	-	-	-	1,960	-	-	-	1,960
Issuance of common stock for cash, February 1999, $5.00	-	-	6,000	6	-	-	29,994	-	-	-	30,000
Issuance of common stock in exchange for services rendered, February 1999, $6.00	-	-	5,000	5	-	-	29,995	-	-	-	30,000
Issuance of common stock for cash, March 1999, $6.00	-	-	11,000	11	-	-	65,989	-	-	-	66,000
Issuance of common stock for cash, April 1999, $5.50	-	-	363,637	364	-	-	1,999,640	-	-	-	2,000,004
Issuance of warrants in exchange for services rendered, April 1999, $3.21	-	-	-	-	-	-	160,500	-	-	-	160,500
Issuance of warrants in exchange for services rendered, April 1999, $3.17	-	-	-	-	-	-	317,000	-	-	-	317,000
Issuance of warrants in exchange for services rendered, April 1999, $2.89	-	-	-	-	-	-	144,500	-	-	-	144,500
Issuance of warrants in exchange for services rendered, April 1999, $3.27	-	-	-	-			184,310	-	-	-	184,310
Stock adjustment	-	-	714	1	-	-	(1)	-	-	-	-
Issuance of common stock for cash, May 1999, $5.50	-	-	272,728	273	-	-	1,499,731	-	-	-	1,500,004
Issuance of common stock in exchange for services rendered, May - June 1999, $5.50	-	-	60,874	61	-	-	334,746	-			334,807
Exercise of warrants for cash, June 1999, $5.50	-	-	388,375	389	-		1,941,484	-	-	-	1,941,873
Exercise of warrants in exchange for note receivable, June 1999, $5.00	-	-	94,776	95	-	-	473,787	(473,882)	-	-	-
Exercise of warrants in exchange for services rendered, June 1999, $5.00	-	-	13,396	13	-	-	66,967	-	-	-	66,980
Reduction of note receivable in exchange for services rendered	-	-	-	-	-	-	-	38,979	-	-	38,979
Shares tendered in conjunction with warrant exercise, June 1999, $7.8125	-	-	(323,920)	(324)	-	-	(2,530,301)	-	-	-	(2,530,625)
Exercise of warrants for shares tendered, June 1999, $5.00	-	-	506,125	506	-	-	2,530,119	-	-	-	2,530,625
Cost of warrants redeemed for cash	-	-	-	-	-		(3,769)	-	-	-	(3,769)
Cost related to warrant redemption, June 1999	-	-	-	-	-	-	(135,431)	-	-	-	(135,431)
Costs related to issuance of common stock	-	-	-	-	-	-	(1,179,895)	-	-	-	(1,179,895)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(6,239,602)	-	(6,239,602)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	1,393	1,393
Total Comprehensive Income (Loss)									(6,239,602)	1,393	(6,238,209)
Balance, July 31, 1999	1,000	$1	14,740,683	$14,741	-	$-	$20,903,728	$(434,903)	$(12,975,678)	$(198,040)	$7,309,849

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-8

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 1999	1,000	$1	14,740,683	$14,741	-	$-	$20,903,728	$(434,903)	$(12,975,678)	$(198,040)	$7,309,849
Adjustment for exercise of warrants recorded June 1999, $5.00	-	-	(2,300)	(2)	-	-	2	-	-	-	-
Issuance of common stock for cash, September 1999, $6.00	-	-	2,500	2	-	-	14,998	-	-	-	15,000
Issuance of common stock for cash pursuant to private placement, January 2000, $4.25	-	-	470,590	471	-	-	1,999,537	-	-	-	2,000,008
Financing costs associated with private placement, January, 2000	-	-	-	-	-	-	(220,192)	-	-	-	(220,192)
Issuance of stock in exchange for services rendered, January 2000, $5.00	-	-	8,100	8	-	-	40,492	-	-	-	40,500
Granting of stock options for services rendered, January 2000	-	-	-	-	-	-	568,850	-	-	-	568,850
Granting of warrants for services rendered, January 2000	-	-	-	-	-	-	355,500	-	-	-	355,500
Exercise of warrants for cash, February 2000, $5.50	-	-	2,000	2	-	-	10,998	-	-	-	11,000
Exercise of warrants for cash, March 2000, $5.50	-	-	29,091	29	-	-	159,972	-	-	-	160,001
Exercise of warrants for cash, March 2000, $6.00	-	-	2,000	2	-	-	11,998	-	-	-	12,000
Exercise of warrants for cash, March 2000, $7.50	-	-	8,000	8	-	-	59,992	-	-	-	60,000
Issuance of common stock for cash pursuant to private placement, June 2000, $6.00	-	-	1,041,669	1,042	-	-	6,248,972	-	-	-	6,250,014
Financing costs associated with private placement, June 2000	-	-	-	-	-	-	(385,607)	-	-	-	(385,607)
Issuance of common stock for services, June 2000, $6.00	-	-	4,300	4	-	-	25,796	-	-	-	25,800
Exercise of warrants for cash, July 2000, $6.00	-	-	3,000	3	-	-	17,997	-	-	-	18,000
Exercise of warrants for cash, July 2000, $7.50	-	-	16,700	17	-	-	125,233	-	-	-	125,250
Granting of stock options for services rendered, July 2000	-	-	-	-	-	-	496,800	-	-	-	496,800
Reduction of note receivable in exchange for services rendered	-	-	-	-	-	-	-	384,903	-	-	384,903
Accrued interest on note receivable	-	-	-	-	-	-	-	(4,118)	-	-	(4,118)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(8,841,047)	-	(8,841,047)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	32,514	32,514
Total Comprehensive Income (Loss)									(8,841,047)	32,514	(8,808,533)
Balance, July 31, 2000	1,000	$1	16,326,333	$16,327	-	$-	$30,435,066	$(54,118)	$(21,816,725)	$(165,526)	$8,415,025

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-9

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2000	1,000	$1	16,326,333	$16,327	-	$-	$30,435,066	$(54,118)	$(21,816,725)	$(165,526)	$8,415,025
Exercise of warrants for cash, August 2000, $6.00	-	-	2,000	2	-	-	11,998	-	-	-	12,000
Issuance of common stock for services rendered August 2000	-	-	35,000	35	-	-	411,215	-	-	-	411,250
Issuance of warrants in exchange for equity line agreement, August 2000	-	-	-	-	-	-	3,406,196	-	-	-	3,406,196
Exercise of warrants for cash, August 2000, $7.50	-	-	30,300	30	-	-	227,220	-	-	-	227,250
Exercise of warrants for cash, August 2000, $8.6625	-	-	30,000	30	-	-	259,845	-	-	-	259,875
Cashless exercise of warrants, August 2000	-	-	8,600	9	-	-	(9)	-	-	-	-
Exercise of warrants for cash, August 2000, $10.00	-	-	10,000	10	-	-	99,990	-	-	-	100,000
Exercise of warrants for cash, September 2000, $8.6625	-	-	63,335	63	-	-	548,576	-	-	-	548,639
Exercise of warrants for cash, September 2000, $5.50	-	-	16,182	16	-	-	88,986	-	-	-	89,002
Exercise of warrants for cash, September 2000, $6.00	-	-	53,087	53	-	-	318,470	-	-	-	318,523
Exercise of warrants for cash, September 2000, $10.00	-	-	9,584	10	-	-	95,830	-	-	-	95,840
Exercise of warrants for cash, September 2000, $7.50	-	-	32,416	32	-	-	243,088	-	-	-	243,120
Issuance of common stock for cash pursuant to private placement, October 2000, $11.00	-	-	2,151,093	2,151	-	-	23,659,872	-	-	-	23,662,023
Exercise of warrants for cash, Oct. 2000, $6.00	-	-	1,000	1	-	-	5,999	-	-	-	6,000
Financing costs associated with private placement, October 2000	-	-	-	-	-	-	(1,956,340)	-	-	-	(1,956,340)
Exercise of warrants for cash, November - December 2000, $4.25	-	-	23,528	23	-	-	99,971	-	-	-	99,994
Cashless exercise of warrants, December 2000	-	-	3,118	3	-	-	(3)	-	-	-	-
Exercise of warrants for cash, November - December 2000, $6.00	-	-	22,913	23	-	-	137,455	-	-	-	137,478
Exercise of warrants for cash, December 2000, $7.00	-	-	8,823	9	-	-	61,752	-	-	-	61,761
Issuance of common stock as employee compensation, December 2000	-	-	8,650	8	-	-	100,548	-	-	-	100,556
Exercise of warrants for cash, January 2001, $6.00	-	-	3,000	3	-	-	17,997	-	-	-	18,000
Issuance of common stock for cash pursuant to private placement, January 2001, $14.53	-	-	344,116	344	-	-	4,999,656	-	-	-	5,000,000
Financing costs associated with private placement, January 2001	-	-	-	-	-	-	(200,000)	-	-	-	(200,000)
Issuance of common stock pursuant to litigation settlement, January 2001	-	-	2,832	2	-	-	21,096	-	-	-	21,098
Granting of stock options in exchange for services rendered, January 2001	-	-	-	-	-	-	745,000	-	-	-	745,000
Granting of stock options in exchange for services rendered, February 2001	-	-	-	-	-	-	129,600	-	-	-	129,600
Exercise of stock options for cash, February 2001, $5.00	-	-	50,000	50	-	-	249,950	-	-	-	250,000
Exercise of warrants for cash, March 2001, $6.00	-	-	500	1	-	-	2,999	-	-	-	3,000
Exercise of stock options in exchange for note receivable, March 2001	-	-	50,000	50	-	-	249,950	(250,000)	-	-	-
Issuance of common stock in exchange for services rendered, March 2001, $5.50	-	-	8,000	8	-	-	43,992	-	-	-	44,000
Granting of stock options in exchange for services rendered, May 2001	-	-	-	-	-	-	592,300	-	-	-	592,300
Exercise of stock options for cash, June 2001, $5.00	-	-	75,000	75	-	-	374,925	-	-	-	375,000
Exercise of stock options for cash, June 2001, $5.50	-	-	12,500	12	-	-	68,738	-	-	-	68,750
Exercise of warrants for cash, June 2001, $6.00	-	-	4,000	4	-	-	23,996	-	-	-	24,000
Exercise of stock options for cash, July 2001, $5.00	-	-	7,500	8	-	-	37,492	-	-	-	37,500
Exercise of stock options for cash, July 2001, $5.50	-	-	2,500	3	-	-	13,747	-	-	-	13,750
Exercise of warrants for cash, July 2001, $6.00	-	-	2,000	2	-	-	11,998	-	-	-	12,000
Issuance of common stock for cash pursuant to private placement, July 2001, $9.25	-	-	1,254,053	1,254	-	-	11,598,736	-	-	-	11,599,990
Financing costs associated with private placement, July 2001	-	-	-	-	-	-	(768,599)	-	-	-	(768,599)
Shares issued in exchange for services rendered, July 2001, $9.25	-	-	23,784	24	-	-	219,978	-	-	-	220,002
Shares issued for Anti-Dilution Provisions, July 2001	-	-	5,779	6	-	-	53,450	-	-	-	53,456
Issuance of warrants in exchange for services rendered, July 2001	-	-	-	-	-	-	19,134	-	-	-	19,134
Accrued interest on note receivable	-	-	-	-	-	-	-	(10,182)	-	-	(10,182)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(27,097,210)	-	(27,097,210)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(81,341)	(81,341)
Total Comprehensive Income (Loss)									(27,097,210)	(81,341)	(27,178,551)
Balance at July 31, 2001	1,000	$1	20,681,526	$20,681	-	$-	$76,761,860	$(314,300)	$(48,913,935)	$(246,867)	$27,307,440

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-10

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2001	1,000	$1	20,681,526	$20,681	-	$-	$76,761,860	$(314,300)	$(48,913,935)	$(246,867)	$27,307,440
Exercise of stock options for cash, August 2001, $5.50	-	-	5,000	5	-	-	27,495	-	-	-	27,500
Purchase of Treasury Stock for cash October 2001, $3.915	-	-	-	-	(10,000)	(39,150)	-	-	-	-	(39,150)
Issuance of stock options in exchange for services rendered, December 2001	-	-	-	-	-	-	25,000	-	-	-	25,000
Issuance of common stock as employee compensation, January 2002	-	-	10,800	11	-	-	71,161	-	-	-	71,172
Preferred stock dividend paid January 2002	-	-	-	-	-	-	-	-	(720,900)	-	(720,900)
Purchase of Treasury Stock for cash
February 2002, $4.693	-	-	-	-	(31,400)	(147,346)	-	-	-	-	(147,346)
Issuance of warrants in exchange for services rendered, March 2002	-	-	-	-	-	-	202,328	-	-	-	202,328
Purchase of Treasury Stock for cash March 2002, $4.911	-	-	-	-	(7,700)	(37,816)	-	-	-	-	(37,816)
Purchase of Treasury Stock for cash April 2002, $4.025	-	-	-	-	(12,800)	(54,516)	-	-	-	-	(54,516)
Issuance of stock options in exchange for services rendered, June 2002	-	-	-	-	-	-	132,387	-	-	-	132,387
Purchase of Treasury Stock for cash July 2002, $4.025	-	-	-	-	(34,600)	(116,703)	-	-	-	-	(116,703)
Accrued interest on note receivable	-	-	-	-	-	-	-	(22,585)	-	-	(22,585)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(13,693,034)	-	(13,693,034)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(71,185)	(71,185)
Total Comprehensive Income (Loss)									(13,693,034)	(71,185)	(13,764,219)
Balance at July 31, 2002	1,000	$1	20,697,326	$20,697	(96,500)	$(395,531)	$77,220,231	$(336,885)	$(63,327,869)	$(318,052)	$12,862,592

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-11

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2002	1,000	$1	20,697,326	$20,697	(96,500)	$(395,531)	$77,220,231	$(336,885)	$(63,327,869)	$(318,052)	$12,862,592
Receipt of restricted shares of common stock as settlement for executive loan, September 2002, $1.90	-	-	-	-	(592,716)	(1,126,157)	-	-	-	-	(1,126,157)
Purchase of Treasury Stock for cash October 2002, $1.5574	-	-	-	-	(40,000)	(62,294)	-	-	-	-	(62,294)
Issuance of warrants in exchange for the services rendered, November 2002, $2.50	-	-	-	-	-	-	988,550	-	-	-	988,550
Issuance of stock options in exchange for services receivable, November 2002, $2.10	-	-	-	-	-	-	171,360	-	-	-	171,360
Issuance of common stock in exchange for services rendered, November 2002, $2.10	-	-	30,000	30	-	-	62,970	-	-	-	63,000
Issuance of common stock as employee compensation, January 2003, $2.10	-	-	9,750	10	-	-	20,465	-	-	-	20,475
Purchase of Treasury Stock for cash December 2002, $2.0034	-	-	-	-	(13,000)	(26,044)	-	-	-	-	(26,044)
Preferred stock dividend paid January 2003	-	-	-	-	-	-	-	-	(764,154)	-	(764,154)
Issuance of common stock in exchange for services rendered, March 2003, $1.00	-	-	70,000	70	-	-	69,930	-	-	-	70,000
Issuance of common stock for cash pursuant to private placement, May 2003, $1.15	-	-	2,926,301	2,926	-	-	3,362,324	-	-	-	3,365,250
Financing costs associated with private placement, May 2003	-	-	-	-	-	-	(235,568)	-	-	-	(235,568)
Exercise of warrants for cash, May 2003, $1.50	-	-	35,000	35	-	-	52,465	-	-	-	52,500
Issuance of common stock for cash pursuant to private placement, June 2003, $1.50	-	-	666,667	667	-	-	999,333	-	-	-	1,000,000
Issuance of common stock as employee compensation, June 2003, $2.00	-	-	100	-	-	-	200	-	-	-	200
Exercise of warrants for cash, June 2003, $1.50	-	-	1,496,001	1,496	-	-	2,242,506	-	-	-	2,244,002
Cashless exercise of warrants, June 2003	-	-	16,379	16	-	-	(16)	-	-	-	-
Exercise of stock options for cash, June 2003, $1.59	-	-	70,000	70	-	-	111,230	-	-	-	111,300
Accrued interest on note receivable	-	-	-	-	-	-	-	(23,113)	-	-	(23,113)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(13,261,764)	-	(13,261,764)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	406,830	406,830
Total Comprehensive Income (Loss)									(13,261,764)	406,830	(12,854,934)
Balance at July 31, 2003	1,000	$1	26,017,524	$26,017	(742,216)	$(1,610,026)	$85,065,980	$(359,998)	$(77,353,787)	$88,778	$5,856,965

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-12

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2003	1,000	$1	26,017,524	$26,017	(742,216)	$(1,610,026)	$85,065,980	$(359,998)	$(77,353,787)	$88,778	$5,856,965
Shares issued pursuant to acquisition of Antigen Express Inc., August 2003	-	-	2,779,974	2,780	-	-	4,639,777	-	-	-	4,642,557
Cost of stock options to be assumed in conjunction with merger	-	-	-	-	-	-	154,852	-	-	-	154,852
Exercise of stock options for cash, September 2003, $1.59	-	-	10,000	10	-	-	15,890	-	-	-	15,900
Exercise of stock options for cash, October 2003, $2.10	-	-	14,900	15	-	-	31,275	-	-	-	31,290
Exercise of stock options for cash, October 2003, $1.59	-	-	10,000	10	-	-	15,890	-	-	-	15,900
Exercise of stock options for cash, October 2003, $0.30	-	-	65,000	65	-	-	19,435	-	-	-	19,500
Exercise of stock options for cash, October 2003, $0.55	-	-	40,000	40	-	-	21,960	-	-	-	22,000
Issuance of common stock In exchange for services rendered, October 2003, $1.98	-	-	150,000	150	-	-	296,850	-	-	-	297,000
Issuance of common stock In exchange for services rendered, October 2003, $1.84	-	-	337,500	338	-	-	620,662	-	-	-	621,000
Issuance of warrants in exchange for the services rendered October 2003 (at $1.35)	-	-	-	-	-	-	27,000	-	-	-	27,000
Exercise of stock options for cash, November 2003,$2.10	-	-	10,500	10	-	-	22,040	-	-	-	22,050
Redemption of Treasury Stock, November 2003, $2.17	-	-	(742,216)	(742)	742,216	1,610,026	(1,609,284)	-	-	-	-
Granting of stock options in exchange for services, November 2003 (at $1.71)	-	-	-	-	-	-	151,433	-	-	-	151,433
Issuance of common stock for cash pursuant to private placement, Jan 2004, $1.47	-	-	1,700,680	1,701	-	-	2,498,299	-	-	-	2,500,000
Issuance of common stock for cash pursuant to private placement, Jan 2004, $1.80	-	-	55,556	56	-	-	99,944	-	-	-	100,000
Issuance of common stock for cash pursuant to private placement, Jan 2004, $1.75	-	-	228,572	229	-	-	399,771	-	-	-	400,000
Financing costs associated with private placement, January 2004	-	-	-	-	-	-	(68,012)	-	-	-	(68,012)
Preferred Stock Dividend paid in January	-	-	-	-	-	-	-	-	(810,003)	-	(810,003)
Issuance of common stock for cash pursuant to private placement, Feb 2004, $1.60	-	-	93,750	94	-	-	149,906	-	-	-	150,000
Issuance of common stock for cash pursuant to private placement, Feb 2004, $1.66	-	-	68,675	69	-	-	113,932	-	-	-	114,001
Issuance of common stock for cash pursuant to private placement, Feb 2004, $1.50	-	-	666,667	667	-	-	999,334	-	-	-	1,000,001
Issuance of common stock as employee compensation, Feb 2004, $1.48	-	-	8,850	8	-	-	13,089	-	-	-	13,097
Issuance of common stock In exchange for services rendered, Feb 2004, $1.48	-	-	175,000	175	-	-	258,825	-	-	-	259,000
Issuance of common stock In exchange for services rendered, Feb 2004, $1.51	-	-	112,500	113	-	-	169,762	-	-	-	169,875
Issuance of common stock for cash pursuant to private placement, July 2004, $1.22	-	-	2,459,016	2,459	-	-	2,997,541	-	-	-	3,000,000
Financing costs associated with private placement, July 2004	-	-	-	-	-	-	(41,250)	-	-	-	(41,250)
Variable accounting non-cash compensation expense	-	-	-	-	-	-	45,390	-	-	-	45,390
Accrued interest on note receivable	-	-	-	-	-	-	-	(24,805)	-	-	(24,805)
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(18,362,583)	-	(18,362,583)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	207,593	207,593
Total Comprehensive Income (Loss)									(18,362,583)	207,593	(18,154,990)
Balance at July 31, 2004	1,000	$1	34,262,448	$34,264	-	$-	$97,110,291	$(384,803)	$(96,526,373)	$296,371	$529,751

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-13

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance, August 1, 2004	1,000	$1	34,262,448	$34,264	-	$-	$97,110,291	$(384,803)	$(96,526,373)	$296,371	$529,751
Issuance of common stock In exchange for services rendered, Aug 2004, $1.09	-	-	620,000	620	-	-	675,180	-	-	-	675,800
Issuance of warrants in exchange for services rendered Aug 2004, $1.08	-	-	-	-	-	-	415,000	-	-	-	415,000
Granting of stock options in exchange for services,Oct 2004, $0.94	-	-	-	-	-	-	75,600	-	-	-	75,600
Cancellation of common stock for non-performance of services, Oct 2004, $0.94	-	-	(75,000)	(75)	-	-	(137,925)	-	-	-	(138,000)
Issuance of warrants in conjunction with financing, Nov 2004, $0.91	-	-	-	-	-	-	89,900	-	-	-	89,900
Issuance of warrants in conjunction with convertible debentures, $4,000,000, Nov 2004 $0.91	-	-	-	-	-	-	1,722,222	-	-	-	1,722,222
Value of beneficial conversion feature on convertible debentures, $4,000,000, Nov 2004 $0.91	-	-	-	-	-	-	1,722,222	-	-	-	1,722,222
Issuance of common stock In exchange for services rendered, Dec 2004, $0.71	-	-	48,000	48	-	-	34,032	-	-	-	34,080
Conversion of Series A Preferred Stock, Dec 2004 $25.77	-	-	534,085	534	-	-	14,309,523	-	-	-	14,310,057
Issuance of common stock In exchange for services rendered, Jan 2005, $0.85	-	-	18,000	18	-	-	15,282	-	-	-	15,300
Issuance of common stock In exchange for services rendered, Jan 2005, $0.75	-	-	40,000	40	-	-	29,960	-	-	-	30,000
Issuance of common stock In exchange for services rendered, Feb 2005, $0.69	-	-	18,000	18	-	-	12,402	-	-	-	12,420
Issuance of common stock as repayment of principal and interest due, $4,000,000, Feb 2005	-	-	250,910	251	-	-	181,262	-	-	-	181,513
Issuance of common stock In exchange for services rendered, Feb 2005, $0.68	-	-	50,000	50	-	-	33,950	-	-	-	34,000
Issuance of common stock as repayment of principal and interest due, $4,000,000, Mar 2005	-	-	265,228	265	-	-	162,197	-	-	-	162,462
Issuance of common stock as repayment of principal and interest due, $4,000,000, Apr 2005	-	-	314,732	315	-	-	162,275	-	-	-	162,590
Issuance of common stock in connection with conversion of $143,500 of $4,000,000 debenture, Apr 2005	-	-	175,316	175	-	-	143,584	-	-	-	143,759
Issuance of common stock as employee compensation, Apr 2005, $0.56	-	-	8,800	9	-	-	4,919	-	-	-	4,928
Issuance of warrants in conjunction with convertible debentures, $500,000, Apr 2005, $0.82	-	-	-	-	-	-	245,521	-	-	-	245,521
Value of beneficial conversion feature on convertible debentures, $500,000, Apr 2005, $0.82	-	-	-	-	-	-	86,984	-	-	-	86,984
Issuance of warrants in conjunction with convertible debentures, $100,000, Apr 2005, $0.82	-	-	-	-	-	-	49,104	-	-	-	49,104
Value of beneficial conversion feature on convertible debentures, $100,000, Apr 2005, $0.82	-	-	-	-	-	-	17,397	-	-	-	17,397
Issuance of warrants in exchange for services rendered Apr 2005, $0.82	-	-	-	-	-	-	40,000	-	-	-	40,000
Issuance of common stock In exchange for services rendered, Apr 2005, $0.82	-	-	350,000	350	-	-	286,650	-	-	-	287,000
Issuance of common stock in satisfaction of accounts payable, Apr 2005, $0.82	-	-	950,927	951	-	-	778,809	-	-	-	779,760
Granting of stock options in exchange for outstanding liabilities, Apr 2005, $0.001	-	-	-	-	-	-	1,332,052	-	-	-	1,332,052
Issuance of common stock as repayment of principal and interest due, $4,000,000, May 2005	-	-	482,071	482	-	-	321,877	-	-	-	322,359
Issuance of common stock in connection with conversion of $300,000 of $4,000,000 debenture, May 2005	-	-	365,914	366	-	-	299,683	-	-	-	300,049
Issuance of common stock in connection with conversion of $244,000 of $4,000,000 debenture, May 2005	-	-	297,659	298	-	-	243,783	-	-	-	244,081
Issuance of common stock in connection with conversion of $410,000 of $4,000,000 debenture, May 2005	-	-	500,000	500	-	-	409,500	-	-	-	410,000
Issuance of warrants in conjunction with 1st extension of due date of $600,000 convertible debentures, May 2005, $0.82	-	-	-	-	-	-	717,073	-	-	-	717,073
Issuance of common stock as repayment of principal and interest due, $4,000,000, June 2005	-	-	311,307	311	-	-	244,644	-	-	-	244,955
Issuance of common stock in conjunction with financing,$2,000,000, June 2005, $0.82	-	-	170,732	171	-	-	139,829	-	-	-	140,000
Issuance of warrants in conjunction with financing, $2,000,000,June 2005, $0.82	-	-	-	-	-	-	20,300	-	-	-	20,300
Issuance of warrants in conjunction with convertible debentures,$2,000,000, June 2005, $0.82	-	-	-	-	-	-	828,571	-	-	-	828,571
Value of beneficial conversion feature on convertible debentures, $2,000,000, June 2005, $0.82	-	-	-	-	-	-	1,171,429	-	-	-	1,171,429
Issuance of common stock in connection with conversion of $100,000 of $2,000,000 debenture, June 2005	-	-	166,667	167	-	-	99,833	-	-	-	100,000
Issuance of common stock in connection with conversion of $190,000 of $2,000,000 debenture, June 2005	-	-	316,927	317	-	-	189,839	-	-	-	190,156
Issuance of common stock In exchange for services rendered, June 2005, $0.60	-	-	63,207	63	-	-	37,861	-	-	-	37,924
Issuance of common stock in satisfaction of accounts payable, June 2005, $0.82	-	-	90,319	90	-	-	73,971	-	-	-	74,061
Issuance of common stock in connection with conversion of $17,000 of $2,000,000 debenture, July 2005	-	-	28,398	28	-	-	17,011	-	-	-	17,039
Issuance of common stock in connection with conversion of $75,000 of $2,000,000 debenture, July 2005	-	-	125,000	125	-	-	75,035	-	-	-	75,160
Issuance of warrants in conjunction with 2nd extension of due date of $600,000 convertible debentures,July 2005, $0.82	-	-	-	-	-	-	629,268	-	-	-	629,268
Issuance of common stock as repayment of principal and interest due, $4,000,000, July 2005	-	-	364,123	364	-	-	237,586	-	-	-	237,950
Issuance of common stock in satisfaction of accounts payable, July 2005, $0.82	-	-	820,128	820	-	-	671,685	-	-	-	672,505
Granting of stock options in exchange for services,July 2004, $0.63	-	-	-	-	-	-	17,155	-	-	-	17,155
Accrued interest on note receivable	-	-	-	-	-	-	-	(6,300)	-	-	(6,300)
Write-off of uncollectible notes receivable – common stock	-	-	-	-	-	-	-	391,103	-	-	391,103
Variable accounting non-cash compensation expense	-	-	-	-	-	-	-	-	-	-	-
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(24,001,735)	-	(24,001,735)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	272,478	272,478
Total Comprehensive Income (Loss)									(24,001,735)	272,478	(23,729,257)
Balance at July 31, 2005	1,000	$1	41,933,898	$41,935	-	$-	$126,044,326	$-	$(120,528,108)	$568,849	$6,127,003

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-14

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2005	1,000	$1	41,933,898	$41,935	-	$-	$126,044,326	$-	$(120,528,108)	$568,849	$6,127,003
Issuance of common stock as repayment of monthly amortization payments due, $4,000,000, August 2005	-	-	429,041	429	-	-	282,738	-	-	-	283,167
Issuance of common stock in exchange for the services rendered August 2005 (at $0.61)	-	-	19,500	19	-	-	11,877	-	-	-	11,896
Issuance of common stock in exchange for the services rendered August 2005 (at $0.59)	-	-	246,429	246	-	-	145,147	-	-	-	145,393
Issuance of common stock as repayment of monthly amortization payments due, $4,000,000, September 2005	-	-	388,730	389	-	-	267,835	-	-	-	268,224
Issuance of common stock as repayment of monthly amortization payments due, $2,000,000, September 2005	-	-	322,373	322	-	-	222,115	-	-	-	222,437
Issuance of common stock in connection with conversion of $504,538 of $2,000,000 debenture, September 2005	-	-	841,309	841	-	-	503,945	-	-	-	504,786
Issuance of common stock in connection with conversion of $286,538 of $2,000,000 debenture, September 2005	-	-	477,962	478	-	-	286,299	-	-	-	286,777
Issuance of common stock in connection with conversion of $457,200 of 2nd $2,000,000 debenture, September 2005	-	-	762,000	762	-	-	456,739	-	-	-	457,501
Issuance of common stock in satisfaction of accounts payable, September 2005, $0.81	-	-	162,933	163	-	-	113,442	-	-	-	113,605
Issuance of common stock in connection with conversion of $211,538 of $2,000,000 debenture, September 2005	-	-	353,665	354	-	-	211,845	-	-	-	212,199
Issuance of common stock in connection with conversion of $150,000 of 2nd $2,000,000 debenture, September 2005	-	-	250,000	250	-	-	149,750	-	-	-	150,000
Issuance of common stock in connection with conversion of $457,317 of 2nd $2,000,000 debenture, September 2005	-	-	762,195	762	-	-	458,209	-	-	-	458,971
Issuance of common stock in conjunction with financing, 2nd $2,000,000, September 2005, $0.82	-	-	170,732	171	-	-	139,829	-	-	-	140,000
Issuance of warrants in conjunction with financing, 2nd $2,000,000, September 2005, $0.82	-	-	-	-	-	-	30,600	-	-	-	30,600
Issuance of warrants in conjunction with convertible debentures, 2nd $2,000,000, September 2005 (at $0.82)	-	-	-	-	-	-	785,185	-	-	-	785,185
Value of Beneficial Conversion Feature on Convertible Debentures, 2nd $2,000,000, September 2005 (at $0.82)	-	-	-	-	-	-	1,185,185	-	-	-	1,185,185
Issuance of common stock as repayment of monthly amortization payments due, $4,000,000, October 2005	-	-	243,836	244	-	-	163,126	-	-	-	163,370
Issuance of common stock as repayment of monthly amortization payments due, $2,000,000, October 2005	-	-	67,949	68	-	-	45,458	-	-	-	45,526
Issuance of common stock in connection with conversion of $307,317 of 2nd $2,000,000 debenture, October 2005	-	-	512,195	512	-	-	306,805	-	-	-	307,317
Issuance of common stock in connection with conversion of $300,000 of $2,000,000 debenture, October 2005	-	-	501,397	501	-	-	300,337	-	-	-	300,838
Issuance of common stock in connection with conversion of $500,000 of $500,000 debenture, October 2005	-	-	644,003	644	-	-	527,438	-	-	-	528,082
Issuance of common stock in connection with conversion of $113,077 of $2,000,000 debenture, October 2005	-	-	189,019	189	-	-	113,222	-	-	-	113,411
Issuance of common stock in connection with conversion of $297,692 of $4,000,000 debenture, October 2005	-	-	364,113	364	-	-	298,209	-	-	-	298,573
Exercise of stock warrants for cash, October 2005, $0.82	-	-	8,404,876	8,405	-	-	6,883,593	-	-	-	6,891,998
Exercise of stock options for cash, October 2005, $0.63	-	-	101,500	101	-	-	63,844	-	-	-	63,945
Exercise of stock options for cash, October 2005, $0.94	-	-	40,000	40	-	-	37,560	-	-	-	37,600
Issuance of common stock in connection with conversion of $100,000 of $100,000 debenture, October 2005	-	-	128,834	129	-	-	105,515	-	-	-	105,644
Issuance of warrants in conjunction with financing, $500,000, October 2005, $0.82	-	-	-	-	-	-	14,250	-	-	-	14,250
Issuance of warrants in conjunction with convertible debentures, $500,000, October 2005, $0.82	-	-	-	-	-	-	270,950	-	-	-	270,950
Issuance of warrants as exercise inducement Oct 2005, $1.20	-	-	-	-	-	-	573,146	-	-	-	573,146
Issuance of warrants as exercise inducement Oct 2005, $1.25	-	-	-	-	-	-	2,501,390	-	-	-	2,501,390
Value of Beneficial Conversion Feature on Convertible Debentures, $500,000, October 2005 (at $0.82)	-	-	-	-	-	-	229,050	-	-	-	229,050
Issuance of common stock as repayment of monthly amortization payments due, $4,000,000, Nov 2005, $1.17	-	-	108,006	108	-	-	126,259	-	-	-	126,367
Issuance of common stock as repayment of monthly amortization payments due, $2,000,000, Nov 2005, $1.17	-	-	16,753	17	-	-	19,584	-	-	-	19,601
Exercise of stock options for cash, November 2005, $0.94	-	-	100,000	100	-	-	93,900	-	-	-	94,000
Exercise of stock options for cash, November 2005, $0.63	-	-	1,500	2	-	-	944	-	-	-	946
Exercise of stock warrants for cash, November 2005, $0.82	-	-	3,058,536	3,058	-	-	2,504,942	-	-	-	2,508,000
Issuance of common stock in exchange for the services rendered November 2005, $0.97	-	-	64,287	64	-	-	62,294	-	-	-	62,358
Issuance of common stock in connection with conversion of $42,800 of 2nd $2,000,000 debenture, Nov 2005, $1.23	-	-	72,058	72	-	-	88,559	-	-	-	88,631
Issuance of common stock in exchange for the services rendered August 2005, $0.97	-	-	19,500	19	-	-	18,897	-	-	-	18,916
Issuance of common stock in connection with conversion of $230,769 of $4,000,000 debenture, November 2005,$0.97	-	-	282,721	283	-	-	273,957	-	-	-	274,240
Issuance of common stock as repayment of monthly amortization payments due, $2,000,000, Dec 2005, $0.98	-	-	212,750	213	-	-	208,282	-	-	-	208,495
Issuance of common stock in connection with conversion of $1,451,000 of $3,500,000 debenture, Dec 2005, $0.93	-	-	1,770,223	1,770	-	-	1,644,537	-	-	-	1,646,307
Issuance of common stock in connection with conversion of $4,221 of 2nd $2,000,000 debenture, Dec 2005, $0.85	-	-	7,042	7	-	-	5,979	-	-	-	5,986
Issuance of common stock in conjunction with financing, $3,500,000, December 2005, $0.95	-	-	224,000	224	-	-	212,576	-	-	-	212,800
Issuance of warrants in conjunction with financing, $3,500,000, December 2005, $0.82	-	-	-	-	-	-	76,650	-	-	-	76,650
Issuance of warrants in conjunction with convertible debentures, $3,500,000, December 2005, $0.82	-	-	-	-	-	-	1,648,387	-	-	-	1,648,387
Value of Beneficial Conversion Feature on Convertible Debentures, $3,500,000, December 2005,$0.82	-	-	-	-	-	-	1,851,613	-	-	-	1,851,613
Issuance of warrants as exercise inducement Dec 2005, $1.25	-	-	-	-	-	-	1,115,853	-	-	-	1,115,853
Issuance of common stock in connection with conversion of $82,000 of $3,500,000 debenture, December 2005, $0.84	-	-	100,000	100	-	-	83,900	-	-	-	84,000
Issuance of common stock as repayment of monthly amortization payments due, 2nd $2,000,000, Jan 2006, $0.81	-	-	75,149	75	-	-	60,796	-	-	-	60,871
Issuance of common stock as repayment of monthly amortization payments due, $500,000, Jan 2006, $0.81	-	-	53,612	54	-	-	43,372	-	-	-	43,426
Issuance of common stock in connection with conversion of $617,000 of $3,500,000 debenture, January 2005, $0.94	-	-	757,630	758	-	-	711,415	-	-	-	712,173
Issuance of common stock in conjunction with financing, $4,000,000, January 2006, $1.00	-	-	266,667	267	-	-	266,400	-	-	-	266,667
Issuance of warrants in conjunction with financing, $4,000,000, January 2006, $1.05	-	-	-	-	-	-	88,800	-	-	-	88,800
Issuance of warrants in conjunction with convertible debentures, 4,000,000, January 2006, $1.05	-	-	-	-	-	-	1,653,631	-	-	-	1,653,631
Value of Beneficial Conversion Feature on Convertible Debentures, 4,000,000, January 2006, $1.05	-	-	-	-	-	-	1,463,155	-	-	-	1,463,155
Exercise of stock warrants for cash, January 2006, $0.82	-	-	7,317,072	7,317	-	-	5,992,682	-	-	-	5,999,999
Issuance of warrants as exercise inducement Jan 2006, $1.60	-	-	-	-	-	-	3,109,756	-	-	-	3,109,756
Exercise of stock options for cash, January 2006, $0.63	-	-	10,000	10	-	-	6,290	-	-	-	6,300
Issuance of common stock in connection with conversion of $850,000 of $3,500,000 debenture, January 2006, $1.06	-	-	1,045,779	1,046	-	-	1,107,480	-	-	-	1,108,526
Issuance of common stock as repayment of monthly amortization payments due, $500,000, Feb 2006, $1.23	-	-	49,812	50	-	-	61,219	-	-	-	61,269
Issuance of common stock as repayment of monthly amortization payments due, $2,000,000, Feb 2006, $1.23	-	-	67,746	68	-	-	83,260	-	-	-	83,328
Issuance of common stock as employee compensation, December 2005, $0.90	-	-	140,115	140	-	-	125,964	-	-	-	126,104
Exercise of stock warrants for cash, February 2006, $0.82	-	-	303,902	304	-	-	248,896	-	-	-	249,200
Issuance of common stock in exchange for the services rendered February 2006, $1.53	-	-	50,000	50	-	-	76,450	-	-	-	76,500
Exercise of stock options for cash, February 2006, $0.94	-	-	80,000	80	-	-	75,120	-	-	-	75,200
Exercise of stock options for cash, February 2006, $1.59	-	-	80,000	80	-	-	127,120	-	-	-	127,200
Exercise of stock options for cash, February 2006, $1.38	-	-	20,000	20	-	-	27,580	-	-	-	27,600
Exercise of stock warrants for cash, February 2006, $1.05	-	-	3,809,524	3,810	-	-	3,996,191	-	-	-	4,000,001
Exercise of stock warrants for cash, February 2006, $1.20	-	-	909,756	910	-	-	1,090,797	-	-	-	1,091,707
Exercise of stock warrants for cash, February 2006, $1.25	-	-	4,578,048	4,578	-	-	5,717,982	-	-	-	5,722,560
Exercise of stock warrants for cash, February 2006, $1.72	-	-	34,782	35	-	-	59,790	-	-	-	59,825
Issuance of common stock in connection with conversion of $950,000 of Jan $4,000,000 debenture, Feb 2006, $2.38	-	-	904,762	905	-	-	2,152,429	-	-	-	2,153,334
Issuance of warrants in conjunction with convertible debentures, 4,000,000, February 2006, $1.05	-	-	-	-	-	-	2,374,507	-	-	-	2,374,507
Value of Beneficial Conversion Feature on Convertible Debentures, 4,000,000, February 2006, $1.05	-	-	-	-	-	-	1,625,493	-	-	-	1,625,493
Issuance of warrants as exercise inducement Feb 2006, $3.00	-	-	-	-	-	-	8,294,141	-	-	-	8,294,141
Issuance of common stock in connection with conversion of $1,550,000 of Jan $4,000,000 debenture, Mar 2006, $2.21	-	-	1,485,349	1,485	-	-	3,281,136	-	-	-	3,282,621
Exercise of stock warrants for cash, March 2006, $1.72	-	-	347,913	348	-	-	598,062	-	-	-	598,410
Issuance of common stock as repayment of monthly amortization payments due, $2,000,000, Mar 2006, $2.31	-	-	67,094	67	-	-	154,920	-	-	-	154,987
Issuance of common stock as repayment of monthly amortization payments due, $500,000, March 2006, $2.31	-	-	49,312	49	-	-	113,861	-	-	-	113,910
Issuance of common stock as repayment of monthly amortization payments due, $3,500,000, Mar 2006, $2.31	-	-	55,644	56	-	-	128,482	-	-	-	128,538
Issuance of common stock in exchange for the services rendered March 2006, $2.31	-	-	50,000	50	-	-	115,450	-	-	-	115,500
Exercise of stock options for cash, March 2006, $0.94	-	-	300,222	300	-	-	281,909	-	-	-	282,209
Issuance of common stock in connection with conversion of $2,350,000 of Feb $4,000,000 debenture, Mar 2006, $2.31	-	-	1,880,000	1,880	-	-	4,340,920	-	-	-	4,342,800
Exercise of stock options for cash, March 2006, $1.47	-	-	274,500	274	-	-	403,241	-	-	-	403,515
Exercise of stock warrants for cash, March 2006, $1.25	-	-	1,600,000	1,600	-	-	1,998,400	-	-	-	2,000,000
Exercise of stock warrants for cash, March 2006, $0.91	-	-	60,000	60	-	-	54,540	-	-	-	54,600
Exercise of stock options for cash, March 2006, $1.59	-	-	263,700	264	-	-	419,019	-	-	-	419,283
Issuance of common stock in connection with conversion of $500,000 of Feb $4,000,000 debenture, Mar 2006, $2.20	-	-	400,592	401	-	-	880,902	-	-	-	881,303
Exercise of stock warrants for cash, March 2006, $0.82	-	-	48,000	48	-	-	39,312	-	-	-	39,360
Exercise of stock warrants for cash, March 2006, $1.05	-	-	46,000	46	-	-	48,254	-	-	-	48,300
Issuance of common stock in connection with conversion of $200,000 of Jan $4,000,000 debenture, March 2006, $2.31	-	-	192,136	192	-	-	443,642	-	-	-	443,834
Exercise of stock options for cash, March 2006, $1.71	-	-	180,000	180	-	-	307,620	-	-	-	307,800
Issuance of common stock in connection with conversion of $384,615 of $500,000 debenture, March 2006, $3.33	-	-	470,450	470	-	-	1,566,129	-	-	-	1,566,599
Exercise of stock warrants for cash, March 2006, $1.68	-	-	1,639,344	1,639	-	-	2,752,459	-	-	-	2,754,098
Cashless exercise of stock warrants, March 2006, $2.50	-	-	8,179	8	-	-	(8)	-	-	-	-
Exercise of stock warrants for cash, March 2006, $1.25	-	-	68,000	68	-	-	84,932	-	-	-	85,000
Exercise of stock options for cash, March 2006, $2.10	-	-	175,000	175	-	-	367,325	-	-	-	367,500
Exercise of stock options for cash, March 2006, $1.10	-	-	150,000	150	-	-	164,850	-	-	-	165,000
Exercise of stock options for cash, March 2006, $1.52	-	-	150,000	150	-	-	227,850	-	-	-	228,000
Exercise of stock options for cash, March 2006, $2.19	-	-	150,000	150	-	-	328,350	-	-	-	328,500
Exercise of stock warrants for cash, March 2006, $2.15	-	-	2,000	2	-	-	4,298	-	-	-	4,300
Exercise of stock warrants for cash, March 2006, $1.88	-	-	31,000	31	-	-	58,249	-	-	-	58,280
Exercise of stock warrants for cash, March 2006, $2.02	-	-	23,438	23	-	-	47,322	-	-	-	47,345
Exercise of stock options for cash, March 2006, $0.63	-	-	120,750	121	-	-	75,952	-	-	-	76,073
Exercise of stock warrants for cash, March 2006, $1.86	-	-	170,068	170	-	-	316,156	-	-	-	316,326
Issuance of common stock in exchange for the services rendered March 2006, $2.96	-	-	25,000	25	-	-	73,975	-	-	-	74,000
Issuance of common stock in satisfaction of accounts payable March 2006, $3.20	-	-	2,390	2	-	-	7,646	-	-	-	7,648
Issuance of warrants as exercise inducement Mar 2006, $3.00	-	-	-	-	-	-	1,293,953	-	-	-	1,293,953
Issuance of common stock as repayment of monthly amortization payments due, $2,000,000, April 2006, $2.70	-	-	67,083	67	-	-	181,057	-	-	-	181,124
Issuance of common stock as repayment of monthly amortization payments due, $3,500,000, April 2006, $2.70	-	-	49,812	50	-	-	134,443	-	-	-	134,493
Issuance of common stock as repayment of monthly amortization payments due, Jan $4,000,000, Apr 2006, $2.70	-	-	167,144	167	-	-	451,122	-	-	-	451,289
Exercise of stock warrants for cash, April 2006, $1.88	-	-	29,000	29	-	-	54,491	-	-	-	54,520
Exercise of stock options for cash, April 2006, $1.47	-	-	95,500	95	-	-	140,290	-	-	-	140,385
Issuance of common stock in connection with conversion of $307,692 of 2nd $2,000,000 debenture, April 2006, $2.63	-	-	513,158	513	-	-	1,349,092	-	-	-	1,349,605
Issuance of common stock in connection with conversion of $423,077 of $3,500,000 debenture, April 2005, $2.63	-	-	516,291	516	-	-	1,357,329	-	-	-	1,357,845
Issuance of common stock in connection with conversion of $923,077 of Jan $4,000,000 debenture, April 2006, $2.63	-	-	879,699	880	-	-	2,312,729	-	-	-	2,313,609
Exercise of stock options for cash, April 2006, $0.94	-	-	25,000	25	-	-	23,475	-	-	-	23,500
Exercise of stock warrants for cash, April 2006, $0.82	-	-	132,000	132	-	-	108,108	-	-	-	108,240
Exercise of stock warrants for cash, April 2006, $0.91	-	-	60,000	60	-	-	54,540	-	-	-	54,600
Exercise of stock warrants for cash, April 2006, $1.05	-	-	69,000	69	-	-	72,381	-	-	-	72,450
Issuance of common stock in satisfaction of deposit April 2006, $1.25	-	-	204,465	204	-	-	255,377	-	-	-	255,581
Issuance of common stock in exchange for the services rendered April 2006, $2.67	-	-	38,400	38	-	-	102,490	-	-	-	102,528
Issuance of warrants in exchange for the services rendered April 2006, $2.66	-	-	-	-	-	-	137,200	-	-	-	137,200
Issuance of common stock as repayment of monthly amortization payments due, Jan $4,000,000, May 2006, $3.10	-	-	74,322	74	-	-	230,324	-	-	-	230,398
Issuance of common stock as repayment of monthly amortization payments due, Feb $4,000,000, May 2006, $3.10	-	-	172,713	173	-	-	535,238	-	-	-	535,411
Exercise of stock options for cash, May 2006, $2.10	-	-	25,000	25	-	-	52,475	-	-	-	52,500
Exercise of stock options for cash, May 2006, $1.47	-	-	10,000	10	-	-	14,690	-	-	-	14,700
Issuance of warrants in exchange for the services rendered May 2006, $1.91	-	-	-	-	-	-	35,250	-	-	-	35,250
Issuance of common stock as employee compensation May 2006, $1.88	-	-	755,000	755	-	-	1,418,645	-	-	-	1,419,400
Issuance of common stock in exchange for the services rendered May 2006, $1.85	-	-	3,784	4	-	-	6,997	-	-	-	7,001
Issuance of common stock in exchange for the services rendered May 2006, $1.88	-	-	38,000	38	-	-	71,402	-	-	-	71,440
Issuance of common stock as repayment of monthly amortization payments due, Jan $4,000,000, Jun 2006, $1.96	-	-	73,979	74	-	-	144,925	-	-	-	144,999
Issuance of common stock as repayment of monthly amortization payments due, Feb $4,000,000, Jun 2006, $1.96	-	-	83,911	84	-	-	164,382	-	-	-	164,466
Exercise of stock warrants for cash, June 2006, $1.25	-	-	1,327,880	1,328	-	-	1,658,522	-	-	-	1,659,850
Exercise of stock warrants for cash, June 2006, $1.60	-	-	3,036,310	3,036	-	-	4,855,060	-	-	-	4,858,096
Issuance of warrants as exercise inducement June 2006, $2.35	-	-	-	-	-	-	4,549,670	-	-	-	4,549,670
Issuance of common stock for cash pursuant to private placement, June 2006, $2.05	-	-	3,414,636	3,415	-	-	6,996,589	-	-	-	7,000,004
Issuance of common stock in exchange for the services rendered June 2006, $1.85	-	-	3,784	4	-	-	6,997	-	-	-	7,001
Issuance of common stock as repayment of monthly amortization payments due, Jan $4,000,000, July 2006, $1.75	-	-	66,264	66	-	-	115,896	-	-	-	115,962
Issuance of common stock as repayment of monthly amortization payments due, Feb $4,000,000, July 2006, $1.75	-	-	64,923	65	-	-	113,550	-	-	-	113,615
Issuance of common stock in exchange for the services rendered July 2006, $1.40	-	-	5,000	5	-	-	6,995	-	-	-	7,000
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(67,967,204)	-	(67,967,204)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	185,232	185,232
Total Comprehensive Income (Loss)									(67,967,204)	185,232	(67,781,972)
Balance at July 31, 2006	1,000	$1	107,398,360	$107,397	$-	$-	$243,097,627	$-	$(188,495,312)	$754,081	$55,463,794

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-15

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2006	1,000	$1	107,398,360	$107,397	$-	$-	$243,097,627	$-	$(188,495,312)	$754,081	$55,463,794
Issuance of common stock as repayment of monthly amortization payments due, Feb $4,000,000, Aug 2006, $1.48	-	-	64,718	65	-	-	95,718	-	-	-	95,783
Issuance of common stock in exchange for the services rendered Aug 2006, $1.43	-	-	25,000	25	-	-	35,725	-	-	-	35,750
Issuance of common stock as repayment of monthly amortization payments due Feb $4,000,000, Sep 2006 $1.53	-	-	64,400	64	-	-	98,468	-	-	-	98,532
Issuance of common stock in exchange for the services rendered Oct 2006, $1.50	-	-	25,000	25	-	-	37,475	-	-	-	37,500
Issuance of common stock as repayment of monthly amortization payments due , Feb $4,000,000, Oct 2006, $1.65	-	-	64,000	64	-	-	105,536	-	-	-	105,600
Issuance of common stock in exchange for the services rendered Oct 2006, $1.83	-	-	27,262	27	-	-	49,862	-	-	-	49,889
Issuance of common stock in exchange for the services rendered Oct 2006, $1.50	-	-	25,000	25	-	-	37,475	-	-	-	37,500
Issuance of common stock as employee compensation Oct 2006, $1.83	-	-	100,000	100	-	-	182,900	-	-	-	183,000
Exercise of stock warrants for cash, Oct 2006, $1.25	-	-	100,000	100	-	-	124,900	-	-	-	125,000
Exercise of stock options for cash, Oct 2006, $1.59	-	-	90,300	90	-	-	143,487	-	-	-	143,577
Exercise of stock options for cash, Oct 2006, $1.47	-	-	6,500	6	-	-	9,549	-	-	-	9,555
Issuance of common stock as repayment of monthly amortization payments due Feb $4,000,000, Nov 2006, $2.02	-	-	63,764	64	-	-	128,740	-	-	-	128,804
Exercise of stock options for cash, Nov 2006, $1.59	-	-	15,000	15	-	-	23,835	-	-	-	23,850
Issuance of common stock in exchange for the services rendered Nov 2006, $2.15	-	-	50,000	50	-	-	107,450	-	-	-	107,500
Issuance of common stock as repayment of monthly amortization payments due, Feb $4,000,000, Dec 2006, $2.08	-	-	63,384	63	-	-	131,775	-	-	-	131,838
Issuance of common stock in exchange for the services rendered Dec 2006, $1.68	-	-	25,000	25	-	-	41,975	-	-	-	42,000
Issuance of common stock in exchange for the services rendered Jan 2007, $1.77	-	-	25,000	25	-	-	44,225	-	-	-	44,250
Issuance of common stock in connection with conversation of $52,554 of Feb $4,000,000 debenture, Jan, $1.74	-	-	42,043	42	-	-	73,113	-	-	-	73,155
Issuance of common stock in connection with conversion of 52,554 of Feb $4,000,000 debenture, Jan, $1.77	-	-	42,043	42	-	-	74,374	-	-	-	74,416
Issuance of common stock in exchange for the services rendered Feb 2007, $1.90	-	-	25,000	25	-	-	47,475	-	-	-	47,500
Issuance of common stock in exchange for the services rendered Mar 2007, $1.71	-	-	100,000	100	-	-	170,900	-	-	-	171,000
Issuance of common stock as employee compensation Mar 2007,$1.71	-	-	9,844	10	-	-	16,823	-	-	-	16,833
Issuance of warrants in exchange for the services rendered Mar 2007,$1.71	-	-			-	-	125,000	-	-	-	125,000
Issuance of common stock as employee compensation Mar 2007, $1.71	-	-	296,000	296	-	-	505,864	-	-	-	506,160
Issuance of common stock in exchange for the services rendered Mar 2007, $1.65	-	-	13,637	13	-	-	22,487	-	-	-	22,500
Issuance of common stock in exchange for the services rendered Mar 2007, $1.69	-	-	25,000	25	-	-	42,225	-	-	-	42,250
Issuance of common stock in connection with conversion of $52,554 of Feb $4,000,000 debenture, Mar 2007, $1.71	-	-	42,043	42	-	-	71,851	-	-	-	71,893
Issuance of common stock as employee compensation Mar 2007, $1.70	-	-	4,951	5	-	-	8,412	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Apr 2007, $1.71	-	-	22,728	23	-	-	38,842	-	-	-	38,865
Preferred Shares Redemption, April 2007	(1,000)	(1)	-	-	-	-	(99)	-	-	-	(100)
Issuance of common stock in exchange for the services rendered Apr 2007, $1.65	-	-	13,637	14	-	-	22,486	-	-	-	22,500
Issuance of common stock in exchange for the services rendered Apr 2007, $1.69	-	-	25,000	25	-	-	42,225	-	-	-	42,250
Issuance of common stock as employee compensation Apr 2007, $1.64	-	-	5,132	5	-	-	8,411	-	-	-	8,416
Issuance of common stock in connection with conversion of $52,554 of Feb $4,000,000 debenture, Apr 2007, $1.61	-	-	42,043	42	-	-	67,647	-	-	-	67,689
Issuance of common stock in exchange for the services rendered May 2007, $1.60	-	-	22,728	23	-	-	36,342	-	-	-	36,365
Exercise of stock options for cash, May 2007, $0.63	-	-	5,000	5	-	-	3,145	-	-	-	3,150
Issuance of common stock in exchange for the services rendered May 2007, $1.47	-	-	25,000	25	-	-	36,725	-	-	-	36,750
Issuance of common stock in exchange for the services rendered May 2007, $1.47	-	-	13,637	14	-	-	20,033	-	-	-	20,047
Issuance of common stock as employee compensation May 2007, $1.45	-	-	5,805	6	-	-	8,411	-	-	-	8,417
Issuance of common stock as employee compensation May 2007, $1.45	-	-	450,000	450	-	-	652,050	-	-	-	652,500
Issuance of warrants in exchange for the services rendered May 2007, $1.45	-	-			-	-	141,400	-	-	-	141,400
Cancellation of common stock, May 2007, $1.45	-	-	(150,000)	(150)	-	-	150	-	-	-	-
Issuance of common stock in exchange for the services rendered Jun 2007 , $1.40	-	-	22,728	23	-	-	31,796	-	-	-	31,819
Issuance of common stock in exchange for the services rendered Jun 2007, $1.83	-	-	13,637	14	-	-	24,942	-	-	-	24,956
Issuance of common stock in exchange for services rendered Jun 2007, $1.80	-	-	25,000	25	-	-	44,975	-	-	-	45,000
Issuance of common stock as employee compensation, Jul 2007, $1.78	-	-	4,728	5	-	-	8,411	-	-	-	8,416
Issuance of common stock in exchange for the services rendered Jul 2007, $1.78	-	-	22,728	23	-	-	40,433	-	-	-	40,456
Exercise of stock options for cash, Jul 2007, $0.94	-	-	70,000	70	-	-	65,730	-	-	-	65,800
Exercise of stock options for cash, Jul 2007, $0.56	-	-	100,000	100	-	-	55,900	-	-	-	56,000
Issuance of common stock in exchange for the services rendered Jul 2007, $1.75	-	-	13,637	14	-	-	23,851	-	-	-	23,865
Issuance of common stock in exchange for the services rendered Jul 2007, $1.68	-	-	25,000	25	-	-	41,975	-	-	-	42,000
Issuance of common stock as employee compensation April 2007, $1.65	-	-	5,101	5	-	-	8,412	-	-	-	8,417
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(23,504,958)	-	(23,504,958)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	127,726	127,726
Total Comprehensive Income (Loss)									(23,504,958)	127,726	(23,377,232)
Balance at July 31, 2007	-	-	109,616,518	109,616	-	-	247,079,439	-	(212,000,270)	881,807	36,070,592

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-16

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity
Balance, August 1, 2007	-	$-	109,616,518	$109,616	-	$-	$247,079,439	$-	$(212,000,270)	$881,807	$36,070,592
Issuance of common stock in exchange for the services rendered August 2007, $1.57	-	-	22,728	23	-	-	35,660	-	-	-	35,683
Issuance of restricted common stock to officers as employee compensation August 2007	-	-	550,000	550	-	-	(550)	-	-	-	-
Stock-based compensation - officers	-	-	-	-	-	-	527,909	-	-	-	527,909
Issuance of common stock as employee compensation August 2007, $1.51 (Issued under the 2006 Plan and fully vested)	-	-	100,000	100	-	-	150,900	-	-	-	151,000
Issuance of common stock as employee compensation August 2007, $1.50	-	-	5,611	6	-	-	8,411	-	-	-	8,417
Issuance of common stock in exchange for the services rendered September 2007, $1.48	-	-	22,728	22	-	-	33,615	-	-	-	33,637
Issuance of common stock in exchange for the services rendered September 2007, $1.61	-	-	8,000	8	-	-	12,872	-	-	-	12,880
Issuance of common stock in exchange for the services rendered September 2007, $1.53	-	-	50,000	50	-	-	76,450	-	-	-	76,500
Issuance of common stock as employee compensation September 2007,$1.55	-	-	5,430	5	-	-	8,411	-	-	-	8,416
Issuance of common stock in exchange for the services rendered October 2007, $1.50	-	-	22,728	23	-	-	34,069	-	-	-	34,092
Issuance of common stock as employee compensation October 2007, $1.52	-	-	446,000	446	-	-	677,474	-	-	-	677,920
Issuance of common stock in exchange for the services rendered October 2007, $1.53	-	-	8,000	8	-	-	12,232	-	-	-	12,240
Issuance of common stock in exchange for the services rendered October 2007, $1.50	-	-	37,500	38	-	-	56,213	-	-	-	56,251
Issuance of common stock as employee compensation October 2007, $1.53	-	-	5,501	6	-	-	8,411	-	-	-	8,417
Issuance of common stock in exchange for the services rendered November 2007, $1.71	-	-	22,728	23	-	-	38,842	-	-	-	38,865
Issuance of common stock in exchange for the services rendered November 2007, $1.75	-	-	8,000	8	-	-	13,992	-	-	-	14,000
Issuance of common stock as employee compensation November 2007,$1.70	-	-	4,951	5	-	-	8,412	-	-	-	8,417
Issuance of common stock in exchange for the services rendered November 2007, $1.54	-	-	228,087	228	-	-	349,771	-	-	-	349,999
Issuance of common stock in exchange for the services rendered November 2007, $1.53	-	-	98,168	98	-	-	149,903	-	-	-	150,001
Issuance of common stock in exchange for the services rendered December 2007, $1.80	-	-	22,728	23	-	-	40,888	-	-	-	40,911
Issuance of common stock in exchange for the services rendered December 2007, $1.84	-	-	8,000	8	-	-	14,712	-	-	-	14,720
Exercise of stock options for cash, December 2007, $1.59	-	-	31,000	31	-	-	49,259	-	-	-	49,290
Stock-based compensation – officers	-	-	-	-	-	-	67,242	-	-	-	67,242
Issuance of common stock in exchange for the services rendered December 2007, $1.74	-	-	50,000	50	-	-	86,950	-	-	-	87,000
Issuance of common stock as employee compensation December 2007,$1.75	-	-	4,810	5	-	-	8,413	-	-	-	8,418
Issuance of common stock in exchange for the services rendered January 2008, $1.61	-	-	22,728	23	-	-	36,569	-	-	-	36,592
Issuance of common stock in exchange for the services rendered January 2008, $1.38	-	-	8,000	8	-	-	11,032	-	-	-	11,040
Issuance of common stock in exchange for the services rendered January 2008, $1.34	-	-	37,500	37	-	-	50,213	-	-	-	50,250
Issuance of common stock as employee compensation October 2007, $1.36	-	-	6,189	6	-	-	8,411	-	-	-	8,417
Issuance of common stock in exchange for the services rendered February 2008, $1.36	-	-	22,728	23	-	-	30,887	-	-	-	30,910
Issuance of common stock in exchange for the services rendered February 2008, $1.34	-	-	8,000	8	-	-	10,712	-	-	-	10,720
Exercise of stock options for cash, February 2008, $1.00	-	-	70,000	70	-	-	69,930	-	-	-	70,000
Issuance of common stock as employee compensation February 2008, $1.32	-	-	6,376	6	-	-	8,410	-	-	-	8,416
Issuance of common stock in exchange for the services rendered March 2008, $1.00	-	-	8,000	8	-	-	7,992	-	-	-	8,000
Stock-based compensation – officers	-	-	50,000	50	-	-	67,242	-	-	-	67,292
Issuance of common stock in exchange for the services rendered March 2008, $0.95	-	-	8,093	8	-	-	47,450	-	-	-	47,458
Issuance of common stock as employee compensation March 2008, $1.04	-	-	200,000	200	-	-	8,409	-	-	-	8,609
Issuance of common stock in exchange for the services rendered March 2008, $1.14	-	-	-	-	-	-	227,800	-	-	-	227,800
Issuance of warrants in exchange for the services rendered March 2008,$3.75	-	-	-	-	-	-	52,500	-	-	-	52,500
Issuance of warrants as employee compensation March 2008, $0.94	-	-	-	-	-	-	29,500	-	-	-	29,500
Issuance of warrants in conjunction with convertible debenture, March 2008,$1.10	-	-	-	-	-	-	5,323,109	-	-	-	5,323,109
Issuance of warrants in conjunction with convertible debentures, March 2008,$1.21	-	-	-	-	-	-	5,323,109	-	-	-	5,323,109
Repurchase of common stock March 2008, $1.16	-	-	(326,255)	(326)	-	-	(378,130)	-	-	-	(378,456)
Option repricing costs March 2008	-	-	-	-	-	-	14,500	-	-	-	14,500
Value of Beneficial Conversion Feature on Convertible Debentures, March 2008, $1.21	-	-	-	-	-	-	8,768,946	-	-	-	8,768,946
Exercise of stock options for cash, April 2008, $1.00	-	-	50,000	50	-	-	49,950	-	-	-	50,000
Issuance of common stock in exchange for the services rendered April 2008,$1.19	-	-	8,000	8	-	-	9,512	-	-	-	9,520
Exercise of stock options for cash, April 2008, $0.89	-	-	250,000	250	-	-	222,250	-	-	-	222,500
Issuance of common stock in exchange for the services rendered April 2008,$1.06	-	-	37,500	37	-	-	39,713	-	-	-	39,750
Issuance of common stock as employee compensation April 2008, $1.08	-	-	7,793	8	-	-	8,409	-	-	-	8,417
Issuance of common stock in exchange for the services rendered May 2008,$1.05	-	-	8,000	8	-	-	8,392	-	-	-	8,400
Stock-based compensation - officers stock options, May 2008, $0.96	-	-	-	-	-	-	58,078	-	-	-	58,078
Issuance of common stock as employee compensation May 2008, $1.00	-	-	8,417	8	-	-	8,409	-	-	-	8,417
Stock-based compensation - officers stock	-	-	-	-	-	-	67,242	-	-	-	67,242
Issuance of common stock in exchange for the services rendered May 2008,$0.97	-	-	50,000	50	-	-	48,450	-	-	-	48,500
Issuance of common stock in exchange for the services rendered June 2008,$0.95	-	-	8,000	8	-	-	7,592	-	-	-	7,600
Issuance of common stock as employee compensation June 2008, $0.97	-	-	8,677	9	-	-	8,409	-	-	-	8,418
Issuance of common stock in exchange for the services rendered July 2008,$0.79	-	-	8,000	8	-	-	6,312	-	-	-	6,320
Issuance of common stock in exchange for the services rendered July 2008,$0.80	-	-	37,500	37	-	-	29,963	-	-	-	30,000
Issuance of common stock as employee compensation July 2008, $0.83	-	-	10,141	10	-	-	8,409	-	-	-	8,419
Comprehensive Income (Loss):
Net Loss	-	-	-	-	-	-	-	-	(36,228,991)	-	(36,228,991)
Other comprehensive income (loss):
Currency translation adjustment	-	-	-	-	-	-	-	-	-	32,688	32,688
Total Comprehensive Income (Loss)									(36,228,991)	32,688	(36,196,303)
Balance at July 31, 2008	-	$-	111,992,603	$111,992	-	$-	$269,849,581	$-	$(248,229,261)	$914,495	$22,646,807

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-17

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance at August 1, 2008	-	-	111,992,603	111,992	-	-	269,849,581	-	(248,229,261)	914,495	22,646,807
Issuance of common stock as repayment of monthly amortization payments on convertible notes Aug 2008, $0.65	-	-	2,891,182	2,891	-	-	1,873,775	-	-	-	1,876,666
Stock-based compensation - officers stock options	-	-	-	-	-	-	9,680	-	-	-	9,680
Issuance of common stock as employee compensation, Aug 2008, $0.56	-	-	11,690	12	-	-	8,405	-	-	-	8,417
Stock-based compensation - officers stock	-	-	-	-	-	-	29,885	-	-	-	29,885
Exercise of stock options for cash Aug 2008, $0.56	-	-	100,000	100	-	-	55,900	-	-	-	56,000
Issuance of common stock as repayment of monthly amortization payments on convertible notes Sept 2008, $0.52	-	-	3,597,214	3,597	-	-	1,873,069	-	-	-	1,876,666
Issuance of common stock in exchange for the services rendered Sept. 2008, $0.58	-	-	50,000	50	-	-	28,950	-	-	-	29,000
Issuance of common stock in exchange for the services rendered Sept. 2008, $0.53	-	-	4,000	4	-	-	2,116	-	-	-	2,120
Issuance of common stock as employee compensation Sept 2008, $0.56	-	-	15,030	15	-	-	8,402	-	-	-	8,417
Issuance of common stock as repayment of monthly amortization payments on convertible notes Oct 2008, $0.29	-	-	2,638,809	2,639	-	-	756,810	-	-	-	759,449
Issuance of common stock as repayment of interest on Convertible Notes, Oct 2008, $0.52	-	-	483,195	483	-	-	251,600	-	-	-	252,083
Issuance of common stock in exchange for the services rendered, Oct 2008, $0.32	-	-	4,000	4	-	-	1,276	-	-	-	1,280
Issuance of common stock in exchange for the services rendered, July 2008 $0.38	-	-	37,500	38	-	-	14,213	-	-	-	14,251
Issuance of common stock as employee compensation, Oct 2008, $0.31	-	-	27,151	27	-	-	8,390	-	-	-	8,417
Issuance of common stock as repayment of monthly amortization payments on Convertible Notes, Nov 2008, $0.29	-	-	2,144,605	2,145	-	-	615,073	-	-	-	617,218
Stock-based compensation - officers stock options	-	-	-	-	-	-	9,680	-	-	-	9,680
Issuance of common stock as employee compensation, Nov 2008, $0.35	-	-	24,048	24	-	-	8,393	-	-	-	8,417
Stock-based compensation - officers stock	-	-	-	-	-	-	22,414	-	-	-	22,414
Issuance of common stock in exchange for the services rendered, Nov 2008, $0.35	-	-	4,000	4	-	-	1,396	-	-	-	1,400
Issuance of common stock in exchange for the services rendered, Nov 2008, $0.38	-	-	25,000	25	-	-	9,475	-	-	-	9,500
Issuance of common stock in exchange for the services rendered, Dec 2008, $0.45	-	-	33,335	33	-	-	14,967	-	-	-	15,000
Issuance of common stock in exchange for the services rendered, Dec 2008, $0.47	-	-	4,000	4	-	-	1,876	-	-	-	1,880
Issuance of common stock in exchange for the services rendered, Dec 2008, $0.53	-	-	68,102	68	-	-	29,932	-	-	-	30,000
Issuance of common stock as employee compensation, Dec 2008, $0.38	-	-	22,149	22	-	-	8,394	-	-	-	8,416
Warrant modification costs, Dec 2008	-	-	-	-	-	-	1,589,988	-	-	-	1,589,988
Issuance of common stock as repayment of monthly amortization payments on Convertible Notes, Jan 2009, $0.32	-	-	4,556,989	4,557	-	-	1,372,109	-	-	-	1,376,666
Issuance of common stock in exchange for services rendered, Jan 2009, $0.34	-	-	4,000	4	-	-	1,356	-	-	-	1,360
Issuance of common stock in exchange for services rendered, Jan 2009, $0.33	-	-	37,500	38	-	-	12,338	-	-	-	12,376
Issuance of common stock in exchange for services rendered, Jan 2009, $0.33	-	-	18,182	18	-	-	5,982	-	-	-	6,000
Issuance of common stock as employee compensation, Jan 2009, $0.34	-	-	24,755	25	-	-	8,392	-	-	-	8,417
Issuance of common stock in exchange for the services rendered, Feb 2009, $0.27	-	-	22,059	22	-	-	5,978	-	-	-	6,000
Stock-based compensation - officers stock options	-	-	-	-	-	-	9,680	-	-	-	9,680
Issuance of common stock as employee compensation, Feb 2009, $0.23	-	-	36,594	37	-	-	8,380	-	-	-	8,417
Stock-based compensation - officers	-	-	-	-	-	-	22,414	-	-	-	22,414
Issuance of common stock as repayment of monthly amortization payments on Convertible Notes, Mar 2009, $0.18	-	-	10,713,359	10,713	-	-	1,916,620	-	-	-	1,927,333
Issuance of common stock as repayment of interest on Convertible Notes, Mar 2009, $0.18	-	-	773,743	774	-	-	138,423	-	-	-	139,197
Issuance of common stock in exchange for the services rendered, Feb 2009, $0.27	-	-	4,000	4	-	-	1,076	-	-	-	1,080
Issuance of common stock in exchange for the services rendered, Mar 2009, $0.29	-	-	25,000	25	-	-	7,225	-	-	-	7,250
Issuance of common stock in exchange for the services rendered, Mar 2009, $0.30	-	-	250,000	250	-	-	74,750	-	-	-	75,000
Issuance of common stock in exchange for the services rendered, Mar 2009, $0.35	-	-	4,000	4	-	-	1,396	-	-	-	1,400
Issuance fo common stock in exchange for the services rendered, Mar 2009, $0.31	-	-	20,870	21	-	-	5,979	-	-	-	6,000
Issuance of common stock as employee compensation, Mar 2009, $0.31	-	-	27,151	27	-	-	8,390	-	-	-	8,417
Issuance of common stock in exchange for the services rendered, Mar 2009, $0.29	-	-	150,000	150	-	-	43,350	-	-	-	43,500
Issuance of common stock as repayment of monthly amortization payments
on Convertible Notes, Apr 2009, $0.28	-	-	6,783,997	6,784	-	-	1,920,550	-	-	-	1,927,334
Issuance of common stock in exchange for the services rendered, Apr 2009, $0.30	-	-	150,000	150	-	-	44,250	-	-	-	44,400
Issuance of common stock in exchange for the services rendered, Mar 2009, $0.30	-	-	150,000	150	-	-	44,850	-	-	-	45,000
Issuance of common stock in exchange for the services rendered, Apr 2009, $0.30	-	-	4,000	4	-	-	1,196	-	-	-	1,200
Issuance of common stock in exchange for the services rendered, Apr 2009, $0.39	-	-	150,000	150	-	-	58,350	-	-	-	58,500
Issuance of common stock in exchange for the services rendered, Apr 2009, $0.39	-	-	37,500	38	-	-	14,588	-	-	-	14,626
Issuance of common stock in exchange for the services rendered, Apr 2009, $0.33	-	-	18,254	18	-	-	5,982	-	-	-	6,000
Issuance of common stock as repayment of monthly amortization payments on Convertible Notes, Apr 2009, $0.30	-	-	7,424,242	7,424	-	-	2,194,606	-	-	-	2,202,030
Cashless exercise of stock warrants, Apr 2009, $0.50	-	-	341,000	341	-	-	(341)	-	-	-	-
Issuance of common stock as employee compensation, Apr 2009, $0.37	-	-	22,748	23	-	-	8,394	-	-	-	8,417
Issuance of common stock in exchange for the services rendered, May 2009, $0.40	-	-	15,019	15	-	-	5,985	-	-	-	6,000
Stock-based compensation - officers stock options	-	-	-	-	-	-	5,378	-	-	-	5,378
Issuance of common stock as employee compensation, May 2009, $0.38	-	-	22,149	22	-	-	8,394	-	-	-	8,416
Stock-based compensation - officers stock	-	-	-	-	-	-	22,414	-	-	-	22,414
Issuance of common stock as repayment of monthly amortization payments on Convertible Notes, May 2009, $0.33	-	-	5,840,404	5,840	-	-	1,921,493	-	-	-	1,927,333
Issuance of common stock as repayment of interest on Convertible Notes, May 2009, $0.33	-	-	341,534	341	-	-	112,365	-	-	-	112,706
Issuance of common stock for cash pursuant to private placement, May 2009, $0.33	-	-	15,151,517	15,152	-	-	4,539,848	-	-	-	4,555,000
Issuance of common stock in exchange for the services rendered, May 2009, $0.38	-	-	4,000	4	-	-	1,516	-	-	-	1,520
Issuance of common stock in exchange for the services rendered, May 2009, $0.37	-	-	25,000	25	-	-	9,225	-	-	-	9,250
Issuance of common stock in exchange for the services rendered, May 2009, $0.38	-	-	435,000	435	-	-	164,865	-	-	-	165,300
Issuance of common stock in exchange for the services rendered, May 2009, $0.37	-	-	39,000	39	-	-	14,391	-	-	-	14,430
Issuance of common stock in exchange for the services rendered, May 2009, $0.42	-	-	150,000	150	-	-	62,850	-	-	-	63,000
Issuance of options in exchange for the services rendered, May 2009, $0.29	-	-	-	-	-	-	11,000	-	-	-	11,000
Issuance of common stock in satisfaction of accounts payable, Jun 2009, $0.36-0.65	-	-	982,382	982	-	-	437,715	-	-	-	438,697
Issuance of common stock for cash pursuant to private placement, Jun 2009, $0.64	-	-	17,200,000	17,200	-	-	10,804,964	-	-	-	10,822,164
Issuance of common stock in exchange for the services rendered, Jun 2009, $0.62	-	-	4,000	4	-	-	2,476	-	-	-	2,480
Issuance of common stock in exchange for the services rendered, Jun 2009, $0.64	-	-	9,353	9	-	-	5,991	-	-	-	6,000
Issuance of common stock as employee compensation, Jun 2009, $0.57	-	-	14,766	15	-	-	8,402	-	-	-	8,417
Issuance of common stock in exchange for the services rendered, Jun 2009, $0.42	-	-	100,000	100	-	-	35,900	-	-	-	36,000
Issuance of common stock as converstion of Convertible Notes, June 2009, $0.33	-	-	4,914,251	4,914	-	-	1,616,789	-	-	-	1,621,703
Issuance of common stock for cash pursuant to private placement, Jun 2009, $0.33	-	-	230,513	231	-	-	75,839	-	-	-	76,070
Issuance of common stock in exchange for the services rendered, Jun 2009, $0.43	-	-	150,000	150	-	-	64,350	-	-	-	64,500
Issuance of common stock in exchange for the services rendered, Jun 2009, $0.76	-	-	500,000	500	-	-	379,500	-	-	-	380,000
Issuance of common stock in exchange for the services rendered, Jun 2009, $0.58	-	-	260,000	260	-	-	150,540	-	-	-	150,800
Issuance of common stock in exchange for the services rendered, Jun 2009, $0.43	-	-	200,000	200	-	-	85,800	-	-	-	86,000
Issuance of common stock in exchange for the services rendered, Jul 2009, $0.58	-	-	4,000	4	-	-	2,332	-	-	-	2,336
Issuance of common stock in exchange for the services rendered, Jul 2009, $0.56	-	-	150,000	150	-	-	83,985	-	-	-	84,135
Issuance of common stock in exchange for the services rendered, Apr 2009, $0.65	-	-	37,500	37	-	-	24,524	-	-	-	24,561
Issuance of common stock in exchange for the services rendered, Jul 2009, $0.62	-	-	9,717	10	-	-	5,991	-	-	-	6,001
Cashless exercise of stock warrants, Jun 2009, $0.33	-	-	9,567,583	9,568	-	-	(9,568)	-	-	-	-
Issuance of common stock as employee compensation, Jul 2009, $0.66	-	-	12,753	13	-	-	8,404	-	-	-	8,417
Exercise of stock warrants for cash, July 2009, $0.33	-	-	330,817	330	-	-	108,839	-	-	-	109,169
Warrant modification costs, July 2009	-	-	-	-	-	-	1,608,616	-	-	-	1,608,616
Net Loss	-	-	-	-	-	-	-	-	(45,812,228)	-	(45,812,228)
Other comprehensive income (loss)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	(262,908)	(262,908)
Total comprehensive income (loss)									(45,812,228)	(262,908)	(46,075,136)
Balance at July 31, 2009	-	$-	212,628,814	$212,628	-	$-	$307,401,016	$-	$(294,041,489)	$651,587	$14,223,742

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-18

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance at August 1, 2009	-	-	212,628,814	212,628	-	-	307,401,016	-	(294,041,489)	651,587	14,223,742
Effect of the initial adoption of accounting for down-round provision	-	-	-	-	-	-	(13,844,822)		(5,981,043)		(19,825,865)
Exercise of warrants classified as derivatives	-	-	-	-	-	-	10,020,557	-	-	-	10,020,557
Stock-based compensation - officers stock options	-	-	-	-	-	-	3,227	-	-	-	3,227
Issuance of common stock as employee compensation Aug 2009, $0.6215	-	-	13,543	14	-	-	8,403	-	-	-	8,417
Stock-based compensation - officers stock	-	-	-	-	-	-	3,736	-	-	-	3,736
Issuance of common stock for cash pursuant to private placement, Aug 2009, $0.79	-	-	8,558,013	8,558	-	-	5,152,142	-	-	-	5,160,700
Issuance of common stock in exchange for the services rendered Aug 2009, $0.61	-	-	4,000	4	-	-	2,436	-	-	-	2,440
Issuance of common stock in exchange for the services rendered Aug 2009, $0.63	-	-	100,000	100	-	-	63,200	-	-	-	63,300
Issuance of options in exchange for the services rendered May 2009, $0.46	-	-	-	-	-	-	5,653	-	-	-	5,653
Issuance of common stock in satisfaction of accounts payable, Sep 2009, $0.55-0.77	-	-	1,582,640	1,583	-	-	1,053,877	-	-	-	1,055,459
Issuance of common stock in exchange for the services rendered Sep 2009, $0.76	-	-	4,000	4	-	-	3,036	-	-	-	3,040
Issuance of common stock in exchange for the services rendered Sep 2009, $0.7215	-	-	83,335	83	-	-	60,043	-	-	-	60,126
Issuance of common stock as employee compensation Sep 2009, $0.7254	-	-	11,603	12	-	-	8,405	-	-	-	8,417
Issuance of common stock for cash pursuant to private placement, Sep 2009, $0.80	-	-	15,312,500	15,313	-	-	11,224,660	-	-	-	11,239,973
Issuance of common stock in exchange for the services rendered Sep 2009, $0.62	-	-	200,000	200	-	-	124,400	-	-	-	124,600
Issuance of common stock in exchange for the services rendered Sep 2009, $0..76	-	-	200,000	200	-	-	151,800	-	-	-	152,000
Issuance of common stock in exchange for the services rendered Oct 2009, $0.68	-	-	250,000	250	-	-	169,750	-	-	-	170,000
Issuance of common stock in exchange for the services rendered Oct 2009, $0.695	-	-	4,000	4	-	-	2,776	-	-	-	2,780
Issuance of common stock in exchange for the services rendered Oct 2009, $0.65	-	-	15,000	15	-	-	9,735	-	-	-	9,750
Issuance of common stock in exchange for the services rendered Oct 2009, $0.525	-	-	37,500	38	-	-	19,650	-	-	-	19,688
Cashless exercise of stock warrants, Jan 2010, $0.33	-	-	4,466,239	4,467	-	-	(4,466)	-	-	-	1
Issuance of common stock in exchange for the services rendered Oct 2009, $0.525	-	-	60,000	60	-	-	31,440	-	-	-	31,500
Issuance of common stock as employee compensation Oct 2009, $0.60	-	-	14,028	14	-	-	8,403	-	-	-	8,417
Exercise of stock warrants for cash, Sep 2009, $0.33	-	-	4,599,817	4,600	-	-	1,513,340	-	-	-	1,517,940
Option modification costs, Oct 2009	-	-	-	-	-	-	875,773	-	-	-	875,773
Stock-based compensation - officers stock options	-	-	-	-	-	-	3,227	-	-	-	3,227
Issuance of common stock as employee compensation Nov 2009, $0.50	-	-	16,833	17	-	-	8,400	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Nov 2009, $0.61	-	-	39,144	39	-	-	23,961	-	-	-	24,000
Issuance of common stock in exchange for the services rendered Nov 2009, $0.51	-	-	4,000	4	-	-	2,036	-	-	-	2,040
Issuance of common stock in exchange for the services rendered Nov 2009, $0.45	-	-	60,000	60	-	-	26,940	-	-	-	27,000
Issuance of common stock in exchange for the services rendered Dec 2009, $0.50	-	-	10,000	10	-	-	5,040	-	-	-	5,050
Issuance of common stock in exchange for the services rendered Dec 2009, $0.56	-	-	39,000	39	-	-	21,957	-	-	-	21,996
Issuance of common stock in satisfaction of accounts payable, Dec 2009, $0.48-0.67	-	-	1,713,030	1,713	-	-	934,666	-	-	-	936,379
Issuance of common stock in exchange for the services rendered Dec 2009, $0.61	-	-	4,000	4	-	-	2,436	-	-	-	2,440
Issuance of warrants in exchange for the services rendered Dec 2009, $0.51	-	-	-	-	-	-	505,000	-	-	-	505,000
Issuance of options in exchange for the services rendered Dec 2009, $0.46	-	-	-	-	-	-	24,766	-	-	-	24,766
Issuance of common stock in exchange for the services rendered Dec 2009, $0.57	-	-	10,565	11	-	-	5,989	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Dec 2009, $0.53	-	-	60,000	60	-	-	31,740	-	-	-	31,800
Issuance of common stock as employee compensation Dec 2009, $0.56	-	-	15,030	15	-	-	8,402	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Jan 2010, $0.67	-	-	4,000	4	-	-	2,676	-	-	-	2,680
Issuance of common stock in exchange for the services rendered Jan 2010, $0.59	-	-	5,000	5	-	-	2,945	-	-	-	2,950
Issuance of common stock in exchange for the services rendered Jan 2010, $0.62	-	-	9,615	10	-	-	5,990	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Jan 2010, $0.63	-	-	37,500	38	-	-	23,588	-	-	-	23,626
Cashless exercise of stock warrants, Jan 2010, $0.33	-	-	779,220	779	-	-	(779)	-	-	-	-
Issuance of common stock in exchange for the services rendered Jan 2010, $0.63	-	-	60,000	60	-	-	37,740	-	-	-	37,800
Issuance of common stock as employee compensation Jan 2010, $0.64	-	-	13,221	13	-	-	8,403	-	-	-	8,416
Stock-based compensation - stock options	-	-	-	-	-	-	499,469	-	-	-	499,469
Issuance of common stock as employee compensation Feb 2010, $0.60	-	-	14,044	14	-	-	8,403	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Feb 2010, $0.60	-	-	9,921	10	-	-	5,990	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Feb 2010, $0.59	-	-	4,000	4	-	-	2,340	-	-	-	2,344
Issuance of warrants in exchange for the services rendered Mar 2010, $1.25	-	-	-	-	-	-	86,000	-	-	-	86,000
Issuance of common stock in exchange for the services rendered Feb, $0.625	-	-	60,000	60	-	-	37,440	-	-	-	37,500
Issuance of common stock in exchange for the services rendered Mar 2010, $0.64	-	-	10,000	10	-	-	6,430	-	-	-	6,440
Issuance of common stock in exchange for the services rendered Mar 2010, $0.62	-	-	483,871	484	-	-	299,516	-	-	-	300,000
Issuance of common stock in exchange for the services rendered Mar 2010, $0.62	-	-	300,000	300	-	-	187,200	-	-	-	187,500
Issuance of common stock in exchange for the services rendered Mar 2010, $0.53	-	-	200,000	200	-	-	106,360	-	-	-	106,560
Issuance of common stock in satisfaction of accounts payable, Mar 2010, $0.45-0.65	-	-	1,198,808	1,199	-	-	693,896	-	-	-	695,095
Issuance of common stock in exchange for the services rendered Mar 2010, $0.64	-	-	4,000	4	-	-	2,556	-	-	-	2,560
Issuance of options in exchange for the services rendered Mar 2010, $0.64	-	-	-	-	-	-	23,959	-	-	-	23,959
Issuance of common stock in exchange for the services rendered Mar 2010, $0.60	-	-	9,977	10	-	-	5,990	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Mar 2010, $0.54	-	-	60,000	60	-	-	32,262	-	-	-	32,322
Issuance of common stock as employee compensation Mar 2010, $0.56	-	-	14,912	15	-	-	8,402	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Apr 2010, $0.49	-	-	4,000	4	-	-	1,956	-	-	-	1,960
Issuance of common stock in exchange for the services rendered Apr 2010, $0.53	-	-	5,000	5	-	-	2,663	-	-	-	2,668
Issuance of common stock in exchange for the services rendered Apr 2010, $0.47	-	-	12,637	13	-	-	5,987	-	-	-	6,000
Issuance of common stock for cash pursuant to private placement, Apr 2010, $0.47	-	-	2,000,000	2,000	-	-	870,373	-	-	-	872,373
Issuance of common stock for cash pursuant to private placement, Apr 2010, $0.4258	-	-	2,000,000	2,000	-	-	813,036	-	-	-	815,036
Issuance of common stock for cash pursuant to private placement, Apr 2010, $0.42	-	-	2,000,000	2,000	-	-	792,300	-	-	-	794,300
Issuance of common stock in exchange for the services rendered Apr 2010, $0.45	-	-	37,500	38	-	-	16,838	-	-	-	16,876
Cashless exercise of stock warrants, Apr 2010, $0.33	-	-	2,390,167	2,390	-	-	(2,390)	-	-	-	0
Exercise of stock warrants for cash, Apr 2010, $0.33	-	-	170,068	170	-	-	55,952	-	-	-	56,122
Issuance of common stock in exchange for the services rendered Apr 2010, $0.45	-	-	5,000	5	-	-	2,245	-	-	-	2,250
Issuance of common stock in exchange for the services rendered Apr 2010, $0.45	-	-	60,000	60	-	-	26,940	-	-	-	27,000
Issuance of common stock as employee compensation Apr 2010, $0.46	-	-	18,270	18	-	-	8,399	-	-	-	8,417
Stock-based compensation - stock options	-	-	-	-	-	-	272,206	-	-	-	272,206
Issuance of common stock as employee compensation May 2010, $0.38	-	-	22,211	22	-	-	8,394	-	-	-	8,416
Issuance of common stock in exchange for the services rendered May 2010, $0.38	-	-	15,752	16	-	-	5,984	-	-	-	6,000
Issuance of common stock in exchange for the services rendered May 2010, $0.33	-	-	4,000	4	-	-	1,296	-	-	-	1,300
Issuance of common stock in exchange for the services rendered May, $0.39	-	-	60,000	60	-	-	23,460	-	-	-	23,520
Issuance of common stock in exchange for the services rendered May 2010, $0.39	-	-	5,000	5	-	-	1,955	-	-	-	1,960
Issuance of common stock in exchange for the services rendered Jul 2010, $0.33	-	-	54,545	55	-	-	17,945	-	-	-	18,000
Issuance of common stock in satisfaction of accounts payable, Jun 2010, $0.33-0.37	-	-	936,895	937	-	-	324,725	-	-	-	325,662
Issuance of common stock in exchange for the services rendered Jun 2010, $0.35	-	-	4,000	4	-	-	1,396	-	-	-	1,400
Issuance of options in exchange for the services rendered Jul 2010, $0.38	-	-	-	-	-	-	28,600	-	-	-	28,600
Issuance of options in exchange for the services rendered Mar 2010, $0.64	-	-	-	-	-	-	24,766	-	-	-	24,766
Issuance of common stock in exchange for the services rendered Jun 2010, $0.35	-	-	15,385	15	-	-	5,985	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Jun 2010, $0.32	-	-	60,000	60	-	-	19,284	-	-	-	19,344
Issuance of common stock as employee compensation Jun 2010, $0.33	-	-	25,209	25	-	-	8,392	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Jul 2010, $0.35	-	-	4,000	4	-	-	1,376	-	-	-	1,380
Issuance of common stock in exchange for the services rendered Jun 2010, $0.32	-	-	5,000	5	-	-	1,607	-	-	-	1,612
Issuance of common stock in exchange for the services rendered Jun 2010, $0.35	-	-	150,000	150	-	-	52,950	-	-	-	53,100
Issuance of common stock in exchange for the services rendered Jul 2010, $0.35	-	-	18,912	19	-	-	5,981	-	-	-	6,000
Issuance of common stock for cash pursuant to private placement, May 2010, $0.35	-	-	2,000,000	2,000	-	-	666,732	-	-	-	668,732
Issuance of common stock for cash pursuant to private placement, May 2010, $0.35	-	-	2,000,000	2,000	-	-	669,420	-	-	-	671,420
Issuance of common stock for cash pursuant to private placement, Jun 2010, $0.35	-	-	2,000,000	2,000	-	-	675,756	-	-	-	677,756
Issuance of common stock in exchange for the services rendered Jul 2010, $0.40	-	-	37,500	38	-	-	14,963	-	-	-	15,001
Issuance of common stock in exchange for the services rendered Jul 2010, $0.40	-	-	60,000	60	-	-	23,940	-	-	-	24,000
Issuance of common stock as employee compensation July 2010, $0.35	-	-	23,841	24	-	-	8,393	-	-	-	8,417
Net Loss	-	-	-	-	-	-			(25,279,940)		(25,279,940)
Other comprehensive income (loss)											-
Currency translation adjustment	-	-	-	-	-	-	-	-	-	132,596	132,596
Total comprehensive income (loss)									(25,279,940)	132,596	(25,147,344)
Balance at July 31, 2010	-	$-	269,599,615	$269,600	-	$-	$333,219,309	$-	$(325,302,472)	$784,183	$8,970,620

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-19

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY

FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO JULY 31, 2011

									Deficit
	SVR							Notes	Accumulated	Accumulated
	Preferred		Common		Treasury		Additional	Receivable -	During the	Other	Total
	Stock		Stock		Stock		Paid-In	Common	Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Income (Loss)	(Deficiency)/Equity

Balance at August 1, 2010	-	-	269,599,615	269,600	-	-	333,219,309	-	(325,302,472)	784,183	8,970,620
Stock-based compensation - stock options	-	-			-	-	47,672	-	-	-	47,672
Issuance of common stock as employee compensation Aug 2010, $0.43	-	-	19,701	20	-	-	8,397	-	-	-	8,417
Issuance of common stock in exchange for the services rendered May 2010, $0.40	-	-	14,881	15	-	-	5,985	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Aug 2010, $0.36	-	-	4,000	4	-	-	1,436	-	-	-	1,440
Issuance of common stock in exchange for the services rendered Aug, $0.38	-	-	60,000	60	-	-	22,740	-	-	-	22,800
Cashless exercise of stock warrants, Sep 2010, $0.001	-	-	998,118	998	-	-	(998)	-	-	-	-
Issuance of common stock in satisfaction of accounts payable, Sep 2010, $0.36-0.49	-	-	532,389	532	-	-	221,889	-	-	-	222,421
Issuance of common stock in exchange for the services rendered Sep 2010, $0.41	-	-	4,000	4	-	-	1,629	-	-	-	1,633
Issuance of options in exchange for the services rendered Sep 2010, $0.64	-	-			-	-	24,766	-	-	-	24,766
Issuance of common stock in exchange for the services rendered Sep 2010, $0.45	-	-	13,239	13	-	-	5,987	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Sep 2010, $0.49	-	-	60,000	60	-	-	29,340	-	-	-	29,400
Issuance of common stock as employee compensation Sep 2010, $0.50	-	-	16,876	17	-	-	8,400	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Oct 2010, $0.37	-	-	4,000	4	-	-	1,476	-	-	-	1,480
Issuance of common stock in exchange for the services rendered Oct 2010, $0.45	-	-	73,000	73	-	-	32,777	-	-	-	32,850
Issuance of common stock in exchange for the services rendered Oct 2010, $0.45	-	-	150,000	150	-	-	67,350	-	-	-	67,500
Issuance of common stock in exchange for the services rendered Oct 2010, $0.40	-	-	15,024	15	-	-	5,985	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Oct 2010, $0.45	-	-	300,000	300	-	-	134,700	-	-	-	135,000
Issuance of common stock in exchange for the services rendered Oct 2010, $0.45	-	-	2,500,000	2,500	-	-	1,122,500	-	-	-	1,125,000
Issuance of common stock in exchange for the services rendered Oct 2010, $0.34	-	-	150,000	150	-	-	51,450	-	-	-	51,600
Issuance of common stock as employee compensation Oct 2010, $0.36	-	-	23,651	24	-	-	8,393	-	-	-	8,417
Stock-based compensation - stock options	-	-			-	-	43,037	-	-	-	43,037
Issuance of common stock as employee compensation Nov 2010, $0.31	-	-	27,340	27	-	-	8,389	-	-	-	8,416
Issuance of common stock in exchange for the services rendered Nov 2010, $0.31	-	-	19,119	19	-	-	5,981	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Nov 2010, $0.30	-	-	4,000	4	-	-	1,228	-	-	-	1,232
Issuance of common stock in exchange for the services rendered Nov 2010, $0.30	-	-	150,000	150	-	-	45,600	-	-	-	45,750
Exercise of stock options for cash, Jan 2011, $0.001	-	-	576,752	577	-	-	0	-	-	-	577
Issuance of common stock in satisfaction of accounts payable, Dec 2010, $0.29-0.33	-	-	2,520,253	2,520	-	-	783,278	-	-	-	785,798
Issuance of common stock in exchange for the services rendered Dec 2010, $0.32	-	-	4,000	4	-	-	1,276	-	-	-	1,280
Issuance of options in exchange for the services rendered Dec 2010, $0.64	-	-			-	-	24,766	-	-	-	24,766
Issuance of common stock in exchange for the services rendered Dec 2010, $0.30	-	-	19,950	20	-	-	5,980	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Dec 2010, $0.29	-	-	150,000	150	-	-	43,200	-	-	-	43,350
Issuance of common stock as employee compensation Dec 2010, $0.29	-	-	28,786	29	-	-	8,388	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Oct 2010, $0.37	-	-	4,000	4	-	-	1,476	-	-	-	1,480
Issuance of common stock for cash pursuant to private placement,Jan 2011, $0.25	-	-	12,720,000	12,720	-	-	332,280	-	-	-	345,000
Issuance of common stock in exchange for the services rendered Dec 2010, $0.31	-	-	150,000	150	-	-	46,350	-	-	-	46,500
Issuance of common stock in exchange for the services rendered Jan 2011, $0.28	-	-	21,189	21	-	-	5,979	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Jan 2011, $0.25	-	-	150,000	150	-	-	37,350	-	-	-	37,500
Issuance of common stock as employee compensation Jan 2011, $0.28	-	-	30,588	31	-	-	8,386	-	-	-	8,417
Stock-based compensation - stock options	-	-			-	-	29,265	-	-	-	29,265
Issuance of common stock as employee compensation Feb 2011, $0.23	-	-	36,123	36	-	-	8,381	-	-	-	8,417
Issuance of common stock in exchange for the services rendered Feb 2011, $0.23	-	-	25,647	26	-	-	5,974	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Feb 2011, $0.24	-	-	4,000	4	-	-	956	-	-	-	960
Issuance of common stock in exchange for the services rendered Mar 2011, $0.21	-	-	300,000	300	-	-	62,700	-	-	-	63,000
Issuance of options in exchange for the services rendered Mar 2011, $0.282	-	-			-	-	692,010	-	-	-	692,010
Issuance of options in exchange for the services rendered Mar 2011, $0.64	-	-			-	-	23,959	-	-	-	23,959
Issuance of common stock in exchange for the services rendered Mar 2011, $0.24	-	-	25,479	25	-	-	5,975	-	-	-	6,000
Issuance of common stock as employee compensation Mar 2011, $0.25	-	-	33,285	33	-	-	8,383	-	-	-	8,416
Issuance of common stock for cash pursuant to private placement, Mar 2011, $0.25	-	-	4,056,000	4,056	-	-	174,408	-	-	-	178,464
Issuance of common stock in exchange for the services rendered Apr 2011, $0.23	-	-	26,557	27	-	-	5,973	-	-	-	6,000
Issuance of common stock in exchange for the services rendered Apr 2011, $0.22	-	-	150,000	150	-	-	33,450	-	-	-	33,600
Issuance of common stock as employee compensation Apr 2011, $0.22	-	-	38,130	38	-	-	8,378	-	-	-	8,416
Stock-based compensation - stock options	-	-			-	-	29,265	-	-	-	29,265
Issuance of common stock as employee compensation May 2011, $0.21	-	-	39,618	40	-	-	8,377	-	-	-	8,417
Issuance of common stock in exchange for the services rendered May 2011, $0.23	-	-	155,556	156	-	-	34,845	-	-	-	35,001
Issuance of common stock in exchange for the services rendered May 2011, $0.22	-	-	27,059	27	-	-	5,973	-	-	-	6,000
Issuance of common stock in exchange for the services rendered May 2011, $0.21	-	-	150,000	150	-	-	32,100	-	-	-	32,250
Issuance of common stock in exchange for the services rendered June 2011, $0.15	-	-	150,000	150	-	-	21,750	-	-	-	21,900
Issuance of options in exchange for the services rendered Jun 2011, $0.64	-	-			-	-	21,725	-	-	-	21,725
Issuance of common stock in exchange for the services rendered Jun 2011, $0.18	-	-	33,569	34	-	-	5,966	-	-	-	6,000
Issuance of common stock as employee compensation Jun 2011, $0.17	-	-	50,050	50	-	-	8,367	-	-	-	8,417
Issuance of common stock in satisfaction of accounts payable, Jun 2011, $0.19-0.23	-	-	499,313	499	-	-	102,148	-	-	-	102,647
Preferred Stock, July 2011 (see Note 12)	2,575	-
Issuance of common stock in connection with conversion of $1,288,000 of $2,575,000 Preferred Stock, July 2011	(1,288)	-	8,586,665	8,587	-	-	(8,587)	-	-	-	(0)
Preferred Stock Dividend, July 2011	-	-			-	-		-	(766,417)	-	(766,417)
Issuance of common stock in connection with preferred stock make whole payments , July 2011	-	-	2,323,083	2,323	-	-	345,437	-	-	-	347,760
Issuance of common stock in exchange for the services rendered July 2011, $0.14	-	-	41,827	42	-	-	5,958	-	-	-	6,000
Issuance of common stock in exchange for the services rendered July 2011, $0.13	-	-	150,000	150	-	-	19,350	-	-	-	19,500
Issuance of common stock in exchange for the services rendered July 2011, $0.15	-	-	440,000	440	-	-	(440)	-	-	-	-
Issuance of common stock as employee compensation July 2011, $0.13	-	-	63,336	63	-	-	8,353	-	-	-	8,416
Net Loss	-	-	-	-	-	-		-	(21,675,867)	-	(21,675,867)
Other comprehensive income (loss)											-
Currency translation adjustment	-	-	-	-	-	-	-	-	-	85,392	85,392
Total comprehensive income (loss)									(21,675,867)	85,392	(21,590,475)
Balance at July 31, 2011	1,287	$-	308,519,768	$308,520	-	$-	$338,124,525	$-	$(347,744,756)	$869,575	$(8,442,136)

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-20

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

				Cumulative From
	For the Twelve Months			November 2, 1995
	Ended July 31,			(Date of Inception)
	2011	2010	2009	to July 31, 2011
Cash Flows From Operating Activities:
Net loss	$(21,675,867)	$(25,279,940)	$(45,812,228)	$(344,683,282)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	742,961	780,250	805,806	9,295,882
Minority interest share of loss	—	—	—	(3,038,185)
Reduction of notes receivable - common stock in exchange for services rendered	—	—	—	423,882
Write-off of uncollectible notes receivable - common stock	—	—	—	391,103
Write-off of deferred offering costs	—	—	—	3,406,196
Write-off of abandoned patents	—	—	—	913,196
Loss on disposal of property and equipment	35,878	—	—	36,789
Loss on extinguishment of debt	—	—	—	14,134,069
Common stock issued as employee compensation	100,999	101,002	198,128	3,881,394
Amortization of options and option modifications as stock compensation	936,465	1,765,381	34,418	2,808,842
Common stock issued for services rendered	1,990,005	1,755,200	1,536,431	13,807,834
Amortization of prepaid services in conjunction with common stock issuance	—	—	—	138,375
Non-cash compensation expense	—	—	—	45,390
Stock options and warrants issued for services rendered	—	591,000	11,000	7,956,723
Issuance of warrants as additional exercise right inducement	—	—	—	21,437,909
Preferred stock issued for services rendered	—	—	—	100
Treasury stock redeemed for non-performance of services	—	—	—	(138,000)
Amortization of deferred debt issuance costs and loan origination fees	—	—	717,694	2,405,629
Amortization of discount on convertible debentures	—	—	15,931,481	38,345,592
Common stock issued for interest on convertible debentures & preferred stock	—	—	473,055	757,514
Interest on short-term advance	—	—	—	22,190
Founders’ shares transferred for services rendered	—	—	—	353,506
Fees in connection with refinancing of debt	—	—	—	113,274
Warrant repricing costs	—	—	3,198,604	3,198,604
Change in fair value of derivative warrant liability	(2,220,916)	(4,125,590)	—	(365,463	) (1)
Changes in operating assets and liabilities (excluding the effects of acquisition):
Accounts receivable	62,200	(12,482)	14,146	(23,517)
Miscellaneous receivables	—	—	—	43,812
Inventory	1,197,768	(618,401)	147,591	(736,483)
Other current assets	116,171	601,115	(379,487)	(203,894)
Accounts payable and accrued expenses	1,811,120	1,878,296	462,520	16,242,556
Deferred revenue	(28,152)	252,042	13,325	362,727
Other, net	—	—	—	110,317
Net Cash Used in Operating Activities	(16,931,368)	(22,312,127)	(22,647,516)	(208,555,419)

Cash Flows From Investing Activities:
Purchase of property and equipment	(52,383)	(159,708)	(1,385)	(4,807,023)
Costs incurred for patents	(234,984)	(228,777)	(152,148)	(2,666,271)
Change in restricted cash	—	—	—	512,539
Proceeds from maturity of short term investments	—	—	8,852,214	195,242,918
Purchases of short-term investments	—	—	—	(195,242,918)
Cash received in conjunction with merger	—	—	—	82,232
Advances to Antigen Express, Inc.	—	—	—	(32,000)
Increase in officers’ loans receivable	—	—	—	(1,126,157)
Change in deposits	—	—	—	(652,071)
Change in notes receivable - common stock	—	—	—	(91,103)
Change in due from related parties	—	—	—	(2,222,390)
Other, net	—	—	—	89,683
Net Cash (Used in) Provided By Investing Activities	(287,367)	(388,485)	8,698,681	(10,912,561)

Cash Flows From Financing Activities:
Proceeds from short-term advance	—	—	—	325,179
Repayment of short-term advance	—	—	—	(347,369)
Proceeds from issuance of long-term debt	—	—	—	2,005,609
Repayment of long-term debt	(116,632)	(100,030)	(82,682)	(2,241,188)
Repayment of obligations under capital lease	(7,818)	(39,950)	(35,234)	(83,002)
Change in due to related parties	—	—	—	154,541
Proceeds from exercise of warrants	—	1,574,062	109,170	45,698,281
Proceeds from exercise of stock options	577	—	56,000	5,002,493
Proceeds from minority interest investment	—	—	—	3,038,185
Proceeds from issuance of preferred stock	2,315,000	—	—	14,330,000
Redemption of SVR preferred stock	—	—	—	(100)
Proceeds from issuance of convertible debentures, net	—	—	—	40,704,930
Payment of costs associated with convertible debentures	—	—	—	(722,750)
Repayments of convertible debentures	—	—	(4,506,667)	(5,142,424)
Purchase of treasury stock	—	—	—	(483,869)
Proceeds from issuance of common stock, net	3,939,000	20,900,289	15,453,234	120,576,242
Purchase and retirement of common stock	—	—	—	(497,522)
Net Cash Provided by Financing Activities	6,130,127	22,334,371	10,993,821	222,317,236

Effect of Exchange Rates on Cash	6,535	50,063	(85,448)	(50,459)

Net (Decrease) Increase in Cash and Cash Equivalents	(11,082,073)	(316,178)	(3,040,462)	2,798,797

Cash and Cash Equivalents, Beginning of Period	13,880,870	14,197,048	17,237,510	—

Cash and Cash Equivalents, End of Period	$2,798,797	$13,880,870	$14,197,048	$2,798,797

(1) - includes $5,981,403 as adjustment related to the adoption of FASB ASC Topic 815 in "Cumulative from November 2, 1995 (Date of Inception) to July 31, 2011" column. See Note 13 - Derivative Warrant Liability.

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-21

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Business:

Generex Biotechnology Corporation (the Company) and its wholly-owned subsidiary Generex Pharmaceuticals, Inc. are engaged in the research and development of drug delivery systems and technology.  Since its inception, the Company has devoted its efforts and resources to the development of a platform technology for the oral administration of large molecule drugs, including proteins, peptides, monoclonal antibodies, hormones and vaccines, which historically have been administered by injection, either subcutaneously or intravenously.  Oral-lynTM the first product based on this platform technology, is in the various stages of regulatory approval in different jurisdictions around the world.

The Company’s wholly-owned subsidiary, Antigen Express, Inc. (Antigen), is engaged in research and development of technologies and immunomedicines for the treatment of malignant, infectious, autoimmune and allergic diseases.  The Company’s immunomedicine products work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e., self proteins and allergens). The immunomedicine products are based on two platform technologies that were discovered by an executive officer of Antigen, the Ii-Key hybrid peptides and Ii-Suppression. These technologies are expected to greatly boost immune cell responses which diagnose and treat the ailments and conditions.

The Company is a development stage company, which has a limited history of operations and limited revenue to date. This revenue has been comprised mainly of the sale of our confectionary products, although the Company has recognized $600,000 relating to upfront license fees for the signing of license and distribution agreements for Generex Oral-lyn™.  Additionally, the Company has several product candidates that are in various research or early stages of pre-clinical and clinical development.  There can be no assurance that the Company will be successful in obtaining regulatory clearance for the sale of existing or any future products or that any of the Company’s products will be commercially viable.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has experienced negative cash flows from operations since inception and had an accumulated deficit at July 31, 2011 of approximately $350 million. The Company has funded its activities to date almost exclusively from debt and equity financings.

The Company will continue to require substantial funds to continue research and development, including preclinical studies and clinical trials of its product candidates, and to commence sales and marketing efforts, if the FDA or other regulatory approvals are obtained.  Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, issuances of debt and convertible debt instruments.  Management is also actively pursuing industry collaboration activities including product licensing and specific project financing.

While the Company believes that it will be successful in obtaining the necessary financing to fund its operations, meet revenue projections and manage costs, there are no assurances that such additional funding will be achieved and that it will succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should the Company be unable to continue in existence.

Note 2 - Summary of Significant Accounting Policies:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries in which a controlling interest is maintained.  For those consolidated subsidiaries where the Company ownership is less than 100 percent, the outside stockholders’ interests are shown as minority interests.  Effective December 17, 2004, the Company’s ownership in all consolidated subsidiaries is 100 percent.  All significant intercompany transactions and balances have been eliminated.

Development Stage Company

The accompanying consolidated financial statements have been prepared in accordance with the provisions of FASB ASC Topic 915, “Development Stage Entities.”

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. The Company sells its product to various distributors and retailers. The Company performs ongoing credit evaluations of customers’ financial condition and does not require collateral.

F-22

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management reviews accounts receivable on a monthly basis to determine collectability. Balances that are determined to be uncollectible are written off to the allowance for doubtful accounts. The allowance for doubtful accounts contains a general accrual for estimated bad debts and had a balance of zero at July 31, 2011 and 2010, however, actual write-offs may exceed the allowance.

Inventory

Inventory consists of raw materials, product components and finished goods.  Inventory is stated at the lower of cost or market with cost determined using the first-in first-out (“FIFO”) method. In evaluating whether inventory is stated at the lower of cost or market, management considers such factors as the amount of inventory on hand and in the distribution channel, estimated time required to sell such inventory, remaining shelf life and current and expected market conditions, including levels of competition. As appropriate, a provision is recorded to reduce inventory to its net realizable value.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to thirty years.  Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal.  Repairs and maintenance expenditures are expensed as incurred.

Assets Held for Investment

Property held for investment is recorded at cost less accumulated depreciation.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets of thirty years.  Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal.  Repairs and maintenance expenditures are expensed as incurred.

Patents

Capitalized patent costs represent legal costs incurred to establish patents and a portion of the acquisition price paid attributed to patents upon the acquisition of Antigen in August 2003.  When patents reach a mature stage, any associated legal costs are comprised mostly of maintenance fees and costs of national applications and are expensed as incurred.  Capitalized patent costs are amortized on a straight line basis over the remaining life of the patent.  As patents are abandoned, the net book value of the patent is written off.

Impairment or Disposal of Long-Lived Assets

The Company assesses the impairment of long-lived assets under FASB ASC Topic 360 whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable and exceeds its fair value.  The carrying amount of the long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset.  There were no disposals relating to long-lived assets in the fiscal years ended July 31, 2011, 2010 and 2009 and no impairments relating to long-lived assets in the fiscal years ended July 31, 2010 and 2009.  In the fiscal year ended July 31, 2011, the Company recorded a write down of $35,878 on certain fixed assets.

Derivative Warrant Liability

The Company’s derivative warrant instruments are measured at fair value using an accepted valuation model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the warrant.  The Company recognizes all of its warrants with price protection in its consolidated balance sheet as liabilities depending on the rights or obligations under the contracts.  The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations under the caption “Change in fair value of derivative warrant liability.” See Note 13 – Derivative Liabilities.

Revenue Recognition

Revenues from the sale of commercial products are recognized at the time title of goods passes to the buyer and the buyer assumes the risks and rewards of ownership. Certain product sales are made to retailers under agreements allowing for a right to return unsold products. In accordance with FASB ASC Topic 605, recognition of revenue on all sales to these retailers is deferred until the right of return expires, the product is sold to a third party or a provision for returns can be reasonably estimated based on historical experience. The cost of inventory under these sales is considered to be a consigned inventory until the revenue is recognized.  Sales are reported net of estimated returns and allowances, discounts, mail-in rebate redemptions and credit card chargebacks. If actual sales returns, allowances, discounts, mail-in rebate redemptions or credit card chargebacks are greater than estimated by management, additional expense may be incurred.

F-23

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Grant revenue is recognized as the Company provides the services stipulated in the underlying grant based on the time and expenditures incurred.  Amounts received in advance of services provided are recorded as deferred revenue and amortized as revenue when the services are provided.  The Company received grant revenue of $488,959 in the fiscal year ended July 31, 2011 and recognized the full amount of the grant in fiscal 2011, as the Company had already incurred all of the qualifying expenses and the amount was fully received.  See Note 16 - Qualifying Therapeutic Discovery Project Program.

Included in miscellaneous income are fees received under licensing agreements.  Nonrefundable fees received under licensing agreements are recognized as revenue when received if the Company has no continuing obligations to the other party.

Rental income is recognized as revenue in the period in which the related rental space is occupied.

Research and Development Costs

Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, including payroll costs, and amounts incurred for conducting clinical trials.  Amounts expected to be received from governments under research and development tax credit arrangements are offset against current research and development expense.

Income Taxes

Income taxes are accounted for under the asset and liability method prescribed by FASB ASC Topic 740.  These standards require a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more likely than not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities.  Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse.  A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.  At July 31, 2011 and 2010, the Company had a full valuation allowance equal to the amount of the net deferred tax asset.

The Company adopted the FASB guidance concerning accounting for uncertainty in income taxes, which clarifies the accounting and disclosure for uncertainty in tax positions as of August 1, 2007. The guidance requires that the Company determine whether it is more likely than not that a tax position will not be sustained upon examination by the appropriate taxing authority. If a tax position does not meet the more likely than not recognition criterion, the guidance requires that the tax position be measured at the largest amount of benefit greater than 50 percent not likely of being sustained upon ultimate settlement.  Based on the Company’s evaluation, management has concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements.

Stock-Based Compensation

The Company follows FASB ASC Topic 718 which requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods. The Company estimates the fair value of stock options as of the date of grant using the Black-Scholes option pricing model and restricted stock based on the quoted market price. The Company also follows the guidance in FASB ASC Topic 505 for equity based payments to non-employees for equity instruments issued to consultants and other non-employees.

Net Loss per Common Share

Basic earnings per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period.  The computation of diluted earnings per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.  Refer to Note 17 for methodology for determining net loss per share.

Comprehensive Income/(Loss)

Other comprehensive income/(loss), which includes only foreign currency translation adjustments, is shown in the Statement of Changes in Stockholders’ Equity.

Concentration of Credit Risk

The Company maintains cash balances, at times, with financial institutions in excess of amounts insured by the Canada Deposit Insurance Corporation and the U.S. Federal Deposit Insurance Corporation.  Management monitors the soundness of these institutions and has not experienced any collection losses with these financial institutions.

F-24

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the fiscal year ended July 31, 2011, 49% of total net revenues were generated from three customers that individually represented over 10% of total revenue each (Customer A – 17%, Customer B – 16%, Customer C – 15%).  During the fiscal year ended July 31, 2010, 41% of total net revenues were generated from two different customers from above that individually represented over 10% of total revenue each (Customer D – 27%, Customer E – 14%).  During the fiscal year ended July 31, 2009, 78% of total net revenues were generated from two different customers from above, each individually representing over 10% of total revenue (Customer F – 44%, Customer G – 34%).  None of these seven customers had balances owing to the Company at each of the respective fiscal year end dates.

Foreign Currency Translation

Foreign denominated assets and liabilities of the Company are translated into U.S. dollars at the prevailing exchange rates in effect at the end of the reporting period.  Income statement accounts are translated at a weighted average of exchange rates which were in effect during the period.  Translation adjustments that arise from translating the foreign subsidiary’s financial statements from local currency to U.S. currency are recorded in the other comprehensive loss component of stockholders’ equity.

Fair Value of Financial Instruments

Fair value is defined under FASB ASC Topic 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for an asset or liability in an orderly transaction between participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.  The levels are as follows:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities
•	Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities
•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, long-term debt, accounts payable and accrued expenses, as well as derivative warrant liabilities and derivative additional investment rights. All of these items, except for the derivative warrant liabilities and derivative additional investment rights, were determined to be Level 1 fair value measurements.  The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximate their respective fair values because of the short maturities of these instruments. Long-term debt balances were determined to approximate their fair value as we believe the borrowing rates reflect the prevailing market rates available for similar debt instruments.

The Company has determined its derivative warrant liability and its derivative additional investment rights liability to be Level 2 fair value measurements and has used the binomial lattice model valuation method to calculate the fair value of the derivative warrant liability as of July 31, 2011 and 2010 and the derivative additional investment rights liability at July 31, 2011.  See Note 13 – Derivative Liabilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

The Company evaluates its estimates, including those related to bad debts, inventories, long lived assets (including patents) impairment valuations, debt obligations, derivatives, convertible preferred shares, long-term contracts, and contingencies and litigation, on an ongoing basis. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting estimates are reviewed and discussed with the audit committee of the board of directors.  The Company considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made and changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

F-25

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effects of Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued guidance on multiple deliverable revenue arrangements which eliminates the residual method of allocation and requires the relative selling price method when allocating deliverables of a multiple-deliverable revenue arrangement. The determination of the selling price for each deliverable requires the use of a hierarchy designed to maximize the use of available objective evidence including, vendor specific objective evidence, third party evidence of selling price, or estimated selling price.  This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and must be adopted in the same period using the same transition method. If adoption is elected in a period other than the beginning of a fiscal year, the amendments in these standards must be applied retrospectively to the beginning of the fiscal year. This guidance was effective for the Company’s current fiscal year beginning August 1, 2010.  The adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued additional guidance on fair value measurements and disclosures which requires reporting entities to provide information about movements of assets among Levels 1 and 2 of the three-tier fair value hierarchy established by the existing guidance.  The guidance is effective for any fiscal year that begins after December 15, 2010, and it should be used for quarterly and annual filings.  The Company is currently evaluating the impact of this new accounting guidance on its consolidated financial statements.

In May 2011, the FASB issued further guidance on fair value measurements and disclosures which requires the categorization by level for items that are only required to be disclosed at fair value and information about transfers between Level 1 and Level 2. In addition, the update provides guidance on measuring the fair value of financial instruments managed within a portfolio and the application of premiums and discounts on fair value measurements. The guidance requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The guidance is effective for interim and annual periods beginning after December 15, 2011. The Company is currently evaluating the impact of this new accounting guidance on its consolidated financial statements.

In June 2011, the FASB issued guidance regarding the presentation of Comprehensive Income within financial statements.  The guidance is effective for interim and annual periods beginning after December 15, 2011. The Company is currently evaluating the impact of this new accounting guidance on its consolidated financial statements.

Note 3 - Property and Equipment:

The costs and accumulated depreciation of property and equipment are summarized as follows:

	July 31,
	2011	2010

Land	$237,969	$220,409
Buildings and Improvements	1,508,288	1,396,990
Furniture and Fixtures	149,540	159,739
Office Equipment	201,314	210,379
Lab Equipment	4,614,656	4,438,268

Total Property and Equipment	6,711,767	6,425,785

Less: Accumulated Depreciation	5,439,900	5,084,377

Property and Equipment, Net	$1,271,867	$1,341,408

Depreciation expense related to property and equipment amounted to $172,250, $238,253 and $298,407 for the years ended July 31, 2011, 2010 and 2009, respectively.

Note 4 - Assets Held for Investment, Net:

The costs and accumulated depreciation of assets held for investment are summarized as follows:

	July 31,
	2011	2010

Assets Held For Investment	$5,100,519	$4,724,147

Less: Accumulated Depreciation	1,465,590	1,221,037

Assets Held for Investment, Net	$3,634,929	$3,503,110
F-26

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

These assets are held as collateral for long term debt (see Note 11).  Depreciation expense on assets held for investment amounted to $141,686, $134,251 and $117,515 for the years ended July 31, 2011, 2010 and 2009, respectively.

The Company’s intent is to hold this property for investment purposes and collect rental income.  Included in income from rental operations, net is $582,974, $407,809 and $497,858 of rental income and $233,516, $201,234 and $177,311 of rental expenses, including the depreciation expense amounts above relating to assets held for investment, for the years ended July 31, 2011, 2010 and 2009, respectively.

On August 26, 2011, the Company sold two of its commercial properties held as investments for gross proceeds of $1,809,926.  These properties had a net book value of $1,073,837 and the resulting gain on sale of these investment properties will be recognized in the first quarter of fiscal 2012.

Note 5 - Patents:

The costs and accumulated amortization of patents are summarized as follows:

	July 31,
	2011	2010

Patents	$6,487,389	$6,221,777

Less: Accumulated Amortization	3,137,801	2,688,089

Patents, Net	$3,349,588	$3,533,688

Weighted Average Life	11.2 years	11.7 years

Amortization expense amounted to $430,650, $407,746, $390,773 for the years ended July 31, 2011, 2010 and 2009, respectively. Amortization expense is expected to be approximately $414,000 per year for the years ended July 31, 2012 through 2016.  During the years ended July 31, 2011, 2010 and 2009, the Company did not write off any patents.

Note 6 - Income Taxes:

The Company has incurred losses since inception, which have generated net operating loss (“NOL”) carryforwards.  The NOL carryforwards arise from both United States and Canadian sources.  Pretax losses arising from domestic operations (United States) were $15,060,207, $18,127,536 and $40,064,006 for the years ended July 31, 2011, 2010 and 2009, respectively.  Pretax losses arising from foreign operations (Canada and Bermuda) were $6,615,660, $7,152,404 and $5,748,222 for the years ended July 31, 2011, 2010 and 2009, respectively.  As of July 31, 2011, the Company has NOL carryforwards in Generex Biotechnology Corporation of approximately $191,475,000, which expire in 2018 through 2031, in Generex Pharmaceuticals Inc. of approximately $45,391,000, which expire in 2012 through 2031, and in Antigen Express, Inc. of approximately $25,226,000, which expire in 2016 through 2031.  These loss carryforwards are subject to limitation due to the acquisition of Antigen and may be limited in future years due to certain structural ownership changes which have occurred over the last several years, related to the Company’s equity and convertible debenture financing transactions.

For the years ended July 31, 2011, 2010 and 2009, the Company’s effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded.  Additionally for the year ended July 31, 2011, the Company has taken into account a decrease in the Canadian effective tax rate from 36.12% to 25% as of January 2012, which will reduce the future value (prior to valuation allowances) of the NOL carryforwards of the Canadian subsidiary.

Deferred income taxes consist of the following:

	July 31,
	2011	2010
Net operating loss carryforwards	$85,026,388	$84,804,372
Other timing difference	5,680	929,056
Total Deferred Tax Assets	85,032,068	85,733,428

Valuation Allowance	(84,336,137)	(84,966,128)

Deferred Tax Liabilities
Intangible assets	(623,708)	(719,846)
Other timing difference	(72,223)	(47,454)
Total Deferred Tax Liabilities	(695,931)	(767,300)

Net Deferred Income Taxes	$—	$—
F-27

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the United States Federal Statutory rate to the Company’s effective tax rate for the years ended July 31, 2011, 2010 and 2009 is as follows:

	2011	2010	2009

Federal statutory rate	(34.0)%	(34.0)%	(34.0)%

Increase (decrease) in income taxes resulting from:
Imputed interest income on intercompany receivables from foreign subsidiaries	3.0	2.0	1.0
Nondeductible items	(4.0)	(6.0)	5.0
Change in Canadian NOL carryforwards due to future tax rate changes	20.0	—	—
Other timing differences	18.0	3.0	10.0
Change in valuation allowance	(3.0)	35.0	18.0

Effective tax rate	—%	—%	—%

As of July 31, 2011, the Company had no unrecognized tax benefits, and no adjustment to its financial position, results of operations or cash flows was required. The Company does not expect that unrecognized tax benefits will increase within the next twelve months. The Company records interest and penalties related to tax matters within other expense on the accompanying consolidated statement of operations. These amounts are not material to the consolidated financial statements for the periods presented.  Generally, tax years 2008 to 2011 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject. The Company’s Canadian tax returns are subject to examination by federal and provincial taxing authorities in Canada. Generally, tax years 2003 to 2011 remain open to examination by the Canadian Customs and Revenue Agency or other tax jurisdictions to which the Company is subject.

Note 7 - Inventory:

Inventory consists of the following:

	July 31,
	2011	2010

Raw materials	$502,195	$962,035
Finished goods	215,247	949,848
Total	$717,442	$1,911,883

At July 31, 2011 and 2010, approximately 70% and 60%, respectively, of the inventory related to the Company’s Oral-lyn™ product, while the remainder in each year related to the Company’s over-the-counter confectionary products.

Note 8 - Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of the following:

	July 31,
	2011	2010

Accounts Payable & Accruals – General and Administrative	$4,805,091	$3,480,340
Accounts Payable & Accruals – Research and Development	2,151,333	2,621,514
Accounts Payable & Accruals – Selling and Marketing	434,265	415,166
Accrued Make Whole Payments on Convertible Preferred Stock (see Note 12)	347,490	—
Executive Compensation	—	37,694
Total	$7,738,179	$6,554,714

Note 9 - Commitments and Contingent Liabilities:

Leases

The Company has entered into various operating lease agreements for the use of operating space, vehicles and office equipment.

F-28

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Aggregate minimum annual lease commitments of the Company under non-cancelable operating leases as of July 31, 2011 are as follows:

Year	Amount

2012	$125,339
2013	16,621
2014	3,849
2015 and thereafter	—
Total Minimum Lease Payments	$145,809

Lease expense amounted to approximately $210,000, $200,000 and $102,000 for the years ended July 31, 2011, 2010 and 2009, respectively.

The preceding data reflects existing leases and does not include replacements upon their expiration.  In the normal course of business, operating leases are generally renewed or replaced by other leases.

Rental Operations

The Company sub-leases a portion of the floor that it owns in an office building located in Toronto, Canada.  The following represents the approximate minimum amount of sublease income under current lease agreements to be received in years ending after July 31, 2011:

Year	Amount

2012	$51,071
2013	28,601
2014	16,201
2015	11,144
2016 and thereafter	7,533
Total	$114,550

Assets Held for Investment

The Company leases two commercial buildings located in Brampton and Mississauga, Canada, and units of property that it owns located in Toronto, Canada.  On August 26, 2011, the Company sold the two commercial buildings located in Brampton and Mississauga.  The following represents the approximate minimum amount in lease income under current lease agreements to be received in years ending after July 31, 2011 after adjustment for the August 2011 building sales:

Year	Amount

2012	$301,060
2013	236,566
2014	211,026
2015	180,562
2016	153,771
Thereafter	650,562
Total	$1,733,547

Supply Agreements

On December 7, 2009, the Company entered into a long-term agreement with sanofi-aventis Deutschland GmbH (“sanofi-aventis”).  Under this agreement, sanofi-aventis will manufacture and supply recombinant human insulin to the Company in the territories specified in the agreement.  Through this agreement, the Company will procure recombinant human insulin crystals for use in the production of Generex Oral-lyn™.  The terms of the supply agreement require the Company to make certain minimum purchases of insulin from sanofi-aventis through the period ending December 31, 2011. To date, the Company has not met the minimum purchase commitments under this agreement.  After December 31, 2011, sanofi-aventis may terminate the agreement due to the Company’s failure to meet such purchase commitments.  Upon termination, the Company would be obligated to pay sanofi-aventis for all materials and components that it has acquired or ordered to manufacture insulin based on the Company’s forecasts or minimum purchase commitments, all related work-in-progress (at cost) and all finished insulin in inventory.

The Company has a supply agreement with Presspart Manufacturing Limited (“Presspart”), whereby the Company will purchase its entire requirements for products to use in the administration of insulin through the buccal mucosa and shall not purchase the products or any metal containers competitive to the products from any other person in exchange for an exclusive non-transferable royalty-free irrevocable license to use the products.  The contract shall continue for a minimum period of four contract years from the end of the first contract year in which the total quantity of products purchased by the Company from Presspart exceeds 10,000,000 units, and thereafter, shall continue until terminated by either party by giving twelve months written notice.  As of July 31, 2011, the Company has not yet completed a contract year in which the total quantity has exceeded 10,000,000 units and as such the expiration date of this contract cannot be determined.

F-29

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pending Litigation

In February 2001, a former business associate of the former Vice President of Research and Development (“VP”) of the Company and an entity known as Centrum Technologies Inc. (“CTI”) commenced an action in the Ontario Superior Court of Justice against the Company and the VP seeking, among other things, damages for alleged breaches of contract and tortious acts related to a business relationship between this former associate and the VP that ceased in July 1996. The plaintiffs’ statement of claim also seeks to enjoin the use, if any, by the Company of three patents allegedly owned by CTI. The three patents are entitled Liquid Formulations for Proteinic Pharmaceuticals, Vaccine Delivery System for Immunization, Using Biodegradable Polymer Microspheres, and Controlled Releases of Drugs or Hormones in Biodegradable Polymer Microspheres. It is the Company’s position that the buccal drug delivery technologies which are the subject matter of the Company’s research, development, and commercialization efforts, including Generex Oral-lyn™ and the RapidMist™ Diabetes Management System, do not make use of, are not derivative of, do not infringe upon, and are entirely different from the intellectual property identified in the plaintiffs’ statement of claim. On July 20, 2001, the Company filed a preliminary motion to dismiss the action of CTI as a nonexistent entity or, alternatively, to stay such action on the grounds of want of authority of such entity to commence the action. The plaintiffs brought a cross motion to amend the statement of claim to substitute Centrum Biotechnologies, Inc. (“CBI”) for CTI. CBI is a corporation of which 50 percent of the shares are owned by the former business associate and the remaining 50 percent are owned by the Company. Consequently, the shareholders of CBI are in a deadlock. The court granted the Company’s motion to dismiss the action of CTI and denied the plaintiffs’ cross motion without prejudice to the former business associate to seek leave to bring a derivative action in the name of or on behalf of CBI. The former business associate subsequently filed an application with the Ontario Superior Court of Justice for an order granting him leave to file an action in the name of and on behalf of CBI against the VP and the Company. The Company opposed the application. In September 2003, the Ontario Superior Court of Justice granted the request and issued an order giving the former business associate leave to file an action in the name of and on behalf of CBI against the VP and the Company. A statement of claim was served in July 2004. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

On April 6, 2010, the Company commenced legal proceedings against TheStreet.com, Inc. and Adam Feuerstein in the Supreme Court of the State of New York (New York, NY) seeking $250,000,000 in damages for business defamation, product disparagement, and injurious falsehood.  The claims arise out of articles authored by Mr. Feuerstein and published on TheStreet.com website on March 19 and March 26, 2010.  In the complaint, the Company contends that the articles disseminate numerous defamatory statements about the Company, its management, and its flagship product, Generex Oral-lyn™, and that the articles put forward several ostensible statements of fact that are, in truth, misleading or outright misstatements made with malicious intent or with a reckless disregard for the truth.  Defendants have filed an answer denying the claims in the complaint and have served discovery requests on the Company.  The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential damages recovered, if any, from this legal proceeding.

In May 2011, Rose C. Perri, the Company’s former Chief Operating Officer and Chief Financial Officer, commenced two proceedings against the Company.  On May 11, 2011, Ms. Perri filed a notice of application in the Ontario Superior Court of Justice, Commercial List, against the Company, two of its affiliates (1097346 Ontario, Inc. and Generex Pharmaceuticals Inc.), three of the Company’s independent directors (John P. Barratt, Nola Masterson and Brian T. McGee), the President and Chief Executive Officer (Mark A. Fletcher), the Chief Operating Officer (David Brusegard) and the Acting Chief Financial Officer (Stephen Fellows).  In the notice of application, Ms. Perri seeks, among other things, a declaration that respondents’ actions, including the termination of Ms. Perri’s employment with the Company, have prejudiced her interest as a shareholder, officer and director of the Company, an order for the production of certain financial records, and the appointment of an interim receiver for our two affiliates.  On July 15, 2011, the court ordered that this matter be heard together with the action brought by Ms. Perri for wrongful termination as described in the next paragraph.   The Company intends to vigorously defend this action and is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

On May 20, 2011, Ms. Perri filed a statement of claim (subsequently amended) in the Ontario Superior Court of Justice, naming as defendants the Company, Mr. Barratt, Ms. Masterson, Mr. McGee, and Mr. Fletcher.  In this action, Ms. Perri has alleged that defendants engaged in discrimination, harassment, bad faith and infliction of mental distress in connection with the termination of her employment with the Company.  Ms. Perri is seeking damages in this action in excess of $7,000,000 for, among other things, breach of contract, breach of fiduciary duty, violations of the Ontario Human Rights Code and aggravated and punitive damages.   On September 20, 2011, the defendants filed a statement of defense and counterclaim, also naming Time Release Corp., Khazak Group Consulting Corp., and David Khazak, C.A. as defendants by counterclaim, and seeking damages of approximately $2.3 million in funds that the defendants allege Ms. Perri wrongly caused the Company to pay to third parties in varying amounts over several years and an accounting of certain third-party payments, plus interests and costs.  The factual basis for the counterclaim involves payments made by the Company to third parties believed to be related to Ms. Perri.  The Company intends to defend this action and pursue its counterclaim vigorously and is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

F-30

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 1, 2011, Golden Bull Estates Ltd. filed a claim (subsequently amended) in the Ontario Superior Court of Justice, naming the Company, 1097346 Ontario, Inc. and Generex Pharmaceuticals Inc. as defendants.  The plaintiff, Golden Bull Estates, is controlled by Ms. Perri.  The plaintiff alleges damages in the amount of $550,000 for breach of contract, $50,000 for punitive damages, plus interest and costs.  The plaintiff’s claims relate to an alleged contract between the plaintiff and the Company for property management services for certain Ontario properties owned by the Company.  The Company terminated the plaintiff’s property management services in April 2011.  Pleadings are closed, and the Company has served a motion for summary judgment.  No date for a hearing on this matter has been scheduled.  The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding

In August 2011, the estate of Antonio Perri, the late father of Ms. Perri, commenced an action against Generex Pharmaceuticals, Inc., the law firm of Brans, Lehun, Baldwin LLP and William Lehun in the Ontario Superior Court of Justice claiming that the estate is entitled to the proceeds of sale (approximately $1,730,000) received by the Company on its sale of two properties to Golden Bull Estates, a company controlled by Ms. Perri.  The suit alleges that no consideration was received when the Company purchased the two properties from Antonio Perri in 1998.  The Company intends to respond to this statement of claim and to defend this action vigorously. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

The Company is involved in certain other legal proceedings in addition to those specifically described herein. Subject to the uncertainty inherent in all litigation, the Company does not believe at the present time that the resolution of any of these legal proceedings is likely to have a material adverse effect on the Company’s financial position, operations or cash flows.

With respect to all litigation, as additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to accrued liabilities and other potential exposures.

Employment Agreements

As of July 31, 2011, the Company had an employment arrangement with its President & Chief Executive Officer, whereby the Company is required to pay an annual base salary of $475,000.  The term of service for this executive extended through March 16, 2008, which term had not been formally extended as of July 31, 2011.  In the event the agreement is terminated, by reason other than cause, death, voluntary retirement or disability, the Company is required to pay the employee in one lump sum twelve months base salary and the average annual bonus.

As of July 31, 2011, the Company has an employment agreement with an executive expiring March 2012, whereby the Company is required to pay an annual base salary of $225,000.  In the event the agreement is terminated, by reason other than cause, death, voluntary retirement or disability, the Company is required to pay the employee in one lump sum twelve months base salary and the average annual bonus.

As of July 31, 2011, the Company has three at will employment agreements with Antigen employees requiring the Company to pay an annual aggregate salary of $503,341 to the three employees.  In the event any agreement is terminated by reason other than death, disability, a voluntary termination not for good reason (as defined in the agreement) or a termination for cause, the Company is required to pay the employee severance in accordance with the terms of the individual employment agreement.

Collaboration Agreements

The Company has a research and development agreement with Fertin Pharma A/S (Fertin) whereby the parties have established collaboration for the development of a metformin medicinal chewing gum for the treatment of Type-2 diabetes mellitus and obesity.  The agreement includes certain milestone payments required of the Company upon Fertin’s completion of various development phases.  The Company is required to pay all development costs related to the development of the product together with royalty payments amounting to five percent of the sale or licensing of the products.  In lieu of receiving reimbursement for development costs, Fertin, at its discretion and upon written notice, may elect to receive royalty payments amounting to twenty-five percent of the sale or licensing of the products.  The agreement shall remain in effect ten years from the date of market introduction and commercial sale.  Either party may terminate the agreement by providing sixty days written notice.  Through the fiscal year ended July 31, 2011, the Company has not paid any milestone or royalty payments relating to this agreement and has paid approximately $223,000, in the aggregate, to Fertin under the agreement for materials and development costs.

F-31

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Amarantus - Letter of Agreement

On May 30, 2011, the Company entered into a binding letter agreement with Amarantus Biosciences, Inc. (“Amarantus”), relating to an arrangement for intellectual property licensing and collaboration.  Pursuant to the letter agreement, definitive agreements were to be delivered on July 15, 2011, but definitive agreements have not yet been delivered or signed to date.  Under the letter agreement, the Company will grant an exclusive, worldwide license to its buccal drug delivery technologies to Amarantus for use with certain of Amarantus’ proprietary technologies in exchange for a non-refundable license fee of $10 million.   Amarantus will bear all costs associated with such use, but the Company will retain ownership of any improvements to its buccal drug delivery technologies.  The license fee will be payable in whole or in part in shares of Amarantus common stock.  The number of shares of Amarantus common stock to be issued to the Company on the closing date in payment of the license fee may not exceed 9.99% of Amarantus’ issued and outstanding shares of common stock.  To the extent the license fee is not paid by Amarantus common stock, the remaining balance will be paid pursuant to a Promissory Note to be issued to the Company for the balance of the license fee.  The Company will have the option to terminate the letter agreement if, on the closing date, either: (1) the number of shares of Amarantus common stock issued in part payment of the license fee is less than 7,125,000 shares, or (2) the amount of the Promissory Note issued in payment of the remainder of the license fee is more than $5,000,000.

In addition, the parties will collaborate in the research and development of certain of Amarantus’ proprietary technologies for application in the treatment of diabetes.  The Company will fund direct expenditures incurred in the collaborative research and development in accordance with a budget to be agreed upon, up to a maximum of $5,000,000 over a period of three years.  The Company will have the option to acquire licenses to certain Amarantus technologies in connection with collaborative developments in the treatment of diabetes.

The letter agreement provides that Amarantus will pay the Company a 10% royalty on future gross sales of products which use the Company’s technologies, in addition to milestone payments upon achieving certain levels of gross sales and royalties representing a portion of any licensing or sublicensing arrangements that Amarantus enters into for the commercialization of products which use the Company’s technologies.

Note 10 - Related Party Transactions:

Through April 20, 2011, the Company used a management company to manage all of its real estate properties. The property management company is owned by two of the Company’s former executive officers.  For the years ended July 31, 2011, 2010 and 2009, the Company has paid the management company $40,778, $55,691 and $47,981, respectively, in management fees.  The arrangement with the management company was formally terminated on April 20, 2011 and no further property management fees will be paid to this company.

Note 11 - Long-Term Debt:

Long-term debt consists of the following:

	July 31,
	2011	2010
Mortgage payable - interest at 6.822 percent per annum, monthly principal and interest payments of $2,447, due August 2011, secured by real property located at 98 Stafford Drive, Brampton, Canada	$264,908	$$255,674

Mortgage payable - interest at 6.822 percent per annum, monthly principal and interest payments of $3,947, due August 2011, secured by real property located at 1740 Sismet Road, Mississauga, Canada	427,255	412,362

Mortgage payable - interest at 6.75 percent per annum, monthly payments of principal and interest of $6,317, due May 2015, secured by first mortgage over real property located at 17 Carlaw Avenue and 33 Harbour Square, Toronto, Canada	645,443	627,056

Mortgage payable - interest at 10.0 percent per annum, monthly payments of principal and interest of $2,738, due November 2013, secured by real property located at 13-14, 11 Carlaw Avenue, Toronto, Canada	186,632	185,665

Mortgage payable - interest at 8.5 percent per annum, monthly payments of interest only of $2,964, principal payment due August 2012 secured by real property located at 10-11, 11 Carlaw Avenue, Toronto, Canada	418,480	387,600

Mortgage payable - interest at 5.91 percent per annum, monthly interest payments of $9,633, principal due April 2014, secured by secondary rights to real property located at 1-8, 11 Carlaw Avenue, Toronto, Canada	1,137,348	1,097,575

Total Debt	3,080,066	2,965,932

Less Current Maturities of Long-Term Debt	1,210,271	1,141,861

Total Long-Term Debt	$1,869,795	$1,824,071
F-32

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Aggregate maturities of long-term debt of the Company due within the next five years are as follows:

Year	Amount

2012	$1,210,271
2013	106,545
2014	1,226,510
2015	34,240
2016	502,500
Thereafter	—
Total	$3,080,066

The mortgages related to the properties at 98 Stafford Drive, Brampton and 1740 Sismet Road, Mississauga were discharged on August 26, 2011, in conjunction with the sales of those properties.

For the years ended July 31, 2011, 2010 and 2009, the Company incurred $205,539, $206,838 and $193,351, respectively in interest expense on its long-term debt.

Note 12 - Series A 9% Convertible Preferred Stock:

The Company has authorized 5,500 shares of Series A 9% Convertible Preferred Stock with a stated value of one-thousand ($1,000.00) per share.  Pursuant to a securities purchase agreement dated July 8, 2011, the Company sold an aggregate of 2,575 shares of convertible preferred stock, as well as 17,166,666 accompanying warrants. An aggregate of 17,166,667 shares of the Company’s common stock are issuable upon conversion of the convertible preferred stock which was issued at the initial closing.

Subject to certain ownership limitations, the convertible preferred stock is convertible at the option of the holder at any time into shares of the Company’s common stock at an effective conversion price of $0.15 per share, and will accrue a 9% dividend until July 8, 2014 and, beginning on July 8, 2014 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend will be payable quarterly on September 30, December 31, March 31 and June 30, beginning on September 30, 2011 and on each conversion date in cash, or at the Company’s option, in shares of common stock. In the event that the convertible preferred stock is converted prior to July 8, 2014, the Company will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at the Company’s option, in shares of its common stock. In addition, beginning July 8, 2014, the Company will pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, and if such dividends are paid. The Company will incur a late fee of 18% per annum on unpaid dividends.

The conversion price of the convertible preferred stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

The Company may become obligated to redeem the convertible preferred stock in cash upon the occurrence of certain triggering events, including the failure to provide an effective registration statement covering shares of common stock issuable upon conversion of the convertible preferred stock, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of the Company’s common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock.

F-33

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In conjunction with the issuance of the convertible preferred stock, the Company also issued 17,166,666 warrants to the investors.  Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.25 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.  These warrants have been classified as derivative liabilities and are described further in Note 13 – Derivative Liabilities.

In addition, until the first anniversary of date of the securities purchase agreement, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $2,575,000, which units will have terms identical to the units of convertible preferred stock and warrants issued in connection with the July 2011 closing.  These additional investment rights of the investors have been classified as derivative liabilities and are described further in Note 13 – Derivative Liabilities.

As of July 31, 2011, 8,586,665 shares of common stock had been issued upon the conversion of 1,288 shares of convertible preferred stock and 2,323,083 shares of common stock were issued as “make whole payments” on such conversions of the convertible preferred stock.  As of July 31, 2011, there remained 1,287 shares of convertible preferred stock outstanding which are discounted at 100% of their face value of $1,287,000 and are classified in equity on the consolidated balance sheet under the caption “Series A 9% Convertible Preferred Stock”.  The “make whole payments” on the remaining convertible preferred stock in the amount of $347,490 are included in Accounts Payable and Accrued Expenses (see Note 8).  The total make whole payments at the date of issuance, in the amount of $695,250, were accrued on the issuance date, with such amount allocated as described directly below, when accounting for the initial proceeds from the convertible preferred stock financing.

Accounting for proceeds from the convertible preferred stock financing

The net cash proceeds from the convertible preferred stock financing were $2,315,000.  The proceeds from the financing were  allocated first to the warrants that were issued in the financing, second to the additional investment rights associated with the financing and third to the make whole payments.  As the assigned fair values were greater than the net cash proceeds from the transaction, the excess was treated as a “deemed dividend” for accounting purposes and is reported on the Company’s consolidated statement of operations under the caption “Preferred Stock Dividend”.  The calculation methodologies for the fair values of the derivative warrant liability and the derivative additional investment rights liability are described in Note 13 – Derivative Liabilities below.  The fair values assigned to each component and the calculation of the amount of the deemed dividend are as follows:

Accounting allocation of initial proceeds
Net proceeds	$2,315,000
Derivative warrant liability fair value	(1,871,167)
Derivative additional investment rights fair value	(515,000)
Make whole payments liability	(695,250)
Deemed dividend	$(766,417)

Subsequent to July 31, 2011, up to the date of this report, an additional 667 shares of convertible preferred stock were converted to common stock in accordance with the terms of the securities purchase agreement dated July 8, 2011. As of September 30, 2011, as well as the date of this report, 620 shares of convertible preferred stock remained outstanding. The September 30, 2011 quarterly dividend payment of $12,383, as pro-rated for the period from July 8, to September 30, 2011 was paid in shares of the Company’s common stock.

Note 13 - Derivative Liabilities:

Derivative warrant liability

The Company has warrants outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the exercise price of the warrants.  Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.  As of August 1, 2009, the Company accounted for its warrants with price protection in accordance with FASB ASC Topic 815.

F-34

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting for Derivative Warrant Liability

The Company’s derivative warrant instruments have been measured at fair value at July 31, 2011 and 2010 using the binomial lattice model.  The Company recognizes all of its warrants with price protection in its consolidated balance sheet as liabilities.  The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations.  The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s cash flows.

The derivative warrants outstanding at July 31, 2011 are all currently exercisable with a weighted-average remaining life of 4.70 years.

The revaluation of the warrants at each reporting period, as well as the charges associated with issuing additional warrants due to the price protection features, resulted in the recognition of income of $2,220,916 and $4,125,590 within the Company’s consolidated statements of operations for the fiscal years ended July 31, 2011 and 2010, respectively, under the caption “Change in fair value of derivative warrant liability”.  The fair value of the warrants at July 31, 2011 and 2010 is $8,745,508 and $5,679,721, respectively, which is reported on the consolidated balance sheet under the caption “Derivative Warrant Liability”.  The following summarizes the changes in the value of the derivative warrant liability from the date of the Company’s adoption of the provisions of FASB ASC Topic 815 on August 1, 2009 until July 31, 2011:

	Value	No. of Warrants
Balance at August 1, 2009– Derivative warrant liability	$19,825,865	35,966,118
Exercise of warrants classified as derivative warrant liabilities	(10,020,554)	(19,462,778)
Decrease in fair value of derivative warrant liability	(4,125,590)	n/a
Balance at July 31, 2010 – Derivative warrant liability	$5,679,721	16,503,340
Additional warrants issued in January to April 2011 financings	3,415,536	16,056,000
Additional warrants issued in July 2011 financing	1,871,167	17,166,666
Additional warrants from price protection features of existing warrants	3,867,678	30,508,011
Decrease in fair value of derivative warrant liability	(6,088,594)	n/a
Balance at July 31, 2011 – Derivative warrant liability	$8,745,508	80,234,017

Fair Value Assumptions Used in Accounting for Derivative Warrant Liability

The Company has determined its derivative warrant liability to be a Level 2 fair value measurement and has used the binominal lattice pricing model to calculate the fair value as of July 31, 2011 and 2010.  The binomial lattice model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.  Because the warrants contain the price protection feature, the probability that the exercise price of the warrants would decrease as the stock price decreased was incorporated into the valuation calculations.  The key inputs used in the July 31, 2011 and 2010 fair value calculations were as follows:

	July 31,
	2011	2010

Current exercise price	$0.15 and $0.25	$0.33
Time to expiration	4.70 years	5.75 years
Risk-free interest rate	1.23%	1.87%
Estimated volatility	108%	104%
Dividend	-0-	-0-
Stock price on July 31	$0.13	$0.40

Derivative additional investment rights liability

The benefit received by the participants in the July 2011 Series A 9% Convertible Preferred Stock transaction in respect to the right to make an additional investment with the same terms as the July 2011 transaction was determined to be an embedded derivative instrument and has been measured at fair value using the binomial lattice model.  The liability will be revalued at each subsequent reporting period prior to its expiry in July 2012 and any changes in fair value will be recognized in the consolidated statements of operations.  The initial recognition and subsequent changes in fair value of the derivative additional investment rights liability have no effect on the Company’s cash flows.

F-35

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has determined the derivative additional investment rights liability to be a Level 2 fair value measurement and has used the binominal lattice pricing model at the date of issuance on July 8, 2011 and as of July 31, 2011 to measure the fair value.  The fair value of the derivative liability associated with the additional investment rights was determined to be $515,000.  The key inputs used in the fair value calculations were as follows:

Current exercise price	$0.25
Time to expiration	1.0 year
Risk-free interest rate	1.23%
Estimated volatility	58%
Dividend	-0-
Stock price	$0.13

Note 14 - Stockholders’ (Deficiency)/Equity:

Warrants

As of July 31, 2011, the Company has the following warrants to purchase common stock outstanding:

Number of Shares	Warrant Exercise		Warrant
To be Purchased	Price per Share		Expiration Date

100,000	$1.71		March 3, 2012
140,000	$1.45		May 27, 2012
365,625	$0.33		May 31, 2012
50,000	$0.94		March 9, 2013
125,000	$3.75		March 26, 2013
8,844,926	$0.76		December 15, 2014
3,572,971	$0.79		February 4, 2015
300,000	$0.39	(average)	February 9, 2015
200,000	$1.25		March 7, 2015
6,022,651	$1.00		March 15, 2015
26,760,001	$0.15		January 16, 2016*
30,648,261	$0.15		March 31, 2016*
17,166,666	$0.25		July 11, 2016*
5,659,089	$0.15		September 30, 2016*
99,955,190

* Subject to price protection provisions as described below.

The outstanding warrants at July 31, 2011 have a weighted average exercise price of $0.31 per share and have a weighted average remaining life of 4.45 years.

The Company has 26,760,001 warrants with a current exercise price of $0.15 and an expiry date of January 16, 2016, 30,648,261 warrants with a current exercise price of $0.15 and an expiry date of March 31, 2016, 17,166,666 warrants with a current exercise price of $0.25 and an expiry date of July 11, 2016 and 5,659,089 warrants with a current exercise price of $0.15 and an expiry date of September 30, (80,234,017 warrants in total), which have price protection provisions that allow for the reduction in the current exercise price upon the occurrence of certain events, including the Company’s issuance of common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the exercise price then in effect.  For instance, if the Company issues shares of its common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance.  Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants described above that were issued in connection with the March 2008 private placement.  (a) shares of common stock or standard options to the Company’s directors, officers, employees or consultants pursuant to a board-approved equity compensation program or other contract or arrangement (up to an aggregate amount of 5,608,926, representing 5% of the common stock issued and outstanding immediately prior to March 31, 2008); (b) shares of common stock issued upon the conversion or exercise of any security, right or other instrument convertible or exchangeable into common stock (or securities exchangeable into common stock) issued prior to March 31, 2008; (c) the shares of common stock issued upon exercise of the warrants issued in March 2008; and (d) shares of common stock and warrants in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, the primary purpose of which is not to raise capital, and which are approved in good faith by the Company’s board of directors (up to an aggregate number of 11,217,852, representing 10% of the shares of common stock issued and outstanding immediately prior to March 31, 2008). On July 8, 2011, the Company’s issuance of common stock triggered the price protection features of the warrants that were issued in March 2008 resulting in a decrease of the exercise price from $0.25 to $0.15 per share and an increase in the number of warrants from 21,784,410 to 36,307,350.

F-36

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on January 25, 2011 and in March and April 2011:   (I) (a) shares of common stock or options to employees, officers, or directors of the Company pursuant to plans approved by a majority of the non-employee directors of the Company or pursuant to independent contractors pursuant to other agreements or arrangements in existence as of January 24, 2011, (b) securities issued upon the exercise or exchange of or conversion of any securities issued under the Securities Purchase Agreement dated January 24, 2011 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on January 24, 2011, provided that such securities have not been amended since their issue date through the date of conversion, exercise or exchange to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (except certain adjustments to warrants expiring in March 2016 and September 2016 are not prohibited), and (c) shares of common stock or warrants to trade vendors of the Company approved by a majority of the non-employee members of the Board of Directors; provided that (II) (i) the shares issued under paragraphs I(a) and I(c) shall not, in the aggregate exceed 1,500,000 shares in each 30-day period during the first 90 days after January 24, 2011, (ii) there is a reasonable relationship between the value of the common stock or options issued pursuant to paragraphs I(a) and I(c) and the value of services rendered or goods provided and (iii) the Company does not rely in whole or in part on the exemptions provided in Sections 3(a)(9) or 3(a)(10) of the Securities Act.  On July 8, 2011, the Company’s issuance of common stock triggered the price protection features of the warrants that were issued on January 25, 2011 and in March and April 2011 resulting in a decrease of the exercise price from $0.25 to $0.15 per share and an increase in the number of warrants from 16,056,000 to 26,760,001.

The Company accounts for the warrants with price protection provisions in accordance with FASB ASC Topic 815 as described in Note 13 above.

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock with a par value of one-tenth of a cent ($.001) per share.  The preferred stock may be issued in various series and shall have preference as to dividends and to liquidation of the Company.  The Company’s Board of Directors is authorized to establish the specific rights, preferences, voting privileges and restrictions of such preferred stock, or any series thereof.  At July 31, 2010, no shares of preferred stock were issued or outstanding. At July 31, 2011, 1,287 shares of the Company’s non-voting Series A 9% Convertible Preferred Stock were issued and outstanding.  See Note 12 - Series A 9% Convertible Preferred Stock above.

Equity Instruments Issued for Services Rendered

During the years ended July 31, 2011, 2010 and 2009, the Company issued stock options, warrants and shares of common stock in exchange for services rendered to the Company.  The fair value of each stock option and warrant was valued using the Black Scholes pricing model which takes into account as of the grant date the exercise price and expected life of the stock option or warrant, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk free interest rate for the term of the stock option or warrant.  Shares of common stock are valued at the quoted market price on the date of grant.  The fair value of each grant was charged to the related expense in the consolidated statement of operations for the services received.

Note 15 – Stock-Based Compensation:

Stock Option Plans

As of July 31, 2011, the Company had three stockholder-approved stock incentive plans under which shares and options exercisable for shares of common stock have been or may be granted to employees, directors, consultants and advisors. A total of 2,000,000 shares of common stock are reserved for issuance under the 2000 Stock Option Plan (the 2000 Plan), a total of 12,000,000 shares of common stock are reserved for issuance under the 2001 Stock Option Plan (the 2001 Plan) and 30,000,000 shares of common stock are reserved for issuance under the 2006 Stock Plan (the 2006 Plan). In July 2009, the 2006 Plan was amended to increase the reserved shares from 10,000,000 to 30,000,000.  Restricted shares can only be issued under the 2006 Plan. At July 31, 2011, there were 2,000,000, 3,617,194 and 15,096,290 shares of common stock reserved for future awards under the 2000 Plan, 2001 Plan and 2006 Plan, respectively.  The Company issues new shares of common stock from the shares reserved under the respective Plans upon conversion or exercise of options and issuance of restricted shares.

F-37

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The 2000, 2001 and 2006 Plans (the Plans) are administered by the Board of Directors (the Board). The Board is authorized to select from among eligible employees, directors, advisors and consultants those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any options granted hereunder is within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees and non-employee directors, advisors and consultants are eligible to receive options which are not ISOs, i.e. “Non-Qualified Options.” The options granted by the Board in connection with its adoption of the Plans were Non-Qualified Options. In addition, the 2006 Plan also provides for restricted stock grants.

Share-based employee compensation related to stock options for the years ended July 31, 2011, 2010 and 2009 amounted to $936,465, $885,872 and $45,417 for each year and were charged to the consolidated statements of operations.  Share-based employee compensation related to common stock grants for the years ended July 31, 2011, 2010 and 2009 amounted to $100,999 $104,738 and $198,128, respectively, and were charged to the consolidated statements of operations.

The fair value of each option granted is estimated on grant date using the Black-Scholes option pricing model which takes into account as of the grant date the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.  The following is the average of the data used to calculate the fair value:

	Risk-Free	Expected	Expected	Expected
	Interest Rate	Life (Years)	Volatility	Dividends

July 31, 2011	0.013%	5.0	101%	-0-
July 31, 2010	0.14%	6.5	104%	-0-
July 31, 2009	0.17%	5.0	101%	-0-

The following is a summary of the common stock options granted, forfeited or expired and exercised under the Plan:

		Weighted Average
		Exercise Price
	Options	per Share

Outstanding August 1, 2008	6,246,638	$0.66
Granted	50,000	$0.29
Forfeited or expired	(1,129,500)	$1.68
Exercised	(100,000)	$0.56
Outstanding - July 31, 2009	5,067,138	$0.44
Granted	2,705,000	$0.63
Forfeited	(270,000)	$0.92
Expired	(36,500)	$0.63
Exercised	—	$0.00
Outstanding - July 31, 2010	7,465,638	$0.49
Granted	3,300,000	$0.28
Forfeited or expired	(2,848,704)	$0.41
Exercised	(576,752)	$0.001
Outstanding - July 31, 2011	7,340,182	$0.46
Exercisable - July 31, 2011	6,494,346	$0.44

The 7,340,182 outstanding options at July 31, 2011 had a weighted average remaining contractual term of 4.5 years.

Options typically vest over a period of two to four years and have a contractual life of five to ten years.

F-38

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of the non-vested common stock options granted, vested and forfeited under the Plan:

		Weighted Average
		Grant Date
	Options	Fair Value

Outstanding - August 1, 2010	2,021,669	$0.53
Granted	3,300,000	$0.21
Vested	(4,097,082)	$0.28
Forfeited	(378,751)	$0.55
Outstanding - July 31, 2011	845,836	$0.50

As of July 31, 2011, the Company had $190,349 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan.  That cost is expected to be recognized over a weighted-average period of 2.2 years.

During the twelve months ended July 31, 2011, the Company granted 3,300,000 options to executives, directors and management employees, as compensation. The total fair value of the options at the date of grant was $692,010. The options vested immediately and a charge of $692,010 was recorded at the date of grant. The fair value of each option granted was estimated on the grant date using the Black-Scholes option pricing model, taking into account the grant date exercise price and current price of the underlying stock of $0.282, an expected life of the option of 5 years, an expected volatility of 101.3%, expected dividends on the stock of $0 and the risk-free interest rate for the term of the option of 0.13%.

During the twelve months ended July 31, 2010, the Company modified the terms of 4,535,638 outstanding options which resulted in a charge to operations in the amount of $875,773.  The fair value of modification cost is estimated as the difference of options’ fair value before and after modification date.  The estimates employ the Black-Scholes option pricing model, which takes into account the exercise price ($0.001 – $0.94), expected life of the option (5 years), the current price of the underlying stock ($0.59) and its expected volatility (109.05%), expected dividends on the stock ($0) and the risk-free interest rate for the term of the option (0.11%).

The following table summarizes information on stock options outstanding at July 31, 2011:

	Options Outstanding
			Weighted
	Number	Weighted	Average
	Outstanding	Average	Remaining	Aggregate
Range of	at	Exercise	Life	Intrinsic
Exercise Price	July 31, 2011	Price	(Years)	Value
$0.001 - $0.18	542,154	$0.001	3.24
$0.19 - $0.56	3,450,000	$0.28	4.60
$0.57 - $0.63	550,000	$0.59	3.24
$0.64 - $0.65	1,758,250	$0.64	5.82
$0.66 - $0.96	1,039,778	$0.94	3.24
	7,340,182	$0.46	4.50	$69,938

	Options Exercisable
			Weighted
	Number	Weighted	Average
	Outstanding	Average	Remaining	Aggregate
Range of	at	Exercise	Life	Intrinsic
Exercise Price	July 31, 2011	Price	(Years)	Value
$0.001 - $0.18	542,154	$0.001	3.24
$0.19 - $0.56	3,450,000	$0.28	4.60
$0.57 - $0.63	550,000	$0.59	3.24
$0.64 - $0.65	912,414	$0.64	6.57
$0.66 - $0.96	1,039,778	$0.94	3.24
	6,494,346	$0.44	4.43	$69,938

	For the Year Ended July 31,
	2011	2010	2009

Weighted Average Grant Date Fair Value of Options Granted	$0.21	$0.53	$0.22
Aggregate Intrinsic Value of Options Exercised	$166,681	$—	$15,111
Cash Received for Exercise of Stock Options	$577	$—	$56,000
F-39

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The intrinsic value is calculated as the difference between the market value as of July 31, 2011, 2010 and 2009 and the exercise price of the shares on the respective dates.  The market values as of July 31, 2011, 2010 and 2009 were $0.13, $0.40, and $0.65, respectively, based on the high and low bid information for July 31, 2011 and as reported by the NASDAQ Stock Market as of July 31, 2010 and 2009.

Note 16 - Qualifying Therapeutic Discovery Project Program:

In the Company’s second fiscal quarter ended January 31, 2011, the Company’s wholly-owned subsidiary Antigen Express, Inc. received notification that it had been awarded a total cash grant of $488,959 under the Qualifying Therapeutic Discovery Project program administered under Section 48D of the Internal Revenue Code, all of which relates to qualifying expenses that had previously been incurred.  The Company recognized the full amount of the grant in the fiscal year ended July 31, 2011, as the Company has already incurred all of the qualifying expenses and the amount has been fully received.  Since this program is non-recurring in nature, the Company elected to classify this payment as other income in the consolidated statements of operations for the fiscal year ended July 31, 2011 and it is reported in the “Miscellaneous Income” line item.

Note 17 - Net Loss per Share:

Basic loss per share (“EPS”) and Diluted EPS for the years ended July 31, 2011, 2010 and 2009 have been computed by dividing the net loss available to common stockholders for each respective period by the weighted average shares outstanding during that period.  All outstanding options, warrants, non-vested restricted stock and shares to be issued upon conversion of the outstanding convertible preferred stock, representing approximately 115,875,372, 44,892,383 and  51,560,258 incremental shares, have been excluded from the respective 2011, 2010 and 2009 computation of diluted EPS as they are anti-dilutive due to the losses generated.

Note 18 - Supplemental Disclosure of Cash Flow Information:

	For the Years Ended July 31,
	2011	2010	2009
Cash paid during the year for:
Interest	$208,906	$210,082	$1,075,889
Income taxes	$—	$—	$—

Disclosure of non-cash investing and financing activities:

Year Ended July 31, 2011
Issuance of common stock as payment of dividends on preferred stock	$347,760
Issuance of common stock as satisfaction of accounts payable and accrued expenses	$1,110,867

Year Ended July 31, 2010
Issuance of common stock in satisfaction of accounts payable and accrued expenses	$3,012,595
Par value of common stock issued in conjunction with cashless exercise of warrants	$7,636

Year Ended July 31, 2009
Issuance of common stock as repayment of convertible debentures	$16,112,399
Par value of common stock issued in conjunction with cashless exercise of warrants	$9,909
Purchase of property and equipment through the issuance of obligations under capital lease	$83,002
Issuance of common stock as satisfaction of accounts payable and accrued expenses	$438,697
F-40

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 - Segment Information:

The Company follows FASB ASC Topic 815 which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports.  This Topic also establishes standards for related disclosures about products and services, geographic areas, and major customers.

This Topic uses a management approach for determining segments.  The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments.  The Company’s management reporting structure provides for only one segment: the research, development and commercialization of drug delivery systems and technologies for metabolic and immunological diseases.

The regions and countries in which the Company had identifiable assets and revenues are presented in the following table.  Identifiable assets are those that can be directly associated with a geographic area.

	2011	2010	2009
Identifiable Assets

Canada	$8,822,831	$20,966,421	$21,491,898
United States	3,128,053	3,154,963	3,321,859
Middle East, North Africa (MENA)	55,481	453,616	—
Total	$12,006,365	$24,575,000	$24,813,757

Revenue

Canada	$61,111	$95,252	$49,337
United States	60,867	430,516	605,238
Middle East, North Africa (MENA)	169,650	646,843	463,934
Total	$291,628	$1,172,611	$1,118,509

Note 20 - Collaborative Agreements:

The Company has a research and development agreement with Fertin Pharma A/S whereby the parties have established collaboration for the development of a metformin medicinal chewing gum for the treatment of Type-2 diabetes mellitus and obesity (see Note 9).

Note 21 – Quarterly Information (Unaudited):

The following schedule sets forth certain unaudited financial data for the preceding eight quarters ending July 31, 2011.  In our opinion, the unaudited information set forth below has been prepared on the same basis as the audited information and includes all adjustments necessary to present fairly the information set forth herein.  The operating results for the quarter are not indicative of results for any future period.

	Q1	Q2	Q3	Q4
Fiscal Year July 31, 2011:
Revenues, net	$173,943	$29,560	$65,583	$22,542
Operating Loss	$(7,773,820)	$(5,967,558)	$(5,061,959)	$(5,729,745)
Net Loss	$(6,877,267)	$(5,236,906)	$(4,116,953)	$(5,444,741)
Net Loss available to common stockholders	$(6,877,267)	$(5,236,906)	$(4,116,953)	$(6,211,158)
Net Loss per share	$(0.03)	$(0.02)	$(0.01)	$(0.02)

Fiscal Year July 31, 2010:
Revenues, net	$97,542	$431,344	$327,698	$316,027
Operating Loss	$(8,181,433)	$(7,339,090)	$(7,361,288)	$6,548,006)
Net Loss	$(5,142,385)	$(9,294,218)	$(4,567,550)	$(6,275,787)
Net Loss available to common stockholders	$(5,142,385)	$(9,294,218)	$(4,567,550)	$(6,275,787)
Net Loss per share	$(0.02)	$(0.04)	$(0.02)	$(0.02)

Note 22 - Subsequent Events:

On August 26, 2011, the Company sold two of its commercial properties held as investments for gross proceeds of $1,809,926.  These properties had a net book value of $1,073,837 and the resulting gain on sale of these investment properties will be recognized in the first quarter of fiscal 2012.  The net cash proceeds after discharge of mortgages and payment of real estate commissions was just over $1,000,000.

The Company has evaluated subsequent events occurring after the balance sheet date through the date the consolidated financial statements were issued.

On September 28, 2011, the Company signed a letter agreement agreeing to convert an unsecured payable from May 2009 in the amount of approximately $1.1 million to a balance inclusive of interest and fees of approximately $2.2 million.  Per the letter agreement, such balance will be settled in Antigen stock following the proposed spinout of Antigen.  The balance per the letter agreement has been accrued at July 31, 2011 and has been included in our consolidated balance sheet under accounts payable and accrued expenses as of such date.

F-41

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	January 31, 2012	July 31, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$544,777	$2,798,797
Accounts receivable	—	8,690
Inventory (Note 5)	500,571	717,442
Other current assets (Notes 12 and 14)	1,469,233	225,052
Total Current Assets	2,514,581	3,749,981

Property and Equipment, Net	1,118,502	1,271,867
Assets Held for Investment, Net	2,390,584	3,634,929
Patents, Net	3,118,396	3,349,588

TOTAL ASSETS	$9,142,063	$12,006,365

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable and accrued expenses (Note 6)	$7,078,240	$7,738,179
Deferred revenue	357,182	369,748
Current maturities of long-term debt (Note 14)	3,995,629	1,210,271
Total Current Liabilities	11,431,051	9,318,198

Long-Term Debt, Net	720,598	1,869,795

Derivative Warrant Liability (Note 11)	8,580,025	8,745,508

Derivative Additional Investment Rights Liability (Note 11)	241,884	515,000

Total Liabilities	20,973,558	20,448,501

Commitments and Contingencies (Notes 7 and 8)

Stockholders’ Deficiency (Note 10):
Series A 9% Convertible Preferred Stock, $1,000 par value; authorized 5,500 shares at January 31, 2012 and July 31, 2011, respectively ; -0- and 1,287 shares issued and outstanding at January 31, 2012 and July 31, 2011, respectively	—	—
Common stock, $.001 par value; authorized 750,000,000 shares at January 31, 2012 and July 31, 2011, respectively; 334,105,150 and 308,519,768 shares issued and outstanding at January 31, 2012 and July 31, 2011, respectively	334,105	308,520
Additional paid-in capital	343,576,917	338,124,525
Deficit accumulated during the development stage	(356,527,053)	(347,744,756)
Accumulated other comprehensive income	784,536	869,575
Total Stockholders’ Deficiency	(11,831,495)	(8,442,136)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$9,142,063	$12,006,365

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-42

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

					Cumulative From
					November 2, 1995
	For the Six Months Ended		For the Three Months Ended		(Date of Inception)
	January 31,		January 31,		January 31,
	2012	2011	2012	2011	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$14,889	$203,503	$4,958	$29,560	$5,097,022

Cost of Goods Sold	6,892	87,878	3,630	23,766	1,616,158

Gross profit	7,997	115,625	1,328	5,794	3,480,864

Operating Expenses:
Research and development	2,708,668	6,105,057	729,166	3,227,057	129,697,396
Research and development - related party	—	—	—	—	220,218
Selling and marketing	149,058	598,950	73,397	194,463	9,317,097
General and administrative	2,406,280	7,152,996	984,996	2,551,832	145,319,257
General and administrative - related party	—	—	—	—	314,328
Total Operating Expenses	5,264,006	13,857,003	1,787,559	5,973,352	284,868,296

Operating Loss	(5,256,009)	(13,741,378)	(1,786,231)	(5,967,558)	(281,387,432)

Other Income (Expense):
Miscellaneous income	—	488,959	—	488,959	686,303
Income from assets held for investment, net (Note 13)	780,324	166,282	68,249	91,952	2,908,365
Interest income	765	4,831	246	1,600	7,781,139
Interest expense	(94,832)	(101,084)	(59,911)	(50,544)	(68,510,989)
Change in fair value of derivative liabilities (Note 11)	(4,212,545)	1,068,217	(7,341,004)	198,685	(3,847,082	)(1)
Loss on extinguishment of debt	—	—	—	—	(14,134,068)

Net Loss Before Undernoted	(8,782,297)	(12,114,173)	(9,118,651)	(5,236,906)	(356,503,764)

Minority Interest Share of Loss	—	—	—	—	3,038,185

Net Loss	(8,782,297)	(12,114,173)	(9,118,651)	(5,236,906)	(353,465,579)

Preferred Stock Dividend	—	—	—	—	3,061,474

Net LossAvailable to Common Stockholders	$(8,782,297)	$(12,114,173)	$(9,118,651)	$(5,236,906)	$(356,527,053)

Basic and Diluted Net Loss Per Common Share (see Note 9)	$(.03)	$(.04)	$(.03)	$(.02)

Weighted Average Number of Shares of Common Stock Outstanding - basic and diluted (Note 9)	316,950,033	273,945,717	320,557,459	277,337,452

(1) Includes $5,981,403 as adjustment related to the adoption of FASB ASC Topic 815 in "Cumulative from November 2, 1995

     (Date of Inception) to January 31, 2012" column. See Note 11 - Derivative Warrant Liability.

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-43

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			Cumulative From
	For the Six Months		November 2, 1995
	Ended January 31,		(Date of Inception)
	2012	2011	to January 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(8,782,297)	$(12,114,173)	$(353,465,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	320,127	375,765	9,616,009
Minority interest share of loss	—	—	(3,038,185)
Reduction of notes receivable - common stock in exchange for services rendered	—	—	423,882
Write-off of uncollectible notes receivable - common stock	—	—	391,103
Write-off of deferred offering costs	—	—	3,406,196
Write-off of abandoned patents	88,582	—	1,001,778
Gain on disposal of property and equipment	(726,464)	—	(689,675)
Loss on extinguishment of debt	—	—	14,134,069
Common stock issued as employee compensation	11,783	50,500	3,893,177
Amortization of options and option modifications as stock compensation	44,415	140,241	2,853,257
Common stock issued for services rendered	393,145	1,681,795	14,200,979
Amortization of prepaid services in conjunction with common stock issuance	—	—	138,375
Non-cash compensation expense	—	—	45,390
Stock options and warrants issued for services rendered	—	—	7,956,723
Issuance of warrants as additional exercise right inducement	—	—	21,437,909
Preferred stock issued for services rendered	—	—	100
Treasury stock redeemed for non-performance of services	—	—	(138,000)
Amortization of deferred debt issuance costs and loan origination fees	—	—	2,405,629
Amortization of discount on convertible debentures	—	—	38,345,592
Common stock issued for interest on convertible debentures & preferred stock	347,490	—	1,105,004
Interest on short-term advance	—	—	22,190
Founders’ shares transferred for services rendered	—	—	353,506
Fees in connection with refinancing of debt	—	—	113,274
Warrant repricing costs	—	—	3,198,604
Change in fair value of derivative liabilities	4,212,545	(1,068,217)	3,847,082 (1)
Changes in operating assets and liabilities (excluding the effects of acquisition):
Accounts receivable	8,472	51,910	(15,045)
Miscellaneous receivables	—	—	43,812
Inventory	215,834	349,004	(520,649)
Other current assets	(116,509)	65,997	(320,403)
Accounts payable and accrued expenses	(617,777)	29,203	15,624,779
Deferred revenue	(11,426)	(4,133)	351,301
Other, net	—	—	110,317
Net Cash Used in Operating Activities	(4,612,080)	(10,442,108)	(213,167,499)

Cash Flows From Investing Activities:
Purchase of property and equipment	(2,416)	(51,798)	(4,809,439)
Proceeds from sale of property and equipment	1,788,554	—	1,788,554
Costs incurred for patents	(82,530)	(109,486)	(2,748,801)
Change in restricted cash	—	—	512,539
Proceeds from maturity of short term investments	—	—	195,242,918
Purchases of short-term investments	—	—	(195,242,918)
Cash received in conjunction with merger	—	—	82,232
Advances to Antigen Express, Inc.	—	—	(32,000)
Increase in officers’ loans receivable	—	—	(1,126,157)
Change in deposits	—	—	(652,071)
Change in notes receivable - common stock	—	—	(91,103)
Change in due from related parties	—	—	(2,222,390)
Other, net	—	—	89,683
Net Cash Provided by/(Used in) Investing Activities	1,703,608	(161,284)	(9,208,953)

Cash Flows From Financing Activities:
Proceeds from short-term advance	—	—	325,179
Repayment of short-term advance	—	—	(347,369)
Proceeds from issuance of long-term debt	1,351,472	—	3,357,081
Repayment of long-term debt	(701,363)	(55,996)	(2,942,551)
Repayment of obligations under capital lease	—	(7,818)	(83,002)
Change in due to related parties	—	—	154,541
Proceeds from exercise of warrants	30,000	—	45,728,281
Proceeds from exercise of stock options	—	577	5,002,493
Proceeds from minority interest investment	—	—	3,038,185
Proceeds from issuance of preferred stock	—	—	14,330,000
Redemption of SVR preferred stock	—	—	(100)
Proceeds from issuance of convertible debentures, net	—	—	40,704,930
Payment of costs associated with convertible debentures	—	—	(722,750)
Repayments of convertible debentures	—	—	(5,142,424)
Purchase of treasury stock	—	—	(483,869)
Proceeds from issuance of common stock, net	—	2,925,000	120,576,242
Purchase and retirement of common stock	—	—	(497,522)
Net Cash Provided by Financing Activities	680,109	2,861,763	222,997,345

Effect of Exchange Rates on Cash	(25,657)	(10,497)	(76,116)

Net (Decrease)/Increase in Cash and Cash Equivalents	(2,254,020)	(7,752,126)	544,777

Cash and Cash Equivalents, Beginning of Period	2,798,797	13,880,870	—

Cash and Cash Equivalents, End of Period	$544,777	$6,128,744	$544,777

(1) - includes $5,981,403 as adjustment related to the adoption of FASB ASC Topic 815 in "Cumulative from November 2, 1995 (Date of Inception) to January 31, 2012" column. See Note 11 - Derivative Liabilities.

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$94,832	$103,393
Income taxes	$—	$—

Disclosure of non-cash investing and financing activities:
Issuance of common stock as satisfaction of accounts payable and accrued expenses	$—	$1,008,220
Par value of common stock issued in conjunction with cashless exercise of warrants	$9,782	$998
Issuance of common stock as interest on convertible preferred stock	$347,490	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

F-44

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	Basis of Presentation

The accompanying unaudited interim consolidated financial statements (“interim statements”) have been prepared pursuant to the rules and regulations for reporting on Form 10-Q. Accordingly, certain information and disclosures required by generally accepted accounting principles for complete financial statements are not included herein. The interim statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s latest Annual Report on Form 10-K. The results for the six months ended January 31, 2012 may not be indicative of the results for the entire year.

Interim statements are subject to possible adjustments in connection with the annual audit of the Company’s accounts for fiscal year 2012. In the Company’s opinion, all adjustments necessary for a fair presentation of these interim statements have been included and are of a normal and recurring nature.

The Company is a development stage company, which has a limited history of operations and limited revenue to date. This revenue has been comprised mainly of the sale of our confectionary products, although the Company has recognized $600,000 relating to upfront license fees for the signing of license and distribution agreements for Generex Oral-lyn™. Additionally, the Company has several product candidates that are in various research or early stages of pre-clinical and clinical development. There can be no assurance that the Company will be successful in obtaining regulatory clearance for the sale of existing or any future products or that any of the Company’s products will be commercially viable.

Going Concern

The accompanying interim statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has experienced negative cash flows from operations since inception and had an accumulated deficit at January 31, 2012 of approximately $357 million. The Company has funded its activities to date almost exclusively from debt and equity financings, as well as the recent sales of non-essential real estate assets in August 2011.

The Company will continue to require substantial funds to continue research and development, including pre-clinical studies and clinical trials of its product candidates, and to commence sales and marketing efforts, if the FDA or other regulatory approvals are obtained.  Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, issuances of debt and convertible debt instruments.  Management will be limited in the financing activities that the Company undertakes in the near future as the securities purchase agreement that the Company entered into on January 31, 2012 with certain investors prohibits the Company from (i) issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise of the warrants and conversion of the preferred stock sold in that transaction and (ii) issuing additional debt or equity securities with variable conversion or exercise prices until February 1, 2013. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.  Management has sold, and is also seeking further sales of, non-essential real estate assets which are classified as Assets Held for Investment to augment its cash position.

There are no assurances that such additional funding will be achieved and that it will succeed in its future operations. The interim statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should the Company be unable to continue in existence. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition and business prospects will be materially and adversely affected, and the Company may have to cease operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2.	Effects of Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued additional guidance on fair value measurements and disclosures which requires reporting entities to provide information about movements of assets among Levels 1 and 2 of the three-tier fair value hierarchy established by the existing guidance. The guidance was effective for our fiscal year beginning August 1, 2011. The adoption of this new accounting guidance did not have a material impact on the Company’s interim statements.

F-45

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued further guidance on fair value measurements and disclosures which requires the categorization by level for items that are only required to be disclosed at fair value and information about transfers between Level 1 and Level 2. In addition, the update provides guidance on measuring the fair value of financial instruments managed within a portfolio and the application of premiums and discounts on fair value measurements. The guidance requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The guidance is effective for interim and annual periods beginning after December 15, 2011. The Company is currently evaluating the impact of this new accounting guidance on its interim statements.

In June 2011, the FASB issued guidance regarding the presentation of Comprehensive Income within financial statements. The guidance is effective for annual periods beginning after December 15, 2011 and subsequent interim periods. The Company is currently evaluating the impact of this new accounting guidance on its interim statements.

3.	Stock-Based Compensation

As of January 31, 2012, the Company had three stockholder-approved stock incentive plans under which shares and options exercisable for shares of common stock have been or may be granted to employees, directors, consultants and advisors. A total of 2,000,000 shares of common stock are reserved for issuance under the 2000 Stock Option Plan (the “2000 Plan”), a total of 12,000,000 shares of common stock are reserved for issuance under the 2001 Stock Option Plan (the “2001 Plan”) and 30,000,000 shares of common stock are reserved for issuance under the 2006 Stock Plan (the “2006 Plan”). Restricted shares can only be issued under the 2006 Plan. At January 31, 2012, there were 2,000,000, 3,617,194 and 14,576,577 shares of common stock reserved for future awards under the 2000 Plan, 2001 Plan and 2006 Plan, respectively.

The 2000, 2001 and 2006 Plans (the “Plans”) are administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, advisors and consultants those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any options granted hereunder are within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees and non-employee directors, advisors and consultants are eligible to receive options which are not ISOs, i.e. “Non-Qualified Options.” The options granted by the Board in connection with its adoption of the Plans were Non-Qualified Options. In addition, the 2006 Plan also provides for restricted stock grants.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model which takes into account as of the grant date the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

In the case of restricted stock grants under the 2006 Plan, fair market value of the shares is established as the market price on the date of the stock grant.

The following is a summary of the common stock options granted, forfeited or expired and exercised under the Plans for the six months ended January 31, 2012:

		Weighted
		Average
		Exercise	Aggregate
		Price	Intrinsic
	Options	Share	Value

Outstanding, August 1, 2011	7,340,182	$0.465
Granted	—	n/a
Forfeited or expired	55,000	0.642
Exercised	—	n/a
Outstanding, January 31, 2012	7,285,182	$0.463	$93,250
Exercisable, January 31, 2012	6,937,682	$0.455	$93,250

F-46

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The 7,285,182 outstanding options at January 31, 2012 had a weighted average remaining contractual term of 4.0 years.

The following is a summary of the non-vested common stock options granted, vested and forfeited under the Plan:

		Weighted Average
		Grant Date
	Options	Fair Value

Outstanding, August 1, 2011	845,836	$0.50
Granted	—	0.00
Vested	(470,836)	0.53
Forfeited	(27,500)	0.00
Outstanding, January 31, 2012	347,500	$0.46

As of January 31, 2012, the Company had $135,233 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted-average period of 1.69 years.

4.	Comprehensive Loss

Comprehensive loss, which includes net loss and the change in the foreign currency translation account, for the three months ended January 31, 2012, was $9,142.980. Comprehensive loss, which includes net loss and the change in the foreign currency translation account, for the three months ended January 31, 2011, was $5,228,269.

Comprehensive loss, which includes net loss and the change in the foreign currency translation account, for the six months ended January 31, 2012, was $8,867,336. Comprehensive loss, which includes net loss and the change in the foreign currency translation account, for the six months ended January 31, 2011, was $12,085,942.

5.	Inventory
Inventory consists of the following:
	January 31, 2012	July 31, 2011
Raw materials	$500,571	$502,195
Finished goods	—	215,247
Total	$500,571	$717,442

At January 31, 2012 and July 31, 2011, 100% and 70%, respectively, of the inventory related to the Company’s Oral-lyn™ product which is expected to be used primarily in future clinical trials, while the remainder at July 31, 2011 related to the Company’s over-the-counter confectionary products. As the Company is no longer focusing resources on the sale of the over-the counter confectionary products, the Company took a write-down of approximately $213,000 in the six months ended January 31, 2012 related to the remaining raw materials and finished goods pertaining to this product line which is included in research and development expenses.

6.	Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses consist of the following:
	January 31, 2012	July 31, 2011
Accounts Payable & Accruals – General and Administrative	$4,225,584	$4,805,091
Accounts Payable & Accruals – Research and Development	2,284,878	2,151,333
Accounts Payable & Accruals – Selling and Marketing	352,339	434,265
Accrued Make Whole Payments on Convertible Preferred Stock (see Note 10)	—	347,490
Executive Compensation and Directors’ Fees Payable	215,439	—
Total	$7,078,240	$7,738,179

F-47

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

7.	Pending Litigation

In February 2001, a former business associate of the former Vice President of Research and Development (“VP”) of the Company and an entity known as Centrum Technologies Inc. (“CTI”) commenced an action in the Ontario Superior Court of Justice against the Company and the VP seeking, among other things, damages for alleged breaches of contract and tortious acts related to a business relationship between this former associate and the VP that ceased in July 1996. The plaintiffs’ statement of claim also seeks to enjoin the use, if any, by the Company of three patents allegedly owned by CTI. The three patents are entitled Liquid Formulations for Proteinic Pharmaceuticals, Vaccine Delivery System for Immunization, Using Biodegradable Polymer Microspheres, and Controlled Releases of Drugs or Hormones in Biodegradable Polymer Microspheres. It is the Company’s position that the buccal drug delivery technologies which are the subject matter of the Company’s research, development, and commercialization efforts, including Generex Oral-lyn™ and the RapidMist™ Diabetes Management System, do not make use of, are not derivative of, do not infringe upon, and are entirely different from the intellectual property identified in the plaintiffs’ statement of claim. On July 20, 2001, the Company filed a preliminary motion to dismiss the action of CTI as a nonexistent entity or, alternatively, to stay such action on the grounds of want of authority of such entity to commence the action. The plaintiffs brought a cross motion to amend the statement of claim to substitute Centrum Biotechnologies, Inc. (“CBI”) for CTI. CBI is a corporation of which 50 percent of the shares are owned by the former business associate and the remaining 50 percent are owned by the Company. Consequently, the shareholders of CBI are in a deadlock. The court granted the Company’s motion to dismiss the action of CTI and denied the plaintiffs’ cross motion without prejudice to the former business associate to seek leave to bring a derivative action in the name of or on behalf of CBI. The former business associate subsequently filed an application with the Ontario Superior Court of Justice for an order granting him leave to file an action in the name of and on behalf of CBI against the VP and the Company. The Company opposed the application. In September 2003, the Ontario Superior Court of Justice granted the request and issued an order giving the former business associate leave to file an action in the name of and on behalf of CBI against the VP and the Company. A statement of claim was served in July 2004. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In May 2011, Rose C. Perri, the Company’s former Chief Operating Officer and Chief Financial Officer, commenced two proceedings against the Company. On May 11, 2011, Ms. Perri filed a notice of application in the Ontario Superior Court of Justice, Commercial List, against the Company, two of its affiliates (1097346 Ontario, Inc. and Generex Pharmaceuticals Inc.), three of the Company’s independent directors (John P. Barratt, Nola Masterson and Brian T. McGee), the President and Chief Executive Officer (Mark A. Fletcher), the Chief Operating Officer (David Brusegard) and the Acting Chief Financial Officer (Stephen Fellows). The application has since been abandoned.

On May 20, 2011, Ms. Perri filed a statement of claim (subsequently amended) in the Ontario Superior Court of Justice, naming as defendants the Company, Mr. Barratt, Ms. Masterson, Mr. McGee, and Mr. Fletcher. In this action, Ms. Perri has alleged that defendants engaged in discrimination, harassment, bad faith and infliction of mental distress in connection with the termination of her employment with the Company. Ms. Perri is seeking damages in this action in excess of $7,000,000 for, among other things, breach of contract, breach of fiduciary duty, violations of the Ontario Human Rights Code and aggravated and punitive damages. On September 20, 2011, the defendants filed a statement of defense and counterclaim, also naming Time Release Corp., Khazak Group Consulting Corp., and David Khazak, C.A. as defendants by counterclaim, and seeking damages of approximately $2.3 million in funds that the defendants allege Ms. Perri wrongly caused the Company to pay to third parties in varying amounts over several years and an accounting of certain third-party payments, plus interests and costs. The factual basis for the counterclaim involves payments made by the Company to third parties believed to be related to Ms. Perri. The Company intends to defend this action and pursue its counterclaim vigorously and is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

On June 1, 2011, Golden Bull Estates Ltd. filed a claim (subsequently amended) in the Ontario Superior Court of Justice, naming the Company, 1097346 Ontario, Inc. and Generex Pharmaceuticals Inc. as defendants. The plaintiff, Golden Bull Estates, is controlled by Ms. Perri. The plaintiff alleges damages in the amount of $550,000 for breach of contract, $50,000 for punitive damages, plus interest and costs. The plaintiff’s claims relate to an alleged contract between the plaintiff and the Company for property management services for certain Ontario properties owned by the Company. The Company terminated the plaintiff’s property management services in April 2011. Following the close of pleadings, the Company served a motion for summary judgment. The plaintiff responded by amending its statement of claim to include a claim to the Company’s interest in certain of its real estate holdings. The plaintiff has brought a motion for leave to issue and register a Certificate of Pending Litigation in respect of this real estate. The Company is responding to the motion which is scheduled to be heard March 22, 2012. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

F-48

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In August 2011, the estate of Antonio Perri, the late father of Ms. Perri, commenced an action against Generex Pharmaceuticals, Inc., the law firm of Brans, Lehun, Baldwin LLP and William Lehun in the Ontario Superior Court of Justice claiming that the estate is entitled to the proceeds of sale (approximately $1,730,000) received by the Company on its sale of two properties to Golden Bull Estates Ltd., a company controlled by Ms. Perri. The suit alleges that no consideration was received when the Company purchased the two properties from Antonio Perri in 1998. The Company has responded to this statement of claim and intends to defend this action vigorously. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

In December 2011, a vendor of the Company’s commenced an action against the Company and its subsidiary, Generex Pharmaceuticals, Inc., in the Ontario Superior Court of Justice claiming damages for unpaid invoices including interest in the amount of $429,000, in addition to costs and further interest. The Company has responded to this statement of claim and intends to defend this action vigorously. The Company has also asserted a counterclaim in the proceeding for $200,000 arising from the vendor’s breach of contract and detinue, together with interest and costs. The Company is not able to predict the ultimate outcome of this legal proceeding at the present time or to estimate an amount or range of potential loss, if any, from this legal proceeding.

The Company is involved in certain other legal proceedings in addition to those specifically described herein. Subject to the uncertainty inherent in all litigation, the Company does not believe at the present time that the resolution of any of these legal proceedings is likely to have a material adverse effect on the Company’s consolidated financial position, operations or cash flows.

With respect to all litigation, as additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to accrued liabilities and other potential exposures.

8.	Commitments

On December 7, 2009, the Company entered into a long-term agreement with sanofi-aventis Deutschland GmbH (“sanofi”). Under this agreement, sanofi-aventis will manufacture and supply recombinant human insulin to the Company in the territories specified in the agreement. Through this agreement, the Company will procure recombinant human insulin crystals for use in the production of Generex Oral-lyn™. The terms of the supply agreement require the Company to make certain minimum purchases of insulin from sanofi through the period ended December 31, 2011. To date, the Company has not met the minimum purchase commitments under this agreement. After December 31, 2011, sanofi may terminate the agreement due to the Company’s failure to meet such purchase commitments. Upon termination, the Company would be obligated to pay sanofi for all materials and components that it has acquired or ordered to manufacture insulin based on the Company’s forecasts or minimum purchase commitments, all related work-in-progress (at cost) and all finished insulin in inventory. To date, the Company has not provided forecasts to sanofi for the purchase of insulin and sanofi has not terminated the agreement.

9.	Net Loss Per Share (“EPS”)

Basic loss per share and Diluted EPS for the three and six-month periods ended January 31, 2012 and 2011 have been computed by dividing the net loss available to common stockholders for the respective period by the weighted average shares outstanding during that period. All outstanding stock options, non-vested restricted stock, warrants and common stock underlying convertible preferred stock, representing 82,654,887 and 58,675,997 incremental shares, respectively, have been excluded from the January 31, 2012 and 2011 computation of Diluted EPS as they are anti-dilutive, due to the losses generated during the respective periods.

10.	Stockholders’ Deficiency

Common Stock

During the six months ended January 31, 2012, the Company issued 3,101,723 shares of common stock to various consultants for services rendered in the amount of $393,145. The shares were valued at $0.09 to $0.17 per share based on the quoted market price of the Company’s common stock on the dates of the issuances.

F-49

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

During the six months ended January 31, 2012, the Company issued 115,236 shares of common stock valued at $11,783 as employee compensation. The shares were valued at $0.09 to $0.10 per share based on the quoted market price of the Company’s common stock on the dates of the issuances.

During the six months ended January 31, 2012, the Company issued 9,781,838 shares of common stock in conjunction with a cashless exercise of 24,385,485 warrants.

During the six months ended January 31, 2012, the Company received aggregate cash proceeds of $30,000 from exercises of warrants at $0.15 per share.  The Company issued 200,000 shares of common stock as a result of these exercises.

Stock option expense related to executive and employee options granted in October 2009, resulting in a charge to operations during the six-month period ended January 31, 2012 of $44,415.

During the six months ended January 31, 2012, the Company issued 8,580,002 shares of common stock in conjunction with the conversion of 1,287 shares of Series A 9% Convertible Preferred Stock and 3,806,583 shares of common stock as dividend on Series A 9% Convertible Preferred Stock.

During the six months ended January 31, 2012, the Company recognized an increase in equity of $841,333 related to the partial exercise of the additional investment rights related to the Company’s July 2011 convertible preferred stock financing.

The stockholders’ deficiency transactions as described above are summarized below:

			Additional	Change to
	Common Stock		Paid-In	Stockholders’
	Shares	Amount	Capital	Equity

Issuance of common stock on conversion of convertible preferred stock	8,580,002	$8,580	$(8,580)	$0
Issuance of common stock as dividend on convertible preferred stock	3,806,583	3,807	343,683	347,490
Issuance of common stock for services	3,101,723	3,102	390,043	393,145
Issuance of common stock in conjunction with cashless exercise of warrants	9,781,838	9,782	3,800,029	3,809,811
Warrants exercised for cash	200,000	200	29,800	30,000
Exercise of additional investment rights	—	—	841,333	841,333
Issuance of common stock as employee compensation	115,236	115	11,668	11,783
Amortization of stock options as employee compensation	—	—	44,415	44,415
Total	25,585,382	$25,585	$5,452,391	$5,477,977

Warrants

The following is a summary of warrants issued, forfeited or expired and exercised for the six months ended January 31, 2012:

Warrants
Outstanding, August 1, 2011	99,955,190
Issued	0
Forfeited or expired	0
Exercised	24,585,485
Outstanding, January 31, 2012	75,369,705

The outstanding warrants at January 31, 2012 have a weighted average exercise price of $0.36 per share and have a weighted average remaining life of 3.92 years.

F-50

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

As of January 31, 2012, the Company has 4,000,000 warrants with a current exercise price of $0.15 and an expiry date of January 16, 2016, 29,027,322 warrants with a current exercise price of $0.15 and an expiry date of March 31, 2016, 17,166,666 warrants with a current exercise price of $0.25 and an expiry date of July 11, 2016 and 5,454,544 warrants with a current exercise price of $0.15 and an expiry date of September 30, 2016 (55,648,532 warrants in total), which have price protection provisions that allow for the reduction in the current exercise price upon the occurrence of certain events, including the Company’s issuance of common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the exercise price then in effect. For instance, if the Company issues shares of its common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants described above that were issued in connection with the March 2008 private placement. (a) shares of common stock or standard options to the Company’s directors, officers, employees or consultants pursuant to a board-approved equity compensation program or other contract or arrangement (up to an aggregate amount of 5,608,926, representing 5% of the common stock issued and outstanding immediately prior to March 31, 2008); (b) shares of common stock issued upon the conversion or exercise of any security, right or other instrument convertible or exchangeable into common stock (or securities exchangeable into common stock) issued prior to March 31, 2008; (c) the shares of common stock issued upon exercise of the warrants issued in March 2008; and (d) shares of common stock and warrants in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, the primary purpose of which is not to raise capital, and which are approved in good faith by the Company’s board of directors (up to an aggregate number of 11,217,852, representing 10% of the shares of common stock issued and outstanding immediately prior to March 31, 2008). On July 8, 2011, the Company’s issuance of common stock triggered the price protection features of the warrants that were issued in March 2008 resulting in a decrease of the exercise price from $0.25 to $0.15 per share and an increase in the number of warrants from 21,784,410 to 36,307,350.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on January 25, 2011 and in March and April 2011: (I) (a) shares of common stock or options to employees, officers, or directors of the Company pursuant to plans approved by a majority of the non-employee directors of the Company or pursuant to independent contractors pursuant to other agreements or arrangements in existence as of January 24, 2011, (b) securities issued upon the exercise or exchange of or conversion of any securities issued under the Securities Purchase Agreement dated January 24, 2011 and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on January 24, 2011, provided that such securities have not been amended since their issue date through the date of conversion, exercise or exchange to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (except certain adjustments to warrants expiring in March 2016 and September 2016 are not prohibited), and (c) shares of common stock or warrants to trade vendors of the Company approved by a majority of the non-employee members of the Board of Directors; provided that (II) (i) the shares issued under paragraphs I(a) and I(c) shall not, in the aggregate exceed 1,500,000 shares in each 30-day period during the first 90 days after January 24, 2011, (ii) there is a reasonable relationship between the value of the common stock or options issued pursuant to paragraphs I(a) and I(c) and the value of services rendered or goods provided and (iii) the Company does not rely in whole or in part on the exemptions provided in Sections 3(a)(9) or 3(a)(10) of the Securities Act. On July 8, 2011, the Company’s issuance of common stock triggered the price protection features of the warrants that were issued on January 25, 2011 and in March and April 2011 resulting in a decrease of the exercise price from $0.25 to $0.15 per share and an increase in the number of warrants from 16,056,000 to 26,760,001.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants issued on July 8, 2011: (I)(a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issued to the vendors identified in Securities Purchase Agreement dated July 8, 2011, in the periodic amounts set forth therein, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Securities Purchase Agreement dated July 8, 2011 and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on July 8, 2011, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

F-51

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company accounts for the warrants with price protection provisions in accordance with FASB ASC Topic 815 as described in Note 11 - Derivative Liabilities below. As of January 31, 2012, there were a total of 55,648,532 warrants with an estimated fair value of $8,580,025, which are identified on the balance sheet under the caption “Derivative Warrant Liability”.

Series A 9% Convertible Preferred Stock

The Company has authorized 5,500 shares of Series A 9% Convertible Preferred Stock with a stated value of one thousand ($1,000) per share. Pursuant to a securities purchase agreement dated July 8, 2011, the Company sold an aggregate of 2,575 shares of convertible preferred stock, as well as accompanying warrants to purchase 17,166,666 shares of common stocks. An aggregate of 17,166,666 shares of the Company’s common stock were issuable upon conversion of the convertible preferred stock which was issued at the initial closing.

Subject to certain ownership limitations, the convertible preferred stock is convertible at the option of the holder at any time into shares of the Company’s common stock at an effective conversion price of $0.15 per share, and will accrue a 9% dividend until July 8, 2014 and, beginning on July 8, 2014 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend is payable quarterly on September 30, December 31, March 31 and June 30, beginning on September 30, 2011 and on each conversion date in cash, or at the Company’s option, in shares of common stock. In the event that the convertible preferred stock is converted prior to July 8, 2014, the Company will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at the Company’s option, in shares of its common stock. In addition, beginning July 8, 2014, the Company will pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, and if such dividends are paid. The Company will incur a late fee of 18% per annum on unpaid dividends.

The conversion price of the convertible preferred stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

The Company may become obligated to redeem the convertible preferred stock in cash upon the occurrence of certain triggering events, including the failure to provide an effective registration statement covering shares of common stock issuable upon conversion of the convertible preferred stock, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of the Company’s common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock.

In conjunction with the issuance of the convertible preferred stock, the Company also issued 17,166,666 warrants to the investors. Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.25 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction. These warrants have been classified as derivative liabilities and are described further in Note 11 – Derivative Liabilities.

F-52

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In addition, until the first anniversary of date of the securities purchase agreement, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $2,575,000, which units will have terms identical to the units of convertible preferred stock and warrants issued in connection with the July 2011 closing. These additional investment rights of the investors have been classified as derivative liabilities and are described further in Note 11 – Derivative Liabilities.

As of January 31, 2012, 17,166,666 shares of common stock had been issued upon the conversion of 2,575 shares of convertible preferred stock and 6,129,666 shares of common stock were issued as “make whole payments” on such conversions of the convertible preferred stock. As of January 31, 2012, all of the Series A 9% Convertible Preferred Stock had been converted. At July 31, 2011, there were 1,287 shares of convertible preferred stock outstanding which were discounted at 100% of their face value of $1,287,000 and were classified in equity on the consolidated balance sheet under the caption “Series A 9% Convertible Preferred Stock”. At July 31, 2011, the “make whole payments” on the remaining convertible preferred stock in the amount of $347,490 are included in Accounts Payable and Accrued Expenses (see Note 6). The total make whole payments at the date of issuance, in the amount of $695,250, were accrued on the issuance date, with such amount allocated as described directly below, when accounting for the initial proceeds from the convertible preferred stock financing.

Accounting for proceeds from the convertible preferred stock financing

The net cash proceeds from the convertible preferred stock financing were $2,315,000. The proceeds from the financing were allocated first to the warrants that were issued in the financing, second to the additional investment rights associated with the financing and third to the make whole payments. As the assigned fair values were greater than the net cash proceeds from the transaction, the excess was treated as a “deemed dividend” for accounting purposes and is reported on the Company’s consolidated statement of operations under the caption “Preferred Stock Dividend”. The calculation methodologies for the fair values of the derivative warrant liability and the derivative additional investment rights liability are described in Note 11 – Derivative Liabilities below. The fair values assigned to each component and the calculation of the amount of the deemed dividend are as follows:

Accounting allocation of initial proceeds
Net proceeds	$2,315,000
Derivative warrant liability fair value	(1,871,167)
Derivative additional investment rights fair value	(515,000)
Make whole payments liability	(695,250)
Deemed dividend	$(766,417)

As of January 31, 2012, no shares of convertible preferred stock were outstanding. The September 30, 2011 quarterly dividend payment of $12,383, as pro-rated for the period from July 8, to September 30, 2011, was paid in shares of the Company’s common stock. There was no dividend payment on December 31, 2011, as all of the convertible preferred stock were converted prior to that date.

11.	Derivative Liabilities

Derivative warrant liability

The Company has warrants outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment. As of August 1, 2009, the Company accounted for its warrants with price protection in accordance with FASB ASC Topic 815.

F-53

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Accounting for Derivative Warrant Liability

The Company’s derivative warrant instruments have been measured at fair value at January 31, 2012 and July 31, 2011 using the binomial lattice model. The Company recognizes all of its warrants with price protection in its consolidated balance sheet as a liability. The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations. The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s cash flows.

The derivative warrants outstanding at January 31, 2012 are all currently exercisable with a weighted-average remaining life of 4.29 years.

The revaluation of the warrants at each reporting period, as well as the charges associated with issuing additional warrants due to the price protection features, resulted in the recognition of loss of $3,644,328 within the Company’s consolidated statements of operations for the six months ended January 31, 2012 and income of $1,068,217 for the six months ended January 31, 2011, which is included in the total under the caption “Change in fair value of derivative liabilities”. The fair value of the warrants at January 31, 2012 and July 31, 2011 was $8,580,025 and $8,745,508, respectively, which is reported on the consolidated balance sheet under the caption “Derivative Warrant Liability”. The following summarizes the changes in the value of the derivative warrant liability from August 1, 2010 until January 31, 2012:

	Value	No. of Warrants
Balance at August 1, 2010 – Derivative warrant liability	$5,679,721	16,503,340
Additional warrants issued in January to April 2011 financings	3,415,536	16,056,000
Additional warrants issued in July 2011 financing	1,871,167	17,166,666
Additional warrants from price protection features of existing warrants	3,867,678	30,508,011
Decrease in fair value of derivative warrant liability	(6,088,594)	n/a
Balance at July 31, 2011 – Derivative warrant liability	8,745,508	80,234,017
Exercise of warrants classified as derivative liability	(3,809,811)	(24,585,485)
Increase in fair value of derivative warrant liability	3,644,328	n/a
Balance at January 31, 2012 – Derivative warrant liability	$8,580,025	55,648,532

Fair Value Assumptions Used in Accounting for Derivative Warrant Liability

The Company has determined its derivative warrant liability to be a Level 2 fair value measurement and has used the binominal lattice pricing model to calculate the fair value as of January 31, 2012 and July 31, 2011. The binomial lattice model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Because the warrants contain the price protection feature, the probability that the exercise price of the warrants would decrease as the stock price decreased was incorporated into the valuation calculations. The key inputs used in the January 31, 2012 and July 31, 2011 fair value calculations were as follows:

	January 31, 2012	July 31, 2011

Current exercise price	$0.15 and $0.25	$0.15 and $0.25
Time to expiration	4.29 years	4.70 years
Risk-free interest rate	0.71%	1.23%
Estimated volatility	106%	108%
Dividend	-0-	-0-
Stock price at period end date	$0.173	$0.13

Derivative additional investment rights liability

The benefit received by the participants in the July 2011 Series A 9% Convertible Preferred Stock transaction (see Note 10) in respect to the right to make an additional investment with the same terms as the July 2011 transaction was determined to be an embedded derivative instrument and has been measured at fair value using the binomial lattice model. The liability will be revalued at each subsequent reporting period prior to its expiry in July 2012 and any changes in fair value will be recognized in the consolidated statements of operations. The initial recognition and subsequent changes in fair value of the derivative additional investment rights liability have no effect on the Company’s cash flows.

F-54

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Fair Value Assumptions Used in Accounting for Derivative Additional Investment Rights Liability

The Company has determined the derivative additional investment rights liability to be a Level 2 fair value measurement and has used the binominal lattice pricing model to measure the fair value. The fair value of the derivative liability associated with the additional investment rights was determined to be $515,000 at July 31, 2011 and $$241,883 at January 31, 2012. The key inputs used in the fair value calculations were as follows:

	January 31, 2012	July 31, 2011

Underlying number of units of convertible preferred stock	575	2,575
Underlying number of warrants	3,833,333	17,166,667
Current exercise price of warrants	$0.25	$0.25
Current conversion price of preferred stock	$0.15	$0.15
Time to expiration	0.5 years	1.0 years
Risk-free interest rate	0.11%	1.23%
Estimated volatility	80%	58%
Dividend	-0-	-0-
Stock price	$0.173	$0.13

The revaluation of the additional investment rights at the January 31, 2012 reporting period, resulted in the recognition of a loss of $568,217 within the Company’s consolidated statements of operations for the six months ended January 31, 2012, which is included in the total under the caption “Change in fair value of derivative liabilities”. In addition, $841,333 was transferred to equity, as a result of the partial exercise of the additional investment rights in the six months ended January 31, 2012.

12.	Other Current Assets

Other current assets consist of the following:

	January 31, 2012	July 31, 2011
Mortgage funds held in escrow	$1,130,925	$—
Mortgage loan origination fees	239,182	—
Prepaid insurance, deposits and taxes	99,126	225,052
Total	$1,469,233	$225,052

The mortgage funds held in escrow were received by the Company on February 1, 2012, net of legal and other fees, as described in Note 14 below. The legal and other lender fees related to the mortgage loan financing which closed on January 19, 2012 have been capitalized and are being amortized over the twelve month term of the loan to January 18, 2013.

13.	Income from Assets Held for Investment, net

In August 2011, the Company sold two properties which were held for investment for gross proceeds after real estate commissions of $1,669,115. These two properties had a net book value of $1,029,435, resulting in an accounting gain of $639,680 which is included in income from assets held for investment, net on the consolidated statement of operations. The two properties had mortgages of $659,288 which were discharged upon sale, resulting in net cash proceeds to the Company of $1,009,828. The remaining income of $140,644 in this category in the six months ended January 31, 2012, pertains to rental income from properties held for investment, net of carrying and operating expenses, compared to $166,282 in the prior year quarter. The two properties which were sold previously generated gross rental income, before carrying and operating expenses, of $16,647 per month and had monthly principal and interest payments of $6,110, in addition to property tax and insurance payments.

14.	Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through the date the interim consolidated financial statements were issued.

F-55

GENEREX BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On February 1, 2012, the Company’s subsidiary, Generex Pharmaceuticals Inc., entered in to an agreement with a private lender for a mortgage loan of CAD$1,100,000 (US $1,095,000) with an annual interest rate of 10% and a maturity date of February 1, 2013, secured by real estate owned by the subsidiary. The Company had previously received a commitment in January 2012 for this loan, in connection with a mortgage with the private lender for CAD$2,500,000 (US $2,475,000) which closed on January 19, 2012. On January 19, 2012, CAD$1,135,000 (US $1,030,000) of the proceeds was held in escrow by the lawyers involved in the transaction, pending discharge of the prior mortgage on the property. The prior mortgage loan was discharged on February 1, 2012 and the Company received approximately $1,032,000, representing the balance of the proceeds from the January 19 and February 1, 2012 loans, net of the prior mortgage discharge, legal expenses and other fees, on this date. The discharged mortgage was included under “Current maturities of long-term debt” on the Company’s consolidated balance sheet at January 31, 2012. The balance held in escrow as of January 31, 2012 of US $1,130,925 is reflected on the Company’s consolidated balance sheet in the total under the caption “Other current assets” (see Note 12).

On February 1, 2012, the investors from the July 2011 Series A 9% Convertible Preferred Stock transaction (see Note 10) exercised their right to make an additional investment with the same terms as the July 2011 transaction. Pursuant to a securities purchase agreement dated January 31, 2012, the Company agreed to sell an aggregate of 2,000 shares of its newly designated non-voting Series B 9% Convertible Preferred Stock and warrants to purchase up to an aggregate of 100% of the shares of its common stock issuable upon conversion of the convertible preferred stock. The convertible preferred stock and warrants were sold in units, with each unit consisting of one share of convertible preferred stock and a warrant to purchase 100% of the shares of the Company’s common stock issuable upon conversion of such share of convertible preferred stock. Each unit was sold at a price of $1,000, for an aggregate purchase price of $2,000,000 and the net proceeds of $1,975,000 after legal expenses were received by February 3, 2012. An aggregate of 26,666,666 shares of the Company’s common stock are issuable upon conversion of, or exercise of, the convertible preferred stock and warrants.

F-56

Resale of 110,934,409 Shares of Common Stock

PROSPECTUS

__________, 2012

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

F-57

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses to be incurred by Generex in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee. We will pay all expenses in connection with the distribution of the shares of common stock being registered hereby, except for the fees and expenses of any counsel and other advisors that any Selling Security Holders may employ to represent them in connection with the offering and any brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

SEC Registration Fee	$1,856
Printing and Engraving Expenses	$7,500
Accountants’ Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Miscellaneous	$3,144

Total Expenses	$47,500

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

General Corporation Law of Delaware

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees or other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses incurred) under certain circumstances for liabilities arising under the Securities Act. Our Amended and Restated By-Laws provide indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

By-Laws

Article V of our Amended and Restated By-Laws provides that Generex shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "proceeding"), by reason of the fact such person is or was (a) a director or executive officer of Generex or a constituent corporation absorbed in a consolidation or merger (hereinafter, a "constituent corporation"), or, (b) is or was serving at the request of Generex or a constituent corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture or other enterprise or entity, or (c) is or was a director or officer of Generex serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans, if any, of Generex or another entity which may be in effect from time to time, against all expenses, liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of Generex, to the extent that such person is not otherwise indemnified and to the extent that such indemnification is not prohibited by law as it presently exists or may hereafter be amended. We shall advance all expenses reasonably incurred by a person entitled to indemnification as provided above in defending a proceeding in advance of the final disposition of such proceeding, and may, but shall not be obligated to, advance expenses of other persons entitled to indemnification pursuant to any other agreement or provision of law. To determine whether any indemnification under Article V of our Amended and Restated By-Laws is permissible, our Board of Directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of a person seeking indemnification shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs. If a claim for indemnification under Article V of our Amended and Restated By-Laws is not paid in full within ninety (90) days after a written claim therefore has been received by us, the claimant may file suit to recover the unpaid amount of such claim, and we shall have the burden of proving that the claimant was not entitled to the requested indemnification under applicable law. The reasonable expenses of any person in prosecuting a successful claim for indemnification thereunder, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification, shall be borne by us. For purposes of Article V of our Amended and Restated By-Laws, "independent legal counsel" means legal counsel other than that regularly or customarily engaged by or on behalf of Generex. Notwithstanding any other provision of Article V, we shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors.

II-1

Article V of our Amended and Restated By-Laws further provides that indemnification provided therein shall not be deemed exclusive of any other right to which one seeking indemnification may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of any such person. Any modification or repeal of any provision of Article V of our Amended and Restated By-Laws shall not adversely affect any right or protection of an authorized representative existing thereunder with respect to any act or omission occurring prior to such modification or repeal.

Pursuant to Article V of our Amended and Restated By-Laws, our Board of Directors has the power to (i) authorize the company to purchase and maintain, at the company’s expenses, insurance on behalf of the company and on behalf of others to the extent that power to do so has not been prohibited by applicable law, and (ii) give other indemnification to the extent not prohibited by applicable law. We currently maintain insurance under which the insurers will reimburse us for amounts that it has paid to its directors and officers as indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities that are not reimbursed by us. The insurance is subject to certain limitations and exclusions.

II-2

Item 15. Recent Sales of Unregistered Securities

Date of Sale	Title of Security	Amount of Securities Sold	Aggregate Consideration	Exemption Under the Securities Act	Purchaser/Recipient	Nature of Purchase/Recipient	Terms of Conversion or Exercise
Feb 2009	Common Stock	22,059	$6,000	Section 4 (2) *	Avalanche Strategic Communications	Consultant
Feb 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Mar 2009	Common Stock	25,000	Services per contract	Section 4 (2) *	Corporate Profile, LLC	Consultant
Mar 2009	Common Stock	250,000	Services per contract	Section 4 (2) *	Oceanus Capital LLC	Investor relations
Mar 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Mar 2009	Common Stock	20,870	$6,000	Section 4 (2) *	Avalanche Strategic Communications	Consultant
Mar 2009	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Mar 2009	Common Stock	150,000	Services per contract	Section 4 (2) *	Sound Capital Inc.	Investor relations
Mar 2009	Common Stock	150,000	Services per contract	Section 4 (2) *	Sound Capital Inc.	Investor relations
Apr 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Apr 2009	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Apr 2009	Common Stock	37,500	Quarterly services per contract	Section 4 (2) *	The Abajian Group, LLC	Consultant
Apr 2009	Common Stock	18,254	$6,000	Section 4 (2) *	Avalanche Strategic Communications	Consultant
May 2009	Common Stock	15,019	$6,000	Section 4 (2) *	Avalanche Strategic Communications	Consultant
May 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
May 2009	Common Stock	25,000	Services per contract	Section 4 (2) *	Corporate Profile, LLC	Consultant
May 2009	Common Stock	435,000	Services per contract	Section 4 (2) *	Naif Hajjar	Investor relations
May 2009	Common Stock	39,000	Services per contract	Section 4 (2) *	Luxury Air Jets Inc.	Investor relations
May 2009	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jun 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Jun 2009	Common Stock	9,353	$6,000	Section 4 (2) *	Avalanche Strategic Communications	Consultant
May 2009	Common Stock	100,000	Services per contract	Section 4 (2) *	Sound Capital Inc.	Investor relations
Jun 2009	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jun 2009	Common Stock	500,000	Services per contract	Section 4 (2) *	Ventures and Projects Management Inc.	Investor relations
Jun 2009	Common Stock	260,000	Services per contract	Section 4 (2) *	Ventures and Projects Management Inc.	Investor relations
Jun 2009	Common Stock	200,000	Services per contract	Section 4 (2) *	Sound Capital Inc.	Investor relations
Jul 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Jul 2009	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jul 2009	Common Stock	37,500	Quarterly services per contract	Section 4 (2) *	The Abajian Group, LLC	Consultant
Jul 2009	Common Stock	9,717	$6,000	Section 4 (2) *	Avalanche Strategic Communications	Consultant
Aug 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Aug 2009	Common Stock	100,000	Services per contract	Section 4 (2) *	Ventures and Projects Management Inc.	Investor relations
Sep 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Sep 2009	Common Stock	83,335	$60,126	Section 4 (2) *	The Investor Relations Group, Inc.	Investor relations
Sep 2009	Common Stock	200,000	Services per contract	Section 4 (2) *	Ventures and Projects Management Inc.	Investor relations
Sep 2009	Common Stock	200,000	Services per contract	Section 4 (2) *	Ventures and Projects Management Inc.	Investor relations
Oct 2009	Common Stock	250,000	Services per contract	Section 4 (2) *	Oceanus Capital LLC	Investor relations
Oct 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Oct 2009	Common Stock	15,000	Monthly services per contract	Section 4 (2) *	Forman Foresight LLC	Investor relations
Oct 2009	Common Stock	37,500	Quarterly services per contract	Section 4 (2) *	The Abajian Group, LLC	Consultant
Oct 2009	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Nov 2009	Common Stock	39,144	$24,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Nov 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Nov 2009	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Dec 2009	Common Stock	10,000	Monthly services per contract	Section 4 (2) *	Forman Foresight LLC	Investor relations
Dec 2009	Common Stock	39,000	Services per contract	Section 4 (2) *	Luxury Air Jets Inc.	Investor relations
Dec 2009	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Dec 2009	Common Stock	10,565	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Dec 2009	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jan 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Jan 2010	Common Stock	5,000	Monthly services per contract	Section 4 (2) *	Forman Foresight LLC	Investor relations
Jan 2010	Common Stock	9,615	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Jan 2010	Common Stock	37,500	Quarterly services per contract	Section 4 (2) *	The Abajian Group, LLC	Consultant
Jan 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jan 2010	Warrant	1,000,000	Services per contract	Section 4 (2) *	Advisor Associates Inc.	Consultant	**
Feb 2010	Common Stock	9,921	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Feb 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Feb 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Mar 2010	Common Stock	10,000	Monthly services per contract	Section 4 (2) *	Forman Foresight LLC	Investor relations
Mar 2010	Common Stock	483,871	$300,000	Section 4 (2) *	Assured Pharmacy Inc.	Consultant
Mar 2010	Common Stock	300,000	Services per contract	Section 4 (2) *	Moscato Marsh & Partners Inc.	Consultant
Mar 2010	Common Stock	200,000	Services per contract	Section 4 (2) *	Moscato Marsh & Partners Inc.	Consultant
Mar 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Mar 2010	Common Stock	9,977	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Mar 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Apr 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Apr 2010	Common Stock	5,000	Monthly services per contract	Section 4 (2) *	Forman Foresight LLC	Investor relations
Apr 2010	Common Stock	12,637	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Apr 2010	Common Stock	37,500	Quarterly services per contract	Section 4 (2) *	The Abajian Group, LLC	Consultant
Apr 2010	Common Stock	5,000	Monthly services per contract	Section 4 (2) *	Forman Foresight LLC	Investor relations

II-3

Apr 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
May 2010	Common Stock	15,752	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
May 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
May 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
May 2010	Common Stock	5,000	Monthly services per contract	Section 4 (2) *	Forman Foresight LLC	Investor relations
Jul 2010	Common Stock	54,545	$18,000	Section 4 (2) *	Health Management Resources Inc.	Consultant
Jun 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Jun 2010	Common Stock	15,385	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Jun 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jul 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Jun 2010	Common Stock	5,000	Monthly services per contract	Section 4 (2) *	Forman Foresight LLC	Investor relations
Jul 2010	Common Stock	18,912	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Jul 2010	Common Stock	37,500	Quarterly services per contract	Section 4 (2) *	The Abajian Group, LLC	Consultant
Jul 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
May 2010	Common Stock	14,881	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Aug 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Aug 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Sep 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Sep 2010	Common Stock	13,239	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Sep 2010	Common Stock	60,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Oct 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Oct 2010	Common Stock	73,000	$32,850	Section 4 (2) *	Market Update Network Corp.	Vendor, partial consideration
Oct 2010	Common Stock	150,000	Services per contract	Section 4 (2) *	Craig Eagle	Consultant
Oct 2010	Common Stock	15,024	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Oct 2010	Common Stock	300,000	Services per contract	Section 4 (2) *	Moscato Marsh & Partners Inc.	Consultant
Oct 2010	Common Stock	2,500,000	Services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Oct 2010	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Nov 2010	Common Stock	19,119	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Nov 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Nov 2010	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Dec 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Dec 2010	Common Stock	19,950	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Dec 2010	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Oct 2010	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Jan 2011	Common Stock	21,189	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Jan 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Feb 2011	Common Stock	25,647	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Feb 2011	Common Stock	4,000	Monthly services per contract	Section 4 (2) *	American Capital Ventures, Inc.	Consultant
Mar 2011	Common Stock	300,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Mar 2011	Common Stock	25,479	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Apr 2011	Common Stock	26,557	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Apr 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
May 2011	Common Stock	155,556	$35,000	Section 4 (2) *	Market Update Network Corp.	Vendor
May 2011	Common Stock	27,059	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
May 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jun 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jun 2011	Common Stock	33,569	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
July 2011	Common Stock	41,827	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
July 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Aug 2011	Common Stock	55,081	$6,000	Section 4 (2) *	Beckerman Public Relations	Investor relations
Aug 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Sep 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Oct 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Nov 2011	Common Stock	150,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jan 2012	Common Stock	300,000	Monthly services per contract	Section 4 (2) *	Seahawk Capital Partners, Inc.	Investor relations
Jan 2012	Common Stock	1,333,333	$200,000	Section 4 (2) *	Seahawk Capital Partners, Inc.	Financing finder's fee
		14,387,441

* We believe this investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

** We issued a common stock purchase warrant to Advisor Associates, Inc. a consultant, pursuant to an agreement to provide us with financial services. In accordance with the agreement, which extended until May 31, 2010, we issued Advisor Associates a warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.001 per share. The warrant was immediately exercisable upon issuance.

II-4

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

The following exhibits are filed as part of, or incorporated by reference into this registration statement:

Exhibit Number	Description of Exhibit(1)

1.1	Placement Agency Agreement, dated May 5, 2009, by and between Generex Biotechnology Corporation and Rodman & Renshaw (incorporated by reference to Exhibit 1.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on May 18, 2009)

1.2	Placement Agency Agreement, dated June 8, 2009, by and between Generex Biotechnology Corporation and Midtown Partners & Co., LLC and amendments dated August 5, August 18, and September 11, 2009 (incorporated by reference to Exhibit 1.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on September 15, 2009)

1.3	Amendment dated as of April 7, 2010 to Placement Agent Agreement attached as Exhibit 1.2 hereto (incorporated by reference .reference to Exhibit 1.2 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on April 8, 2010)

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1.4	Placement Agency Agreement dated September 11, 2009, by and between Generex Biotechnology Corporation and Maxim Group LLC. (incorporated by reference to Exhibit 1.2 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on September 15, 2009)

2	Agreement and Plan of Merger among Generex Biotechnology Corporation, Antigen Express, Inc. and AGEXP Acquisition Inc. (incorporated by reference to Exhibit 2.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on August 15, 2003)

3(i)(a)	Restated Certificate of Incorporation of Generex Biotechnology Corporation (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on October 26, 2009)

3(i)(b)	Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on July 11, 2011).

3(i)(c)	Certificate of Designation of Preferences, Rights and Limitations of Series B 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on form 8-K filed on February 1, 2012).

3(ii)	Amended and Restated By-Laws of Generex Biotechnology Corporation (incorporated by reference to Exhibit 3.2(ii) to Generex Biotechnology Corporation’s Report on Form 8-K filed December 5, 2007)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Registration Statement on Form S-1 (File No. 333-82667) filed on July 12, 1999)

4.2.1	Form of Securities Purchase Agreement entered into with Cranshire Capital, L.P.; Gryphon Partners, L.P.; Langley Partners, L.P.; Lakeshore Capital, Ltd.; LH Financial; Omicron Capital; Photon Fund, Ltd.; Howard Todd Horberg and Vertical Ventures, LLC dated May 29, 2003 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 10-Q/A for the quarter ended April 30, 2003 filed on August 13, 2003)

4.2.2	Form of Registration Rights Agreement entered into with Cranshire Capital, L.P.; Gryphon Partners, L.P.; Langley Partners, L.P.; Lakeshore Capital, Ltd.; LH Financial; Omicron Capital; Photon Fund, Ltd.; Howard Todd Horberg and Vertical Ventures, LLC dated May 29, 2003 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 10-Q/A for the quarter ended April 30, 2003 filed on August 13, 2003)

4.2.3	Form of Warrant granted to Cranshire Capital, L.P.; Gryphon Partners, L.P.; Langley Partners, L.P.; Lakeshore Capital, Ltd.; LH Financial; Omicron Capital; Photon Fund, Ltd.; Howard Todd Horberg and Vertical Ventures, LLC dated May 29, 2003 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 10-Q/A for the quarter ended April 30, 2003 filed on August 13, 2003)

4.3	Form of replacement Warrant issued to warrant holders exercising at reduced exercise price in May and June 2003 (incorporated by reference to Exhibit 4.13.7 to Generex Biotechnology Corporation’s Report on Form 10-K for the period ended July 31, 2003 filed on October 29, 2003)

4.4.1	Securities Purchase Agreement, dated December 19, 2003, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K/A filed on March 24, 2004)

4.4.2	Registration Rights Agreement, dated December 19, 2003, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K/A filed on March 24, 2004)

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4.4.3	Form of Warrant issued in connection with Exhibit 4.4.1 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K/A filed on March 24, 2004)

4.4.4	Form of Additional Investment Right issued in connection with Exhibit 4.4.1 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K/A filed on March 24, 2004)

4.5.1	Securities Purchase Agreement, dated January 7, 2004, by and between Generex Biotechnology Corporation and ICN Capital Limited (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.5.2	Registration Rights Agreement, dated January 7, 2004, by and between Generex Biotechnology Corporation and ICN Capital Limited (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.5.3	Warrant issued in connection with Exhibit 4.5.1 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.5.4	Additional Investment Right issued in connection with Exhibit 4.5.1 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.6.1	Securities Purchase Agreement, dated January 9, 2004, by and between Generex Biotechnology Corporation and Vertical Ventures, LLC (incorporated by reference to Exhibit 4.5 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.6.2	Registration Rights Agreement, dated January 9, 2004, by and between Generex Biotechnology Corporation and Vertical Ventures, LLC (incorporated by reference to Exhibit 4.6 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.6.3	Warrant issued in connection with Exhibit 4.6.1 (incorporated by reference to Exhibit 4.7 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.6.4	Additional Investment Right issued in connection with Exhibit 4.6.1 (incorporated by reference to Exhibit 4.8 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.1	Securities Purchase Agreement, dated February 6, 2004, by and between Generex Biotechnology Corporation and Alexandra Global Master Fund, Ltd. (incorporated by reference to Exhibit 4.9 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.2	Registration Rights Agreement, dated February 6, 2004, by and between Generex Biotechnology Corporation and Alexandra Global Master Fund, Ltd. (incorporated by reference to Exhibit 4.10 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.3	Warrant issued in connection with Exhibit 4.7.1 (incorporated by reference to Exhibit 4.11 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.4	Additional Investment Right issued in connection with Exhibit 4.7.1 (incorporated by reference to Exhibit 4.12 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.5	Escrow Agreement, dated February 26, 2004, by and among Generex Biotechnology Corporation, Eckert Seamans Cherin & Mellott, LLC and Alexandra Global Master Fund, Ltd. (incorporated by reference to Exhibit 4.13 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.8.1	Securities Purchase Agreement, dated February 11, 2004, by and between Generex Biotechnology Corporation and Michael Sourlis (incorporated by reference to Exhibit 4.14 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

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4.8.2	Registration Rights Agreement, dated February 11, 2004, by and between Generex Biotechnology Corporation and Michael Sourlis (incorporated by reference to Exhibit 4.15 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.8.3	Additional Investment Right issued in connection with Exhibit 4.8.1 (incorporated by reference to Exhibit 4.17 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.9.1	Securities Purchase Agreement, dated February 13, 2004, by and between Generex Biotechnology Corporation and Zapfe Holdings, Inc. (incorporated by reference to Exhibit 4.18 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.9.2	Registration Rights Agreement, dated February 13, 2004, by and between Generex Biotechnology Corporation and Zapfe Holdings, Inc. (incorporated by reference to Exhibit 4.19 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.9.3	Warrant issued in connection with Exhibit 4.9.1 (incorporated by reference to Exhibit 4.20 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.9.4	Additional Investment Right issued in connection with Exhibit 4.9.1 (incorporated by reference to Exhibit 4.21 Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.10.1	Securities Purchase Agreement, dated June 23, 2004, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on July 14, 2004)

4.10.2	Registration Rights Agreement, dated June 23, 2004, by and among Generex Biotechnology Corporation and the investors (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on July 14, 2004)

4.10.3	Form of Warrant issued in connection with Exhibit 4.10.1 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on July 14, 2004)

4.10.4	Form of Additional Investment Right issued in connection Exhibit 4.10.1 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on July 14, 2004)

4.11.1	Securities Purchase Agreement, dated November 10, 2004, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on November 12, 2004)

4.11.2	Form of 6% Secured Convertible Debenture issued in connection with Exhibit 4.11.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on November 12, 2004)

4.11.3	Registration Rights Agreement, dated November 10, 2004, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on November 12, 2004)

4.11.4	Form of Voting Agreement entered into in connection with Exhibit 4.11.1 (incorporated by reference to Exhibit 4.7 to Generex Biotechnology Corporation’s Report on Form 8-K filed on November 12, 2004)

4.12	Warrant issued to The Aethena Group, LLC on April 28, 2005 (incorporated by reference to Exhibit 4.20 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)

4.13.1	Amendment No. 4 to Securities Purchase Agreement and Registration Rights Agreement entered into by and between Generex Biotechnology Corporation and the Purchasers listed on the signature pages thereto on January 19, 2006 (incorporated by reference herein to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on January 20, 2006)

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4.13.2	Form of Additional AIRs issued in connection with Exhibit 4.13.1 (incorporated by reference herein to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on January 20, 2006)

4.14	Form of Warrant issued by Generex Biotechnology Corporation on January 23, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on January 24, 2006)

4.15.1	Agreement to Amend Warrants between Generex Biotechnology Corporation and Cranshire Capital L.P. dated February 27, 2006 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 28, 2006).

4.15.2	Agreement to Amend Warrants between Generex Biotechnology Corporation and Omicron Master Trust dated February 27, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 28, 2006)

4.15.3	Agreement to Amend Warrants between Generex Biotechnology Corporation and Iroquois Capital L.P. dated February 27, 2006 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 28, 2006)

4.15.4	Agreement to Amend Warrants between Generex Biotechnology Corporation and Smithfield Fiduciary LLC dated February 27, 2006 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 28, 2006)

4.15.5	Form of Warrant issued by Generex Biotechnology Corporation on February 27, 2006 (incorporated by reference to Exhibit 4.26 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

4.16.1	Agreement to Amend Additional Investment Right between Generex Biotechnology Corporation and Cranshire Capital, L.P. dated February 28, 2006 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2006)

4.16.2	Agreement to Amend Additional Investment Right between Generex Biotechnology Corporation and Omicron Master Trust dated February 28, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2006)

4.16.3	Agreement to Amend Additional Investment Right between Generex Biotechnology Corporation and Iroquois Capital LP dated February 28, 2006 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2006)

4.16.4	Agreement to Amend Additional Investment Right between Generex Biotechnology Corporation and Smithfield Fiduciary LLC dated February 28, 2006 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2006)

4.16.5	Form of Additional AIR Debenture issued by Generex Biotechnology Corporation on February 28, 2006 (incorporated by reference to Exhibit 4.31 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

4.16.6	Form of Additional AIR Warrant issued by Generex Biotechnology Corporation on February 28, 2006 (incorporated by reference to Exhibit 4.32 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

4.17.1	Form of Agreement to Amend Warrants between Generex Biotechnology Corporation and the Investors dated March 6, 2006 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 7, 2006)

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4.17.2	Form of Warrant issued by Generex Biotechnology Corporation on March 6, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 7, 2006)

4.18	Warrant issued by Generex Biotechnology Corporation on April 17, 2006 to Zapfe Holdings, Inc. (incorporated by reference to Exhibit 4.33 to Generex Biotechnology Corporation’s Report on Form 10-Q filed on June 14, 2006)

4.19	Form of Warrant issued by Generex Biotechnology Corporation on April 17, 2006 to certain employees (incorporated by reference to Exhibit 4.34 to Generex Biotechnology Corporation’s Report on Form 10-Q filed on June 14, 2006)

4.20.1	Securities Purchase Agreement entered into by and between Generex Biotechnology Corporation and four Investors on June 1, 2006 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 2, 2006)

4.20.2	Form of Warrant issued by Generex Biotechnology Corporation on June 1, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 2, 2006)

4.21.1	Form of Amendment to Outstanding Warrants (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 2, 2006)

4.21.2	Form of Warrant issued by Generex Biotechnology Corporation on June 1, 2006 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 2, 2006)

4.22.1	Securities Purchase Agreement, dated as of March 31, 2008 among the Registrant and each of the purchasers named therein (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 2, 2008)

4.22.2	Form of 8% Secured Convertible Note, as amended (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Registration Statement (333-150562) on Form S-3 filed on April 30, 2008)

4.22.3	Form of Series A Warrant, as amended (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Registration Statement on Form S-3 (333-150562) filed on April 30, 2008)

4.22.4	Form of Series A-1 Warrant, as amended (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Registration Statement on Form S-3 (333-150562) filed on April 30, 2008)

4.22.5	Form of Series B Warrant, as amended (incorporated by reference to Exhibit 4.5 to Generex Biotechnology Corporation’s Registration Statement on Form S-3 (333-150562) filed on April 30, 2008)

4.22.6	Form of Series C Warrant, as amended (incorporated by reference to Exhibit 4.6 to Generex Biotechnology Corporation’s Registration Statement on Form S-3 (333-150562) filed on April 30, 2008)

4.22.7	Registration Rights Agreement, dated March 31, 2008, among Registrant and each of the purchasers under Securities Purchase Agreement (incorporated by reference to Exhibit 4.7 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 2, 2008)

4.22.8	Security Agreement (incorporated by reference to Exhibit 4.8 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 2, 2008)

4.22.9	Form of Guaranty (incorporated by reference to Exhibit 4.9 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 2, 2008)

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4.23	Form of Securities Purchase Agreement, date May 15, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering (incorporated by reference to Exhibit 1.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on May 18, 2009)

4.24.1	Form of Securities Purchase Agreement, dated June 15, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 16, 2009)

4.24.2	Form of Warrant issued in connection with Exhibit 4.24.1 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 16, 2009)

4.24.3	Form of Warrant issued to Midtown Partners & Co., LLC in connection with Exhibit 4.24.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 16, 2009)

4.25.1	Form of Securities Purchase Agreement, dated August 6, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 6, 2009)

4.25.2	Form of Warrant issued in connection with Exhibit 4.25.1 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 6, 2009)

4.25.3	Form of Warrant issued to Midtown Partners & Co., LLC in connection with Exhibit 4.25.1 (incorporated by reference to Exhibit 4.28 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 6, 2009)

4.26.1	Form of Securities Purchase Agreement, dated September 11, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on September 15, 2009)

4.26.2	Form of Warrant issued in connection with Exhibit 4.26.1 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on September 15, 2009)

4.26.3	Form of Warrant issued to Midtown Partners & Co., LLC and Maxim Group LLC in connection with Exhibit 4.26.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on September 15, 2009)

4.27.1	Common Stock Purchase Agreement dated April 7, 2010 by and between Generex Biotechnology Corporation and Seaside 88, LP. (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 8, 2010)

4.27.2	First Amendment to Common Stock Purchase Agreement dated April 28, 2010 by and between Generex Biotechnology Corporation and Seaside 88, LP. (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 29, 2010)

4.27.3	Form of Warrant issued to Midtown Partners & Co., LLC in connection with Exhibit 4.27.1 hereto (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 8, 2010)

4.28.1	Form of Securities Purchase Agreement dated January 24, 2011 by and between Generex Biotechnology Corporation and the investors (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on January 25, 2011).

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4.28.2	Form of Warrant issued to the investors in connection with Exhibit 4.28.1 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on January 25, 2011).

4.28.3	Amendment to Purchase Agreement dated March 25, 2011 (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on March 30, 2011).

4.28.4	Second Amendment to Purchase Agreement dated April 13, 2011 (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on April 14, 2011).

4.29.1	Form of Securities Purchase Agreement, dated July 8, 2011, by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on July 11, 2011).

4.29.2	Form of Common Stock Warrant issued in connection with Exhibit 4.29.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on July 11, 2011).

4.30.1	Form of Securities Purchase Agreement, dated January 31, 2012, by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on February 1, 2012).

4.30.2	Form of Common Stock Warrant issued in connection with Exhibit 4.30.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 1, 2012).

4.30.3	Form of Registration Rights Agreement by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 1, 2012)

5.1	Opinion of Eckert Seamans Cherin & Mellott, LLC**

9	Form of Voting Agreement entered into in connection with Exhibit 4.11.1 (incorporated by reference to Exhibit 4.7 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on November 12, 2004)

10.1	Stock Option Agreement by and between Generex Biotechnology Corporation and Peter G. Amanatides to purchase 100,000 shares of Common Stock at the exercise price of $0.56 per share (incorporated by reference to Exhibit 10.3 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.2	Stock Option Agreement by and between Generex Biotechnology Corporation and John P. Barratt to purchase 100,000 shares of Common Stock at the exercise price of $0.56 per share (incorporated by reference to Exhibit 10.4 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.3	Stock Option Agreement by and between Generex Biotechnology Corporation and Brian T. McGee to purchase 100,000 shares of Common Stock at the exercise price of $0.56 per share (incorporated by reference to Exhibit 10.5 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.4	Stock Option Agreement by and between Generex Biotechnology Corporation and John P. Barratt to purchase 35,714 shares of Common Stock at the exercise price of $0.001 per share (incorporated by reference to Exhibit 10.6 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

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10.5	Stock Option Agreement by and between Generex Biotechnology Corporation and Brian T. McGee to purchase 35,714 shares of Common Stock at the exercise price of $0.001 per share (incorporated by reference to Exhibit 10.7 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.6	Stock Option Agreement by and between Generex Biotechnology Corporation and Gerald Bernstein, M.D. to purchase 100,000 shares of Common Stock at the exercise price of $0.61 per share (incorporated by reference to Exhibit 10.8 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.7	Stock Option Agreement by and between Generex Biotechnology Corporation and Mark Fletcher to purchase 250,000 shares of Common Stock at the exercise price of $0.61 per share (incorporated by reference to Exhibit 10.9 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.8	Stock Option Agreement by and between Generex Biotechnology Corporation and Mark A. Fletcher to purchase 470,726 shares of Common Stock at the exercise price of $0.001 per share (incorporated by reference to Exhibit 10.12 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.9	Employment Agreement by and between Generex Biotechnology Corporation and Gerald Bernstein M.D. (incorporated by reference to Exhibit 10.16 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.10	1998 Stock Option Plan (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Registration Statement on Form S-1 (File No. 333-82667) filed on July 12, 1999)*

10.11	2000 Stock Option Plan (incorporated by reference to Exhibit 4.3.2 to Generex Biotechnology Corporation’s Annual Report on Form 10-K filed on October 30, 2000)*

10.12	Amended 2001 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on December 15, 2003)*

10.13	2006 Stock Plan (incorporated by reference to Annex A to Generex Biotechnology Corporation’s Proxy Statement for the Annual Meeting of Stockholders held on May 30, 2006)*

10.14	Stockholders Agreement among Generex Biotechnology Corporation and the former holders of capital stock of Antigen Express, Inc. (incorporated by reference to Exhibit 10.4 to Generex Biotechnology Corporation’s Annual Report on Form 10-K filed on October 29, 2003)

10.15	Form of Warrant issued by Generex Biotechnology Corporation on April 17, 2006 to certain employees (incorporated by reference to Exhibit 4.34 to Generex Biotechnology Corporation’s Report on Form 10-Q filed on June 14, 2006)*

10.16	Quotation for Contract Manufacturing of Oral-lyn™ entered into between Generex Biotechnology Corporation and Cardinal Health PTS, LLC on June 20, 2006 (subject to confidential treatment) (incorporated by reference to Exhibit 10.25 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on February 14, 2007)

10.17	Quotation Amendment for Contract Manufacturing of Oral-lyn™ entered into between Generex Biotechnology Corporation and Cardinal Health PTS, LLC on August 18, 2006 (subject to confidential treatment) (incorporated by reference to Exhibit 10.26 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

10.18	Clinical Supply Agreement entered into between Generex Biotechnology Corporation and Cardinal Health PTS, LLC on September 6, 2006 (subject to confidential treatment) (incorporated by reference to Exhibit 10.27 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

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10.19	Form of Restricted Stock Agreement for awards to executive officers of Generex Biotechnology Corporation under the Generex Biotechnology Corporation 2006 Stock Plan (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 23, 2007)*

10.20	Summary of Employment Terms for Anna Gluskin effective as of January 1, 2006 (incorporated by reference to Exhibit 10.28 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on November 28, 2007)*

10.21	Summary of Employment Terms for Rose Perri effective as of January 1, 2006 (incorporated by reference to Exhibit 10.29 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on November 28, 2007)*

10.22	Summary of Employment Terms for Mark A. Fletcher effective as of April 21, 2003 (incorporated by reference to Exhibit 10.30 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on November 28, 2007)*

10.23	Employment Agreement between Generex Biotechnology Corporation and Gerald Bernstein, M.D., effective as of April 1, 2002 (incorporated by reference to Exhibit 10.31 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on November 28, 2007)*

10.24	Form of Consent and Waiver Agreement entered into with Cranshire Capital, L.P., Portside Growth and Opportunity Fund and, Smithfield Fiduciary LLC (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 1, 2008)

10.25	Form of Consent and Waiver Agreement entered into with Rockmore Investment Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 1, 2008)

10.26	Form of Consent and Waiver Agreement entered into with the Iroquois Funds (incorporated by reference to Exhibit 10.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 1, 2008)

10.27	Form of separate Agreements entered into with each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC and Iroquois Capital Opportunity Fund, LP on December 22, 2008 (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on December 23, 2008)

10.28	Form of Agreement entered into with Iroquois Master Fund Ltd. on December 22, 2008 (incorporated by reference to Exhibit 10.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on December 23, 2008)

10.29	Form of separate Letter Agreements dated as of February 13, 2009 and entered into by and between Generex Biotechnology Corporation and each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC, Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP. (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 17, 2009)

10.30	Form of Forbearance and Amendment Agreement dated as of February 27, 2009 and entered into by and between Generex Biotechnology Corporation and each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC, Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP. (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 2, 2009)

10.31	At Market Offering Issuance Agreement dated October 14, 2009 entered into between Generex Biotechnology Corporation and Wm Smith & Co, LLC (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on October 15, 2009)

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10.32	Recombinant Human Insulin Active Ingredient Manufacturing and Supply Agreement entered into on December 7, 2009 by and between Generex Biotechnology Corporation and Sanofi-Aventis Deutschland GmbH (subject to confidential treatment) (incorporated by reference to Exhibit 10.2 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on December 11, 2009)

10.33	Summary of Compensation Arrangements with Executive Officers and Directors as of March 25, 2011 (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).

10.34	Incentive Stock Option Grant Agreement dated March 9, 2010 by and between Generex Biotechnology Corporation and Mark A. Fletcher (incorporated by reference to Exhibit 10.4 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 11, 2010)*

10.35	Nonqualified Stock Option Grant Agreement dated March 9, 2010 by and between Generex Biotechnology Corporation and Brian McGee (incorporated by reference to Exhibit 10.5 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 11, 2010)*

10.36	Nonqualified Stock Option Grant Agreement dated March 9, 2010 by and between Generex Biotechnology Corporation and John P. Barratt (incorporated by reference to Exhibit 10.6 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 11, 2010)*

10.37	Nonqualified Stock Option Grant Agreement dated March 9, 2010 by and between Generex Biotechnology Corporation and Nola Masterson (incorporated by reference to Exhibit 10.7 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 11, 2010).*

10.38	Amendment to the Employment Terms for Mark A. Fletcher, dated September 29, 2010 (incorporated by reference to Exhibit 10.46 to Generex Biotechnology Corporation’s Annual Report on Form 10-K filed on October 14, 2010).*

10.39	Limited Liability Company Ownership Interest Purchase Agreement by and among Generex Biotechnology Corporation, Global Medical Direct, LLC and Joseph Corso, Jr., Robert S. Shea and Mark Franz (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on October 12, 2010)

10.40	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and John P. Barratt (incorporated by reference to Exhibit 10.4 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.41	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Mark A. Fletcher (incorporated by reference to Exhibit 10.5 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.42	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and John P. Barratt (incorporated by reference to Exhibit 10.6 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.43	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and David Brusegard (incorporated by reference to Exhibit 10.7 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.44	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Stephen Fellows (incorporated by reference to Exhibit 10.8 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.45	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Mark A. Fletcher (incorporated by reference to Exhibit 10.9 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

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10.46	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Nola E. Masterson (incorporated by reference to Exhibit 10.10 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.47	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Brian T. McGee (incorporated by reference to Exhibit 10.11 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to Generex Biotechnology Corporation’s Annual Report on Form 10-K filed on October 14, 2011)**

23.1	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1)**

23.2	Consent of MSCM LLP, independent registered public accounting firm**

24	Power of Attorney**

*	Management contract or management compensatory plan or arrangement.

**	Previously filed.

(1)	In the case of incorporation by reference to documents filed by the Registrant under the Exchange Act, the Registrant’s file number under the Exchange Act is 000-25169.

Item 17. Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on March 26, 2012.

GENEREX BIOTECHNOLOGY CORPORATION

By:	/s/ Mark A. Fletcher
Mark A. Fletcher
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Fletcher	President and Chief Executive Officer and General	March 26, 2012
Mark A. Fletcher	Counsel (Principal Executive Officer)

/s/ Stephen Fellows	Acting Chief Financial Officer	March 26, 2012
Stephen Fellows	(Principal Financial and Accounting Officer)

/s/ Mark A. Fletcher*	Director	March 26, 2012
Brian T. McGee

/s/ Mark A. Fletcher*	Chairman of the Board of Directors	March 26, 2012
John P. Barratt

/s/ Mark A. Fletcher*	Director	March 26, 2012
Nola E. Masterson

/s/ Mark A. Fletcher*	Director	March 26, 2012
James Anderson

/s/ Mark A. Fletcher*	Director	March 26, 2012
Eric von Hofe

* By power of attorney

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EXHIBIT INDEX

The following exhibits are filed as part of, or incorporated by reference into this registration statement.

Exhibit Number	Description of Exhibit(1)

1.1	Placement Agency Agreement, dated May 5, 2009, by and between Generex Biotechnology Corporation and Rodman & Renshaw (incorporated by reference to Exhibit 1.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on May 18, 2009)

1.2	Placement Agency Agreement, dated June 8, 2009, by and between Generex Biotechnology Corporation and Midtown Partners & Co., LLC and amendments dated August 5, August 18, and September 11, 2009 (incorporated by reference to Exhibit 1.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on September 15, 2009)

1.3	Amendment dated as of April 7, 2010 to Placement Agent Agreement attached as Exhibit 1.2 hereto (incorporated by reference .reference to Exhibit 1.2 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on April 8, 2010)

1.4	Placement Agency Agreement dated September 11, 2009, by and between Generex Biotechnology Corporation and Maxim Group LLC. (incorporated by reference to Exhibit 1.2 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on September 15, 2009)

2	Agreement and Plan of Merger among Generex Biotechnology Corporation, Antigen Express, Inc. and AGEXP Acquisition Inc. (incorporated by reference to Exhibit 2.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on August 15, 2003)

3(i)(a)	Restated Certificate of Incorporation of Generex Biotechnology Corporation (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on October 26, 2009)

3(i)(b)	Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on July 11, 2011).

3(i)(c)	Certificate of Designation of Preferences, Rights and Limitations of Series B 9% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Generex Biotechnology Corporation’s Current Report on form 8-K filed on February 1, 2012).

3(ii)	Amended and Restated By-Laws of Generex Biotechnology Corporation (incorporated by reference to Exhibit 3.2(ii) to Generex Biotechnology Corporation’s Report on Form 8-K filed December 5, 2007)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Registration Statement on Form S-1 (File No. 333-82667) filed on July 12, 1999)

4.2.1	Form of Securities Purchase Agreement entered into with Cranshire Capital, L.P.; Gryphon Partners, L.P.; Langley Partners, L.P.; Lakeshore Capital, Ltd.; LH Financial; Omicron Capital; Photon Fund, Ltd.; Howard Todd Horberg and Vertical Ventures, LLC dated May 29, 2003 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 10-Q/A for the quarter ended April 30, 2003 filed on August 13, 2003)

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4.2.2	Form of Registration Rights Agreement entered into with Cranshire Capital, L.P.; Gryphon Partners, L.P.; Langley Partners, L.P.; Lakeshore Capital, Ltd.; LH Financial; Omicron Capital; Photon Fund, Ltd.; Howard Todd Horberg and Vertical Ventures, LLC dated May 29, 2003 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 10-Q/A for the quarter ended April 30, 2003 filed on August 13, 2003)

4.2.3	Form of Warrant granted to Cranshire Capital, L.P.; Gryphon Partners, L.P.; Langley Partners, L.P.; Lakeshore Capital, Ltd.; LH Financial; Omicron Capital; Photon Fund, Ltd.; Howard Todd Horberg and Vertical Ventures, LLC dated May 29, 2003 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 10-Q/A for the quarter ended April 30, 2003 filed on August 13, 2003)

4.3	Form of replacement Warrant issued to warrant holders exercising at reduced exercise price in May and June 2003 (incorporated by reference to Exhibit 4.13.7 to Generex Biotechnology Corporation’s Report on Form 10-K for the period ended July 31, 2003 filed on October 29, 2003)

4.4.1	Securities Purchase Agreement, dated December 19, 2003, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K/A filed on March 24, 2004)

4.4.2	Registration Rights Agreement, dated December 19, 2003, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K/A filed on March 24, 2004)

4.4.3	Form of Warrant issued in connection with Exhibit 4.4.1 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K/A filed on March 24, 2004)

4.4.4	Form of Additional Investment Right issued in connection with Exhibit 4.4.1 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K/A filed on March 24, 2004)

4.5.1	Securities Purchase Agreement, dated January 7, 2004, by and between Generex Biotechnology Corporation and ICN Capital Limited (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.5.2	Registration Rights Agreement, dated January 7, 2004, by and between Generex Biotechnology Corporation and ICN Capital Limited (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.5.3	Warrant issued in connection with Exhibit 4.5.1 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.5.4	Additional Investment Right issued in connection with Exhibit 4.5.1 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.6.1	Securities Purchase Agreement, dated January 9, 2004, by and between Generex Biotechnology Corporation and Vertical Ventures, LLC (incorporated by reference to Exhibit 4.5 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.6.2	Registration Rights Agreement, dated January 9, 2004, by and between Generex Biotechnology Corporation and Vertical Ventures, LLC (incorporated by reference to Exhibit 4.6 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.6.3	Warrant issued in connection with Exhibit 4.6.1 (incorporated by reference to Exhibit 4.7 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.6.4	Additional Investment Right issued in connection with Exhibit 4.6.1 (incorporated by reference to Exhibit 4.8 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

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4.7.1	Securities Purchase Agreement, dated February 6, 2004, by and between Generex Biotechnology Corporation and Alexandra Global Master Fund, Ltd. (incorporated by reference to Exhibit 4.9 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.2	Registration Rights Agreement, dated February 6, 2004, by and between Generex Biotechnology Corporation and Alexandra Global Master Fund, Ltd. (incorporated by reference to Exhibit 4.10 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.3	Warrant issued in connection with Exhibit 4.7.1 (incorporated by reference to Exhibit 4.11 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.4	Additional Investment Right issued in connection with Exhibit 4.7.1 (incorporated by reference to Exhibit 4.12 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.7.5	Escrow Agreement, dated February 26, 2004, by and among Generex Biotechnology Corporation, Eckert Seamans Cherin & Mellott, LLC and Alexandra Global Master Fund, Ltd. (incorporated by reference to Exhibit 4.13 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.8.1	Securities Purchase Agreement, dated February 11, 2004, by and between Generex Biotechnology Corporation and Michael Sourlis (incorporated by reference to Exhibit 4.14 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.8.2	Registration Rights Agreement, dated February 11, 2004, by and between Generex Biotechnology Corporation and Michael Sourlis (incorporated by reference to Exhibit 4.15 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.8.3	Additional Investment Right issued in connection with Exhibit 4.8.1 (incorporated by reference to Exhibit 4.17 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.9.1	Securities Purchase Agreement, dated February 13, 2004, by and between Generex Biotechnology Corporation and Zapfe Holdings, Inc. (incorporated by reference to Exhibit 4.18 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.9.2	Registration Rights Agreement, dated February 13, 2004, by and between Generex Biotechnology Corporation and Zapfe Holdings, Inc. (incorporated by reference to Exhibit 4.19 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.9.3	Warrant issued in connection with Exhibit 4.9.1 (incorporated by reference to Exhibit 4.20 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.9.4	Additional Investment Right issued in connection with Exhibit 4.9.1 (incorporated by reference to Exhibit 4.21 Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2004)

4.10.1	Securities Purchase Agreement, dated June 23, 2004, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on July 14, 2004)

4.10.2	Registration Rights Agreement, dated June 23, 2004, by and among Generex Biotechnology Corporation and the investors (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on July 14, 2004)

4.10.3	Form of Warrant issued in connection with Exhibit 4.10.1 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on July 14, 2004)

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4.10.4	Form of Additional Investment Right issued in connection Exhibit 4.10.1 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on July 14, 2004)

4.11.1	Securities Purchase Agreement, dated November 10, 2004, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on November 12, 2004)

4.11.2	Form of 6% Secured Convertible Debenture issued in connection with Exhibit 4.11.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on November 12, 2004)

4.11.3	Registration Rights Agreement, dated November 10, 2004, by and among Generex Biotechnology Corporation and the investors named therein (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on November 12, 2004)

4.11.4	Form of Voting Agreement entered into in connection with Exhibit 4.11.1 (incorporated by reference to Exhibit 4.7 to Generex Biotechnology Corporation’s Report on Form 8-K filed on November 12, 2004)

4.12	Warrant issued to The Aethena Group, LLC on April 28, 2005 (incorporated by reference to Exhibit 4.20 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)

4.13.1	Amendment No. 4 to Securities Purchase Agreement and Registration Rights Agreement entered into by and between Generex Biotechnology Corporation and the Purchasers listed on the signature pages thereto on January 19, 2006 (incorporated by reference herein to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on January 20, 2006)

4.13.2	Form of Additional AIRs issued in connection with Exhibit 4.13.1 (incorporated by reference herein to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on January 20, 2006)

4.14	Form of Warrant issued by Generex Biotechnology Corporation on January 23, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on January 24, 2006)

4.15.1	Agreement to Amend Warrants between Generex Biotechnology Corporation and Cranshire Capital L.P. dated February 27, 2006 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 28, 2006).

4.15.2	Agreement to Amend Warrants between Generex Biotechnology Corporation and Omicron Master Trust dated February 27, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 28, 2006)

4.15.3	Agreement to Amend Warrants between Generex Biotechnology Corporation and Iroquois Capital L.P. dated February 27, 2006 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 28, 2006)

4.15.4	Agreement to Amend Warrants between Generex Biotechnology Corporation and Smithfield Fiduciary LLC dated February 27, 2006 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 28, 2006)

4.15.5	Form of Warrant issued by Generex Biotechnology Corporation on February 27, 2006 (incorporated by reference to Exhibit 4.26 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

4.16.1	Agreement to Amend Additional Investment Right between Generex Biotechnology Corporation and Cranshire Capital, L.P. dated February 28, 2006 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2006)

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4.16.2	Agreement to Amend Additional Investment Right between Generex Biotechnology Corporation and Omicron Master Trust dated February 28, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2006)

4.16.3	Agreement to Amend Additional Investment Right between Generex Biotechnology Corporation and Iroquois Capital LP dated February 28, 2006 (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2006)

4.16.4	Agreement to Amend Additional Investment Right between Generex Biotechnology Corporation and Smithfield Fiduciary LLC dated February 28, 2006 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 1, 2006)

4.16.5	Form of Additional AIR Debenture issued by Generex Biotechnology Corporation on February 28, 2006 (incorporated by reference to Exhibit 4.31 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

4.16.6	Form of Additional AIR Warrant issued by Generex Biotechnology Corporation on February 28, 2006 (incorporated by reference to Exhibit 4.32 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

4.17.1	Form of Agreement to Amend Warrants between Generex Biotechnology Corporation and the Investors dated March 6, 2006 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 7, 2006)

4.17.2	Form of Warrant issued by Generex Biotechnology Corporation on March 6, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 7, 2006)

4.18	Warrant issued by Generex Biotechnology Corporation on April 17, 2006 to Zapfe Holdings, Inc. (incorporated by reference to Exhibit 4.33 to Generex Biotechnology Corporation’s Report on Form 10-Q filed on June 14, 2006)

4.19	Form of Warrant issued by Generex Biotechnology Corporation on April 17, 2006 to certain employees (incorporated by reference to Exhibit 4.34 to Generex Biotechnology Corporation’s Report on Form 10-Q filed on June 14, 2006)

4.20.1	Securities Purchase Agreement entered into by and between Generex Biotechnology Corporation and four Investors on June 1, 2006 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 2, 2006)

4.20.2	Form of Warrant issued by Generex Biotechnology Corporation on June 1, 2006 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 2, 2006)

4.21.1	Form of Amendment to Outstanding Warrants (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 2, 2006)

4.21.2	Form of Warrant issued by Generex Biotechnology Corporation on June 1, 2006 (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 2, 2006)

4.22.1	Securities Purchase Agreement, dated as of March 31, 2008 among the Registrant and each of the purchasers named therein (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 2, 2008)

4.22.2	Form of 8% Secured Convertible Note, as amended (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Registration Statement (333-150562) on Form S-3 filed on April 30, 2008)

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4.22.3	Form of Series A Warrant, as amended (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Registration Statement on Form S-3 (333-150562) filed on April 30, 2008)

4.22.4	Form of Series A-1 Warrant, as amended (incorporated by reference to Exhibit 4.4 to Generex Biotechnology Corporation’s Registration Statement on Form S-3 (333-150562) filed on April 30, 2008)

4.22.5	Form of Series B Warrant, as amended (incorporated by reference to Exhibit 4.5 to Generex Biotechnology Corporation’s Registration Statement on Form S-3 (333-150562) filed on April 30, 2008)

4.22.6	Form of Series C Warrant, as amended (incorporated by reference to Exhibit 4.6 to Generex Biotechnology Corporation’s Registration Statement on Form S-3 (333-150562) filed on April 30, 2008)

4.22.7	Registration Rights Agreement, dated March 31, 2008, among Registrant and each of the purchasers under Securities Purchase Agreement (incorporated by reference to Exhibit 4.7 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 2, 2008)

4.22.8	Security Agreement (incorporated by reference to Exhibit 4.8 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 2, 2008)

4.22.9	Form of Guaranty (incorporated by reference to Exhibit 4.9 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 2, 2008)

4.23	Form of Securities Purchase Agreement, date May 15, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering (incorporated by reference to Exhibit 1.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on May 18, 2009)

4.24.1	Form of Securities Purchase Agreement, dated June 15, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 16, 2009)

4.24.2	Form of Warrant issued in connection with Exhibit 4.24.1 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 16, 2009)

4.24.3	Form of Warrant issued to Midtown Partners & Co., LLC in connection with Exhibit 4.24.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on June 16, 2009)

4.25.1	Form of Securities Purchase Agreement, dated August 6, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 6, 2009)

4.25.2	Form of Warrant issued in connection with Exhibit 4.25.1 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 6, 2009)

4.25.3	Form of Warrant issued to Midtown Partners & Co., LLC in connection with Exhibit 4.25.1 (incorporated by reference to Exhibit 4.28 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 6, 2009)

4.26.1	Form of Securities Purchase Agreement, dated September 11, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on September 15, 2009)

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4.26.2	Form of Warrant issued in connection with Exhibit 4.26.1 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on September 15, 2009)

4.26.3	Form of Warrant issued to Midtown Partners & Co., LLC and Maxim Group LLC in connection with Exhibit 4.26.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on September 15, 2009)

4.27.1	Common Stock Purchase Agreement dated April 7, 2010 by and between Generex Biotechnology Corporation and Seaside 88, LP. (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 8, 2010)

4.27.2	First Amendment to Common Stock Purchase Agreement dated April 28, 2010 by and between Generex Biotechnology Corporation and Seaside 88, LP. (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 29, 2010)

4.27.3	Form of Warrant issued to Midtown Partners & Co., LLC in connection with Exhibit 4.27.1 hereto (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on April 8, 2010)

4.28.1	Form of Securities Purchase Agreement dated January 24, 2011 by and between Generex Biotechnology Corporation and the investors (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on January 25, 2011).

4.28.2	Form of Warrant issued to the investors in connection with Exhibit 4.28.1 (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on January 25, 2011).

4.28.3	Amendment to Purchase Agreement dated March 25, 2011 (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on March 30, 2011).

4.28.4	Second Amendment to Purchase Agreement dated April 13, 2011 (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on April 14, 2011).

4.29.1	Form of Securities Purchase Agreement, dated July 8, 2011, by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on July 11, 2011).

4.29.2	Form of Common Stock Warrant issued in connection with Exhibit 4.29.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on July 11, 2011).

4.30.1	Form of Securities Purchase Agreement, dated January 31, 2012, by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on February 1, 2012).

4.30.2	Form of Common Stock Warrant issued in connection with Exhibit 4.30.1 (incorporated by reference to Exhibit 4.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 1, 2012).

4.30.3	Form of Registration Rights Agreement by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 1, 2012)

5.1	Opinion of Eckert Seamans Cherin & Mellott, LLC**

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9	Form of Voting Agreement entered into in connection with Exhibit 4.11.1 (incorporated by reference to Exhibit 4.7 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on November 12, 2004)

10.1	Stock Option Agreement by and between Generex Biotechnology Corporation and Peter G. Amanatides to purchase 100,000 shares of Common Stock at the exercise price of $0.56 per share (incorporated by reference to Exhibit 10.3 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.2	Stock Option Agreement by and between Generex Biotechnology Corporation and John P. Barratt to purchase 100,000 shares of Common Stock at the exercise price of $0.56 per share (incorporated by reference to Exhibit 10.4 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.3	Stock Option Agreement by and between Generex Biotechnology Corporation and Brian T. McGee to purchase 100,000 shares of Common Stock at the exercise price of $0.56 per share (incorporated by reference to Exhibit 10.5 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.4	Stock Option Agreement by and between Generex Biotechnology Corporation and John P. Barratt to purchase 35,714 shares of Common Stock at the exercise price of $0.001 per share (incorporated by reference to Exhibit 10.6 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.5	Stock Option Agreement by and between Generex Biotechnology Corporation and Brian T. McGee to purchase 35,714 shares of Common Stock at the exercise price of $0.001 per share (incorporated by reference to Exhibit 10.7 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.6	Stock Option Agreement by and between Generex Biotechnology Corporation and Gerald Bernstein, M.D. to purchase 100,000 shares of Common Stock at the exercise price of $0.61 per share (incorporated by reference to Exhibit 10.8 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.7	Stock Option Agreement by and between Generex Biotechnology Corporation and Mark Fletcher to purchase 250,000 shares of Common Stock at the exercise price of $0.61 per share (incorporated by reference to Exhibit 10.9 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.8	Stock Option Agreement by and between Generex Biotechnology Corporation and Mark A. Fletcher to purchase 470,726 shares of Common Stock at the exercise price of $0.001 per share (incorporated by reference to Exhibit 10.12 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.9	Employment Agreement by and between Generex Biotechnology Corporation and Gerald Bernstein M.D. (incorporated by reference to Exhibit 10.16 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 14, 2005)*

10.10	1998 Stock Option Plan (incorporated by reference to Exhibit 4.3 to Generex Biotechnology Corporation’s Registration Statement on Form S-1 (File No. 333-82667) filed on July 12, 1999)*

10.11	2000 Stock Option Plan (incorporated by reference to Exhibit 4.3.2 to Generex Biotechnology Corporation’s Annual Report on Form 10-K filed on October 30, 2000)*

10.12	Amended 2001 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on December 15, 2003)*

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10.13	2006 Stock Plan (incorporated by reference to Annex A to Generex Biotechnology Corporation’s Proxy Statement for the Annual Meeting of Stockholders held on May 30, 2006)*

10.14	Stockholders Agreement among Generex Biotechnology Corporation and the former holders of capital stock of Antigen Express, Inc. (incorporated by reference to Exhibit 10.4 to Generex Biotechnology Corporation’s Annual Report on Form 10-K filed on October 29, 2003)

10.15	Form of Warrant issued by Generex Biotechnology Corporation on April 17, 2006 to certain employees (incorporated by reference to Exhibit 4.34 to Generex Biotechnology Corporation’s Report on Form 10-Q filed on June 14, 2006)*

10.16	Quotation for Contract Manufacturing of Oral-lyn™ entered into between Generex Biotechnology Corporation and Cardinal Health PTS, LLC on June 20, 2006 (subject to confidential treatment) (incorporated by reference to Exhibit 10.25 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on February 14, 2007)

10.17	Quotation Amendment for Contract Manufacturing of Oral-lyn™ entered into between Generex Biotechnology Corporation and Cardinal Health PTS, LLC on August 18, 2006 (subject to confidential treatment) (incorporated by reference to Exhibit 10.26 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

10.18	Clinical Supply Agreement entered into between Generex Biotechnology Corporation and Cardinal Health PTS, LLC on September 6, 2006 (subject to confidential treatment) (incorporated by reference to Exhibit 10.27 to Generex Biotechnology Corporation’s Report on Form 10-K filed on October 16, 2006)

10.19	Form of Restricted Stock Agreement for awards to executive officers of Generex Biotechnology Corporation under the Generex Biotechnology Corporation 2006 Stock Plan (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 23, 2007)*

10.20	Summary of Employment Terms for Anna Gluskin effective as of January 1, 2006 (incorporated by reference to Exhibit 10.28 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on November 28, 2007)*

10.21	Summary of Employment Terms for Rose Perri effective as of January 1, 2006 (incorporated by reference to Exhibit 10.29 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on November 28, 2007)*

10.22	Summary of Employment Terms for Mark A. Fletcher effective as of April 21, 2003 (incorporated by reference to Exhibit 10.30 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on November 28, 2007)*

10.23	Employment Agreement between Generex Biotechnology Corporation and Gerald Bernstein, M.D., effective as of April 1, 2002 (incorporated by reference to Exhibit 10.31 to Generex Biotechnology Corporation’s Report on Form 10-K/A filed on November 28, 2007)*

10.24	Form of Consent and Waiver Agreement entered into with Cranshire Capital, L.P., Portside Growth and Opportunity Fund and, Smithfield Fiduciary LLC (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 1, 2008)

10.25	Form of Consent and Waiver Agreement entered into with Rockmore Investment Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 1, 2008)

10.26	Form of Consent and Waiver Agreement entered into with the Iroquois Funds (incorporated by reference to Exhibit 10.3 to Generex Biotechnology Corporation’s Report on Form 8-K filed on August 1, 2008)

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10.27	Form of separate Agreements entered into with each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC and Iroquois Capital Opportunity Fund, LP on December 22, 2008 (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on December 23, 2008)

10.28	Form of Agreement entered into with Iroquois Master Fund Ltd. on December 22, 2008 (incorporated by reference to Exhibit 10.2 to Generex Biotechnology Corporation’s Report on Form 8-K filed on December 23, 2008)

10.29	Form of separate Letter Agreements dated as of February 13, 2009 and entered into by and between Generex Biotechnology Corporation and each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC, Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP. (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on February 17, 2009)

10.30	Form of Forbearance and Amendment Agreement dated as of February 27, 2009 and entered into by and between Generex Biotechnology Corporation and each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC, Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP. (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on March 2, 2009)

10.31	At Market Offering Issuance Agreement dated October 14, 2009 entered into between Generex Biotechnology Corporation and Wm Smith & Co, LLC (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on October 15, 2009)

10.32	Recombinant Human Insulin Active Ingredient Manufacturing and Supply Agreement entered into on December 7, 2009 by and between Generex Biotechnology Corporation and Sanofi-Aventis Deutschland GmbH (subject to confidential treatment) (incorporated by reference to Exhibit 10.2 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on December 11, 2009)

10.33	Summary of Compensation Arrangements with Executive Officers and Directors as of March 25, 2011 (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).

10.34	Incentive Stock Option Grant Agreement dated March 9, 2010 by and between Generex Biotechnology Corporation and Mark A. Fletcher (incorporated by reference to Exhibit 10.4 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 11, 2010)*

10.35	Nonqualified Stock Option Grant Agreement dated March 9, 2010 by and between Generex Biotechnology Corporation and Brian McGee (incorporated by reference to Exhibit 10.5 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 11, 2010)*

10.36	Nonqualified Stock Option Grant Agreement dated March 9, 2010 by and between Generex Biotechnology Corporation and John P. Barratt (incorporated by reference to Exhibit 10.6 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 11, 2010)*

10.37	Nonqualified Stock Option Grant Agreement dated March 9, 2010 by and between Generex Biotechnology Corporation and Nola Masterson (incorporated by reference to Exhibit 10.7 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 11, 2010).*

10.38	Amendment to the Employment Terms for Mark A. Fletcher, dated September 29, 2010 (incorporated by reference to Exhibit 10.46 to Generex Biotechnology Corporation’s Annual Report on Form 10-K filed on October 14, 2010).*

10.39	Limited Liability Company Ownership Interest Purchase Agreement by and among Generex Biotechnology Corporation, Global Medical Direct, LLC and Joseph Corso, Jr., Robert S. Shea and Mark Franz (incorporated by reference to Exhibit 10.1 to Generex Biotechnology Corporation’s Report on Form 8-K filed on October 12, 2010)

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10.40	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and John P. Barratt (incorporated by reference to Exhibit 10.4 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.41	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Mark A. Fletcher (incorporated by reference to Exhibit 10.5 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.42	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and John P. Barratt (incorporated by reference to Exhibit 10.6 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.43	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and David Brusegard (incorporated by reference to Exhibit 10.7 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.44	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Stephen Fellows (incorporated by reference to Exhibit 10.8 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.45	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Mark A. Fletcher (incorporated by reference to Exhibit 10.9 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.46	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Nola E. Masterson (incorporated by reference to Exhibit 10.10 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

10.47	Nonqualified Stock Option Grant Agreement dated March 25, 2011 by and between Generex Biotechnology Corporation and Brian T. McGee (incorporated by reference to Exhibit 10.11 to Generex Biotechnology Corporation’s Quarterly Report on Form 10-Q filed on June 3, 2011).*

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to Generex Biotechnology Corporation’s Annual Report on Form 10-K filed on October 14, 2011)**

23.1	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1)**

23.2	Consent of MSCM LLP, independent registered public accounting firm**

24	Power of Attorney**

*	Management contract or management compensatory plan or arrangement.

**	Previously filed.

(1)	In the case of incorporation by reference to documents filed by the Registrant under the Exchange Act, the Registrant’s file number under the Exchange Act is 000-25169.

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